Filed Pursuant to Rule 424(b)(3)
Registration No. 333-152760

Up to 35,000,000 common shares of beneficial interest offered to the public

United Development Funding IV is a Maryland real estate investment trust formed on May 28, 2008 primarily to generate current interest income by investing in secured loans and producing profits from investments in residential real estate.

We are offering and selling to the public a maximum of 25,000,000 common shares of beneficial interest for $20 per share. We are also offering up to 10,000,000 common shares of beneficial interest to be issued pursuant to our distribution reinvestment plan for $20 per share. We reserve the right to reallocate the common shares of beneficial interest we are offering between the primary offering and our distribution reinvestment plan. The net proceeds of our offering will be invested in secured loans and other real estate assets. You must purchase at least 50 shares for $1,000 if you are purchasing through an IRA or other qualified account. If you are not purchasing through a qualified account, you must purchase at least 125 shares for $2,500; provided, however, that investors in Tennessee must purchase at least 250 shares for $5,000.

The Offering:

	Price to Public	Selling Commissions	Dealer Manager Fees	Proceeds to United Development Funding IV
Primary Offering
Per Share	$20.00	$1.30	$0.70	$18.00
Total Maximum	$500,000,000	$32,500,000	$17,500,000	$450,000,000
Distribution Reinvestment Plan
Per Share	$20.00	$—	$—	$20.00
Total Maximum	$200,000,000	$—	$—	$200,000,000

The shares are being offered to investors on a reasonable best efforts basis, which means the dealer manager will use its reasonable best efforts to sell the shares offered hereby but is not required to sell any specific number or dollar amount of shares and does not have a firm commitment or obligation to purchase any of the offered shares. No selling commissions or dealer manager fees will be paid with respect to shares sold pursuant to our distribution reinvestment plan. We expect that at least 84.47% of the gross offering proceeds raised will be available for our use in secured loans and other real estate assets. This offering will terminate on or before November 12, 2012 unless extended by our board of trustees as permitted under applicable law or extended with respect to the shares offered under the distribution reinvestment plan.

Investing in our shares involves a high degree of risk. You should purchase our shares only if you can afford a complete loss of your investment. See the “Risk Factors” section beginning on page 30 of this prospectus. The most significant risks relating to your investment include the following:

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No public market currently exists for our common shares of beneficial interest and we do not currently intend to list our shares on a national securities exchange. Our shares cannot be readily sold and, if you are able to sell your shares, you would likely have to sell them at a substantial discount.

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Prior to this offering, we had no operating history nor established financing sources. We are considered a “blind pool” because we have not identified all of the secured loans or real estate investments to originate or acquire, as the case may be, with proceeds from this offering. You will not have the opportunity to evaluate our future loans or investments prior to their origination or purchase. You must rely totally upon our advisor’s ability to select our investments.

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If we raise substantially less than the maximum offering, we may not be able to invest in a diverse portfolio of secured loans and real estate investments and the value of your investment may fluctuate more widely with the performance of specific investments.

•	Our board of trustees may change the methods of implementing our investment policies without shareholder approval, which could alter the nature of your investment.

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We are obligated to pay substantial fees to our advisor and its affiliates, some of which are payable based upon factors other than the quality of services provided to us and regardless of our profitability. Our advisor and its affiliates face conflicts of interest such as competing demands upon their time, their involvement with other entities and the allocation of opportunities among affiliated entities and us. Our agreements with our advisor and its affiliates will not be determined by arm’s-length negotiations.

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We may incur substantial debt, which could hinder our ability to pay distributions to our shareholders or could decrease the value of your investment in the event that income from, or the value of, the property securing such debt falls.

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We may not qualify as a real estate investment trust (REIT) in a given taxable year. If we were to fail to qualify as a REIT in any taxable year, we would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, and we may be disqualified from being taxed as a REIT for the four taxable years following the year during which qualification was lost, unless entitled to relief under certain statutory provisions.

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In the event we do not have enough cash to make distributions, we may borrow, use proceeds from this offering, issue additional securities or sell assets in order to fund distributions. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any; or (3) jeopardize our ability to qualify as a REIT.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. No one is authorized to make any statement about this offering different from those that appear in this prospectus. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence that may flow from an investment in this offering is not permitted.

The shares are being offered by Realty Capital Securities, LLC, the exclusive dealer manager for this offering, and select members of the Financial Industry Regulatory Authority (FINRA) on a reasonable best efforts basis. The dealer manager and soliciting dealers are not required to sell or purchase any specific number or dollar amount of shares but will use their reasonable best efforts to sell the shares offered hereby.

The date of this prospectus is April 27, 2012

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SUITABILITY STANDARDS

General

An investment in United Development Funding IV involves significant risk. An investment in our shares is only suitable for persons who have adequate financial means, desire a long-term investment and who will not need immediate liquidity from their investment. Persons who meet this standard and seek to diversify their personal portfolios with a real estate-based investment, seek to receive current interest income and who are able to hold their investment for an indefinite period of time are most likely to benefit from an investment in us. On the other hand, because we cannot guarantee you current income, we caution persons who require guaranteed income or immediate liquidity not to consider an investment in us as meeting these needs.

In consideration of these factors, we have established suitability standards for initial shareholders and subsequent purchasers of shares from our investors. These suitability standards require that both initial purchasers of shares and subsequent purchasers of shares from our investors have, excluding the value of a purchaser’s home, furnishings and automobiles, (a) a gross annual income of at least $70,000 and a net worth of at least $70,000, or (b) a net worth of at least $250,000.

You must purchase at least 50 shares for $1,000 if you are purchasing through an IRA or other qualified account. If you are not purchasing through a qualified account, you must purchase at least 125 shares for $2,500; provided however, that investors in Tennessee must purchase at least 250 shares for $5,000. You may not transfer shares in an amount less than the minimum purchase requirement. In addition, you may not transfer, fractionalize or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs. You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended (Internal Revenue Code). Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an IRA should read carefully the section of this prospectus captioned “Investment by Tax-Exempt Entities and ERISA Considerations.”

After you have purchased the minimum investment, all additional purchases must be in amounts of not less than 50 shares ($1,000), except for purchases of shares pursuant to our distribution reinvestment plan, which may be in lesser amounts.

Several states have established suitability requirements that are more stringent than the standards that we have established and described above. Investors in California must have, excluding the value of a purchaser’s home, furnishings and automobiles, (a) a gross annual income of at least $70,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000. Investors in Massachusetts must have, excluding the value of a purchaser’s home, furnishings and automobiles, a gross annual income of at least $85,000 and a net worth of at least $330,000. Investors in Tennessee must have, excluding the value of a purchaser’s home, furnishings and automobiles, (a) a gross annual income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $500,000. Investors in California, Kentucky, Missouri, Ohio, Oregon and Pennsylvania must have a liquid net worth of at least ten times their investment in our shares. Investors in Alabama and Iowa must have a liquid net worth of at least ten times their investment in our shares and other similar programs. Investors in Michigan and Ohio must have a liquid net worth of at least ten times their investment in our shares and securities of affiliated programs. Net worth is to be determined excluding the value of a purchaser’s home, furnishings and automobiles. It also is recommended by the Office of the Kansas Securities Commissioner and the Massachusetts Securities Division that investors in Kansas and Massachusetts should limit their aggregate investment in our shares and other similar investments to not more than 10% of their liquid net worth. For investors in Kansas, liquid net worth is defined as that portion of the investor’s total net worth which consists of cash, cash equivalents and readily marketable securities.

Because the minimum offering of our shares was less than $70 million, Pennsylvania investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds.

In the case of sales to fiduciary accounts, the suitability standards must be met by one of the following: (1) the fiduciary account, (2) the person who directly or indirectly supplied the funds for the purchase of the shares or (3) the beneficiary of the account. These suitability standards are intended to help ensure that an investment in our shares is an appropriate investment, given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares.

Our sponsor, the dealer manager, soliciting dealers and registered investment advisers or others recommending the purchase of shares in this offering are required to:

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make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor based on information provided by such investor to the soliciting dealer, including such investor’s age, investment objectives, investment experience, income, net worth, financial situation and other investments held by such investor; and

•	maintain records for at least six years of the information used to determine that an investment in our shares is suitable and appropriate for each investor.

In making this determination, our sponsor, the dealer manager, your soliciting dealer or registered investment adviser or others recommending the purchase of shares in this offering will, based on a review of the information provided by you, consider whether you:

•	meet the minimum income and net worth standards established by us;

•	can reasonably benefit from an investment in our shares based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•	have an apparent understanding of:

—	the fundamental risks of an investment in our shares;

—	the risk that you may lose your entire investment;

—	the lack of liquidity of our shares;

—	the restrictions on transferability of our shares;

—	the background and qualifications of our advisor; and

—	the tax consequences of an investment in our shares.

Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the USA PATRIOT Act) and related acts, the shares offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “Unacceptable Investor,” which means anyone who is:

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a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

•	acting on behalf of, or an entity owned or controlled by, any government against whom the United States maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•	within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

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a person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

PROSPECTUS SUMMARY

This prospectus summary highlights selected information contained elsewhere in this prospectus. See also the “Questions and Answers About this Offering” section immediately following this summary. This section and the “Questions and Answers About this Offering” section do not contain all of the information that is important to your decision whether to invest in our common shares of beneficial interest. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements.

United Development Funding IV

United Development Funding IV is a Maryland real estate investment trust formed on May 28, 2008 that qualified as a real estate investment trust (REIT) under federal tax law beginning with the taxable year ended December 31, 2010. We were formed primarily to generate current interest income by investing in secured loans and producing profits from investments in residential real estate. We intend to derive a significant portion of our income by originating, purchasing, participating in and holding for investment secured loans made directly by us or indirectly through our affiliates to persons and entities for the acquisition and development of parcels of real property as single-family residential lots, and the construction of model and new single-family homes, including development of mixed-use master planned residential communities. We also intend to make direct investments in land for development into single-family lots, new and model homes and portfolios of finished lots and homes; provide credit enhancements to real estate developers, homebuilders, land bankers and other real estate investors (such credit enhancements may take the form of a loan guarantee, the pledge of assets, a letter of credit or an inter-creditor agreement provided by us to a third-party lender for the benefit of a borrower and is intended to enhance the creditworthiness of the borrower, thereby affording the borrower credit at terms it would otherwise be unable to obtain); purchase participations in, or finance for other real estate investors the purchase of, securitized real estate loan pools and discounted cash flows secured by state, county, municipal or other similar assessments levied on real property. We also may enter into joint ventures with unaffiliated real estate developers, homebuilders, land bankers and other real estate investors, or with other United Development Funding-sponsored programs, to originate or acquire, as the case may be, the same kind of secured loans or real estate investments we may originate or acquire directly.

We commenced our initial public offering of common shares of beneficial interest on November 12, 2009. As of December 31, 2011, we had accepted subscriptions and issued an aggregate of 7,405,564 common shares of beneficial interest, consisting of 7,219,309 shares that have been issued in exchange for gross proceeds of approximately $144.4 million and another 186,255 shares issued in accordance with our distribution reinvestment plan for gross proceeds of approximately $3.7 million. As of December 31, 2011, 17,780,691 shares remained available for sale to the public pursuant to our offering. We will sell our common shares of beneficial interest in our offering until the earlier of November 12, 2012, unless extended by our board of trustees as permitted under applicable law, or the date on which the maximum amount has been sold.

Our office is located at The United Development Funding Building, Suite 100, 1301 Municipal Way, Grapevine, Texas 76051. Our telephone number is (214) 370-8960 or (800) 859-9338, and our fax number is (469) 916-0695. We sometimes refer to United Development Funding IV as UDF IV in this prospectus.

A website also is maintained for us and affiliates of our advisor at www.udfonline.com that contains information about us and affiliates of our advisor. The contents of that website are not incorporated by reference in or otherwise made a part of this prospectus.

Our Advisor

UMTH General Services, L.P., a Delaware limited partnership (UMTH GS), is our advisor and is responsible for managing our affairs on a day-to-day basis. Our advisor has engaged UMTH Land Development, L.P., a Delaware limited partnership (UMTH LD), as our asset manager. The asset manager has organized an

Investment Committee with the principal function of overseeing the investment and finance activities of the United Development Funding programs managed and advised by our advisor and UMTH LD. The Investment Committee, our advisor and our asset manager oversees, and provides our board of trustees recommendations regarding, our investments and finance transactions, management, policies and guidelines, and reviews investment transaction structures and terms, investment underwriting, investment collateral, investment performance, investment risk management, and our capital structure at both the entity and asset level.

Our Management

We operate under the direction of our trustees, the members of which are accountable to us and our shareholders as fiduciaries. Currently, we have five trustees, Hollis M. Greenlaw, Phillip K. Marshall, Scot W. O’Brien, J. Heath Malone and Steven J. Finkle. Mr. Marshall, Mr. Malone and Mr. Finkle are each independent of our advisor and its affiliates. Our declaration of trust, which requires that a majority of our trustees be independent of us, our advisor, or any of our or our advisor’s affiliates, provides that our independent trustees must approve each investment proposed by our advisor or any of its affiliates, are responsible for reviewing the performance of our advisor and must approve other matters set forth in our declaration of trust. See the “Conflicts of Interest — Certain Conflict Resolution Procedures” section of this prospectus. Our trustees are elected annually by the shareholders. Although we have executive officers who manage our operations, we do not have any paid employees. For biographical information regarding each of our executive officers and trustees, please see the section of this prospectus entitled, “Management — Executive Officers and Trustees.”

Our REIT Status

As a REIT, we generally will not be subject to federal income tax on income that we distribute to our shareholders. Under the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their taxable income, excluding income from operations or sales through a taxable REIT subsidiary, or TRS. If we fail to qualify for taxation as a REIT in any year, our income for that year will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four years following the year of our failure to qualify as a REIT unless we are entitled to relief under certain statutory provisions. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Our Dealer Manager

Realty Capital Securities, LLC (Realty Capital Securities), member FINRA/SIPC, is based in Boston, Massachusetts and serves as the exclusive dealer manager for this offering. Realty Capital Securities’ sales, operational and executive management teams have extensive experience in financial services and provide expertise in product distribution, marketing and educational initiatives aimed at the direct investment industry. Realty Capital Securities is not affiliated with us, our advisor or our advisor’s affiliates.

Terms of the Offering

We are offering to the public a maximum of 25,000,000 common shares of beneficial interest through select members of FINRA. The shares are being offered at a price of $20 per share with discounts available to certain categories of purchasers. We also are offering 10,000,000 shares for sale pursuant to our distribution reinvestment plan at a price of $20 per share. Therefore, a total of 35,000,000 shares are being registered in this offering. We reserve the right to reallocate the common shares of beneficial interest registered in this offering between the primary offering and the distribution reinvestment plan.

We will offer shares until the earlier of November 12, 2012 or the date we sell all $500 million worth of shares in our primary offering; provided, however, that we may extend this offering as permitted by applicable law; provided, further, that notwithstanding the foregoing, our board of trustees may terminate this offering at any time. Our board of trustees also may elect to extend the offering period for the shares sold pursuant to our distribution reinvestment plan, in which case participants in the plan will be notified. This offering must be registered, or exempt from registration, in every state in which we offer or sell shares. Generally, such registrations are effective for one year. Therefore, we may have to stop selling shares in any state in which the registration is not renewed annually.

The shares are being offered by Realty Capital Securities, the exclusive dealer manager for this offering, and select members of FINRA on a reasonable best efforts basis, which means the dealer manager and soliciting dealers will only be required to use their reasonable best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares.

We hold all subscription proceeds in a deposit account in our name until investors are admitted as shareholders. The deposit account is subject to a control agreement among us, the dealer manager and the bank where the deposit account is maintained, which control agreement provides, among other things, that no funds may be withdrawn by us if the dealer manager gives notice that one of the conditions to the dealer manager’s obligations set forth in the amended and restated dealer manager agreement, dated November 10, 2009, as amended from time to time (Dealer Manager Agreement) between us and the dealer manager is not satisfied or waived. We intend to admit new investors at least monthly and oftentimes more frequently. Each time new investors are admitted, we hold their investment proceeds in our account until we withdraw the funds for the acquisition of secured loans, to make other investments or for the payment of fees and expenses.

Summary Risk Factors

An investment in our common shares of beneficial interest is subject to significant risks that are described in more detail in the “Risk Factors” and “Conflicts of Interest” sections of this prospectus. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives and, therefore, you may lose some or all of your investment. The following is a summary of the risks that we believe are most relevant to an investment in our shares:

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There is no public trading market for the shares, and we do not expect one to develop; therefore, it will be difficult for you to sell your shares. In addition, we do not have a fixed liquidation date. Furthermore, our declaration of trust imposes substantial restrictions on the transfer of shares, and you may not own more than 9.8% of the value of our outstanding shares or more than 9.8% of the number or value, whichever is more restrictive, of our outstanding common shares, unless exempted by our board of trustees. Even if you are able to sell your shares, you will likely have to sell them at a substantial discount.

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Our board of trustees arbitrarily set the offering price of our shares, and this price bears no relationship to the book or net value of our assets or to our expected operating income. To assist fiduciaries in discharging their obligations under the Employee Retirement Income Security Act of 1974, as amended (ERISA), we intend to provide our shareholders annual estimates of the current value of a common share of beneficial interest. Until eighteen months after the completion of this and any subsequent offering of our shares, we intend to use the offering price of shares in our most recent primary offering as the estimated value of a common share of beneficial interest (unless we have made special distributions to shareholders of net proceeds from our assets, in which case the estimated value of a share will equal the offering price less the amount of those special distributions constituting a return of capital). This valuation method is not likely to result in an estimated per share value that accurately reflects the proceeds you would receive upon liquidation or upon the sale of your shares. In addition, this per share valuation method is not designed to arrive at a valuation that is related to any individual or aggregated value estimates or appraisals of the value of our assets.

•	The prior performance of real estate programs sponsored by our advisor and its affiliates may not be an indication of our future results.

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This is considered a “blind pool” offering because we have not yet identified all of the loans or other investments that we intend to originate or purchase. You will not have the opportunity to evaluate our future loans or other investments prior to their origination or purchase. You must rely totally upon the ability of our advisor and parties engaged by our advisor to select our investments.

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We may suffer from delays in locating suitable investments, particularly as a result of the current economic environment and capital constraints, which could adversely affect the return on your investment.

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We intend to make loans and provide credit enhancements to affiliates of our advisor. Our advisor will have a conflict of interest in determining whether any such loan or credit enhancement transaction is in our best interests. Moreover, our advisor may recommend that we make a loan or provide a credit enhancement to one of its affiliates in connection with a development in which such affiliates of our advisor hold an interest instead of another development in which affiliates of the advisor do not hold an interest. See “Risk Factors — Risks Related to Conflicts of Interest — Our advisor and its affiliates will have equity interests and/or profit participations in developments we finance and may have a greater incentive to make loans with respect to such developments and/or provide credit enhancements to preserve and/or enhance their economic interest in such development.”

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The number of investments that we will make and the diversification of those investments will be reduced to the extent that we sell less than the maximum offering of 35,000,000 shares. If we sell substantially less than the maximum offering, we will make fewer investments and the value of your investment may fluctuate more widely with the performance of those investments. There is a greater risk that you will lose money in your investment if we cannot diversify our portfolio.

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Our ability to achieve our investment objectives and to make distributions depends on the performance of our advisor for the day-to-day management of our business and our asset manager and its Investment Committee for the selection of our real estate properties, loans and other investments.

•	Our board of trustees may change the methods of implementing our investment policies without shareholder approval, which could alter the nature of your investment.

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We pay significant fees to our advisor and its affiliates, some of which are payable based upon factors other than the quality of services provided to us. These fees could influence our advisor’s advice to us as well as the judgment of affiliates of our advisor performing services for us.

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Our advisor and its affiliates face various conflicts of interest resulting from their activities with affiliated entities, such as conflicts related to allocating investments between us and other United Development Funding programs, conflicts related to any joint ventures between us and any such other programs and conflicts arising from time demands placed on our advisor or its affiliates in serving other United Development Funding programs. Such conflicts may not be resolved in our favor, which could cause our operating results to suffer.

•	If we fail to maintain the requirements to be taxed as a REIT, it would reduce the amount of income available for distribution and limit our ability to pay distributions to you.

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Real estate-related investments are subject to general downturns in the industry, as well as downturns in specific geographic areas. Because a material portion of our assets will be secured loans, the failure of a borrower to pay interest or repay a loan will have adverse consequences on our income. Increases in single-family mortgage interest rates could cause the number of homebuyers to decrease which would increase the likelihood of defaults on our loans and, consequently, reduce our ability to pay distributions to our shareholders. If the value of the underlying property declines due to market or other factors, it is likely that a property would be worth less than the secured balance on the property. As such, there may be greater risk of default by borrowers who enter into interest-only loans. In the event of a default, we would acquire the underlying collateral, which may have declined in value. In addition, there are significant costs and delays associated with the foreclosure process. Accordingly, we cannot guarantee that your investment will appreciate or that you will receive any cash distributions.

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We may incur substantial debt. We intend, when appropriate, to incur debt at the asset level. Asset level leverage will be determined by the anticipated term of the investment and the cash flow expected by the investment. Asset level leverage is expected to range from 0% to 90% of the asset value. In addition, we intend to incur debt at the fund level. Our board of trustees has adopted a policy to generally limit our fund level borrowings to 50% of the aggregate fair market value of our real estate properties or secured loans once we have invested a majority of the net proceeds of this offering and subsequent offerings, if any. However, we are permitted by our declaration of trust to borrow up to 300% of our net assets, and may borrow in excess of such amount if such excess borrowing is approved by a majority of our independent trustees and disclosed in our next quarterly report to shareholders, along with justification for such excess. Loans we obtain will likely be secured with recourse to all of our assets, which will put those assets at risk of forfeiture if we are unable to pay our debts.

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In the event we do not have enough cash to make distributions, we may borrow, use proceeds from this offering, issue additional securities or sell assets in order to fund distributions. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any; or (3) jeopardize our ability to qualify as a REIT.

Description of Investments

We derive a significant portion of our income by originating, purchasing, participating in and holding for investment secured loans made directly by us or indirectly through our affiliates to persons and entities for the acquisition and development of parcels of real property as single-family residential lots, and the construction of model and new single-family homes, including development of mixed-use master planned residential communities, typically with the loan allocation for any single asset in the range of $2.5 million to $15 million. In most cases, we obtain a first or subordinate lien on the underlying real property to secure our loans (mortgage loans), and we also may require a pledge of all of the equity ownership interests in the borrower entity itself as additional security for our loans. In instances where we do not have a lien on the underlying real property, we obtain a pledge of all of the equity ownership interests of the borrower entity itself to secure such loans (so-called “mezzanine loans”) and/or a pledge of the equity ownership interests of the developer entity or other parent entity that owns the borrower entity. We also may require a pledge of additional assets of the developer, including parcels of undeveloped and developed real property and/or the personal guarantees of principals or guarantees of operating entities in connection with our secured loans. We apply the same underwriting criteria and analysis of the underlying real property to all of our secured loans, regardless of how we decide to structure the secured loans. We may subordinate our loans to the terms of indebtedness from other lenders relating to the subject real property to allow our borrowers to avail themselves of additional land and lot acquisition and development financing at a lower total cost to the borrower than the cost of our loan, although we will not subordinate our loans to any debt or equity interest of our advisor, our sponsor or any of our trustees, or any of our affiliates.

In addition to our investments in secured loans, we make direct investments in land for development into single-family lots, model homes and finished lots and homes; however, we will not independently develop land or construct homes. In cases where we invest in land for the purpose of development, we engage an unaffiliated third-party developer, and we bear the cost of development and/or fund construction costs. When we acquire properties, we most often will do so through a special purpose entity formed for such purpose or a joint venture formed with a single-family residential developer, homebuilder, real estate developer or other real estate investor, with us providing equity and/or debt financing for the newly-formed entity. In limited circumstances, and in accordance with the federal tax rules for REITs and the exemptions from registration under the Investment Company Act of 1940, as amended (Investment Company Act), we may make equity investments through special purpose entities in land for development into single-family lots, new and model homes and finished lots. We also may enter into joint ventures with unaffiliated real estate developers, homebuilders, land bankers and other real estate investors, or with other United Development Funding-sponsored programs, to originate or acquire, as the case may be, the same kind of secured loans or real estate investments we may originate or acquire directly.

We also seek an increased return by entering into participation agreements with real estate developers, homebuilders or real estate investors or joint venture entities, or by providing credit enhancements for the benefit of other entities that are associated with residential real estate financing transactions. The participation agreements and credit enhancements may come in a variety of forms; participation agreements may take the form of profit agreements, ownership interests and participating loans, while credit enhancements may take the form of guarantees, pledges of assets, letters of credit and inter-creditor agreements. We also provide secured senior and subordinate lines of credit to real estate developers, homebuilders, land bankers and other real estate investors, including other United Development Funding-sponsored programs, for the purchase of finished lots and for the construction of single-family homes. Furthermore, we may purchase participations in, or finance for other real estate investors the purchase of, securitized real estate loan pools, including pools originated by our affiliates. We also may purchase participations in discounted cash flows secured by state, county, municipal or similar assessments levied on real property.

As of December 31, 2011, we had originated 50 loans (9 of which were repaid in full by the respective borrowers) with an aggregate principal amount of approximately $143.6 million. As of December 31, 2011, there are approximately $37.8 million of commitments to be funded, including approximately $12.3 million to related parties, under the terms of mortgage notes receivable and loan participation interests. During the years ended December 31, 2009, 2010 and 2011, we originated 0, 19 and 20 loans, respectively, purchased 0, 1 and 1 loans, respectively, and entered into 2, 5 and 2 participation interests, respectively.

Approximately 98% of the outstanding aggregate principal amount of mortgage notes originated by us as of December 31, 2011 are secured by properties located throughout Texas and approximately 2% are secured by properties located in Colorado. Approximately 67% of the outstanding aggregate principal amount of mortgage notes originated by us as of December 31, 2011 are secured by properties located in the Dallas, Texas area; approximately 20% are secured by properties located in the Austin, Texas area; approximately 8% are secured by properties located in the Houston, Texas area; approximately 3% are secured by properties located in the San Antonio, Texas area; and approximately 2% are secured by properties located in the Denver, Colorado area.

28 of the 41 loans outstanding as of December 31, 2011, representing approximately 66% of the aggregate principal amount of the outstanding loans, are secured by a first lien on the respective property; 7 of the 41 loans outstanding as of December 31, 2011, representing approximately 22% of the aggregate principal amount of the outstanding loans, are secured by a second lien on the respective property; 5 of the 41 loans outstanding as of December 31, 2011, representing approximately 12% of the aggregate principal amount of the outstanding loans, are secured by a pledge of some or all of the equity interests in the developer entity or other parent entity that owns the borrower entity; 2 of the 41 loans outstanding as of December 31, 2011, representing approximately 5% of the aggregate principal amount of the outstanding loans, are secured by reimbursements of development costs due to the developer under contracts with districts and cities; and 34 of the 41 loans outstanding as of December 31, 2011, representing approximately 91% of the aggregate principal amount of the outstanding loans, are secured by a guarantee of the principals or parent companies of the borrower in addition to the other collateral for the loan. 23 of the 41 loans outstanding as of December 31, 2011, representing approximately 42% of the aggregate principal amount of the outstanding loans, are made with respect to projects that are presently selling finished home lots to national public or regional private homebuilders, or are made with respect to a project in which one of these homebuilders holds an option to purchase the finished home lots and has made a significant forfeitable earnest money deposit. 5 of the 41 loans outstanding as of December 31, 2011, representing approximately 11% of the aggregate principal amount of the outstanding loans, are secured by multiple single-family residential communities.

As of December 31, 2011, we had two loans to borrowers that, individually, accounted for over 10% of the outstanding balance of our portfolio. These borrowers include (i) FH 295, LLC, an unaffiliated Texas limited liability company (FH 295), loans to which comprise approximately 11% of the outstanding balance of our portfolio, and (ii) CTMGT Williamsburg, LLC, an unaffiliated Texas limited liability company (CTMGT Williamsburg), loans to which comprise approximately 10% of the outstanding balance of our portfolio. FH 295 and CTMGT Williamsburg are affiliates of each other, and loans to affiliates of FH 295 and CTMGT Williamsburg comprise an additional 44% of the outstanding balance of our loan portfolio.

The interest rates payable range from 12% to 15% with respect to the outstanding participation agreements and notes receivable, including related party, as of December 31, 2011. The participation agreements have terms to maturity ranging from 9 to 27 months, while the notes receivable have terms ranging from 3 to 47 months.

Leverage

We use debt as a means of providing additional funds for the acquisition or origination of secured loans, acquisition of properties and the diversification of our portfolio. There is no limitation on the amount we may borrow for the purchase or origination of a single secured loan, the purchase of any individual property or other investment. Under our declaration of trust, the maximum amount of our indebtedness shall not exceed 300% of our net assets as of the date of any borrowing; however, we may exceed that limit if approved by a majority of our independent trustees and disclosed in our next quarterly report to shareholders, along with justification for such excess. In addition to our declaration of trust limitation, our board of trustees has adopted a policy to generally limit our fund level borrowings to 50% of the aggregate fair market value of our assets unless substantial justification exists that borrowing a greater amount is in our best interests. We have incurred fund level indebtedness in the form of revolving credit facilities permitting us to borrow up to an agreed-upon outstanding principal amount. Such debt is and will continue to be secured by a first priority lien upon all of our existing and future acquired assets. In addition, we have and will continue, when appropriate, to incur debt at the asset level. Asset level leverage is determined by the anticipated term of the investment and the cash flow expected by the investment. Asset level leverage is expected to range from 0% to 90% of the asset value. Our policy limitation, therefore, does not apply to individual real estate assets and only will apply once we have ceased raising capital under this or any subsequent offering and invested a majority of the net proceeds from such offerings. For a more detailed description of our borrowing policy, see “Investment Objectives and Criteria — Borrowing Policies.”

Estimated Use of Proceeds

We expect to invest at least 84.47% of the proceeds from this offering, including proceeds from the sale of shares pursuant to our distribution reinvestment plan, in secured loans and other real estate investments. The remaining proceeds will be used to pay fees and expenses of this offering, and fees and expenses related to the selection and acquisition of investments. A summary of the anticipated use of proceeds is set forth in the table below. For a more detailed discussion of our estimated use of proceeds, see the section of this prospectus captioned “Estimated Use of Proceeds.”

	Maximum Primary Offering (25,000,000 shares)(1)		Maximum Total Offering (35,000,000 shares)(1)
	Amount	Percent	Amount	Percent
Gross offering proceeds	$500,000,000	100.00%	$700,000,000	100.00%
Selling commissions(2)	32,500,000	6.50	32,500,000	4.64
Dealer manager fees(2)	17,500,000	3.50	17,500,000	2.50
Organization and offering expenses(3)	15,000,000	3.00	15,000,000	2.14

Amount available for investment	$435,000,000	87.00%	$635,000,000	90.71%

Acquisition and origination fees and expenses(4)	$12,669,903	2.53%	$18,495,146	2.64%

Amount estimated to be invested(5)	$422,330,097	84.47%	$616,504,854	88.07%

(1)	For purposes of this table, the maximum primary offering amounts assume that no purchases are made under our distribution reinvestment plan, and the maximum total offering amounts assume the sale of all 10,000,000 shares being offered under our distribution reinvestment plan.

(2)

We pay selling commissions of up to 6.5% and a dealer manager fee of up to 3.5%, each of which is based on the gross proceeds of the primary offering and payable to the dealer manager. The dealer manager will reallow all selling commissions, subject to federal and state securities laws, to the soliciting dealers who sold our common shares. The dealer manager, in its sole discretion, may reallow all or a portion of the dealer manager fee attributable to our common shares, subject to federal and state securities laws, sold by soliciting dealers participating in this offering. The selling commissions and dealer manager fee may be reduced for volume discounts and other circumstances or waived as further described in the “Plan of Distribution” section of this prospectus; however, for purposes of this table we have not assumed any such discounts or waivers. We do not pay selling commissions or dealer manager fees for shares issued pursuant to our distribution reinvestment plan.

(3)	Our advisor will pay any amount of origination and offering expense that exceeds 3% of the gross proceeds from our primary offering.

(4)	For purposes of this table, we have assumed that 87% of gross offering proceeds (or 90.71% of gross proceeds from the total offering which includes the maximum number of shares registered in respect of both the primary offering and the distribution reinvestment plan) are used to make loans or acquire other real estate assets and to pay the fees and expenses related to the selection and acquisition of such investments.

(5)	Includes amounts we expect to invest in secured loans and other real estate investments net of fees and expenses. We estimate that at least 84.47% of gross offering proceeds will be used to acquire secured loans and other real estate investments. The percentage of gross offering proceeds available to be invested may increase to 88.07% if our distribution reinvestment plan is fully subscribed.

Investment Objectives

Our investment objectives are:

•

to make, originate or acquire a participation interest in secured loans (first lien priority, junior lien priority and mezzanine loans secured by real estate and/or a pledge of the equity interest in the entity owning the real estate and/or pledges of other collateral including personal guarantees) for the acquisition of land and development of single-family lots, and the construction of model and new single-family homes, including development of mixed-use master planned residential communities, typically with the loan allocation for any single asset in the range of $2.5 million to $15 million;

•

to make direct investments in land for development into single-family lots, new and model homes and finished lots and homes and joint ventures with real estate developers, homebuilders, land bankers and other real estate investors;

•

to provide secured senior and subordinate lines of credit to real estate developers, homebuilders, land bankers and other real estate investors, including affiliated programs, for the purchase of finished lots and for the construction of single-family homes;

•

to provide credit enhancements to real estate developers, homebuilders, land bankers and other real estate investors who acquire real property, subdivide real property into single-family residential lots, acquire finished lots and/or build homes on such lots;

•	to purchase participations in, or finance for other real estate investors the purchase of, securitized real estate loan pools;

•

to purchase participations in, or finance for other real estate investors the purchase of, discounted cash flows secured by state, county, municipal or other similar assessments levied on real property;

•

to produce net interest income from the interest paid to us on secured loans, securitized loan pools and discounted cash flows that we originate, purchase or finance or in which we acquire a participation interest;

•	to produce investment income from equity investments that we make or in which we acquire a participation interest;

•	to produce a profitable fee from credit enhancements and other transaction fees;

•	to participate, through a direct or indirect interest in borrowers, in the profits earned by such borrowers through the underlying properties;

•	to maximize distributable cash to investors; and

•	to preserve, protect and return capital contributions.

See “Investment Objectives and Criteria” for a more complete description of our business and investment objectives.

Distribution Policy

To qualify as a REIT, we are required to make aggregate annual distributions to our shareholders of at least 90% of our annual taxable income (which does not necessarily equal net income as calculated in accordance with generally accepted accounting principles in the United States (GAAP)). Our board of trustees may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of trustees deems relevant. In the event we do not have enough cash to make distributions, we may borrow, use proceeds from this offering, issue additional securities or sell assets in order to fund distributions. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any; or (3) jeopardize our ability to qualify as a REIT. See the section of this prospectus captioned “Description of Shares — Distribution Policy and Distributions” for a description of our distributions.

Our board of trustees has authorized a distribution of our earnings to our shareholders of record beginning as of the close of business on each day of the period commencing on December 18, 2009 and ending on June 30, 2012. The distributions are calculated based on the number of days each shareholder has been a shareholder of record based on 365 days in the calendar year. For distributions declared for each record date in the December 2009 through June 2011 periods, our distribution rate was $0.0043836 per common share of beneficial interest, which is equal to an annualized distribution rate of 8.0%, assuming a purchase price of $20.00 per share. For distributions declared for each record date in the July 2011 through June 2012 periods, our distribution rate is $0.0044932 per common share of beneficial interest, which is equal to an annualized distribution rate of 8.2%, assuming a purchase price of $20.00 per share. These distributions of net income are aggregated and paid in cash monthly in arrears. Therefore, the distributions declared for each record date in the December 2009 through June 2012 periods are paid in January 2010 through July 2012, respectively. Distributions are paid on or about the 25th day of the respective month or, if the 25th day of the month falls on a weekend or bank holiday, on the next business day following the 25th day of the month. Distributions for shareholders participating in our distribution reinvestment plan are reinvested into our shares on the payment date of each distribution. See the section of this prospectus captioned “Description of Shares — Distribution Policy and Distributions” for a description of our distributions.

In addition, on September 8, 2010, our board of trustees authorized a special distribution to our shareholders of record as of the close of business on September 15, 2010. This special distribution was paid pro rata over all common shares of beneficial interest outstanding as of September 15, 2010 and was equal to $0.05 per common share of beneficial interest. This special distribution was paid in October 2010.

Furthermore, on September 8, 2010, our board of trustees authorized a special distribution to our shareholders of record as of the close of business on December 15, 2010. This special distribution was paid pro rata over all common shares of beneficial interest outstanding as of December 15, 2010 and was equal to $0.15 per common share of beneficial interest. This special distribution was paid in February 2011.

On March 10, 2011, our board of trustees authorized a special distribution to our shareholders of record as of the close of business on April 30, 2011. This special distribution was paid pro rata over all common shares of beneficial interest outstanding as of April 30, 2011 in an amount equal to $0.10 per common share of beneficial interest. This special distribution was paid in May 2011.

On June 27, 2011, our board of trustees authorized a special distribution to our shareholders of record as of the close of business on August 31, 2011. This special distribution was paid pro rata over all common shares of beneficial interest outstanding as of August 31, 2011 in an amount equal to $0.05 per common share of beneficial interest. This special distribution was paid in September 2011.

On March 1, 2012, our board of trustees authorized a special distribution to our shareholders of record as of the close of business on April 30, 2012. This special distribution will be paid pro rata over all common shares of beneficial interest outstanding as of April 30, 2012 in an amount equal to $0.05 per common share of beneficial interest. This special distribution will be paid in cash and DRIP shares in May 2012.

Listing

At this time, we have no intention to list our shares. We will seek to list our common shares of beneficial interest for trading on a national securities exchange when and if our independent trustees believe listing would be in the best interest of our shareholders. We do not anticipate that there will be any market for our common shares unless and until our shares are listed.

Conflicts of Interest

UMTH GS, as our advisor, experiences conflicts of interest in connection with the management of our business affairs, including the following:

•

The management personnel of our advisor, each of whom also makes investment decisions for other United Development Funding-sponsored programs, must determine which investment opportunities to recommend to us or another United Development Funding-sponsored program or joint venture and must determine how to allocate their time and other resources among us and the other United Development Funding-sponsored programs;

•	UMTH GS may structure the terms of joint ventures between us and other United Development Funding-sponsored programs;

•	Our advisor has retained UMTH LD, an affiliate of UMTH GS, as asset manager with respect to our investments; and

•

Our advisor and its affiliates will receive fees in connection with transactions involving the purchase, management and sale of our properties regardless of the quality of the property acquired or the services provided to us, and all of our agreements and arrangements with our advisor and its affiliates, including those relating to compensation, are not the result of arm’s length negotiations.

Our executive officers and at least one of our trustees also face these conflicts because of their affiliation with UMTH GS. In addition, the partners of UMT Holdings, L.P. (UMT Holdings), the parent company of our advisor, and UMTH GS have served as sponsors, officers, trustees or advisors to one or more of the prior real estate programs sponsored by our advisor or its affiliates over the last fifteen years, including two public real estate programs. Our executive officers and our advisor and its affiliates will experience conflicts of interest as they simultaneously perform services for us and other United Development Funding-sponsored programs.

United Development Funding III, L.P. (UDF III) and United Development Funding Land Opportunity Fund, L.P. (UDF LOF), which both have investment objectives and policies similar to ours, currently are pursuing additional mortgage and/or real estate investments and will continue to do so for the foreseeable future. These conflicts of interest could result in decisions that are not in our best interests. See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate a number of these potential conflicts.

The chart below shows, as of December 31, 2011, the relationship between our advisor and entities affiliated with our advisor. The address of each entity shown on the chart is The United Development Funding Building, 1301 Municipal Way, Grapevine, Texas 76051.

(1)	Todd F. Etter and Hollis M. Greenlaw each own one-half of the equity interests in UMT Services, Inc. (UMT Services). Messrs. Etter and Greenlaw and Michael K. Wilson serve as directors of UMT Services. UMT Services serves as general partner of UMTH GS, our advisor.

(2)	UMT Services serves as the general partner and owns 0.1% of the limited partnership interests in UMT Holdings. The remaining 99.9% of the limited partnership interests in UMT Holdings are held as follows as of December 31, 2011: Mr. Etter (30%), Mr. Greenlaw (30%), Craig A. Pettit (5%), Timothy J. Kopacka (4.84%), Michael K. Wilson (7.41%), Christine A. Griffin (1.95%), Cara D. Obert (4.82%), William E. Lowe (1.06%), Ben L. Wissink (10.09%) and Melissa H. Youngblood (4.83%).

(3)	UMT Services serves as the general partner and owns 0.1% of the limited partnership interests in each of UMTH GS and UMTH LD, our asset manager. UMT Holdings owns the remaining 99.9% of the limited partnership interests in each of UMTH GS and UMTH LD. UMTH LD also serves as the asset manager for United Development Funding, L.P. (UDF I) and United Development Funding II, L.P. (UDF II), each a Delaware limited partnership. In addition, UMTH LD serves as the general partner of United Development Funding III, L.P. (UDF III), a publicly registered Delaware limited partnership, and as the general partner and sole limited partner of UDF Land GenPar, LP, a Delaware limited partnership (UDF LGP). UDF LGP serves as the general partner of United Development Funding Land Opportunity Fund, L.P., a Delaware limited partnership (UDF LOF). UMTH LD also serves as the asset manager of UDF LOF.

(4)	United Development Funding, Inc. is owned 33.75% by each of Messrs. Greenlaw and Etter, 22.5% by Mr. Kopacka, and 10% by Ms. Griffin.

(5)	United Development Funding II, Inc. is owned 50% by each of Messrs. Etter and Greenlaw.

(6)	UMTH LD owns 100% of the general partnership and limited partnership interests in UDF LGP.

(7)	UMTH GS serves as the advisor for United Mortgage Trust (UMT), a Maryland real estate investment trust.

(8)	United Development Funding, Inc. serves as general partner for UDF I and owns a 0.02% general partnership interest, UMTH LD owns a 49.99% subordinated profits interest, and unaffiliated limited partners own the remaining 49.99% of the interests in UDF I. UDF I is a real estate finance company that engages in the business in which we engage and intend to continue to engage.

(9)	United Development Funding II, Inc. serves as general partner for UDF II and owns a 0.1% general partnership interest, UMTH LD owns a 49.95% subordinated profits interest, and unaffiliated limited partners own the remaining 49.95% of the interests in UDF II. UDF II is a real estate finance company that engages in the business in which we engage and intend to continue to engage.

(10)	UMTH LD holds a 0.01% general partner interest in UDF III. Approximately 8,900 limited partners as of December 31, 2011 own 99.99% of the limited partnership units of UDF III. UDF III is a real estate finance company that engages in the business in which we engage and intend to continue to engage.

(11)	UDF LGP holds a 0.01% general partnership interest in UDF LOF. UDF LGP also holds a subordinated profit participation interest in UDF LOF. The investors who purchased units in the private offering of UDF LOF own 99.9% of the limited partnership interests. As of December 31, 2011, approximately 590 limited partners held interests in UDF LOF. UDF LOF is a real estate finance company that engages in the business in which we engage and intend to continue to engage.

(12)	UMT Holdings owns 10,000 of our shares of beneficial interest as of December 31, 2011.

(13)	We own a 99.999% general partnership interest in UDF IV OP. UMTH LD owns a 0.001% limited partnership interest in UDF IV OP.

United Development Funding IV Operating Partnership, L.P.

We may own assets through United Development Funding IV Operating Partnership, L.P. (UDF IV OP), our operating partnership. We may, however, own assets directly, through subsidiaries of UDF IV OP or through other entities. We are the sole general partner of UDF IV OP and UMTH LD is the initial limited partner of UDF IV OP. Utilizing this UPREIT structure, the holders of units in UDF IV OP may have their units redeemed for cash or, at our option, our common shares, deferring any gain from their sale of assets to us until such time as their units are redeemed. At present, we have no plans to acquire any specific properties in exchange for units of UDF IV OP.

Prior Offering Summary

In addition to this offering, our advisors and its affiliates have served as sponsors, officers, trustees and advisors to five prior real estate programs over the last 15 years. As of December 31, 2011, approximately 13,200 investors invested an aggregate of approximately $625 million in these real estate programs. The “Prior Performance Summary” section of this prospectus contains a discussion of the programs sponsored by our advisor and its affiliates over the last 15 years. Certain statistical data relating to such programs with investment objectives similar to ours also is provided in the “Prior Performance Tables” included as Exhibit A to this prospectus. The prior performance of the programs previously sponsored by our advisor and its affiliates is not necessarily indicative of the results that we will achieve. Therefore, you should not assume that you will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.

Compensation to the Dealer Manager, and Our Advisor and Its Affiliates

The dealer manager and our advisor and its affiliates will receive compensation and fees for services relating to this offering and the investment, management and disposition of our assets. The most significant items of compensation are summarized in the following table:

Type of Compensation	Form of Compensation	Estimated Dollar Amount for Maximum Primary Offering (25,000,000 shares)(1)	Estimated Dollar Amount for Maximum Distribution Reinvestment Plan Offering (10,000,000 shares)(1)

Organizational and Offering Stage

Selling Commissions (paid to Realty Capital Securities)	6.5% of gross offering proceeds, subject to the volume discounts and other special circumstances described in the “Plan of Distribution” section of this prospectus. The dealer manager will reallow all selling commissions earned to soliciting dealers. No selling commissions are payable for shares issued pursuant to our distribution reinvestment plan.	$32,500,000	$0

Dealer Manager Fees (paid to Realty Capital Securities)	3.5% of gross offering proceeds before any reallowance to soliciting dealers, subject to the circumstances described in the “Plan of Distribution” section of this prospectus. The dealer manager may reallow all or a portion of its dealer manager fee to soliciting dealers. No dealer manager fee is payable for shares issued pursuant to our distribution reinvestment plan.	$17,500,000	$0

Organization and Offering Expenses (paid to our advisor)	3% of gross offering proceeds (except that no organization and offering expenses will be reimbursed with respect to sales under our distribution reinvestment plan).	$15,000,000	$0

Type of Compensation	Form of Compensation	Estimated Dollar Amount for Maximum Offering (35,000,000 shares)(1)

Operational Stage
Acquisition and Origination Fees and Expenses (paid to our advisor or affiliates of our advisor)(2)	3% of net amount available for investment in secured loans and other real estate assets (after payment of selling commissions, dealer manager fees and organization and offering expenses); provided, however, that no acquisition and origination fees and expenses will be paid with respect to any asset level indebtedness we incur. The acquisition and origination fees and expenses that we pay will be reduced by the amount of any acquisition and origination fees and expenses paid by borrowers or investment entities to our advisor or affiliates of our advisor with respect to our investment. We will not pay any acquisition and origination fees and expenses with respect to any participation agreement we enter into with our affiliates or any affiliates of our advisor for which our advisor or affiliates of our advisor previously has received acquisition and origination fees and expenses from such affiliate with respect to the same secured loan or other real estate asset.	$18,495,146
Advisory Fees (paid to our advisor)(3)	2% per annum of our average invested assets, including secured loan assets; provided, however, that no advisory fees will be paid with respect to any asset level indebtedness we incur. The fee will be payable monthly in an amount equal to one-twelfth of 2% of our average invested assets, including secured loan assets, as of the last day of the immediately preceding month; provided, however that no advisory fees will be paid with respect to any asset level indebtedness we incur.	$12,330,097(4)
Debt Financing Fees (paid to our advisor)(2)	1% of the amount made available to us pursuant to the origination of any line of credit or other debt financing, provided our advisor has provided a substantial amount of services as determined by the independent trustees. On each anniversary date of the origination of any such line of credit or other debt financing, an additional fee of 0.25% of the primary loan amount will be paid if such line of credit or other debt financing continues to be outstanding on such date, or a pro rated portion of such additional fee will be paid for the portion of such year that the financing was outstanding.	$6,165,049, plus $1,541,262 annually(5)
Other Operating Expenses (reimbursed to our advisor)(6)	We reimburse the expenses incurred by our advisor in connection with its provision of services to us, including our allocable share of the advisor’s overhead, such as rent, personnel costs, utilities and IT costs. We do not reimburse for personnel costs in connection with services for which our advisor or its affiliates receive fees pursuant to our advisory agreement.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Type of Compensation	Form of Compensation	Estimated Dollar Amount for Maximum Offering (35,000,000 shares)(1)
Subordinated Incentive Fee (paid to our advisor)(7)(8)	15% of the amount by which our net income for the immediately preceding year exceeds the sum of the total amount of capital raised from (and returned to) investors and the amount of cash flow necessary to generate a 10% annual cumulative, non-compounded return to investors. The fee will be paid annually and upon termination of the advisory agreement. If the fee is being paid upon termination of the advisory agreement, then such fee will be appropriately pro rated for a partial year and calculated based upon our net income and aggregate capital contributions for such partial year.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Disposition/Liquidation Stage
Securitized Loan Pool Placement Fees (paid to our advisor)(9)(10)	From time to time, subject to terms and conditions approved by a majority of the independent trustees, the advisor, or its affiliates, we may structure the sale of our loans in securitized loan pools. Upon successful placement of the securitized loan pool interests, an affiliate of our advisor will be paid a fee equal to 2% of the net proceeds realized by us, provided our advisor or an affiliate of our advisor has provided a substantial amount of services as determined by the independent trustees.	Actual amounts are dependent upon net proceeds realized from placement of loan pools and therefore cannot be determined at the present time.
Disposition Fees (paid to our advisor or its affiliates)(8)(9)(10)	For substantial assistance in connection with the sale of properties, the lesser of one-half of the reasonable and customary real estate or brokerage commission or 2% of the contract sales price of each property sold; provided, however, that in no event may the disposition fees paid to our advisor, its affiliates and unaffiliated third parties exceed 6% of the contract sales price. Our independent trustees will determine whether the advisor or its affiliate has provided substantial assistance to us in connection with the sale of a property. Substantial assistance in connection with the sale of a property includes the advisor’s preparation of an investment package for the property (including a new investment analysis, rent rolls, tenant information regarding credit, a property title report, an environmental report, a structural report and exhibits) or such other substantial services performed by the advisor in connection with a sale.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.
Subordinated Incentive Listing Fee (paid to our advisor)(8)(11)	Upon listing our common shares on a national securities exchange, our advisor will be entitled to a fee equal to 15% of the amount, if any, by which (1) the market value of our outstanding shares plus distributions paid by us prior to listing, exceeds (2) the sum of the total amount of capital raised from investors and the amount of cash flow necessary to generate a 10% annual cumulative, non-compounded return to investors.	Actual amounts are dependent upon the market value of our outstanding shares at a later date and therefore cannot be determined at the present time.

(1)	The estimated maximum dollar amounts are based on the sale to the public of a maximum of 25,000,000 shares at $20 per share and 10,000,000 shares under our distribution reinvestment plan at $20 per share.

(2)	From time to time, our advisor may direct us to pay all or a portion of the acquisition and origination fees and expenses directly to UMTH LD, our asset manager. Our advisor (or our asset manager, as the case may be) may also receive acquisition and origination fees paid by borrowers or investment entities; in such cases, the acquisition and origination fees and expenses that we pay to our advisor (or our asset manager, as the case may be) will be reduced by the amount of any acquisition and origination fees and expenses paid by borrowers or investment entities to our advisor (or our asset manager, as the case may be) with respect to our investment. In no event will the total of all acquisition and origination fees and expenses, including debt financing fees, with respect to a particular loan, property acquisition or equity investment, from any source, exceed 6% of the funds advanced under the loan or the contract purchase price of the property or equity investment. Also, we may pay our advisor (or our asset manager, as the case may be) acquisition and origination fees and expenses upon the reinvestment of proceeds from capital transactions, such as the repayment of principal of a loan by a borrower, which shall not exceed 3% of the funds advanced under a new loan or the contract purchase price of the new property or equity investment; provided, however, that no such acquisition and origination fees and expenses will be paid with respect to any asset level indebtedness we incur. In all cases, acquisition and origination fees paid by us in respect of secured loans will not exceed 1% per annum when pro rated over the stated term of the respective loan.

(3)	“Average invested assets” for any period will be the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during such period. During such periods in which we are obtaining regular independent valuations of the current value of our net assets for purposes of enabling fiduciaries of employee benefit plan shareholders to comply with applicable Department of Labor reporting requirements, aggregate assets value will be the greater of (a) the amount determined pursuant to the foregoing or (b) our assets’ aggregate valuation established by the most recent such valuation report without reduction for depreciation, bad debts or other similar non-cash reserves and without reduction for any debt secured by or relating to such assets. However, for purposes of calculating the advisory fees, average invested assets will not include any asset level indebtedness we incur. Our advisor will be obligated to pay all expenses incurred by our advisor in connection with the services it provides, directly or indirectly, to us, including but not limited to asset management fees paid to UMTH LD.

(4)	These amounts are estimates based on our estimated use of proceeds. The actual amounts of the advisory fees to be paid to our advisor are dependant upon our average invested assets; provided that no advisory fees will be paid with respect to any asset level indebtedness we incur.

(5)	These amounts are estimates based on our estimated use of proceeds and our use of 50% fund level leverage. The actual amounts of the debt financing fees are dependant upon amounts available under lines of credit or other debt financing. Although we do not intend to incur the 300% level of indebtedness permitted by our declaration of trust (75% of the aggregate fair market value of our assets), as evidenced by our board of trustees’ policy to limit our fund level borrowing to no more than 50% of the aggregate fair market value of our assets, if we incurred indebtedness at the 300% level, debt financing fees would be approximately $18,495,147, plus $4,623,786 annually, if we sell the maximum total offering.

(6)

In the event that “total operating expenses” in any fiscal year exceed the greater of 2% of our average invested assets (as defined in footnote 3 above) or 25% of our net income (as defined in footnote 7 below but excluding any gain from the sale of assets), and our independent trustees do not determine such excess expenses are justified, our advisor shall reimburse us the amount by which the aggregate annual expenses exceed the limitations. We may reimburse our advisor for operating expenses in excess of that limit in the event that a majority of our independent trustees determine, based on unusual and non-recurring factors, that a higher level of expense is justified for that year. In such an event, we will send notice to each of our shareholders within 60 days after the end of the fiscal quarter for which such determination was made, along with an explanation of the factors our independent trustees considered in making such determination.

Total operating expenses are defined as aggregate expenses of every character paid or incurred by the REIT as determined under GAAP that are related to our operation, including advisory fees, but excluding:

(a)	the expenses of raising capital such as organization and offering expenses, bona fide due diligence expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer, registration, and stock exchange listing of our shares;

(b)	interest payments;

(c)	taxes;

(d)	non-cash expenditures such as depreciation, amortization and bad debt reserves;

(e)	reasonable incentive fees based on the gain realized upon the sale of our assets; and

(f)	acquisition and origination fees and expenses, debt financing fees, disposition fees on the resale of property, securitized loan pool placement fees and other expenses connected with the acquisition, disposition, and ownership of real estate interests, loans or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).

(7)	“Net income” is calculated as total revenue for the applicable period, less the expenses applicable to such period other than additions to reserves for depreciation or bad debts or other similar non-cash reserves and exclude gain from sale of our assets.

(8)	The subordinated incentive fee, the disposition fee and the subordinated incentive listing fee, as the case may be, likely will be paid in the form of an interest bearing promissory note, although we may pay this fee with cash or common shares, or any combination of the foregoing. In addition, at our discretion, we may pay all or a portion of such promissory note with our common shares of beneficial interest. If shares are used for payment, we do not anticipate that they will be registered under the Securities Act and, therefore, will be subject to restrictions on transferability. In no event will the amount paid to our advisor under the promissory note or notes, if any, including interest thereon, exceed the amount considered presumptively reasonable by the NASAA REIT Guidelines.

(9)	Although we are most likely to pay the securitized loan pool placement fees and/or the disposition fees to our advisor or an affiliate of our advisor in the event of our liquidation, these fees also may be earned during our operational stage.

(10)	Our declaration of trust provides that in no event shall the disposition fees payable by us to our advisor and its affiliates exceed 3% of the contract sales price.

(11)	If at any time our shares become listed on a national securities exchange, we will negotiate in good faith with our advisor a fee structure appropriate for an entity with a perpetual life or seek to internalize the advisory functions performed by our advisor. Our independent trustees will be required to approve any new fee structure negotiated with our advisor. The market value of our outstanding shares will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed.

Distribution Reinvestment Plan

Pursuant to our distribution reinvestment plan, you may have the distributions you receive from us reinvested in additional common shares of beneficial interest. The purchase price per share under our distribution reinvestment plan will be $20 per share until the earliest to occur of: (1) the issuance of all shares reserved for issuance pursuant to the distribution reinvestment plan; (2) the termination of this offering and any subsequent offering of distribution reinvestment plan shares pursuant to an effective registration statement; or (3) the determination that the number of our shares traded in a secondary market is more than a de minimis amount. No sales commissions will be paid with respect to shares sold under our distribution reinvestment plan. If you participate in the distribution reinvestment plan, you will not receive the cash from your distributions, other than special distributions that are designated by our board of trustees. As a result, you may have a tax liability with respect to your share of our taxable income, but you will not receive cash distributions to pay such liability. We may terminate the distribution reinvestment plan at any time. Additionally, we will be required to discontinue sales of shares under the distribution reinvestment plan on the earlier of (i) November 12, 2012, unless the offering is extended, or (ii) the date we sell all of the shares allocated for sale under the distribution reinvestment plan, unless we reallocate shares from our primary offering to our distribution reinvestment plan or register additional shares with the Securities and Exchange Commission and applicable states. Our board of trustees also may elect to extend the offering period for the shares sold pursuant to our distribution reinvestment plan, in which case participants in the plan will be notified. For further explanation of our distribution reinvestment plan, see “Summary of Distribution Reinvestment Plan.” A complete copy of our distribution reinvestment plan is included as Exhibit C to this prospectus.

Share Redemption Program

After you have held your shares for at least one year, you may have your shares redeemed pursuant to our share redemption program, subject to certain restrictions and limitations. The redemption price is dependent upon the number of years our shares are held, ranging from 92% of the purchase price paid for shares held less than two years to up to the full purchase price for shares held at least five years.

We will not redeem in excess of 5% of the weighted average number of shares outstanding during the trailing twelve-month period prior to the redemption date. In addition, the cash available for redemption generally will be limited to 1% of the operating cash flow from the previous fiscal year, plus any proceeds from our distribution reinvestment plan. In general, you may present to us fewer than all of your shares for redemption, except that you must present for redemption at least 25% of your shares. We reserve the right to reject any request for redemption or to terminate, suspend or amend the share redemption program at any time. See the section of this prospectus captioned “Description of Shares — Share Redemption Program” for further explanation of the share redemption program.

Exclusion From Regulation Under the Investment Company Act

We intend to conduct our operations so that we are not required to register as an investment company. We may rely on the exclusion provided by Section 3(c)(5)(C) of the Investment Company Act for companies that invest primarily in mortgages and other liens on and interests in real estate, also known as “qualifying real estate assets.” This exclusion, as interpreted by the staff of the Securities and Exchange Commission, requires us to invest at least 55% of our portfolio in qualifying real estate assets and to invest at least another 25% of our portfolio in additional qualifying real estate assets or in a broader category of assets that we refer to as real estate-related assets. To the extent that any of our investments cannot be classified as qualifying real estate assets or real estate related assets, they will constitute miscellaneous assets, which cannot comprise more than 20% of our assets. As a result, we will be limited in the types of assets we may acquire. This exclusion also prohibits us from issuing redeemable securities. Alternatively, if we elect to operate our business through our operating partnership or other wholly-owned or majority-owned subsidiaries that may be formed in the future, we intend to operate in such a manner that we would not come within the definition of an investment company under Section 3(a)(1) of the Investment Company Act, and we intend to operate our operating partnership and any other subsidiary or subsidiaries in a manner that would exclude such entities from registration under the Investment Company Act pursuant to the exclusions provided by Sections 3(c)(1), 3(c)(5)(C) or 3(c)(7) of the Investment Company Act. See “Investment Objectives and Criteria — Investment Limitations to Avoid Registration as an Investment Company.”

How we determine to classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action positions taken by the Securities and Exchange Commission in the past. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. No assurance can be given that the Securities and Exchange Commission will concur with our classification of our assets. In addition, the Securities and Exchange Commission may, in the future, issue further guidance that may require us to re-classify our assets for purposes of the Investment Company Act. If we are required to re-classify our assets, we may no longer be in compliance with the exclusion from the definition of an investment company provided by Section 3(c)(5)(C) of the Investment Company Act.

ERISA Considerations

The section of this prospectus entitled “Investment by Tax-Exempt Entities and ERISA Considerations” describes the effect the purchase and ownership of shares will have on employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or plans or arrangements subject to Section 4975 of the Internal Revenue Code. ERISA is a federal law that governs the operation of employee benefit plans. Any trustee, custodian or individual considering purchasing shares for an employee benefit plan or a plan subject to Section 4975 of the Internal Revenue Code should read the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus very carefully.

Description of Shares

Uncertificated Shares

Our board of trustees authorized the issuance of our common shares without certificates. We expect that we will not issue common shares in certificated form. Our transfer agent maintains a share ledger that contains the name and address of each shareholder and the number of shares that the shareholder holds. With respect to transfers of uncertificated shares, we will continue to treat the shareholder registered on our share ledger as the owner of the shares until the record owner and the new owner deliver a properly executed share transfer form to us. We will provide the required form to you upon request.

Shareholder Voting Rights and Limitations

We hold annual meetings of our shareholders for the purpose of electing our trustees and/or conducting other business matters that may be properly presented at such meetings. We may also call special meetings of shareholders from time to time. You are entitled to one vote for each common share you own.

Restriction on Share Ownership

Our declaration of trust contains restrictions on ownership of the shares that prevent any one person from owning more than 9.8% of the value of our outstanding shares or more than 9.8% of the number or value, whichever is more restrictive, of our outstanding common shares, unless exempted by our board of trustees. These restrictions are designed, among other purposes, to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code. For a more complete description of the restrictions on the ownership of our shares, see the “Description of Shares” section of this prospectus. Our declaration of trust also limits your ability to transfer your shares unless the transferee meets the minimum suitability standards regarding income and/or net worth and the transfer complies with our minimum purchase requirements, which are described in the “Suitability Standards” section of this prospectus.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. Please see the remainder of this prospectus for more detailed information about this offering.

Q:	What is a REIT?

A:	In general, a real estate investment trust (REIT) is a company that:

•	pays distributions to investors of at least 90% of its taxable income;

•

avoids the “double taxation” treatment of income that generally results from investments in a corporation because a REIT generally is not subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied; and

•	combines the capital of many investors to acquire a large-scale diversified real estate portfolio under professional management.

Q:	Why are you structured as a REIT?

A:	Each United Development Funding-sponsored program is structured using the business form that the sponsor believes to be most advantageous to investors under the market conditions and regulatory considerations existing at the time of formation. For example, if a United Development Funding program were to be structured as a standard C corporation, the entity would be taxed on its income, and investors would be taxed on any cash distributions they receive. In contrast, REITs generally are not taxed on income distributed to investors. Thus, in order to avoid the so-called “double taxation” inherent in the C corporation structure, we and the other private and publicly offered real estate programs sponsored by affiliates of our advisor, namely United Mortgage Trust, UDF I, UDF II, UDF III and UDF LOF have been structured either as limited partnerships or REITs.

Although REITs often receive substantially better tax treatment than entities taxed as standard C corporations, it is possible that future legislation or certain real estate investment opportunities in which we may choose to participate would cause a REIT to be a less advantageous tax status for us than if we were taxed for federal income tax purposes as a C corporation. As a result, our declaration of trust provides our board of trustees with the power, under certain circumstances, to elect not to qualify us as a REIT or, after we have qualified as a REIT, to revoke or otherwise terminate our REIT election and cause us to be taxed as a C corporation, without the vote of our shareholders. Our board of trustees has fiduciary duties to us and to our shareholders and could cause such changes in our tax treatment only if it determines in good faith that such changes are in the best interest of our shareholders.

The decision of whether a fund should be formed as a REIT or a limited partnership is more complex. Limited partnerships are structured such that income and losses are allocated directly to individual investors rather than realized at the partnership level. Limited partnerships often use this feature to creatively allocate income and losses to certain investors or classes of investors. If we were structured as a partnership, then we could potentially be characterized as a “publicly traded partnership,” which could require us to be taxed as a C corporation and subject to double taxation. Moreover, if we were structured as a partnership and were not characterized as a “publicly traded partnership,” then the tax reporting required to be delivered to partners would be significantly more complex and onerous than is required to be delivered by a REIT to its shareholders, investors may be required to pay state and local taxes in the states in which we own properties and the income allocated to partners that are tax-exempt entities would more likely be characterized as “unrelated business taxable income” than the allocation of the same income by a REIT to its tax-exempt shareholders. In light of these and other factors, we have been structured as a REIT. Regardless of the choice of entity used, United Development Funding-sponsored programs are designed to operate consistently with the goals of being focused on business fundamentals and maximizing returns to investors.

Q:	Does your advisor use any specific criteria when selecting potential investments?

A:	We have developed the following underwriting criteria for the loans and investments that we intend to originate and purchase:

•

Combined Loan-to-Value Ratio.    Combined loan-to-value ratio, (CLTV), is the aggregate of all loan balances, senior and subordinated, divided by the appraised value of the property. CLTV shall not exceed 85% of appraised value unless substantial justification exists because of the presence of other underwriting criteria.

•	Title Insurance. We will obtain a mortgagee’s title insurance policy on all senior and junior liens and an owner’s title insurance policy on all pledges of equity interest.

•

Interest Rate.    We seek to originate loans bearing interest at rates ranging from 10% to 18% per annum. Loans secured by a first or senior lien generally bear interest from 10% to 18%, further dependent on the amount of all secured loans on the property, creditworthiness of the borrower, the term of the loan and the presence of additional guarantees and/or pledges of additional collateral. Land acquisition loans, finished lot loans and construction loans are generally first-lien secured. Loans secured by subordinate or junior liens or pledges of equity ownership interests generally bear interest from 13% to 18%, further dependent on the amount of all secured loans on the property, creditworthiness of the borrower, the term of the loan and the presence of additional guarantees and/or pledges of additional collateral. Loans for development of real property as single-family residential lots are generally subordinate to conventional third-party financing.

•

Term and Amortization.    We currently do not have a policy that establishes a minimum or maximum term for the loans we may make, nor do we intend to establish one. Loans typically are structured as interest-only notes with balloon payments or reductions to principal tied to net cash from the sale of developed lots and the release formula created by the senior lender, i.e., the conditions under which principal is repaid to the senior lender, if any.

•	Geographical Boundaries. We may buy or originate loans in any of the 48 contiguous United States.

After applying the underwriting criteria to a potential investment, our advisor will generally engage in a four-part evaluation and oversight process to further assess the suitability of the investment. We will apply the same underwriting criteria and analysis of the underwriting real property to all of our secured loans, regardless of how we decide to structure the secured loans. See “Investment Objectives and Criteria — Underwriting Policies and Procedures.”

Q:	What will secure your real estate loans and investments?

A:	We expect that our real estate loans will be secured by one or more of the following:

•	the parcels of land to be developed (secures 15 of our 41 outstanding loans as of December 31, 2011, or 66% of the outstanding principal balance of our real estate loans as of December 31, 2011);

•	finished lots (secures 22 of our 41 outstanding loans as of December 31, 2011, or 38% of the outstanding principal balance of our real estate loans as of December 31, 2011);

•	model homes and new single-family homes (secures 7 of our 41 outstanding loans as of December 31, 2011, or 12% of the outstanding principal balance of our real estate loans as of December 31, 2011);

•

a pledge of some or all of the equity interests in the borrower entity or other parent entity that owns the borrower entity (secures 5 of our 41 outstanding loans as of December 31, 2011, or 12% of the outstanding principal balance of our real estate loans as of December 31, 2011);

•

additional assets of the borrower, including reimbursements of development costs due to the developer under contracts with districts and cities (secures 2 of our 41 outstanding loans as of December 31, 2011, or 5% of the outstanding principal balance of our real estate loans as of December 31, 2011); and

•

in certain cases, guarantees of the principals or parent companies of the operating entity (secures 34 of our 41 outstanding loans as of December 31, 2011, or 91% of the outstanding principal balance of our real estate loans as of December 31, 2011).

If there is no third-party financing for a development project, our lien on the subject parcels will be a first priority lien. If there is third-party financing, we expect our lien on the subject parcels will be subordinate to such financing. We will enter each loan prepared to assume or retire any senior debt, if necessary to protect our capital. We will seek to enter into agreements with third-party lenders that will require the third-party lenders to notify us of a default by the borrower under the senior debt and allow us to assume or retire the senior debt upon any default under the senior debt.

Mortgage notes that are secured only by a pledge of ownership interests may not be as valuable as notes secured by a first lien if a loan defaults, as there may be liens on the property and the borrower’s only source of cash flow and only asset may be the property itself. Most of our real estate loans, including loans made to entities affiliated with our advisor, have the benefit of guarantees of the borrower and/or its parent company and pledges of additional assets of the borrower. The use of pledges of ownership interests allows us to more quickly obtain ownership of a property when the borrower has defaulted on a loan, thus allowing us to more quickly determine future actions regarding the property. Where the borrower owns more than one property, the use of pledges may provide us with additional sources of repayment. In addition, loans made to the same borrower or related borrowers may be cross-collateralized, unless cross-collateralization is prohibited by the borrower’s senior lender or the investors in the related borrowers are materially different.

We obtain an appraisal in conjunction with the initial underwriting and origination of each loan in our portfolio. In some cases, we may use an appraisal that has been prepared for another third-party lender, such as a commercial bank. We are not required to reappraise any individual asset; however, we generally will obtain an updated appraisal within 36 months from the date we originate our loan. We actively manage our portfolio, reviewing development timelines and budgets, market absorption rates and trends, lot and land prices, homebuilder performance and third-party market studies to evaluate the value of our collateral on a real time and continuous basis.

Q:	Why do you intend to acquire some of your secured loans through joint ventures?

A:	We intend to make some of our investments through joint ventures in order to diversify our portfolio of properties in terms of geographic region or property type and to enable us to make investments sooner than otherwise would be possible because the amount of gross proceeds raised in the early stages of this offering may be insufficient to make a desirable investment. In addition, increased portfolio diversification will reduce the risk to investors as compared to programs with a smaller number of investments. Such joint ventures may be with certain affiliates of our advisor or with third parties. Joint ventures may allow us to avail ourselves to equity participations with industry partners such as builders and developers.

Q:	Will the distributions I receive be taxable as ordinary income?

A:	Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Participants in our distribution reinvestment plan will also be treated for tax purposes as having received an additional distribution, in the event that, and to the extent that, they purchase shares under the distribution reinvestment plan at a discount to fair market value. As a result, participants in our distribution reinvestment plan may have tax liability with respect to their share of our taxable income, but they will not receive cash distributions to pay such liability.

In the event that we invest in real property that can be depreciated, some portion of your distributions will not be subject to tax in the year in which they are received because depreciation expense reduces the amount of taxable income but does not reduce cash available for distribution. The portion of your distribution that is not subject to tax immediately is considered a return of capital for tax purposes and will reduce the tax basis of your investment. Distributions that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor. You also should review the section of this prospectus entitled “Federal Income Tax Considerations.”

We do not expect a significant portion of our income to constitute capital gains and we therefore do not expect to make significant capital gains distributions.

Q:	What will you do with the money raised in this offering before you invest the proceeds in real estate?

A:	Until we invest the proceeds of this offering in real estate, we may invest in short-term, highly liquid or other authorized investments. We may not be able to invest the proceeds in real estate investments promptly and such short-term investments will not earn as high of a return as we expect to earn on our real estate investments.

Q:	Who serves as your dealer manager for this offering?

A:	Realty Capital Securities serves as our exclusive dealer manager for this offering. Realty Capital Securities is a FINRA member broker-dealer and is not affiliated with us, our advisor or our advisor’s affiliates.

Q:	How does a best efforts offering work?

A:	When shares are offered to the public on a reasonable best efforts basis, the dealer manager and the soliciting dealers participating in the offering are required only to use their reasonable best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all of the shares that we are offering.

Q:	Who can buy shares?

A:	An investment in us is only suitable for persons who have adequate financial means and who will not need short-term liquidity from their investment. We have established suitability standards for initial shareholders and subsequent purchasers of shares from our shareholders. Generally, these suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, home furnishings and automobiles, either: (1) a net worth of at least $70,000 and an annual gross income of at least $70,000, or (2) a net worth of at least $250,000. Residents of certain states may have a different standard. You should carefully read the more detailed description under “Suitability Standards” on page 1 of this prospectus.

Q:	For whom is an investment in our shares recommended?

A:	An investment in our shares is only suitable for persons who have adequate financial means, desire a long-term investment and who will not need immediate liquidity from their investment. Persons who meet this standard and seek to diversify their personal portfolios with a real estate-based investment, seek to receive current interest income and who are able to hold their investment for an indefinite period of time are most likely to benefit from an investment in us. On the other hand, because we cannot guarantee you current income, we caution persons who require guaranteed income or immediate liquidity not to consider an investment in us as meeting these needs.

Q:	May I make an investment through my IRA, SEP or other tax-deferred account?

A:

Yes. You may make an investment through your individual retirement account (IRA), a simplified employee pension (SEP) plan or other tax-deferred account. In making these investment decisions, you should consider, at a minimum, (1) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (2) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (3) whether the investment will generate unrelated business taxable income (UBTI) to your IRA, plan or other account, (4) whether there is sufficient liquidity for such investment under your IRA, plan or other account, (5) the need to value the assets of your IRA, plan or other account annually or more frequently, and (6) whether the investment would constitute a prohibited transaction under applicable law.

Q:	Have you arranged for a custodian for investments made through IRA, SEP or other tax-deferred accounts?

A:	Several firms offer to serve as custodian for investments made through IRA, SEP and certain other tax-deferred accounts. Please contact our Investor Services Department at (214) 370-8960 or (800) 859-9338 for a list of custodians including those willing to provide this service to our shareholders with annual maintenance fees charged at a discounted rate.

Q:	Is there any minimum investment required?

A:	Yes. You must purchase at least 50 shares for $1,000 if you are purchasing through an IRA or other qualified account. If you are not purchasing through a qualified account, you must purchase at least 125 shares for $2,500; provided, however, that investors in Tennessee must purchase at least 250 shares for $5,000. You should carefully read the more detailed description of the minimum investment requirements appearing under “Suitability Standards” on page 1 of this prospectus.

Q:	How do I subscribe for shares?

A:	If you choose to purchase shares in this offering, you will need to complete and sign the execution copy of the subscription agreement and pay for the shares at the time you subscribe. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Exhibit B. Checks should be made payable to “United Development Funding IV.” Certain dealers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check made payable to us for the purchase price of your subscription. For a detailed discussion of how to subscribe for shares, see the sections of this prospectus captioned “Plan of Distribution — Subscription Process” and “How to Subscribe.”

Q:	If I buy shares in this offering, how may I later sell them?

A:	At the time you purchase the shares, they will not be listed for trading on any national securities exchange or over-the-counter market. Until our shares are listed, if ever, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards. In addition, our declaration of trust prohibits the ownership by one person of more than 9.8% of the value of our outstanding shares or more than 9.8% of the number or value, whichever is more restrictive, of our outstanding common shares, unless exempted by our board of trustees. Unless our shares are publicly traded, which we currently do not expect to happen, you will have difficulty selling your shares, and even if you are able to sell your shares, you will likely have to sell them at a substantial discount.

After you have held your shares for at least one year, you may be able to have your shares repurchased by us pursuant to our share redemption program, which is subject to significant conditions and limitations. Our board of trustees can amend the provisions of, terminate or suspend our share redemption program without the approval of our shareholders.

Q:	Will I be notified of how my investment is doing?

A:	You will receive periodic updates on the performance of your investment in us, including:

•	a monthly distribution report;

•	three quarterly financial reports;

•	an annual report; and

•	an annual Form 1099.

In addition, to assist fiduciaries in discharging their obligations under ERISA, we intend to provide our shareholders a per share estimated value of our common shares annually. Until eighteen months after the completion of this and any subsequent offering of our shares, we intend to use the offering price of shares in our most recent primary offering as the per share estimated value (unless we have made special distributions to shareholders of net proceeds from our assets, in which case the estimated value of a share will equal the offering price less the amount of those special distributions constituting a return of capital). This estimated value is not likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your shares. In addition, this initial per share valuation method is not designed to arrive at a valuation that is related to any individual or aggregated value estimates or appraisals of the value of our assets. Beginning eighteen months after the last offering of our shares, our board of trustees will determine the value of our properties and other assets based on such information as our board determines appropriate, which may include independent valuations of our investments or of our enterprise as a whole.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

•	U.S. mail or other courier;

•	facsimile; and

•	posting on our affiliated website at www.udfonline.com.

Certain information concerning our business and our advisor and its affiliates will be available on the web site maintained for us and our advisor and its affiliates at www.udfonline.com. The contents of this web site are not incorporated by reference in or otherwise a part of this prospectus.

Q:	When will I get my detailed tax information?

A:	Your Form 1099 tax information will be placed in the mail by January 31 of each year.

Q:	Who is the transfer agent?

A:	The name and address of our transfer agent is as follows:

DST Systems, Inc.

PO Box 219096

Kansas City, Missouri 64121-9096

To ensure that any account changes are made promptly and accurately, all changes including your address, ownership type and distribution mailing address should be directed to the transfer agent.

Q:	Who can help answer my questions?

A:	If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

United Development Funding IV Investor Services

The United Development Funding Building Suite 100

1301 Municipal Way

Grapevine, Texas 76051

Telephone: (214) 370-8960 or (800) 859-9338

Fax: (469) 916-0695

or

Realty Capital Securities, LLC

Three Copley Place

Suite 3300

Boston, Massachusetts 02116

Telephone: (877) 373-2522

RISK FACTORS

Your purchase of shares involves a number of risks. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our shares. The risks discussed in this prospectus could adversely affect our business, operating results, prospects and financial condition. This could cause the value of our shares to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

Risks Related to an Investment in United Development Funding IV

There is no public trading market for your shares; therefore, it will be difficult for you to sell your shares. If you are able to sell your shares, you may have to sell them at a substantial discount from the public offering price. In addition, we do not have a fixed liquidation date, and you may have to hold your shares indefinitely.

There is no public market for our shares, and we cannot guarantee that one will ever develop. It will, therefore, be difficult for you to sell your shares promptly, or at all. In addition, the price you receive for the sale of any of our common shares of beneficial interest is likely to be less than the proportionate value of our investments. At this time, we have no intention to list our shares, and we will seek to list our shares for trading on a national securities exchange only if our independent trustees believe listing would be in the best interest of our shareholders. As a result, we do not know if we will ever apply to list our shares for trading on a national securities exchange, or, if we do apply for listing, when such application would be made or whether it would be accepted. If our shares are listed, we cannot assure you a public trading market will develop. We cannot assure you that the price you would receive in a sale on a national securities exchange would be representative of the value of the assets we own or that it would equal or exceed the amount you paid for the shares. Furthermore, our declaration of trust does not provide a specific date on which we must liquidate. Therefore, you should purchase the shares only as a long-term investment and you may have to hold your shares indefinitely.

The minimum purchase requirements and suitability standards imposed on prospective investors in this offering also apply to subsequent purchasers of our shares. If you are able to find a buyer for your shares, you may not sell your shares to such buyer unless the buyer meets the suitability standards applicable to him, which may inhibit your ability to sell your shares. Furthermore, we are limited in our ability to buy back shares pursuant to our redemption program, including limits on the price we may pay for your shares. Our board of trustees may reject any request for redemption of shares or amend, suspend or terminate our share redemption program at any time. You may not be able to sell your shares in the event of an emergency, and, if you are able to sell your shares, you may have to sell them at a substantial discount from the public offering price. It is also likely that your shares would not be accepted as the primary collateral for a loan. See “Suitability Standards,” “Description of Shares — Restrictions on Ownership and Transfer” and “Description of Shares — Share Redemption Program” elsewhere in this prospectus for a more complete discussion on the restrictions on your ability to transfer your shares.

The prior performance of real estate investment programs sponsored by our advisor and its affiliates may not be an indication of our future results.

We were formed in May 2008, and UMTH GS, our advisor, was formed in March 2003. You should not assume that our performance will be similar to the past performance of other real estate investment programs sponsored by our advisor and its affiliates. Therefore, to be successful in this market, we must, among other things:

•	increase awareness of the United Development Funding name within the investment products market;

•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•	respond to competition both for investment opportunities and potential investors in us; and

•	build and expand our operations structure to support our business.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

If we, through our advisor, are unable to find suitable investments, then we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our advisor in the identification of real estate loans and other investments and the determination of any financing arrangements. We have not identified all of the properties to acquire or secured loans to originate or acquire with proceeds from this offering. Except for investments described herein or in one or more supplements to this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the oversight of our board of trustees and the management ability of our advisor. We cannot be sure that our advisor will be successful in obtaining suitable investments on financially attractive terms or that our objectives will be achieved.

You will not have the opportunity to evaluate our future investments before they are made.

We will seek to invest substantially all of the offering proceeds available for investments, after the payment of fees and expenses, in secured loans made directly by us or indirectly through our affiliates to persons and entities for the acquisition and development of parcels of real property as single-family residential lots, and the construction of model and new single-family homes, including development of mixed-use master planned residential communities. We may also make direct investments in land for development into single-family lots, new and model homes and portfolios of finished lots and homes. We rely entirely on our advisor with respect to the acquisition of our investments, and shareholders will not be able to evaluate our future investments. We cannot be sure that we will be successful in obtaining additional suitable investments. If we are unable to identify additional properties or loans that satisfy our investment objectives in a timely fashion, our business strategy and operations may be adversely affected.

We may suffer from delays in locating suitable investments, particularly as a result of the current economic environment and capital constraints, which could adversely affect the return on your investment.

We could suffer from delays in locating suitable investments, particularly as a result of the current economic environment, capital constraints and our reliance on our advisor and referrals by borrowers, developers, commercial lenders, homebuilders and other referral sources. Capital constraints at the heart of the credit crisis have reduced the number of real estate lenders able or willing to finance development, construction and the purchase of homes, thus reducing the number of homebuilders and developers that are able to receive such financing. In the event that homebuilders and developers fail or reduce the number of their development and homebuilding projects, resulting in a reduction of new loan applicants, or the supply of referrals by borrowers, developers, commercial lenders and homebuilders decreases, the availability of investments for us would also decrease. Such decreases in the demand for secured loans could leave us with excess cash. In such instances, we plan to make short-term, interim investments with proceeds available from sales of shares and hold these interim investments, pending investment in suitable loans and real estate properties. Interest returns on these interim investments are usually lower than on secured loans and real estate properties, which may reduce the yield to holders of shares and our ability to pay distributions to our shareholders, depending on how long these interim investments are held.

When we invest in short-term, interim investments using proceeds from the sale of shares, those shareholders will nevertheless participate equally in our distributions of income with holders of shares whose sale proceeds have been invested in secured loans and real estate properties. This will favor, for a time, holders of shares whose purchase monies were invested in interim investments, to the detriment of holders of shares whose purchase monies are invested in normally higher-yielding secured loans and real estate properties.

The payment of distributions from sources other than our cash flow from operations reduces the funds available for real estate investments, and your overall return may be reduced.

Our organizational documents permit us to make distributions from any source. For the year ended December 31, 2011, we paid distributions of approximately $8.08 million, as compared to cash flows provided by operations of approximately $6.34 million (78% of distributions paid). The approximately $1.74 million (22%) of distributions paid during the year ended December 31, 2011 that were not funded through cash flows provided by operations were funded through borrowings under credit facilities. Because we have funded distributions from financings, we will have fewer funds available for real estate investments, and your overall return may be reduced. Further, to the extent distributions exceed cash flow from operations, a shareholder’s basis in our common shares of beneficial interest will be reduced and, to the extent distributions exceed a shareholder’s basis, the shareholder may recognize capital gain. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any; or (3) jeopardize our ability to qualify as a REIT.

Competition with third parties in financing properties may reduce our profitability and the return on your investment.

Real estate investment and finance is a very competitive industry. We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, real estate limited partnerships, other real estate investment trusts, institutional investors, homebuilders, developers and other entities engaged in real estate investment activities, many of which have greater resources than we do and may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the proliferation of the Internet as a tool for real estate acquisitions and loan origination has made it very inexpensive for new competitors to participate in the real estate investment and finance industry. Our ability to make or purchase a sufficient number of loans and investments to meet our objectives will depend on the extent to which we can compete successfully against these other entities, including entities that may have greater financial or marketing resources, greater name recognition or larger customer bases than we have. Our competitors may be able to undertake more effective marketing campaigns or adopt more aggressive pricing policies than we can, which may make it more difficult for us to attract customers. Increased competition could result in lower revenues and higher expenses, which would reduce our profitability.

The homebuilding industry has undergone a significant downturn, and its duration and ultimate severity are uncertain. Further deterioration in industry or economic conditions could further decrease demand and pricing for new homes and residential home lots and have additional adverse effects on our operations and financial results.

Developers and homebuilders to whom we make loans and with whom we enter into subordinate debt positions will use the proceeds of our loans and investments to develop raw real estate into residential home lots and construct homes. The developers obtain the money to repay our development loans by selling the residential home lots to homebuilders or individuals who will build single-family residences on the lots, or by obtaining replacement financing from other lenders. The developer’s ability to repay our loans is based primarily on the amount of money generated by the developer’s sale of its inventory of single-family residential lots. Homebuilders obtain the money to repay our loans by selling the homes they construct or by obtaining replacement financing from other lenders, and thus, the homebuilders’ ability to repay our loans is based primarily on the amount of money generated by the sale of such homes.

The homebuilding industry is cyclical and is significantly affected by changes in industry conditions, as well as in general and local economic conditions, such as:

•	employment level and job growth;

•	demographic trends, including population increases and decreases and household formation;

•	availability of financing for homebuyers;

•	interest rates;

•	affordability of homes;

•	consumer confidence;

•	levels of new and existing homes for sale, including foreclosed homes; and

•	housing demand.

These may occur on a national scale or may affect some of the regions or markets in which we operate more than others. An oversupply of alternatives to new homes, such as existing homes, including homes held for sale by investors and speculators, foreclosed homes, and rental properties, can also reduce the homebuilder’s ability to sell new homes, depress new home prices, and reduce homebuilder margins on the sales of new homes, which likely would reduce the amount and price of the residential homes and lots sold by the homebuilders and developers to which we have loaned money and/or increase the absorption period in which such homes and lots are purchased.

Also, historically, the homebuilding industry uses expectations for future volume growth as the basis for determining the optimum amount of land and lots to own. In light of the much weaker market conditions encountered in 2006, which further deteriorated in 2007, 2008 and 2009, we believe that the homebuilding industry significantly slowed its purchases of land and lots over that time as part of its strategy to reduce inventory to reflect the reduced rate of production.

We believe that the difficult conditions within the homebuilding industry reached a bottom in early 2009 and demand continues to be challenged in many markets. According to a joint release from the U.S. Department of Housing and Urban Development and the Census Bureau, the sale of new single-family homes in December 2011 was estimated to be at a seasonally-adjusted rate of 324,000, approximately 1,000 units below the December 2010 estimate. The median sales price of new homes sold in December 2011 was $216,500; the average sales price was $264,900. The seasonally-adjusted estimate of new houses for sale at the end of December 2011 was 154,000, representing a supply of 5.7 months at the December 2011 sales rate.

In such a business climate, homebuilders and developers to which we have loaned money may be unable to generate sufficient income from the resale of single-family homes and residential lots to repay our loans. Accordingly, continued or further deterioration of homebuilding conditions or in the broader economic conditions of the markets where we intend to operate could cause the number of homebuyers to decrease, which would increase the likelihood of defaults on our loans and, consequently, reduce our ability to pay distributions to you. We believe that housing market conditions will continue to be challenging, and we cannot predict the duration or ultimate severity of these challenges. Our operations could be negatively affected to the extent that the housing industry downturn is prolonged or becomes more severe.

The reduction in availability of mortgage financing and the volatility and reduction in liquidity in the financial markets may adversely affect our business, and the duration and ultimate severity of the effects are uncertain.

Since 2007, the mortgage lending industry has experienced significant instability due to, among other things, defaults on subprime loans and a resulting decline in the market value of such loans. In light of these developments, lenders, investors, regulators and other third parties questioned the adequacy of lending standards and other credit requirements for several loan programs made available to borrowers in recent years. This has led to reduced investor demand for mortgage loans and mortgage-backed securities, tightened credit requirements, reduced liquidity and increased credit risk premiums. Deterioration in credit quality among subprime and other nonconforming loans has caused almost all lenders to eliminate subprime mortgages and most other loan products that are not conforming loans, FHA/VA-eligible loans or jumbo loans (which meet conforming underwriting guidelines other than loan size). Fewer loan products and tighter loan qualifications and any other limitations or restrictions on the availability of those types of financings in turn make it more difficult for some borrowers to finance the purchase of new homes and for some buyers of existing homes from move-up new home buyers to finance the purchase of the move-up new home buyer’s existing home. These factors have served to reduce the affordability of homes and the pool of qualified homebuyers and made it more difficult to sell to first time and first time move-up buyers which have long made up a substantial part of the affordable housing market. These reductions in demand would increase the likelihood of defaults on our loans and, consequently, reduce our ability to pay distributions to you, and the duration and severity of the effects remain uncertain.

We also believe that the liquidity provided by Fannie Mae (Federal National Mortgage Association) and Freddie Mac (Federal Home Loan Mortgage Corporation) (Government Sponsored Enterprises or GSEs) to the mortgage industry is very important to the housing market. These entities have reported severe losses as a result of deteriorating housing and credit market conditions. These losses have reduced their equity and limited their ability to acquire mortgages. The director of the Federal Housing Finance Agency (FHFA), James B. Lockhart III, on September 7, 2008 announced his decision to place Fannie Mae and Freddie Mac into a conservatorship run by the FHFA. That plan contained three measures: an increase in the line of credit available to the GSEs from the U.S. Treasury, so as to provide liquidity; the right of the U.S. Treasury to purchase equity in the GSEs, so as to provide capital; and a consultative role for the Federal Reserve in a reformed GSE regulatory system. The U.S. Treasury further announced an additional increase in the line of credit for the GSEs, guaranteeing the backing of all losses suffered by these enterprises. The U.S. Treasury’s support of the two GSEs while under conservatorship of the FHFA was intended to promote stability in the secondary mortgage market and lower the cost of funding. The GSEs modestly increased their mortgage-backed securities portfolios through the end of 2009. To address systemic risk, in 2010 their portfolios began to be gradually reduced, largely through natural run off, and will eventually stabilize at a lower, less risky size. In order to further support the availability of mortgage financing for millions of Americans, the U.S. Treasury initiated a temporary program to purchase GSE mortgage-backed securities, which expired with the U.S. Treasury’s temporary authorities in December 2009. Coinciding with the Treasury purchase program was the Federal Reserve, which purchased $1.25 trillion worth of mortgage-backed securities through the end of March 2010. This program ended on March 31, 2010, as scheduled by the Federal Reserve. On September 21, 2011, the Federal Reserve announced that it would begin reinvesting the principal payments from its mortgage-backed securities holdings into additional purchases of agency mortgage-backed securities to help further support conditions in mortgage markets. As of the date of this annual report, the 30-year fixed-rate single-family residential mortgage interest rate remains significantly below the rate that was available at the conclusion of the period of the Federal Reserve purchases in March 2010. Any limitations or restrictions on the availability of such financing or on the liquidity provided by such enterprises could adversely affect interest rates and mortgage availability and could cause the number of homebuyers to decrease, which would increase the likelihood of defaults on our loans and, consequently, reduce our ability to pay distributions to you.

The homebuilding industry’s strategies in response to the adverse conditions in the industry have had limited success, and the continued implementation of these and other strategies may not be successful.

Since the downturn began, most homebuilders have been focused on generating positive operating cash flow, resizing and reshaping their product for a more price-conscious consumer and adjusting finished new home inventories to meet demand, and did so in many cases by significantly reducing the new home prices and increasing the level of sales incentives. Since reaching a peak of approximately 1,283,000 new home sales in 2005, new home sales have declined each year, year-over-year, to a low of approximately 304,000 new home sales in 2011. We believe that the continued decline in new home sales is largely due to a decrease in consumer confidence, due principally to the constant and negative national housing, financial industry, and economic news. A more restrictive mortgage lending environment, unemployment and the inability of some buyers to sell their existing homes have also impacted new home sales. Many of the factors that affect new home sales are beyond the control of the homebuilding industry.

Homebuilders to whom we make loans will use the proceeds of our loans to construct homes. Homebuilders obtain the money to repay our loans by selling the homes they construct or by obtaining replacement financing from other lenders, and thus, the homebuilders’ ability to repay our loans is based primarily on the amount of money generated by the sale of such homes. A decrease in the number of new homes sold would increase the likelihood of defaults on our loans and, consequently, reduce our ability to pay distributions to you. It is uncertain how long the reduction in sales and the increased level of cancellations will continue.

Increases in interest rates, reductions in mortgage availability or increases in other costs of owning a home could prevent potential customers from buying new homes and adversely affect our business or our financial results.

Demand for new homes is sensitive to changes in housing affordability. Most new home purchasers finance their home purchases through lenders providing mortgage financing. During 2009, 2010, and 2011, the mortgage lending industry experienced significant instability. As a result of increased default rates and governmental initiatives to improve capital ratios, many mortgage lenders have tightened credit requirements and have reduced the amount of their lending with regard to residential mortgage loans. Fewer loan products, stricter loan qualification standards, and higher down payment requirements have made it more difficult for many potential homebuyers to finance the purchase of homes. Increases in interest rates may make houses more difficult to afford. Lack of availability of mortgage financing at acceptable rates reduces demand for homes.

Even if potential customers do not need financing, changes in interest rates and the availability of mortgage financing products may make it harder for them to sell their current homes to potential buyers who need financing.

A reduction in the demand for new homes may reduce the amount and price of the residential home lots sold by the homebuilders and developers to which we loan money and/or increase the absorption period in which such home lots are purchased and, consequently, increase the likelihood of defaults on our loans.

Increases in interest rates could increase the risk of default under our development loans.

Developers and homebuilders to whom we make loans and with whom we enter into subordinate debt positions will use the proceeds of our loans and investments to develop raw real estate into residential home lots and construct homes. The developers and homebuilders obtain the money to repay our loans by reselling the residential home lots to homebuilders or individuals who will build single-family residences on the lots and/or selling the homes to homebuyers, or by obtaining replacement financing from other lenders. The developers’ or homebuilders’ ability to repay our loans will be based primarily on the amount of money generated by the developers’ or homebuilders’ sale of their inventory of single-family homes or residential lots. If interest rates increase and/or consumer mortgage credit standards tighten, the demand for single-family residences is likely to decrease. In such an interest rate and/or mortgage climate, developers and homebuilders to whom we have loaned money may be unable to generate sufficient income from the resale of single-family homes or residential lots to repay our loans. Accordingly, increases in single-family mortgage interest rates and/or the tightening of consumer mortgage credit standards could cause the number of homebuyers to decrease, which would increase the likelihood of defaults on our loans and, consequently, reduce our ability to pay distributions to our shareholders.

The loans we make as part of our investments are generally secured by collateral that is already encumbered, so our loans may have a higher risk than conventional real estate loans on residential properties.

We originate loans and purchase loans in respect of affiliated and unaffiliated third parties on land to be developed into residential lots, new and model homes and finished home inventories. Our goal is to obtain a first or subordinate lien on the underlying real property to secure our loans, and we generally will require a pledge of the equity ownership interests in the borrower itself to secure our loans, either as the sole collateral or in addition to our lien on the underlying real property. In some instances where the subject parcel is encumbered by a lien in favor of a third party other than us, we may, at our option, become the senior lender in order to protect the priority of our lien on the parcels. Our loans may also be secured by other assets of the borrower. While we will seek to obtain an unconditional guarantee of the borrower and/or its parent companies to further secure the borrower’s obligations to us, we cannot assure you that we will obtain such an unconditional guarantee in all cases. If a default occurs under one or more of our loans, payments to us could be reduced or postponed. Further, in the event of a default, we may be left with a security or ownership interest in finished homes or lots or unfinished homes or an undeveloped or partially developed parcel of real estate, which may have less value than a completed home or developed parcel. The guarantee of the borrower and/or its parent companies and other pledged assets, if any, may be insufficient to compensate us for any difference in the amounts due to us under a loan and the value of our interest in the subject parcel.

Decreases in the value of the property underlying our loans may decrease the value of our assets.

In most cases, we obtain a first or subordinate lien on the underlying real property to secure our loans (mortgage loans), and we also may require a pledge of all of the equity ownership interests in the borrower entity itself as additional security for our loans. In instances where we do not have a lien on the underlying real property, we obtain a pledge of all of the equity ownership interests of the borrower entity itself to secure such loans and/or a pledge of the equity ownership interests of the borrower entity or other parent entity that owns the borrower entity (so-called “mezzanine loans”). We also may require a pledge of additional assets of the borrower, liens against additional parcels of undeveloped and developed real property and/or the personal guarantees of principals or guarantees of operating entities in connection with our secured loans. To the extent that the value of the property that serves as security for these loans or investments is lower than we expect, the value of our assets, and consequently our ability to pay distributions to our shareholders, will be adversely affected.

Our investments and participation agreements with borrowers expose us to various risks and do not guarantee that we will receive any amount under such agreements.

The investments and participation agreements that we enter into with borrowers will be separate from the loans that we will make to the borrowers. Participation agreements will be structured either as contracts entitling us to participate in the borrower’s profits or as joint venture investments organized as partnerships or limited liability companies in which we will have an equity interest. The participation agreements may represent an equity joint venture interest that will, and our investment will, expose us to all of the risks inherent in real estate investments generally and with real estate investments made with a co-venturer. These risks include, among others, the fact that there is no guaranteed return on the equity participations. In the event our loan is paid off prior to sale of the parcel, we would hold an equity participation that would be junior to any liens or claims against the parcel. Our joint venture participations could subject us to liabilities arising out of environmental claims or claims for injuries, tax levies or other charges against the owner of the parcel as well as from the risk of bankruptcy of our co-venturer.

We will be subject to the general market risks associated with real estate construction and development.

Our financial performance will depend on the successful construction and/or development and sale of the homes and real estate parcels that we own or that serve as security for the loans we make to homebuilders and developers and that will be the subject of our participation agreements with borrowers. As a result, we will be subject to the general market risks of real estate construction and development, including weather conditions, the price and availability of materials used in the construction of the homes and development of the lots, environmental liabilities and zoning laws, and numerous other factors that may materially and adversely affect the success of the projects. In the event the market softens, the homebuilder or developer may require additional funding and such funding may not be available. In addition, if the market softens, the amount of capital required to be advanced and the required marketing time for such home or development may both increase, and the homebuilder’s or developer’s incentive to complete a particular home or real estate development may decrease. Such circumstances may reduce our profitability and the return on your investment.

If we are unable to raise substantial funds, we will be limited in the number and type of properties we may own or finance and the value of your investment will fluctuate with the performance of the specific investments we make.

This offering is being made on a reasonable best efforts basis, whereby the dealer manager and soliciting dealers participating in the offering are only required to use their reasonable best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, we cannot assure you as to the amount of proceeds that will be raised in this offering or that we will achieve sales of the maximum offering amount. If we are unable to raise substantial funds in this offering, we will purchase fewer real properties and originate and purchase fewer loans and equity positions, resulting in less diversification in terms of the number of real properties owned and financed, the geographic regions in which such real properties are located and the types of real properties securing the secured loans in which we invest. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of secured assets. In addition, our fixed operating expenses, as a percentage of gross income, would be higher, and our financial condition and ability to pay distributions could be adversely affected if we are unable to raise substantial funds.

If we lose or are unable to obtain key personnel or one or more of our key personnel decides to compete with us, our ability to implement our investment strategy could be delayed or hindered.

We depend on the diligence, experience and skill of certain executive officers and other key personnel of us, our advisor and its affiliates, including Todd F. Etter, Hollis M. Greenlaw, Michael K. Wilson, Ben L. Wissink, Melissa H. Youngblood, Cara D. Obert and David A. Hanson, for the selection, acquisition, structuring and monitoring of our lending and investment activities. These individuals are not bound by employment agreements with us; however, all are bound by employment agreements with UMT Holdings, the parent company of our advisor and our asset manager. If any of our key personnel were to cease their affiliation with us, our advisor or its affiliates, our operating results could suffer. Affiliates of our advisor maintain key person life insurance with respect to Hollis M. Greenlaw, Todd F. Etter and Ben L. Wissink. We have not obtained life insurance policies on any other key personnel involved in our operations and, therefore, have no insulation against extraneous events that may adversely affect their ability to implement our investment strategies. We also believe that our future success depends, in large part, upon our advisor’s and its affiliates’ ability to hire and retain highly skilled managerial, operational and marketing personnel. We cannot assure you that we will be successful in attracting and retaining such personnel. The loss of any key person could harm our business, financial condition, cash flow and results of operations. If we lose or are unable to obtain the services of key personnel, our ability to implement our investment strategy could be delayed or hindered.

In addition, many of the officers and key personnel of us, our advisor and its affiliates are bound by non-competition agreements, and there are remedies under certain state laws if such officers or key personnel conduct activities that compete with us either during or after their employment. However, our ability to prohibit former employees from competing with us, our advisor or its affiliates may be limited in many respects, and we cannot assure you that one or more of those persons may not choose to compete with us, or that we could limit their ability to do so or recover anything in such an event. Competition by these officers or key employees may harm our business, financial condition and results of operations.

Our rights and the rights of our shareholders to recover claims against our independent trustees are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

Maryland law provides that a trustee has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Subject to certain exceptions, our declaration of trust provides that no independent trustee will be liable to us or our shareholders for monetary damages and that we will generally indemnify them for losses unless they are grossly negligent or engage in willful misconduct. As a result, you and we may have more limited rights against our independent trustees than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent trustees (as well as by our other trustees, officers, employees and agents) in some cases, which would decrease the cash otherwise available for distributions to you.

Risks Related to Conflicts of Interest

We will be subject to conflicts of interest arising out of our relationships with our advisor and its affiliates, including the material conflicts discussed below. When conflicts arise between us and our advisors and its affiliates, they may not be resolved in our favor, which could cause our operating results to suffer. The “Conflicts of Interest” section of this prospectus provides additional information related to conflicts of interest between us and our advisor and its affiliates and our policies to reduce or eliminate certain potential conflicts.

Our advisor and its affiliates will have equity interests and/or profit participations in developments we finance and may have a greater incentive to make loans with respect to such developments and/or provide credit enhancements to preserve and/or enhance their economic interest in such development.

We have made, and expect to continue to make, loans and/or provide credit enhancement transactions to affiliates of our advisor or asset manager. In connection with making such loans or providing such credit enhancements, we will obtain an appraisal concerning the underlying property from an independent expert who is in the business of rendering opinions regarding the value of assets of the type held by us and who is qualified to perform such work. In addition, a majority of the trustees, including a majority of the independent trustees, who are not otherwise interested in the transaction must approve all transactions with our advisor or its affiliates as being fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. We also will obtain a mortgagee’s or owner’s title insurance policy or a commitment as to the priority of the secured loan as part of our underwriting process. If an affiliate of our advisor has an equity interest or participation interest in a development that requires a loan or credit enhancement, our advisor may have a greater incentive to make a loan with respect to such development to preserve and/or enhance its economic interest in such development. As of December 31, 2011, our 13 loans to related parties have an outstanding balance of approximately $36.5 million.

Our advisor is an affiliate of the general partners of UDF I, UDF II, UDF III and UDF LOF and may not always be able to allocate investment opportunities on a pro rata basis among us, UDF I, UDF II, UDF III and UDF LOF.

Our advisor is an affiliate of the general partners of UDF I, UDF II, UDF III and UDF LOF, all of which engage in the same businesses as we will. Our advisor, asset manager and the Investment Committee will seek to equitably apportion among us, UDF I, UDF II, UDF III and UDF LOF all investment opportunities of which it becomes aware. We have entered into a participation agreement with UDF I, UDF II, UDF III, UDF LOF and UMTH LD pursuant to which we will invest in the same loans and transactions as UDF I, UDF II, UDF III and UDF LOF on a pro rata basis based on the amount of capital held by each entity that is available for investment in accordance with each fund’s risk profile and capital available for investment. However, circumstances may arise, due to availability of capital or other reasons, when it is not possible for us to make an investment on such pro rata basis. Our advisor may determine not to invest in otherwise suitable investments in which UDF I, UDF II, UDF III or UDF LOF will participate in order for us to avoid unrelated business taxable income, or “UBTI,” which is generally defined as income derived from any unrelated trade or business carried on by a tax-exempt entity or by a partnership of which it is a member, and which is generally subject to taxation. See “Federal Income Tax Considerations — Taxation of Shareholders — Taxation of Tax-Exempt Shareholders.” We cannot assure you that we will be able to invest in all investment opportunities of which our advisor becomes aware that may be suitable for us on a pro rata basis or otherwise.

Our founders may form other companies that will engage in the same businesses as we will, and we may not always be able to participate in investment opportunities on a pro rata basis between us and such other companies.

Our advisor and its affiliates may engage in additional real estate-related activities in the future, including the activities in which we intend to engage, and may form new entities to engage in these activities. If new companies are formed for the purpose of engaging in the businesses in which we engage, our founders intend to allocate investment opportunities among us, UDF I, UDF II, UDF III, UDF LOF and the new entities equitably. However, we cannot assure you that we will be able to participate in all or any investment opportunities in which such other companies participate, on an equitable basis or otherwise.

Certain of the principals of our advisor will face conflicts of interest relating to the extension and purchase of loans, and such conflicts may not be resolved in our favor.

Certain of the principals of our advisor, including Mr. Etter, Mr. Greenlaw, Michael K. Wilson, Ben L. Wissink, Melissa H. Youngblood and Cara D. Obert, are also principals, directors, employees, officers and equity holders of other entities, including UDF I, UDF II, UDF III, UDF LOF, UMT Holdings and UMT Services, and they may also in the future hold positions with, and interests in, other entities engaged in real estate activities. These multiple responsibilities may create conflicts of interest for these individuals if they are presented with opportunities that may benefit us and their other affiliates. These individuals may be incentivized to allocate opportunities to other entities rather than to us if they are more highly compensated based on investments made by other entities. In determining which opportunities to allocate to us and to their other affiliates, these individuals will consider the investment strategy and guidelines of each entity. Because we cannot predict the precise circumstances under which future potential conflicts may arise, we intend to address potential conflicts on a case-by-case basis. There is a risk that our advisor will choose an investment for us that provides lower returns to us than a loan made by one of our affiliates. You will not have the opportunity to evaluate the manner in which any conflicts of interest involving the advisor and its affiliates are resolved before making your investment. For more information on these potential conflicts of interest, see “Conflicts of Interest.”

Our advisor and its affiliates, including all of our executive officers and some of our trustees, will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our shareholders.

Our advisor and its affiliates are entitled to substantial fees from us in connection with this offering and our business operations. These fees could influence our advisor’s advice to us as well as the judgment of affiliates of our advisor performing services for us. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement;

•	borrowings, which would increase the fees payable to our advisor;

•	whether and when we seek to list our common shares of beneficial interest on a national securities exchange, which listing could entitle our advisor to the payment of fees; and

•	whether and when we seek to sell the company or its assets, which sale could entitle our advisor or one of its affiliates to the payment of fees.

We will face risks relating to joint ventures with our affiliates and third parties that are not present with other methods of investing in properties and secured loans.

We may enter into joint ventures with certain of our affiliates, as well as third parties, for the funding of loans or the acquisition of properties. We may also purchase loans in joint ventures or in partnerships or other co-ownership arrangements with our affiliates, the sellers of the loans, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with other methods of investment in secured loans, including, for example:

•

that such co-venturer or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals, which may cause us to disagree with our co-venturer or partner as to the best course of action with respect to the investment and which disagreement may not be resolved to our satisfaction;

•

that such co-venturer or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, which may cause us not to realize the return anticipated from our investment; or

•	that it may be difficult for us to sell our interest in any such co-venture or partnership.

Moreover, in the event we determine to foreclose on the collateral underlying a non-performing investment, we may be required to obtain the cooperation of our co-venturer or partner to do so. We anticipate that we will participate with our affiliates in certain loans, in which case we expect to enter into an inter-creditor agreement that will define our rights and priority with respect to the underlying collateral. Our inability to foreclose on a property acting alone may cause significant delay in the foreclosure process, in which time the value of the property may decline.

As of December 31, 2011, we have not entered into any joint ventures. As of December 31, 2011, we are participating in seven loans originated by affiliates, with an outstanding balance of approximately $22.8 million.

Our advisor will face additional conflicts of interest relating to loan participations with affiliated entities and may make decisions that disproportionately benefit one or more of our affiliated entities instead of us.

Our advisor is an affiliate of the general partners of UDF I, UDF II, UDF III and UDF LOF, all of which engage in the same businesses as us. Because our advisor or its affiliates will have advisory and management arrangements with these other United Development Funding programs, it is likely that they will encounter opportunities to invest in or acquire interests in secured loans, participations and/or properties to the benefit of one of the United Development Funding programs, but not others. Our advisor or its affiliates may make decisions to finance certain properties, which decisions might disproportionately benefit a United Development Funding program other than us. In such event, our results of operations and ability to pay distributions to our shareholders could be adversely affected.

Because our advisor and its affiliates are affiliated with UDF I, UDF II, UDF III and UDF LOF, agreements and transactions among the parties with respect to any loan participation among two or more of such parties will not have the benefit of arm’s length negotiation of the type normally conducted between unrelated co-venturers. Under these loan participation arrangements, we may not have a first priority position with respect to the underlying collateral. In the event that a co-venturer has a right of first refusal to buy out the other co-venturer, it may be unable to finance such buy-out at that time. In addition, to the extent that our co-venturer is an affiliate of our advisor, certain conflicts of interest will exist. For a more detailed discussion, see “Conflicts of Interest — Loan Participations and Joint Ventures with Affiliates of UMTH GS.” As of December 31, 2011, we are participating in seven loans originated by affiliates, with an outstanding balance of approximately $22.8 million.

Our advisor’s officers and key personnel face conflicts of interest relating to the allocation of their time and other resources among the various entities that they serve or have interests in, and such conflicts may not be resolved in our favor.

Certain of the officers and key personnel of our advisor face competing demands relating to their time and resources because they are also affiliated with entities with investment programs similar to ours, and they may have other business interests as well, including business interests that currently exist and business interests they develop in the future. Because these persons have competing interests for their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. As a result, they may devote less time and resources to our business than is necessary. If this occurs, our business, financial condition and results of operations may suffer.

There is no separate counsel for certain of our affiliates and us, which could result in conflicts of interest.

Morris, Manning & Martin, LLP acts as legal counsel to us, our advisor and certain of its affiliates. If the interests of the various parties become adverse, under the Code of Professional Responsibility of the legal profession, Morris, Manning & Martin, LLP may be precluded from representing any one or all of such parties. If any situation arises in which our interests appear to be in conflict with those of the advisor or its affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected.

Risks Related to Our Business in General

A limit on the number of shares a person may own may discourage a takeover.

Our declaration of trust, with certain exceptions, authorizes our trustees to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of trustees, no person may own more than 9.8% of the value of our outstanding shares or more than 9.8% of the number or value, whichever is more restrictive, of our outstanding common shares. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might otherwise provide shareholders with the opportunity to receive a control premium for their shares. See “Description of Shares — Restrictions on Ownership and Transfer.”

Our declaration of trust permits our board of trustees to issue securities with terms that may subordinate the rights of the holders of our current common shares of beneficial interest or discourage a third party from acquiring us.

Our declaration of trust permits our board of trustees to issue up to 350,000,000 common shares of beneficial interest and up to 50,000,000 preferred shares of beneficial interest. Our board of trustees, without any action by our shareholders, may (1) increase or decrease the aggregate number of shares, (2) increase or decrease the number of shares of any class or series we have authority to issue or (3) classify or reclassify any unissued shares of beneficial interest and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, or terms or conditions of redemption of any such shares. Thus, our board of trustees could authorize the issuance of such shares with terms and conditions that could subordinate the rights of the holders of our current common shares of beneficial interest or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common shares of beneficial interest.

Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired.

Under Maryland law, “business combinations” between a Maryland corporation and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested shareholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the then outstanding voting shares of the company; or

•

an affiliate or associate of the company who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding shares of the company.

A person is not an interested shareholder under the statute if the board of trustees approved in advance the transaction by which he otherwise would have become an interested shareholder. However, in approving a transaction, the board of trustees may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of trustees. After the expiration of the five-year period described above, any business combination between the Maryland company and an interested shareholder must generally be recommended by the board of trustees of the company and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of the then outstanding voting shares of the company; and

•

two-thirds of the votes entitled to be cast by holders of voting shares of the company other than voting shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

These super-majority vote requirements do not apply if the holder of the company’s common shares of beneficial interest receives a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares. Maryland law also permits various exemptions from these provisions, including business combinations that are exempted by the board of trustees before the time that the interested shareholder becomes an interested shareholder. Our board of trustees has exempted any business combination with UMTH GS or any affiliate of UMTH GS and, provided that such business combination is first approved by the board of trustees, any business combination with any other person. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and UMTH GS or any affiliate of UMTH GS or, if the board of trustees first approves the business combination, any other person. As a result, UMTH GS or any affiliate of UMTH GS may be able to enter into business combinations with us that may not be in the best interest of our shareholders, without compliance with the super-majority vote requirements and the other provisions of the business combination statute.

Should the board of trustees opt back in to the business combination statute or fail to first approve a business combination with any person other than UMTH GS or any affiliate of UMTH GS, the business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. For a more detailed discussion of the Maryland laws governing us and the ownership of our common shares of beneficial interest, see “Description of Shares — Business Combinations.”

Maryland law also limits the ability of a third party to buy a large stake in us and exercise voting power in electing trustees.

Maryland law provides a second anti-takeover statute, the Control Share Acquisition Act, which provides that “control shares” of a Maryland company acquired in a “control share acquisition” have no voting rights except to the extent approved by the company’s disinterested shareholders by a vote of two-thirds of the votes entitled to be cast on the matter. Common shares of beneficial interest owned by interested shareholders, that is, by the acquirer, by officers or by employees who are trustees of the company, are excluded from the vote on whether to accord voting rights to the control shares. “Control shares” are voting shares that would entitle the acquirer to exercise voting power in electing trustees within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition of control shares. The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if the company is a party to the transaction or (2) to acquisitions approved or exempted by a company’s declaration of trust or bylaws. Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by any person of our common shares of beneficial interest. We can offer no assurance that this provision will not be amended or eliminated at any time in the future. This statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer by anyone other than our affiliates or any of their affiliates. For a more detailed discussion of the Maryland laws governing control share acquisitions, see the section of this prospectus captioned “Description of Shares — Control Share Acquisitions.”

Our declaration of trust includes an anti-takeover provision that may discourage a person from launching a tender offer for our shares.

Our declaration of trust provides that any tender offer made by any person, including any “mini-tender” offer, must comply with most provisions of Regulation 14D of the Securities Exchange Act of 1934, as amended (Exchange Act). The offeror must provide our company notice of such tender offer at least ten business days before initiating the tender offer. If the offeror does not comply with these requirements, our company will have the right to redeem that offeror’s shares and any shares acquired in such tender offer. In addition, the non-complying offeror will be responsible for all of our company’s expenses in connection with that offeror’s noncompliance. This provision of our declaration of trust may discourage a person from initiating a tender offer for our shares and prevent you from receiving a premium price for your shares in such a transaction.

Your investment return will be reduced if we are required to register as an investment company under the Investment Company Act of 1940.

If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

We conduct our operations so as not to become regulated as an investment company under the Investment Company Act. We intend to qualify for an exclusion from registration under Section 3(c)(5)(C) of the Investment

Company Act, which generally means that at least 55% of our portfolio must be comprised of qualifying real estate assets and at least another 25% of our portfolio must be comprised of additional qualifying real estate assets and real estate-related assets. Although we intend to monitor our portfolio periodically and prior to each acquisition, we may not be able to maintain this exclusion from registration. How we determine to classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action positions taken by the Securities and Exchange Commission in the past. We believe that we have conducted our operations to comply with these no-action positions. However, these no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. No assurance can be given that the Securities and Exchange Commission will concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the Securities and Exchange Commission may cause us to lose our exclusion from registration or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

To maintain compliance with the Investment Company Act exclusion, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy. Further, we may not be able to invest in a sufficient number of qualifying real estate assets and/or real estate-related assets to comply with the exclusion from registration.

We may determine to operate through our operating partnership or other wholly-owned or majority-owned subsidiaries that may be formed in the future. If so, we intend to operate in such a manner that we would not come within the definition of an investment company under Section 3(a)(1) of the Investment Company Act, and we intend to operate our operating partnership and any other subsidiary or subsidiaries in a manner that would exclude such entities from registration under the Investment Company Act pursuant to the exclusions provided by Sections 3(c)(1), 3(c)(5)(C) or 3(c)(7) of the Investment Company Act.

As part of our advisor’s obligations under the advisory agreement, our advisor will agree to refrain from taking any action which, in its sole judgment made in good faith, would subject us to regulation under the Investment Company Act. Failure to maintain an exclusion from registration under the Investment Company Act would require us to significantly restructure our business plan. For example, because affiliate transactions are severely limited under the Investment Company Act, we would not be able to enter into transactions with any of our affiliates if we are required to register as an investment company, and we may be required to terminate our advisory agreement and any other agreements with affiliates, which could have a material adverse effect on our ability to operate our business and pay distributions.

Shareholders have limited control over changes in our policies and operations.

Our board of trustees determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of trustees may amend or revise these and other policies without a vote of the shareholders. Our declaration of trust sets forth the shareholder voting rights required to be set forth therein under the NASAA REIT Guidelines. Under our declaration of trust and the Maryland REIT Law, our shareholders currently have a right to vote only on the following matters:

•	the election or removal of trustees;

•	any amendment of our declaration of trust, except that our board of trustees may amend our declaration of trust without shareholder approval to:

•	change our name;

•	increase or decrease the aggregate number of our shares;

•	increase or decrease the number of our shares of any class or series that we have the authority to issue;

•	effect certain reverse stock splits;

•	qualify as a real estate investment trust under the Internal Revenue Code or the Maryland REIT Law;

•	our termination; and

•	certain mergers, consolidations and sales or other dispositions of all or substantially all of our assets.

All other matters are subject to the discretion of our board of trustees.

Our board of trustees may change the methods of implementing our investment policies and objectives without shareholder approval, which could alter the nature of your investment.

Our declaration of trust requires that our independent trustees review our investment policies at least annually to determine that the policies we are following are in the best interest of the shareholders. These policies may change over time. The methods of implementing our investment policies may also vary, as new investment techniques are developed. The methods of implementing our investment policies, objectives and procedures may be altered by our board of trustees without the approval of our shareholders. As a result, the nature of your investment could change without your consent.

You are limited in your ability to sell your shares pursuant to our redemption program.

Any investor requesting repurchase of their shares pursuant to our share redemption program will be required to certify to us that such investor acquired the shares by either (1) a purchase directly from us or (2) a transfer from the original subscriber by way of a bona fide gift not for value to, or for the benefit of, a member of the subscriber’s immediate or extended family or through a transfer to a custodian, trustee or other fiduciary for the account of the subscriber or his/her immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or by operation of law. You should also be fully aware that our share redemption program contains certain restrictions and limitations. Shares will be redeemed on a monthly basis, as follows: first, pro rata as to redemptions upon the death of a shareholder; next, pro rata among shareholders willing to have their shares redeemed at the then-current net asset value, as determined by our board of trustees in its sole discretion; next, pro rata as to shareholders who demonstrate to our satisfaction another involuntary exigent circumstance, such as bankruptcy; and finally, pro rata as to other redemption requests, with a priority given to the earliest redemption requests received by us. We will not redeem in excess of 5% of the weighted average number of shares outstanding during the trailing twelve-month period prior to the redemption date. In addition, the cash available for redemption generally will be limited to 1% of our operating cash flow from the previous fiscal year plus any proceeds from our distribution reinvestment plan. Further, our board of trustees reserves the right to reject any request for redemption or to terminate, suspend, or amend the share redemption program at any time. Therefore, in making a decision to purchase shares, you should not assume that you will be able to sell any of your shares back to us pursuant to our redemption program. For a more detailed description of the share redemption program, see “Description of Shares — Share Redemption Program.”

If you are able to resell your shares to us pursuant to our redemption program, you will likely receive substantially less than the fair market value for your shares.

The purchase price for shares we repurchase under our redemption program, for the period beginning after a shareholder has held the shares for a period of one year, will be (1) 92% of the purchase price for any shares held less than two years, (2) 94% of the purchase price of any shares held for at least two years but less than three years, (3) 96% of the purchase price of any shares held at least three years but less than four years, (4) 98% of the purchase price of any shares held at least four years but less than five years and (5) for any shares held at least five years, the lesser of the purchase price actually paid or the fair market value of your shares as determined by our annual valuations. However, at any time we are engaged in an offering of our shares, the per share price for shares purchased under our redemption program will always be equal to or less than the applicable per share offering price. The price we will pay for redeemed shares will be offset by any net proceeds from capital transactions previously distributed to the redeeming shareholder as a return of capital. Accordingly, you would likely receive less by selling your shares back to us than you would receive if our investments were sold for their estimated values and such proceeds were distributed in our liquidation.

Your interest in us may be diluted if the price we pay in respect of shares redeemed under our share redemption program exceeds the net asset value of our shares.

The prices we may pay for shares redeemed under our share redemption program may exceed the net asset value of such shares at the time of redemption. If this were to be the case, investors who do not elect or are unable to have some or all of their shares redeemed under our share redemption program would suffer dilution in the value of their shares as a result of redemptions. We intend to create a reserve from our net interest income and net proceeds from capital transactions to recover some of the organization and offering expenses, including selling commissions and dealer manager fees we will incur in connection with the offering of our shares in order to cause the net asset value of the company to be on parity with or greater than the amount we may pay for shares under our share redemption program. However, it is likely that non-redeeming shareholders will experience dilution as a result of redemptions which occur at a time when the net asset value has decreased, regardless of the reserve.

We have broad discretion in how we use the net proceeds of this offering.

We have broad discretion in how to use the net proceeds of this offering, and shareholders will be relying on our judgment regarding the application of these proceeds. You will not have the opportunity to evaluate the manner in which the net proceeds of this offering are invested or the economic merits of particular assets to be acquired or loans to be made.

The advisor’s subordinated incentive fee may create an incentive for the advisor to make speculative investments.

Because the incentive fee is subordinate to the payment of cumulative distributions to our shareholders, our advisor’s interest is not wholly aligned with those of our shareholders. The subordinated nature of the incentive fee means that our advisor will not receive such fee if our investments result only in minimal returns. Our advisor’s subordinated incentive fee may create an incentive for the advisor to advise us to make investments that have a higher potential return but are riskier or more speculative than would be the case in the absence of this incentive fee.

We established the offering price for our shares on an arbitrary basis; as a result, the offering price for our shares, and the price at which shares will be redeemed pursuant to our share redemption program, are not related to any independent valuation.

Our board of trustees has arbitrarily determined the selling price of the shares and the price at which shares will be redeemed pursuant to our share redemption program. Such prices bear no relationship to our book or asset values, or to any other established criteria for valuing outstanding common shares of beneficial interest or other ownership interests. See the section of this prospectus captioned “Our Performance — Dilution of the Net Tangible Book Value of Our Shares” for a further discussion.

Payment of fees to our advisor and its affiliates reduces cash available for investment and distribution.

Our advisor and its affiliates perform services for us in connection with the offer and sale of the shares, the selection and acquisition of our investments, and the administration of our investments. They are paid substantial fees for these services, which reduces the amount of cash available for investment in properties or distribution to shareholders. For a more detailed discussion of the estimated use of the proceeds of this offering, see the “Compensation” section of this prospectus.

We are under no obligation to continue to pay cash distributions. Distributions have been, and may continue to be, paid from capital and there can be no assurance that we will be able to pay or maintain cash distributions, or that distributions will increase over time.

There are many factors, including factors beyond our control, that can affect the availability and timing of cash distributions to shareholders. Distributions are based principally on cash available from our loans, real estate securities, property acquisitions and other investments. The amount of cash available for distributions will be affected by our ability to invest in real estate properties, secured loans, mezzanine loans or participations in loans as offering proceeds become available, the yields on the secured loans in which we invest, amounts set aside to create a retained earnings reserve and our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. We are under no obligation to pay cash distributions and we can provide no assurance that we will be able to continue to pay or maintain distributions or that distributions will increase over time. Nor can we give any assurance that income from the properties we purchase or the loans we make or acquire, or in which we participate, will increase or that future investments will increase our cash available for distributions to shareholders. Our actual results may differ significantly from the assumptions used by our board of trustees in establishing the distribution rate to shareholders. In addition, our board of trustees, in its discretion, may reinvest or retain for working capital any portion of our cash on hand. We cannot assure you that sufficient cash will be available to continue to pay distributions to you.

Adverse market and economic conditions will negatively affect our returns and profitability.

Our results are sensitive to changes in market and economic conditions such as the level of employment, consumer confidence, consumer income, the availability of consumer and commercial financing, interest rate levels, supply of new and existing homes, supply of finished lots and the costs associated with constructing new homes and developing land. We may be affected by market and economic challenges, including the following, any of which may result from a continued or exacerbated general economic slowdown experienced by the nation as a whole or by the local economies where properties subject to our secured loans may be located:

•	poor economic conditions may result in a slowing of new home sales and corresponding lot purchases by builders resulting in defaults by borrowers under our secured loans;

•	job transfers and layoffs may cause new home sales to decrease;

•	lack of liquidity in the secondary mortgage market;

•	tighter credit standards for home buyers;

•	general unavailability of commercial credit; and

•	illiquidity of financial institutions.

The length and severity of any economic downturn cannot be predicted. Our operations could be negatively affected to the extent that an economic downturn is prolonged or becomes more severe.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and make additional investments.

We diversify our cash and cash equivalents among several banking institutions in an attempt to minimize exposure to any one of these entities. Periodically, we may have cash and cash equivalents and restricted cash deposited in certain financial institutions in excess of federally insured levels. If any of the banking institutions in which we have deposited funds ultimately fails, we may lose our deposits over any federally insured amount. The loss of our deposits could reduce the amount of cash we have available to distribute or invest and could result in a decline in the value of your investment.

Risks Related to the Secured Loan Lending Business

Defaults on our secured loans will reduce our income and your distributions.

Because a significant number of our assets will be secured loans, failure of a borrower to pay interest or repay a loan will have adverse consequences on our income. For example,

•	failure by a borrower to repay loans or interest on loans will reduce our income and, consequently, distributions to our shareholders;

•	we may not be able to resolve the default prior to foreclosure of the property securing the loan;

•	we may be required to expend substantial funds for an extended period to complete or develop foreclosed properties;

•	the subsequent income and sale proceeds we receive from the foreclosed properties may be less than competing investments; and

•	the proceeds from sales of foreclosed properties may be less than our investment in the properties.

Investments in land development loans present additional risks compared to loans secured by operating properties.

We may invest up to 10% of our gross offering proceeds in loans to purchase unimproved real property, and as of December 31, 2011, we have invested 0% of our gross offering proceeds in such loans. For purposes of this limitation, “unimproved real property” is defined as real property which has the following three characteristics: (a) an equity interest in real property which was not acquired for the purpose of producing rental or other income; (b) has no development or construction in process on such land; and (c) no development or construction on such land is planned in good faith to commence within one year. Land development mortgage loans may be riskier than loans secured by improved properties, because:

•	until disposition, the property does not generate separate income for the borrower to make loan payments;

•	the completion of planned development may require additional development financing by the borrower, which may not be available;

•	depending on the velocity or amount of lot sales to homebuilders, demand for lots may decrease causing the price of the lots to decrease;

•	depending on the velocity or amount of lot sales to developers or homebuilders, demand for land may decrease causing the price of the land to decrease;

•	there is no assurance that we will be able to sell unimproved land promptly if we are forced to foreclose upon it; and

•	lot sale contracts are generally not “specific performance” contracts, and the borrower may have no recourse if a homebuilder elects not to purchase lots.

Investments in second, mezzanine and wraparound mortgage loans present additional risks compared to loans secured by first deeds of trust.

We expect that we will be the junior lender with respect to some of our loans. We may invest in (a) second mortgage loans (some of which are also secured by pledges), which investments represent approximately 16% of the gross offering proceeds as of December 31, 2011; (b) loan participations (which are secured by pledges and collateral-sharing arrangements permitting us to share in the proceeds of second liens held by affiliates), which investments represent 0% of the gross offering proceeds as of December 31, 2011; (c) mezzanine loans (which are secured by pledges), which investments represent approximately 8% of the gross offering proceeds as of December 31, 2011; and (d) wraparound mortgage loans, which investments represent 0% of the gross offering proceeds as of December 31, 2011. A wraparound, or all-inclusive, mortgage loan is a loan in which the lender combines the remainder of an old loan with a new loan at an interest rate that blends the rate charged on the old loan with the current market rate. In a second mortgage loan and in a mezzanine loan, our rights as a lender, including our rights to receive payment on foreclosure, will be subject to the rights of the prior mortgage lender. In a wraparound mortgage loan, our rights will be similarly subject to the rights of any prior mortgage lender, but the aggregate indebtedness evidenced by our loan documentation will be the prior mortgage loans in addition to the new funds we invest. Under a wraparound mortgage loan, we would receive all payments from the borrower and forward to any senior lender its portion of the payments we receive. Because all of these types of loans are subject to the prior mortgage lender’s right to payment on foreclosure, we incur a greater risk when we invest in each of these types of loans.

Credit enhancements provided by us are subject to specific risks relating to the particular borrower and are subject to the general risks of investing in residential real estate.

We may provide credit enhancements to real estate developers, homebuilders, land bankers and other real estate investors (such credit enhancements may take the form of a loan guarantee, the pledge of assets, a letter of credit or an inter-creditor agreement provided by us to a third-party lender for the benefit of a borrower and are intended to enhance the creditworthiness of the borrower, thereby affording the borrower credit at terms it would otherwise be unable to obtain). Our provision of credit enhancements will involve special risks relating to the particular borrower under the third-party loan, including the financial condition and business outlook of the borrower. In addition, the borrowers who receive our credit enhancements are subject to the inherent risks associated with residential real estate discussed in this prospectus. See the sections of this prospectus captioned “Risk Factors — Risks Related to an Investment in United Development Funding IV” and “Risk Factors — General Risks Related to Investments in Real Estate.”

Many of our loans will require balloon payments, which are riskier than loans with fully amortized payments.

We anticipate that substantially all of our loans will have balloon payments or reductions to principal tied to net cash from the sale of developed lots and the release formula created by the senior lender (i.e., the conditions under which principal is repaid to the senior lender, if any), and as of December 31, 2011, 100% of our loans have balloon payments or reductions to principal tied to net cash. A balloon payment is a large principal balance that is payable after a period of time during which the borrower has repaid none or only a small portion of the principal balance. Loans with balloon payments are riskier than loans with even payments of principal over an extended time period, such as 15 or 30 years, because the borrower’s repayment often depends on its ability to refinance the loan or sell the developed lots profitably when the loan comes due. There are no specific criteria used in evaluating the credit quality of borrowers for mortgage loans requiring balloon payments. Furthermore, a substantial period of time may elapse between the review of the financial statements of the borrower and the date when the balloon payment is due. As a result, there is no assurance that a borrower will have sufficient resources to make a balloon payment when due.

The interest-only loans we make or acquire may be subject to greater risk of default and there may not be sufficient funds or assets remaining to satisfy our loans, which may result in losses to us.

We will make and acquire interest-only loans or loans requiring reductions to accrued interest tied to net cash, and as of December 31, 2011, 100% of the loans we have made and acquired are interest-only loans or loans requiring reductions to accrued interest tied to net cash. Interest-only loans typically cost the borrower less in monthly loan payments than fully-amortizing loans which require a payment on principal as well as interest. This lower cost may enable a borrower to acquire a more expensive property than if the borrower was entering into a fully-amortizing mortgage loan. Borrowers utilizing interest-only loans are dependent on the appreciation of the value of the underlying property, and the sale or refinancing of such property, to pay down the interest-only loan since none of the principal balance is being paid down with the borrowers’ monthly payments. If the value of the underlying property declines due to market or other factors, it is likely that the borrower would hold a property that is worth less than the mortgage balance on the property. Thus, there may be greater risk of default by borrowers who enter into interest-only loans. In addition, interest-only loans include an interest reserve in the loan amount. If such reserve is required to be funded due to a borrower’s non-payment, the loan-to-value ratio for that loan will increase, possibly above generally acceptable levels. In the event of a defaulted interest-only loan, we would acquire the underlying collateral which may have declined in value. In addition, there are significant costs and delays associated with the foreclosure process. Any of these factors may result in losses to us.

Larger loans result in less portfolio diversity and may increase risk and the concentration of loans with a common borrower may increase our risk.

We intend to invest in loans that individually constitute an average amount equal to the lesser of (a) 1% to 3% of the total amount raised in this offering, or (b) $2.5 million to $15 million. However, we may invest in larger loans depending on such factors as our performance and the value of the collateral. These larger loans are riskier because they may reduce our ability to diversify our loan portfolio. Our largest loan to a single borrower will not exceed an amount equal to 20% of the total capital contributions raised in this offering, and as of December 31, 2011, our largest loan to a single borrower is equal to 11% of the total capital contributions raised in this offering.

The concentration of loans with a common borrower may increase our risks.

We may invest in multiple mortgage loans that share a common borrower or loans to related borrowers. As of December 31, 2011, we have invested approximately 63% of our offering proceeds in 21 loans to our largest group of related borrowers. The bankruptcy, insolvency or other inability of any borrower that is the subject of multiple loans to pay interest or repay principal on its loans would have adverse consequences on our income and reduce the amount of funds available for distribution to investors. In addition, we expect to be dependent on a limited number of borrowers for a large portion of our business. The more concentrated our portfolio is with one or a few borrowers, the greater credit risk we face. The loss of any one of these borrowers would have a material adverse effect on our financial condition and results of operations.

Incorrect or changed property values could result in losses and decreased distributions to you.

We will depend primarily upon our real estate security to protect us on the loans that we make. We will depend partly upon the skill of independent appraisers to value the security underlying our loans and partly upon our advisor’s internal underwriting and appraisal process. However, notwithstanding the experience of the appraisers selected by our advisor, they or our advisor may make mistakes, or regardless of decisions made at the time of funding, market conditions may deteriorate for various reasons, causing a decrease to the value of the security for our loans. As a result, there may be less security than anticipated at the time the loan was originally made. If there is less security and a default occurs, we may not recover the full amount of our loan, thus reducing the amount of funds available to distribute to you.

Changes in market interest rates may reduce our income and your distributions.

A substantial portion of all of our loans will be fixed-interest rate loans. Market interest rates on investments comparable to the shares could materially increase above the general level of our fixed-rate loans. Our distributions could then be less than the yield you may obtain from these other investments. We will also make loans with variable interest rates, which will cause variations in the yield to us from these loans. We may make loans with interest rate guarantee provisions in them, requiring a minimum period of months or years of earned interest even if the loan is paid off during the guarantee period. The duration of the guarantee is subject to negotiation and will likely vary from loan to loan. Other than these provisions, the majority of our loans will not include prepayment penalties for a borrower paying off a loan prior to maturity. The absence of a prepayment penalty in our loans may lead borrowers to refinance higher interest rate loans in a market of falling interest rates. This would then require us to reinvest the prepayment proceeds in loans or alternative short-term investments with lower interest rates and a corresponding lower yield to you. All of these risks increase as the length of maturity of a loan increases and the amount of cash available for new higher interest loans decreases. A material increase in market interest rates could result in a decrease in the supply of suitable secured loans to us, as there will likely be fewer attractive transactions for borrowers and less activity in the marketplace.

Some losses that borrowers might incur may not be insured and may result in defaults that would increase your risk.

Our loans will require that borrowers of interim construction loans carry adequate hazard insurance for our benefit. Some events are, however, either uninsurable or insurance coverage is economically not practicable. Losses from earthquakes, floods or mudslides, for example, may be uninsured and cause losses to us on entire loans. If a borrower allows insurance to lapse, an event of loss could occur before we become aware of the lapse and have time to obtain insurance ourselves. Insurance coverage may be inadequate to cover property losses, even though our advisor imposes insurance requirements on borrowers that it believes are adequate.

Foreclosures create additional ownership risks to us of unexpected increased costs or decreased income.

When we acquire property by foreclosure, we have economic and liability risks as the owner, including:

•	less income and reduced cash flows on foreclosed properties than could be earned and received on secured loans;

•	selling the homes or lots to homebuyers or homebuilders;

•	selling the land to developers, homebuilders or other real estate investors;

•	controlling construction or development and holding expenses;

•	coping with general and local market conditions;

•	complying with changes in laws and regulations pertaining to taxes, use, zoning and environmental protection; and

•	possible liability for injury to persons and property.

If any of these risks were to materialize, then the return on the particular investment could be reduced, and our business, financial condition and results of operations could be adversely affected.

If we were found to have violated applicable usury laws, we would be subject to penalties and other possible risks.

Usury laws generally regulate the amount of interest that may lawfully be charged on indebtedness. Each state has its own distinct usury laws. We believe that our loans will not violate applicable usury laws (as of December 31, 2011, the highest interest rate we have charged on an annualized basis is 15%). There is a risk, however, that a court could determine that our loans do violate applicable usury laws. If we were found to have violated applicable usury laws, we could be subject to penalties, including fines equal to three times the amount of usurious interest collected and restitution to the borrower. Additionally, usury laws often provide that a loan that violates usury laws is unenforceable. If we are subject to penalties or restitution or if our loan agreements are adjudged unenforceable by a court, it would have a material, adverse effect on our business, financial condition and results of operations and we would have difficulty making distributions to our shareholders.

General Risks Related to Investments in Real Estate

Our operating results may be affected by economic and regulatory changes that have an adverse impact on the real estate market in general.

Our operating results will be subject to risks generally incident to the ownership of assets related to the real estate industry, including:

•	changes in interest rates and availability of permanent mortgage funds;

•	changes in general economic or local conditions;

•	changes in tax, real estate, environmental and zoning laws; and

•	periods of high interest rates and tight money supply.

For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the amount of income we receive from our investments.

We borrow money to make loans or purchase some of our real estate assets. If we fail to obtain or renew sufficient funding on favorable terms, we will be limited in our ability to make loans or purchase assets, which will harm our results of operations. Furthermore, your risks will increase if defaults occur.

We may incur substantial debt. We incur, when appropriate, debt at the asset level. Asset level leverage will be determined by the anticipated term of the investment and the cash flow expected by the investment. Asset level leverage is expected to range from 0% to 90% of the asset value. In addition, we incur debt at the fund level. Our board of trustees has adopted a policy to generally limit our fund level borrowings to 50% of the aggregate fair market value of our real estate properties or secured loans once we have invested a majority of the net proceeds of this offering and subsequent offerings, if any. However, we are permitted by our declaration of trust to borrow up to 300% of our net assets, and may borrow in excess of such amount if such excess borrowing is approved by a majority of our independent trustees and disclosed in our next quarterly report to shareholders, along with justification for such excess. Loans we obtain will likely be secured with recourse to all of our assets, which will put those assets at risk of forfeiture if we are unable to pay our debts.

Our ability to achieve our investment objectives depends, in part, on our ability to borrow money in sufficient amounts and on favorable terms. We expect to depend on a few lenders to provide the primary credit facilities for our investments. In addition, our existing indebtedness may limit our ability to make additional borrowings. If our lenders do not allow us to renew our borrowings or we cannot replace maturing borrowings on favorable terms or at all, we might have to sell our investment assets under adverse market conditions, which would harm our results of operations and may result in permanent losses. In addition, loans we obtain may be secured by all of our assets, which will put those assets at risk of forfeiture if we are unable to pay our debts.

Dislocations in the credit markets and real estate markets could have a material adverse effect on our results of operations, financial condition and ability to pay distributions to you.

Domestic and international financial markets currently are experiencing significant dislocations which have been brought about in large part by failures in the U.S. banking system. These dislocations have severely impacted the availability of credit and have contributed to rising costs associated with obtaining credit. If debt financing is not available on terms and conditions we find acceptable, we may not be able to obtain financing for investments. If this dislocation in the credit markets persists, our ability to borrow monies to finance investments in real estate assets will be negatively impacted. If we are unable to borrow monies on terms and conditions that we find acceptable, we likely will have to reduce the number of real estate investments we can make, and the return on the investments we do make likely will be lower. All of these events could have an adverse effect on our results of operations, financial condition and ability to pay distributions.

Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.

We may provide financing for borrowers that will develop and construct improvements to land at a fixed contract price. We will be subject to risks relating to uncertainties associated with re-zoning for development and environmental concerns of governmental entities and/or community groups and our borrowers’ ability to control land development costs or to build infrastructure in conformity with plans, specifications and timetables deemed necessary by builders. The borrower’s failure to perform may necessitate legal action by us to compel performance. Performance may also be affected or delayed by conditions beyond the borrower’s control. Delays in completion of construction could also give builders the right to terminate preconstruction lot purchase contracts. These and other such factors can result in increased costs to the borrower that may make it difficult for the borrower to make payments to us. Furthermore, we must rely upon projections of lot take downs, expenses and estimates of the fair market value of property when evaluating whether to make loans. If our projections are inaccurate, and we are forced to foreclose on a property, our return on our investment could suffer.

The costs of compliance with environmental laws and other governmental laws and regulations may adversely affect our income and the cash available for any distributions.

All real property and the operations conducted on real property are subject to federal, state and local laws, ordinances and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Under limited circumstances, a secured lender, in addition to the owner of real estate, may be liable for clean-up costs or have the obligation to take remedial actions under environmental laws, including, but not limited to, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or CERCLA. Some of these laws and regulations may impose joint and several liability for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell such property or to use the property as collateral for future borrowing.

If we foreclose on a defaulted loan to recover our investment, we may become subject to environmental liabilities associated with that property if we participate in the management of that property or do not divest ourselves of the property at the earliest practicable time on commercially reasonable terms. Environmental laws may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. It is possible that property on which we foreclose may contain hazardous substances, wastes, contaminants or pollutants that we may be required to remove or remediate in order to clean up the property. If we foreclose on a contaminated property, we may also incur liability to tenants or other users of neighboring properties. We cannot assure you that we will not incur full recourse liability for the entire cost of removal and cleanup, that the cost of such removal and cleanup will not exceed the value of the property, or that we will recover any of these costs from any other party. It may be difficult or impossible to sell a property following discovery of hazardous substances or wastes on the property. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

Terrorist attacks or other acts of violence or war may affect the industry in which we operate, our operations and our profitability.

Terrorist attacks may harm our results of operations and your investment. We cannot assure you that there will not be further terrorist attacks against the United States or U.S. businesses. These attacks or armed conflicts may directly or indirectly impact the value of the property we own or the property underlying our loans. Losses resulting from these types of events are generally uninsurable. Moreover, any of these events could cause consumer confidence and spending to decrease or result in increased volatility in the United States and worldwide financial markets. They could also result in economic uncertainty in the United States or abroad. Adverse economic conditions resulting from terrorist activities could negatively impact borrowers’ ability to repay loans we make to them or harm the value of the property underlying our investments, both of which would impair the value of our investments and decrease our ability to make distributions to you.

We will be subject to risks related to the geographic concentration of the properties securing the loans and equity investments we make.

Although we may purchase loans and make investments throughout the contiguous United States, initially we expect the majority of investments will be in the Southeastern and Southwestern United States, with a near term concentration of substantially all of our investing and lending (90% or more) in the major Texas submarkets. However, if the residential real estate market or general economic conditions in these geographic areas decline to an extent greater than we forecast, or recover to a lesser extent than we forecast, our and our borrowers’ ability to sell homes, lots and land located in these areas may be impaired, we may experience a greater rate of default on the loans or other investments we make with respect to real estate in these areas, and the value of the homes and parcels in which we invest and that are underlying our investments in these areas could decline. Any of these events could materially adversely affect our business, financial condition or results of operations.

We will be subject to a number of legal and regulatory requirements, including regulations regarding interest rates, mortgage laws, securities laws and the taxation of REITs or business trusts, which may adversely affect our operations.

Federal and state lending laws and regulations generally regulate interest rates and many other aspects of real estate loans and contracts. Violations of those laws and regulations could materially adversely affect our business, financial condition and results of operations. We cannot predict the extent to which any law or regulation that may be enacted or enforced in the future may affect our operations. In addition, the costs to comply with these laws and regulations may adversely affect our profitability. Future changes to the laws and regulations affecting us, including changes to mortgage laws and securities laws and changes to the Internal Revenue Code applicable to the taxation of REITs or business trusts, could make it more difficult or expensive for us to comply with such laws or otherwise harm our business.

Federal Income Tax Risks

Failure to maintain our REIT status would adversely affect our operations and our ability to make distributions.

We made an election under Section 856(c) of the Internal Revenue Code to be taxed as a REIT, beginning with the taxable year ended December 31, 2010. In order for us to continue to qualify as a REIT, we must satisfy certain requirements set forth in the Internal Revenue Code and treasury regulations promulgated thereunder and various factual matters and circumstances that are not entirely within our control. We structure our activities in a manner designed to satisfy all of these requirements. However, if certain of our operations were to be recharacterized by the Internal Revenue Service, such recharacterization could jeopardize our ability to satisfy all of the requirements for qualification as a REIT.

If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we may be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to shareholders because of the additional tax liability. In addition, distributions to shareholders would no longer qualify for the distributions paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

Qualification as a REIT is subject to the satisfaction of tax requirements and various factual matters and circumstances that are not entirely within our control. New legislation, regulations, administrative interpretations or court decisions could change the tax laws with respect to qualification as a REIT or the federal income tax consequences of being a REIT. Our failure to continue to qualify as a REIT would adversely affect your return on your investment.

Our investment strategy may cause us to incur penalty taxes, lose our REIT status, or own and sell properties through taxable REIT subsidiaries, each of which would diminish the return to our shareholders.

In light of our investment strategy, it is possible that one or more sales of our properties may be “prohibited transactions” under provisions of the Internal Revenue Code. See “Federal Income Tax Considerations — Prohibited Transactions.” If we are deemed to have engaged in a “prohibited transaction” (i.e., we sell a property held by us primarily for sale in the ordinary course of our trade or business), all income that we derive from such sale would be subject to a 100% tax. The Internal Revenue Code sets forth a safe harbor for REITs that wish to sell property without risking the imposition of the 100% tax. A principal requirement of the safe harbor is that the REIT must hold the applicable property for not less than two years prior to its sale. See “Federal Income Tax Considerations — Prohibited Transactions.” Given our investment strategy, it is entirely possible, if not likely, that the sale of one or more of our properties will not fall within the prohibited transaction safe harbor.

If we desire to sell a property pursuant to a transaction that does not fall within the safe harbor, we may be able to avoid the 100% penalty tax if we acquired the property through a taxable REIT subsidiary, or TRS, or acquired the property and transferred it to a TRS for a non-tax business purpose prior to the sale (i.e., for a reason other than the avoidance of taxes). However, there may be circumstances that prevent us from using a TRS in a transaction that does not qualify for the safe harbor. Additionally, even if it is possible to effect a property disposition through a TRS, we may decide to forego the use of a TRS in a transaction that does not meet the safe harbor based on our own internal analysis, the opinion of counsel or the opinion of other tax advisors that the disposition will not be subject to the 100% penalty tax. In cases where a property disposition is not effected through a TRS, the Internal Revenue Service could successfully assert that the disposition constitutes a prohibited transaction, in which event all of the net income from the sale of such property will be payable as a tax and none of the proceeds from such sale will be distributable by us to our shareholders or available for investment by us.

If we acquire a property that we anticipate will not fall within the safe harbor from the 100% penalty tax upon disposition, then we may acquire such property through a TRS in order to avoid the possibility that the sale of such property will be a prohibited transaction and subject to the 100% penalty tax. If we already own such a property directly or indirectly through an entity other than a TRS, we may contribute the property to a TRS if there is another, non-tax related business purpose for the contribution of such property to the TRS. Following the transfer of the property to a TRS, the TRS will operate the property and may sell such property and distribute the net proceeds from such sale to us, and we may distribute the net proceeds distributed to us by the TRS to our shareholders. Though a sale of the property by a TRS may eliminate the danger of the application of the 100% penalty tax, the TRS itself would be subject to a tax at the federal level, and potentially at the state and local levels, on the gain realized by it from the sale of the property as well as on the income earned while the property is operated by the TRS. This tax obligation would diminish the amount of the proceeds from the sale of such property that would be distributable to our shareholders. As a result, the amount available for distribution to our shareholders would be substantially less than if the REIT had not operated and sold such property through the TRS and such transaction was not successfully characterized as a prohibited transaction. The maximum federal corporate income tax rate currently is 35%. Federal, state and local corporate income tax rates may be increased in the future, and any such increase would reduce the amount of the net proceeds available for distribution by us to our shareholders from the sale of property through a TRS after the effective date of any increase in such tax rates.

If we own too many properties through one or more of our TRSs, then we may lose our status as a REIT. If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we may be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to shareholders because of the additional tax liability. In addition, distributions to shareholders would no longer qualify for the distributions paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. As a REIT, the value of the securities we hold in all of our TRSs may not exceed 25% of the value of all of our assets at the end of any calendar quarter. If the Internal Revenue Service were to determine that the value of our interests in all of our TRSs exceeded 25% of the value of total assets at the end of any calendar quarter, then we would fail to qualify as a REIT. If we determine it to be in our best interests to own a substantial number of our properties through one or more TRSs, then it is possible that the Internal Revenue Service may conclude that the value of our interests in our TRSs exceeds 25% of the value of our total assets at the end of any calendar quarter and therefore cause us to fail to qualify as a REIT. Additionally, as a REIT, no more than 25% of our gross income with respect to any year may be from sources other than real estate. Distributions paid to us from a TRS are considered to be non-real estate income. Therefore, we may fail to qualify as a REIT if distributions from all of our TRSs, when aggregated with all other non-real estate income with respect to any one year, are more than 25% of our gross income with respect to such year. We will use all reasonable efforts to structure our activities in a manner that satisfies the requirements for qualification as a REIT. Our failure to qualify as a REIT would adversely affect your return on your investment.

Certain fees paid to us may affect our REIT status.

Certain fees and income we receive could be characterized by the Internal Revenue Service as non-qualifying income for purposes of satisfying the “income tests” required for REIT qualification. If this fee income were, in fact, treated as non-qualifying, and if the aggregate of such fee income and any other non-qualifying income in any taxable year ever exceeded 5% of our gross revenues for such year, we could lose our REIT status for that taxable year and the four ensuing taxable years. We will use all reasonable efforts to structure our activities in a manner that satisfies the requirements for qualification as a REIT. Our failure to qualify as a REIT would adversely affect your return on your investment.

You may have tax liability on distributions you elect to reinvest in our common shares of beneficial interest, and you may have to use funds from other sources to pay such tax liability.

If you elect to have your distributions reinvested in our common shares of beneficial interest pursuant to our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested that does not represent a return of capital. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the shares received.

If our operating partnership fails to maintain its status as a partnership, its income may be subject to taxation, which would reduce our cash available for distribution to our shareholders.

We intend to maintain the status of the operating partnership as a partnership for federal income tax purposes. However, if the Internal Revenue Service were to successfully challenge the status of the operating partnership as a partnership, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This would also result in our losing REIT status, and becoming subject to a corporate level tax on our own income. This would substantially reduce our cash available to make distributions and the return on your investment. In addition, if any of the partnerships or limited liability companies through which the operating partnership owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to the operating partnership. Such a recharacterization of an underlying property owner could also threaten our ability to maintain REIT status.

In certain circumstances, we may be subject to federal and state taxes on income as a REIT, which would reduce our cash available for distribution to our shareholders.

Even if we maintain our status as a REIT, we may become subject to federal income taxes and related state taxes. For example, if we have net income from a “prohibited transaction,” such income will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the interest on our secured loans or the sale or other disposition of our property and pay income tax directly on such income. In that event, our shareholders would be treated as if they earned that income and paid the tax on it directly. However, shareholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the operating partnership or at the level of the other companies through which we indirectly make secured loans or own our assets. Any federal or state taxes paid by us will reduce our cash available for distribution to our shareholders.

Legislative or regulatory action could adversely affect the returns to our investors.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in our common shares of beneficial interest. On March 30, 2010, the President signed into law the Health Care and Education Reconciliation Act of 2010, or the Reconciliation Act. The Reconciliation Act will require certain U.S. shareholders who are individuals, estates or trusts to pay a 3.8% Medicare tax on, among other things, dividends on and capital gains from the sale or other disposition of shares, subject to certain exceptions. This additional tax will apply broadly to essentially all dividends and all gains from dispositions of shares, including dividends from REITs and gains from dispositions of REIT shares, such as our common shares of beneficial interest. As enacted, the tax will apply for taxable years beginning after December 31, 2012.

Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of a shareholder. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares.

Congress passed major federal tax legislation in 2003, with modifications to that legislation in 2005 and an extension of that legislation by the Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010. One of the changes effected by that legislation generally reduced the maximum tax rate on qualified dividends paid by corporations to individuals to 15% through 2012. REIT distributions, however, generally do not constitute qualified dividends and consequently are not eligible for this reduced maximum tax rate. Therefore, you will pay federal income tax on our distributions (other than capital gains dividends or distributions which represent a return of capital for tax purposes) at the applicable “ordinary income” rate, the maximum of which is currently 35%. However, as a REIT, we generally would not be subject to federal or state corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our shareholders, and we thus expect to avoid the “double taxation” to which other companies are typically subject.

The tax rate changes contained in the Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010 are currently scheduled to expire at the end of 2012. It is widely anticipated that this expiration will provoke a legislative response from Congress for tax years beginning after December 31, 2012. It is impossible to anticipate the effects of any such legislation at this time.

Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be taxed for federal income tax purposes as a corporation. As a result, our declaration of trust provides our board of trustees with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our shareholders. Our board of trustees has fiduciary duties to us and our shareholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our shareholders.

Equity participation in secured loans may result in taxable income and gains from these properties which could adversely impact our REIT status.

If we participate under a secured loan in any appreciation of the properties securing the secured loan or its cash flow and the Internal Revenue Service characterizes this participation as “equity,” we might have to recognize income, gains and other items from the property. This could affect our ability to qualify as a REIT.

Distributions to tax-exempt investors may be classified as UBTI and tax-exempt investors would be required to pay tax on such income and to file income tax returns.

Neither ordinary nor capital gain distributions with respect to our common shares of beneficial interest nor gain from the sale of shares should generally constitute UBTI to a tax-exempt investor. However, there are certain exceptions to this rule, including:

•

under certain circumstances, part of the income and gain recognized by certain qualified employee pension trusts with respect to our shares may be treated as UBTI if our shares are predominately held by qualified employee pension trusts, such that we are a “pension-held” REIT (which we do not expect to be the case);

•

part of the income and gain recognized by a tax-exempt investor with respect to our shares would constitute UBTI if such investor incurs debt in order to acquire the common shares of beneficial interest; and

•

part or all of the income or gain recognized with respect to our common shares of beneficial interest held by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from U.S. federal income taxation under Sections 501(c)(7), (9), (17) or (20) of the Internal Revenue Code may be treated as UBTI.

We encourage you to consult your own tax advisor to determine the tax consequences applicable to you if you are a tax-exempt investor. See “Federal Income Tax Considerations — Taxation of Shareholders — Taxation of Tax-Exempt Shareholders.”

Distributions to foreign investors may be treated as ordinary income distributions to the extent that they are made out of current or accumulated earnings and profits.

In general, foreign investors will be subject to regular U.S. federal income tax with respect to their investment in our shares if the income derived therefrom is “effectively connected” with the foreign investor’s conduct of a trade or business in the United States. A distribution to a foreign investor that is not attributable to gain realized by us from the sale or exchange of a “U.S. real property interest” within the meaning of the Foreign Investment in Real Property Tax Act of 1980, as amended, or FIRPTA, and that we do not designate as a capital gain dividend, will be treated as an ordinary income distribution to the extent that it is made out of current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). Generally, any ordinary income distribution will be subject to a U.S. federal income tax equal to 30% of the gross amount of the distribution, unless this tax is reduced by the provisions of an applicable treaty. See the “Federal Income Tax Considerations — Taxation of Foreign Shareholders” section of this prospectus.

Foreign investors may be subject to FIRPTA tax upon the sale of their shares.

A foreign investor disposing of a U.S. real property interest, including shares of a U.S. entity whose assets consist principally of U.S. real property interests, is generally subject to FIRPTA tax on the gain recognized on the disposition. Such FIRPTA tax does not apply, however, to the disposition of shares in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50% of the REIT’s shares, by value, have been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. While we intend to qualify as “domestically controlled,” we cannot assure you that we will. If we were to fail to so qualify, gain realized by foreign investors on a sale of our shares would be subject to FIRPTA tax, unless the shares were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5% of the value of our outstanding common shares of beneficial interest. See the “Federal Income Tax Considerations — Taxation of Foreign Shareholders” section of this prospectus.

Foreign investors may be subject to FIRPTA tax upon the payment of a capital gain distribution.

A foreign investor also may be subject to FIRPTA tax upon the payment of any capital gain distribution by us, which distribution is attributable to gain from sales or exchanges of U.S. real property interests. Additionally, capital gain distributions paid to foreign investors, if attributable to gain from sales or exchanges of U.S. real property interests, would not be exempt from FIRPTA and would be subject to FIRPTA tax. See the “Federal Income Tax Considerations — Taxation of Foreign Shareholders” section of this prospectus for further discussion.

We encourage you to consult your own tax advisor to determine the tax consequences applicable to you if you are a foreign investor.

Risks Related to Investments by Tax-Exempt Entities and Benefit Plans Subject to ERISA

If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our common shares of beneficial interest, you could be subject to criminal and civil penalties.

There are special considerations that apply to tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) of ERISA and other retirement plans or accounts subject to Section 4975 of the Internal Revenue Code (such as IRAs or annuities described in Sections 408 or 408A of the Internal Revenue Code, annuities described in Sections 403(a) or (b) of the Internal Revenue Code, Archer MSAs described in Section 220(d) of the Internal Revenue Code, health savings accounts described in Section 223(d) of the Internal Revenue Code, and Coverdell education savings accounts described in Section 530 of the Internal Revenue Code) that are investing in our shares. If you are investing the assets of a plan or IRA in our common shares of beneficial interest, you should satisfy yourself that, among other things:

•

your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code applicable to your plan or IRA, and other applicable provisions of ERISA and the Internal Revenue Code applicable to your plan or IRA;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA (including your plan’s investment policy, if applicable);

•

your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Internal Revenue Code that may apply to your plan or IRA;

•

your investment will not impair the liquidity needs of the plan or IRA, including liquidity needs to satisfy minimum and other distribution requirements and tax withholding requirements that may be applicable;

•	your investment will not produce UBTI for the plan or IRA;

•	you will be able to value the assets of the plan or IRA annually or more frequently in accordance with ERISA and Internal Revenue Code requirements and any applicable provisions of the plan or IRA;

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code; and

•	our assets will not be treated as “plan assets” of your plan or IRA.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil (and, if willful, criminal) penalties and could subject the responsible fiduciaries to liability and equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the “party-in-interest” or “disqualified person” who engaged in the prohibited transaction may be subject to the imposition of excise taxes with respect to the amount involved, and for IRAs, the tax-exempt status of the IRA may be lost. For a discussion of the considerations associated with an investment in our shares by a tax-qualified employee benefit plan or IRA, see “Investment by Tax-Exempt Entities and ERISA Considerations.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements include, in particular, statements about our plans, strategies and prospects. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our business and industry. You can generally identify forward-looking statements by our use of forward-looking terminology, such as “may,” “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” “would,” “could,” “should” and variations of these words and similar expressions. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements.

You should carefully review the “Risk Factors” section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS

The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell (1) the maximum offering of 25,000,000 shares pursuant to our primary offering and no shares pursuant to our distribution reinvestment plan, and (2) the maximum offering of 35,000,000 shares.

Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. We expect to use at least 84.47% of the money that shareholders invest to make secured loans and other real estate investments. The remaining up to 15.53% of gross proceeds of this offering will be used to pay fees and expenses to our advisor, affiliates of our advisor, and the dealer manager and soliciting dealers. Our fees and expenses, as listed below, include the following:

•

Selling commissions equal to 6.5% of gross offering proceeds (except that no selling commissions will be paid with respect to sales pursuant to our distribution reinvestment plan), payable to the dealer manager. The dealer manager will reallow all selling commissions earned to soliciting dealers. Selling commissions may be reduced for certain categories of purchasers or in certain limited circumstances, as described in the “Plan of Distribution” section of this prospectus.

•

Dealer manager fees of 3.5% of our gross offering proceeds (except that no dealer manager fees will be paid with respect to sales pursuant to our distribution reinvestment plan), payable to the dealer manager. The dealer manager fees may be reduced in certain circumstances, as described in the “Plan of Distribution” section of this prospectus. The dealer manager may reallow all or a portion of its dealer manager fee to soliciting dealers.

•

Our advisor or its affiliates will be responsible for the payment of all organization and offering expenses other than those expenses that would be deemed to be underwriting compensation, which we will pay directly. We will pay our advisor or its affiliates a flat fee of 3% of the gross offering proceeds (other than proceeds with respect to sales pursuant to our distribution reinvestment plan) for organization and offering expenses that it incurs on our behalf. Our advisor and its affiliates will be responsible for the payment of all organization and offering expenses related to our primary offering (other than selling commissions and dealer manager fees) to the extent they exceed 3% of gross offering proceeds from the primary offering, without recourse against or reimbursement by us. We may not amend our advisory management agreement to increase the amount we are obligated to pay our advisor with respect to organization and offering expenses during this primary offering. Under no circumstances may our total organization and offering expenses (including selling commissions and dealer manager fees) exceed 15% of gross offering proceeds.

Organization and offering expenses (other than selling commissions and dealer manager fees) are defined generally as any and all costs and expenses incurred by us in connection with our formation, preparing us for this offering, the qualification and registration of this offering and the marketing and distribution of our shares in this offering, including, but not limited to, accounting and legal fees, bona fide due diligence expenses which are separately and specifically invoiced, amending the registration statement and supplementing the prospectus, printing, mailing and distribution costs, filing fees, amounts to reimburse our advisor or its affiliates for the salaries of employees and other costs in connection with preparing supplemental sales literature, telecommunication costs, charges of transfer agents, registrars, trustees, escrow holders, depositories and experts, the cost of bona fide training and education meetings held by us (including the travel, meal and lodging costs of registered representatives of broker-dealers), attendance fees and cost reimbursement for employees of our advisor and its affiliates to attend retail conferences conducted by broker-dealers.

•

Acquisition and origination fees and expenses equal to 3% of the net amount available for investment after payment of selling commissions, dealer manager fees and organization and offering expenses, i.e., 3% of the funds advanced in respect of secured loans and 3% of the contract purchase price of other real estate investments, payable to our advisor and its affiliates in connection with the selection, evaluation, acquisition and/or origination of secured loans, and the selection, evaluation and acquisition of other real estate investments, including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses, nonrefundable option payments on properties that are not acquired, title insurance, and miscellaneous expenses related to the selection and acquisitions of investments, whether or not acquired; provided, however, that no acquisition and origination fees and expenses will be paid with respect to any asset level indebtedness we incur. The acquisition and origination fees and expenses that we pay will be reduced by the amount of any acquisition and origination fees and expenses paid by borrowers or investment entities to our advisor or affiliates of our advisor with respect to our investment. We will not pay any acquisition and origination fees and expenses with respect to any participation agreement we enter into with our affiliates or any affiliates of our advisor for which our advisor or affiliates of our advisor previously has received acquisition and origination fees and expenses from such affiliate with respect to the same secured loan or other real estate asset. Acquisition and origination fees and expenses, if any, will be paid by us with respect to each new loan we originate or acquire at the time we enter into or acquire the loan. Acquisition and origination fees and expenses, if any, will be paid by us with respect to each new real estate asset we acquire at the time such acquisition is closed.

In no event shall the total underwriting compensation, including selling commissions and dealer manager fees, exceed 10% of gross offering proceeds.

	Maximum Primary Offering (25,000,000 shares)(1)		Maximum Total Offering (35,000,000 shares)(1)
	Amount	Percent	Amount	Percent
Gross offering proceeds	$500,000,000	100.00%	$700,000,000	100.00%
Selling commissions(2)	32,500,000	6.50	32,500,000	4.64
Dealer manager fees(2)	17,500,000	3.50	17,500,000	2.50
Organization and offering expenses(3)	15,000,000	3.00	15,000,000	2.14

Amount available for investment	$435,000,000	87.00%	$635,000,000	90.71%

Acquisition and origination fees and expenses(4)	$12,669,903	2.53%	$18,495,146	2.64%

Amount estimated to be invested(5)	$422,330,097	84.47%	$616,504,854	88.07%

(1)	For purposes of this table, the maximum primary offering amounts assume that no purchases are made under our distribution reinvestment plan, and the maximum total offering amounts assume the sale of all 10,000,000 shares being offered under our distribution reinvestment plan.

(2)	We pay selling commissions of up to 6.5% and a dealer manager fee of up to 3.5%, each of which is based on the gross proceeds of the primary offering and payable to the dealer manager. The dealer manager will reallow all selling commissions, subject to federal and state securities laws, to the soliciting dealers who sold our common shares. The dealer manager, in its sole discretion, may reallow all or a portion of the dealer manager fee attributable to our common shares, subject to federal and state securities laws, sold by soliciting dealers participating in this offering. The selling commissions and dealer manager fee may be reduced for volume discounts and other circumstances or waived as further described in the “Plan of Distribution” section of this prospectus; however, for purposes of this table, we have not assumed any such discounts or waivers. We do not pay selling commissions or dealer manager fees for shares issued pursuant to our distribution reinvestment plan.

(3)	Our advisor will pay any amount of organization and offering expense that exceeds 3% of the gross proceeds from our primary offering.

(4)	For purposes of this table, we have assumed that 87% of gross offering proceeds (or 90.71% of gross proceeds from the total offering which includes the maximum number of shares registered in respect of both the primary offering and the distribution reinvestment plan) are used to make loans or acquire other real estate assets and to pay the fees and expenses related to the selection and acquisition of such investments.

(5)	Includes amounts we expect to invest in secured loans and other real estate investments net of fees and expenses. We estimate that at least 84.47% of gross offering proceeds will be used to acquire secured loans and other real estate investments. The percentage of gross offering proceeds available to be invested may increase to 88.07% if our distribution reinvestment plan is fully subscribed.

We intend to concentrate on single-family housing investments and financings, with a primary focus on single-family lot development. Although this specific focus is narrow, the investment and loan structures will vary from equity investments to first lien and subordinate secured residential real estate loans. The percentage of our proceeds loaned for, or invested in, land for the development of single-family lots, finished lots, construction of new single-family homes and model homes will be determined by housing and credit market conditions, and therefore, it is not possible to provide estimated percentages of each type of investment.

We currently pay monthly distributions. In the event we do not have enough cash from operations to fund future distributions, we may borrow, issue additional securities or sell assets in order to fund the distributions or make the distributions out of net proceeds from this offering. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any; or (3) jeopardize our ability to qualify as a REIT.

On a national level, we believe that the housing market is oversupplied and undergoing price corrections. Accordingly, most housing markets are not conducive to additional lot development. In addition, development financing is constrained on a national level. Current credit market constraints present opportunities for finished lot financing and construction lending in select markets, notably Texas, which we believe has experienced growth and little oversupply and pricing correction. Therefore, in the near term, we will concentrate substantially all of our investing and lending (90% or more) in the major Texas submarkets. Furthermore, in the near term we will concentrate substantially all (90% or more) of our investments in (1) secured loans for the construction of single-family homes and (2) loans secured by completed new single-family homes. To a lesser extent (10% or less), our investments will be in (1) direct investments in completed new single-family homes and (2) the purchase of discounted cash flows secured by state, county, municipal or other similar assessments on real property (as described in the “Investment Objectives and Criteria — Acquisition and Investment Policies — Types of Investments” section of this prospectus).

As national markets are corrected and corresponding demand for land acquisition and new lot development increases, we will increase the percentage of our proceeds invested in land acquisition and development loans. As national markets correct, we intend to invest in markets with strong, long-term underlying single-family housing fundamentals, such as strong population growth, employment and economic growth and household formation including California, Florida, Arizona and Nevada; however, our primary geographic concentration will remain in the major Texas markets. Additionally, as housing market conditions improve, we expect conventional lenders will increase the amount of construction and development financing available, and we will decrease our first-lien secured development and construction lending and increase the amount of our subordinate financing. In a corrected, stable housing market, we will concentrate substantially all (90% or more) of our investments in (1) secured loans for the acquisition and development of parcels of real property as single-family residential lots and (2) direct investments in parcels of real property for development into single-family residential lots. To a lesser extent (10% or less), our investments will be direct investments in, and loans secured by, developed single-family lots.

Applications of offering proceeds are subject to change as our board of trustees revises the methods of implementing our investment policies. If our board of trustees revises the methods of implementing our investment policies, disclosure of such revisions will be included in a supplement to this prospectus, as well as our next quarterly or annual report and, if necessary, a current report on Form 8-K. Conditions that will result in change of the allocations of our offering proceeds include:

•

the return of conventional bank financing for the construction of single-family homes, which will afford homebuilders a lower cost of financing, thereby decreasing our investments in secured loans for the construction of single-family homes;

•	improved regional and national home sales, which will reduce outstanding inventories and decrease our loans and investments in completed single-family homes;

•

improved regional and national home sales, which will increase the demand for developed lots, thereby increasing the amount of our loans for, and investments in, parcels of real property for development into single-family residential lots;

•

the return of conventional bank financing for the acquisition of parcels of real property for development into single-family residential lots, which will afford developers a lower cost of financing, thereby decreasing our investments in first-lien secured development loans;

•	the decrease in first-lien secured development loans, which will result in the increase of our subordinate development loans as a percentage of our investments;

•

improved regional and national home sales, which will increase the demand for finished lots, creating the need for capital structures to provide for the purchase and inventory of finished lots, thereby increasing our loans for, and investments in, single-family lots;

•

improved regional and national home sales, which will increase the demand for conventional financing for development of single-family lots and the construction of homes, thereby increasing the opportunity for us to provide credit enhancements to developers, homebuilders, land bankers and other real estate investors, thus increasing the amount of credit enhancements we will provide; and

•

the return of secondary securitization markets for real estate secured loans, which will increase the amount of our participations in or financing for other real estate investors of securitized loan pools.

Our independent trustees will review our investment policies at least annually to determine that our policies are in the best interest of our shareholders.

In a stable housing and credit market, we will experience changes in the percentage of our investments and loans across the various investment and loan categories as the developments securing our investments and loans progress through the development lifecycle. The lifecycle of single-family lot development and home construction generally begins with the acquisition of land for development of single-family lots, followed by the entitlement and engineering of the subject property, followed by the development of raw land into a finished lot, followed by the construction and sale of a single-family home. We will invest and loan at different points in the development lifecycle in accordance with our investment criteria, yield requirements, cash flow expectations, investment horizon and risk tolerances. We also will determine to exit investments in land development and home construction projects at different points in the development lifecycle in accordance with our investment criteria, yield requirements, cash flow expectations, investment horizon and risk tolerances.

Until required in connection with the funding of loans or other investments, substantially all of the net proceeds of this offering and, thereafter, our working capital reserves, may be invested in short-term, highly-liquid investments including, but not limited to, government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

SELECTED FINANCIAL DATA

The following selected financial data should be read with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the notes thereto in our 2011 Annual Report on Form 10-K, incorporated by reference into the prospectus. Our historical results are not necessarily indicative of results for any future period.

The following tables present summarized financial information, including balance sheet data, operating data, and statement of cash flows data in a format consistent with our financial statements.

	December 31,
	2011	2010	2009	2008
BALANCE SHEET DATA
Cash and cash equivalents	$6,031,956	$2,543,501	$520,311	$23,629
Loan participation interest — related parties, net	23,036,428	6,190,133	1,380,757	—
Notes receivable, net	109,070,679	53,800,754	—	—
Notes receivable — related parties, net	14,308,463	5,627,299	—	—
Deferred offering costs	8,533,957	7,372,116	5,684,106	1,455,788
Other assets	5,474,250	4,036,981	723,582	—

Total assets	$166,455,733	$79,570,784	$8,308,756	$1,479,417

Accrued liabilities — related parties	$9,064,509	$8,103,153	$5,516,613	$1,279,038
Notes payable	14,399,059	18,167,025	—	—
Lines of credit	10,735,608	4,087,797	—	—
Senior credit facility	3,013,180	1,929,669	—	—
Other liabilities	937,748	688,901	708,171	—

Total liabilities	38,150,104	32,976,545	6,224,784	1,279,038
Shareholders’ equity	128,305,629	46,594,239	2,083,972	200,379

Total liabilities and shareholders’ equity	$166,455,733	$79,570,784	$8,308,756	$1,479,417

	Year Ended December 31,			Period from May 28, 2008 (Inception) through December 31, 2008
	2011	2010	2009
OPERATING DATA
Interest income — related parties	$3,409,831	$1,417,320	$4,217	$—
Commitment fee income — related parties	40,689	—	—	—
Total revenues	13,298,050	4,478,358	4,247	619
General and administrative expenses	501,278	139,633	21,491	240
General and administrative expenses — related parties	736,896	345,315	2,234	—
Interest expense	1,731,058	976,141	—	—
Total expenses	5,418,362	2,252,421	25,959	240
Net income (loss)	7,879,688	2,225,937	(21,712)	379
Net income (loss) per share (1)	1.66	1.67	(1.63)	0.04
Distributions per share (1)	1.74	1.75	0.30	—
Funds from operations (2)	8,287,352	2,486,846	(21,712)	379
Net operating income (3)	13,259,905	4,459,108	4,247	—
STATEMENT OF CASH FLOWS DATA
Cash flows provided by (used in) operating activities	6,342,057	(581,765)	(208,019)	379
Cash flows used in investing activities	(81,309,824)	(64,353,042)	(1,380,757)	—
Cash flows provided by financing activities	78,456,222	66,957,997	2,085,458	23,250

(1)

Net income (loss) per share and distributions per share are based upon the weighted average number of common shares of beneficial interest outstanding. Distributions by us of our current and accumulated earnings and profits for federal income tax purposes are taxable to shareholders as ordinary income. Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the shareholders’ basis in the common shares of beneficial interest to the extent thereof (a return of capital for tax purposes) and, thereafter, as taxable gain. These distributions in excess of earnings and profits will have the effect of deferring taxation of the distributions until the sale of our shareholders’ common shares.

(2)	For additional information on funds from operations, refer to the “Our Performance — Funds from Operations and Modified Funds from Operations” section of this prospectus, which includes a reconciliation of our net income (loss), as reported, to funds from operations for the years ended December 31, 2011, 2010 and 2009, and for the period from May 28, 2008 (Inception) through December 31, 2008.

(3)	For additional information on net operating income, refer to the “Our Performance — Net Operating Income” section of this prospectus, which includes a reconciliation of our GAAP net income (loss) to net operating income for the years ended December 31, 2011, 2010 and 2009, and for the period from May 28, 2008 (Inception) through December 31, 2008.

OUR PERFORMANCE

Funds From Operations and Modified Funds from Operations

Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, has promulgated a measure known as funds from operations (FFO), which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to our net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the White Paper). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment write-downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.

However, changes in the accounting and reporting rules under GAAP that have been put into effect since the establishment of NAREIT’s definition of FFO have prompted an increase in the non-cash and non-operating items included in FFO. Additionally, publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation and therefore require additional adjustments to FFO in evaluating performance. Due to these and other unique features of publicly registered, non-listed REITs, the Investment Program Association (IPA), an industry trade group, has standardized a measure known as modified funds from operations (MFFO), which we believe to be another appropriate supplemental measure to reflect the operating performance of a REIT. The use of MFFO is recommended by the IPA as a supplemental performance measure for publicly registered, non-listed REITs. MFFO is a metric used by management to evaluate sustainable performance and dividend policy. MFFO is not equivalent to our net income or loss as determined under GAAP.

We define MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations (the Practice Guideline), issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities; accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. Our MFFO calculation complies with the IPA’s Practice Guideline described above.

In calculating MFFO, we adjust for acquisition related expenses. Management believes excluding acquisition costs from MFFO provides investors with supplemental performance information that is consistent with the performance models used by management, and provides investors with a view of our portfolio over time, independent of direct costs associated with the timing of acquisition activity. MFFO also allows for a comparison of our portfolio with other REITs that are not currently engaged in acquisition activity, as well as a comparison of our performance with that of other publicly registered, non-listed REITs, as MFFO, or an equivalent measure, is routinely reported by publicly registered, non-listed REITs, and we believe often used by analysts and investors for comparison purposes. With respect to loan loss provisions, management does not include these expenses in our evaluation of the operating performance of our real estate loan portfolio, as we believe these costs will be reflected in our reported results from operations if and when we actually realize a loss on a real estate investment. As many other publicly registered, non-listed REITs exclude such charges in reporting their MFFO, we believe that our calculation and reporting of MFFO will assist investors and analysts in comparing our performance versus other publicly registered, non-listed REITs. The other adjustments included in the IPA’s Practice Guideline are not applicable to us for the years ended December 31, 2011, 2010 and 2009, and for the period from May 28, 2008 (Date of Inception) through December 31, 2008.

Presentation of this information is intended to assist the reader in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income as an indication of our performance, as an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our shareholders. FFO and MFFO should be reviewed in conjunction with other measurements as an indication of our performance. MFFO has limitations as a performance measure in an offering such as ours where the price of a common share of beneficial interest is a stated value and there is no net asset value determination during the offering and for a period thereafter. MFFO may be useful in assisting management and investors in assessing the sustainability of operating performance and our current distribution policy in future operating periods, and in particular, after the offering of our shares is complete or the time when we cease to make investments on a frequent and regular basis and net asset value is disclosed. FFO and MFFO are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO and MFFO. In addition, because MFFO excludes the effect of acquisition costs, which are an important component in an analysis of the historical performance of an asset, MFFO should not be construed as a historic performance measure. Our FFO and MFFO reporting complies with NAREIT’s policy described above.

The following is a reconciliation of net income to FFO and MFFO for the years ended December 31, 2011, 2010 and 2009, and for the period from May 28, 2008 (Date of Inception) through December 31, 2008. All amounts in this table have been rounded to the nearest thousand:

	For the year ended December 31,			Period from May 28, 2008 (Inception) through December 31, 2008
	2011	2010	2009
Funds From Operations
Net Income (Loss), as reported	$7,880,000	$2,226,000	$(22,000)	$—
Add:
Amortization expense	408,000	261,000	—	—

FFO	8,288,000	2,487,000	(22,000)	—
Other Adjustments:
Provision for loan losses	512,000	162,000	—	—
Acquisition costs	412,000	124,000	—	—

MFFO	$9,212,000	$2,773,000	$(22,000)	$—

Net Operating Income

We are disclosing net operating income and intend to disclose net operating income in future filings, because we believe that net operating income provides an accurate measure of the operating performance of our operating assets because net operating income excludes certain items that are not directly associated with our investments. Net operating income is a non-GAAP financial measure that is defined as net income, computed in accordance with GAAP, generated from properties before interest expense, general and administrative expense, depreciation, amortization and interest and dividend income. Additionally, we believe that net operating income is a widely accepted measure of comparative operating performance in the real estate community. However, our use of the term net operating income may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

To facilitate understanding of this financial measure, the following is a reconciliation of net income to net operating income for the years ended December 31, 2011, 2010 and 2009, and for the period from May 28, 2008 (Date of Inception) through December 31, 2008. All amounts in this table have been rounded to the nearest thousand:

	For the year ended December 31,			Period from May 28, 2008 (Inception) through December 31, 2008
	2011	2010	2009
Net Operating Income
Net Income (Loss), as reported	$7,880,000	$2,226,000	$(22,000)	$—
Add:
Interest expense	1,731,000	976,000	—	—
General and administrative expense (1)	3,280,000	1,015,000	26,000	—
Amortization expense	408,000	261,000	—	—
Less:
Other interest and dividend income	(38,000)	(19,000)	—	—

Net operating income	$13,261,000	$4,459,000	$4,000	$—

(1)	Includes advisory fee – related party expense, provision for loan losses expense, general and administrative expense, net of amortization expense and general and administrative – related party expense, net of amortization expense.

Information Regarding Our Distributions

We accepted our initial public subscribers effective December 18, 2009. Accordingly, fiscal year 2010 was our first full year of operations. We expect to experience an increase in liquidity, operating income, and cash flows from operations as additional subscriptions for common shares are received and proceeds from such subscriptions are invested in revenue-generating real estate investments. Further, we believe operating income will improve in future periods as start-up costs and general and administrative expenses are borne over a larger investment portfolio.

We must distribute to our shareholders at least 90% of our taxable income each year in order to meet the requirements for being treated as a REIT under the Internal Revenue Code of 1986, as amended. This requirement is described in greater detail in the “Federal Income Tax Considerations — Annual Distribution Requirements” section of this prospectus. The amount of the distributions to our shareholders (other than special distributions) is determined quarterly by our board of trustees and is dependent on a number of factors, including funds available for payment of distributions, our financial condition, loan funding commitments and annual distribution requirements needed to qualify or maintain our status as a REIT under the Internal Revenue Code of 1986, as amended.

Our board of trustees has authorized a distribution of our earnings to our shareholders of record beginning as of the close of business on each day of the period commencing on December 18, 2009 and ending on June 30, 2012. The distributions are calculated based on the number of days each shareholder has been a shareholder of record based on 365 days in the calendar year. For distributions declared for each record date in the December 2009 through June 2011 periods, our distribution rate was $0.0043836 per common share of beneficial interest, which is equal to an annualized distribution rate of 8.0%, assuming a purchase price of $20.00 per share. For distributions declared for each record date in the July 2011 through June 2012 periods, our distribution rate is $0.0044932 per common share of beneficial interest, which is equal to an annualized distribution rate of 8.2%, assuming a purchase price of $20.00 per share. These distributions are aggregated and paid monthly in arrears. Distributions are paid on or about the 25th day of the respective month. Distributions for shareholders participating in our distribution reinvestment plan are reinvested into our shares on the payment date of each distribution.

On September 8, 2010, our board of trustees authorized a special distribution to our shareholders of record as of the close of business on September 15, 2010. This special distribution was paid pro rata over all common shares of beneficial interest outstanding as of September 15, 2010, in an amount equal to $0.05 per common share of beneficial interest. This special distribution was paid in October 2010.

In addition, on September 8, 2010, our board of trustees authorized a special distribution to our shareholders of record as of the close of business on December 15, 2010. This special distribution was paid pro rata over all common shares of beneficial interest outstanding as of December 15, 2010, in an amount equal to $0.15 per common share of beneficial interest. This special distribution was paid in February 2011.

On March 10, 2011, our board of trustees authorized a special distribution to our shareholders of record as of the close of business on April 30, 2011. This special distribution was paid pro rata over all common shares of beneficial interest outstanding as of April 30, 2011 in an amount equal to $0.10 per common share of beneficial interest. This special distribution was paid in May 2011.

On June 27, 2011, our board of trustees authorized a special distribution to our shareholders of record as of the close of business on August 31, 2011. This special distribution was paid pro rata over all common shares of beneficial interest outstanding as of August 31, 2011 in an amount equal to $0.05 per common share of beneficial interest. This special distribution was paid in September 2011.

On March 1, 2012, our board of trustees authorized a special distribution to our shareholders of record as of the close of business on April 30, 2012. This special distribution will be paid pro rata over all common shares of beneficial interest outstanding as of April 30, 2012 in an amount equal to $0.05 per common share of beneficial interest. This special distribution will be paid in May 2012.

We made the following distributions to our shareholders for the year ended December 31, 2011:

Period Ended	Date Paid	Distribution Amount
December 31, 2010	January 14, 2011	$339,000
December 31, 2010	February 1, 2011	374,000
January 31, 2011	February 23, 2011	379,000
February 28, 2011	March 23, 2011	376,000
March 31, 2011	April 21, 2011	456,000
April 30, 2011	May 17, 2011	387,000
April 30, 2011	May 24, 2011	480,000
May 31, 2011	June 24, 2011	548,000
June 30, 2011	July 22, 2011	574,000
July 31, 2011	August 24, 2011	667,000
August 31, 2011	September 13, 2011	272,000
August 31, 2011	September 23, 2011	725,000
September 30, 2011	October 24, 2011	763,000
October 31, 2011	November 22, 2011	851,000
November 30, 2011	December 22, 2011	890,000

		$8,081,000

For the year ended December 31, 2011, we paid distributions of approximately $8.1 million ($5.1 million in cash and $3.0 million in our common shares of beneficial interest pursuant to our DRIP), as compared to cash flows provided by operations of approximately $6.3 million and FFO of $8.3 million. From May 28, 2008 (Date of Inception) through December 31, 2011, we paid cumulative distributions of approximately $10.0 million, as compared to cumulative FFO of approximately $10.8 million. As of December 31, 2011, we had approximately $623,000 of cash distributions declared that were paid subsequent to period end.

The distributions paid during the years ended December 31, 2011 and 2010, along with the amount of distributions reinvested pursuant to our distribution reinvestment plan and the sources of our distributions were as follows:

	Year Ended December 31,
	2011		2010
Distributions paid in cash	$5,062,000		$1,179,000
Distributions reinvested	3,019,000		707,000

Total distributions	$8,081,000		$1,886,000

Source of distributions:
Cash from operations	$6,342,000	(78%)	$—	—
Borrowings under credit facilities	1,739,000	(22%)	$1,886,000	(100%)

Total sources	$8,081,000	(100%)	$1,886,000	(100%)

The distributions paid during each quarter of 2011, along with the amount of distributions reinvested pursuant to our distribution reinvestment plan and the sources of our distributions were as follows:

	2011
	Q1		Q2		Q3		Q4
Distributions paid in cash	$927,000		$1,168,000		$1,398,000		$1,569,000
Distributions reinvested	541,000		703,000		840,000		935,000

Total distributions	$1,468,000		$1,871,000		$2,238,000		$2.504,000

Source of distributions:
Cash from operations	$93,000	(6%)	$375,000	(20%)	$2,238,000	(100%)	$2,504,000	(100%)
Borrowings under credit facilities	1,375,000	(94%)	1,496,000	(80%)	—	—	—	—

Total sources	$1,468,000	(100%)	$1,871,000	(100%)	$2,238,000	(100%)	$2,504,000	(100%)

In our initial quarters of operations, and from time to time thereafter, we did not generate enough cash flow to fully fund distributions declared. Therefore, some or all of our distributions are paid from sources other than operating cash flow, such as borrowings (including borrowings secured by our assets) in anticipation of future operating cash flow. Distributions in excess of our operating cash flows have been funded via financing activities, specifically borrowings under our credit facilities, consistent with our intent to use our credit facilities to meet our investment and distribution cash requirements throughout our initial period of operations.

We utilize cash to fund operating expenses, make investments, service debt obligations and pay distributions. We receive cash from operations (which includes interest payments) as well as cash from investing activities (which includes repayment of principal on loans we have made) and financing activities (which includes borrowing proceeds and additional capital from the sale of our shares). The funds we receive from operations that are available for distribution may be affected by a number of factors, including the amount of time required for us to invest the funds received in this offering; our operating and interest expenses; the ability of borrowers to meet their obligations under the loans; the amount of distributions or dividends received by us from our indirect real estate investments; the ability of our clients to sell finished lots to homebuilders and the ability of homebuilders to sell new homes to home buyers; capital expenditures and reserves for such expenditures; the issuance of additional shares; and financings and refinancings. In addition, we have secured a senior credit facility, notes payable, and lines of credit to manage the timing of our cash receipts and funding requirements. Over the long term, as additional subscriptions for common shares are received and proceeds from such subscriptions are invested in revenue-generating real estate investments, we expect that substantially all of our distributions will be funded from operating cash flow. Further, we believe operating income will improve in future periods as start-up costs and general and administrative expenses are borne over a larger investment portfolio.

Dilution of the Net Tangible Book Value of Our Shares

In connection with this ongoing offering of our common shares of beneficial interest, we are providing information about our net tangible book value per share. Our net tangible book value per share is a rough approximation of value calculated as total book value of assets minus total liabilities, divided by the total number of shares of beneficial interest outstanding. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation of the company in accordance with our investment objectives. However, net tangible book value does reflect certain dilution in value of our common shares from the issue price as a result of (i) the substantial fees paid in connection with our initial public offering, including selling commissions and dealer manager fees and (ii) the fees and expenses paid to our advisor and its affiliates in connection with the selection, acquisition and sale of our investments. As of December 31, 2011, our net tangible book value per share was $17.39. The offering price under our primary offering (ignoring purchase price discounts for certain categories of purchasers) at December 31, 2011 was $20.00 per share.

Our offering price was not established on an independent basis and bears no relationship to the net value of our assets. Further, the other factors described above with respect to the dilution in the value of our common shares are likely to cause our offering price to be higher than the amount you would receive per share if we were to liquidate at this time.

INVESTMENT OBJECTIVES AND CRITERIA

General

UDF IV is a Maryland real estate investment trust formed on May 28, 2008. Our principal investment objectives are:

•

to make, originate or acquire a participation interest in secured loans (first lien priority, junior lien priority and mezzanine loans secured by real estate and/or a pledge of the equity interest in the entity owning the real estate and/or pledges of other collateral including personal guarantees) for the acquisition of land and development of single-family lots, and the construction of model and new single-family homes, including development of mixed-use master planned residential communities, typically with the loan allocation for any single asset in the range of $2.5 million to $15 million;

•

to make direct investments in land for development into single-family lots, new and model homes and finished lots and homes and joint ventures with real estate developers, homebuilders, land bankers and other real estate investors;

•

to provide secured senior and subordinate lines of credit to real estate developers, homebuilders, land bankers and other real estate investors, including affiliated programs, for the purchase of finished lots and for the construction of single-family homes;

•

to provide credit enhancements to real estate developers, homebuilders, land bankers and other real estate investors who acquire real property, subdivide real property into single-family residential lots, acquire finished lots and/or build homes on such lots;

•	to purchase participations in, or finance for other real estate investors the purchase of, securitized real estate loan pools;

•

to purchase participations in, or finance for other real estate investors the purchase of, discounted cash flows secured by state, county, municipal or other similar assessments levied on real property;

•

to produce net interest income from the interest paid to us on secured loans, securitized loan pools and discounted cash flows that we originate, purchase or finance or in which we acquire a participation interest;

•	to produce investment income from equity investments that we make or in which we acquire a participation interest;

•	to produce a profitable fee from credit enhancements and other transaction fees;

•	to participate, through a direct or indirect interest in borrowers, in the profits earned by such borrowers through the underlying properties;

•	to maximize distributable cash to investors; and

•	to preserve, protect and return capital contributions.

We cannot assure you that we will attain our investment objectives or that our capital will not decrease. Pursuant to our advisory agreement, our advisor will be indemnified even for claims relating to any failure to achieve these objectives if such indemnification is permitted by our declaration of trust and the NASAA REIT Guidelines.

Our board of trustees may revise the methods of implementing our investment policies, which we describe in more detail below, without the concurrence of our shareholders. Our independent trustees review our investment policies at least annually to determine that our policies are in the best interest of our shareholders.

Recommendations relating to our investments are made to our board of trustees by our advisor or asset manager. Investment decisions are subject to approval of our board of trustees, including a majority of our independent trustees. See “Management” for a description of the background and experience of our trustees and the executive officers of our advisor and asset manager.

Acquisition and Investment Policies

Overview

The lifecycle of single-family lot development and home construction generally begins with the acquisition of land for development of single-family lots, followed by the entitlement and engineering of the subject property, followed by the development of raw land into a finished lot, followed by the construction and sale of a single-family home. The United Development Funding programs, UDF I, UDF II, UDF III, UDF LOF and us, invest in and finance the acquisition of land and development of single-family lots, the development of mixed-use master planned residential communities, and the construction and financing of new single-family homes and model homes, providing homebuilders, developers and other real estate investors with a diverse range of capital sources including equity investments, joint venture participations, senior secured loans, subordinated loans, mezzanine loans and credit enhancements. The development lifecycle offers the United Development Funding programs opportunities to participate in and finance land acquisition, development of land into single-family lots, and construction of new and model single-family homes and finished lot banking, depending on the specific investment objectives and criteria of the respective United Development Funding program. In addition, the United Development Funding programs may participate in or purchase securities backed by discounted cash flows and securitized real estate loan pools. The development lifecycle also offers differing levels of capital appreciation, cash flow, loan-to-value ratios, development risk, market risk and investment yields such that investments must be made at the appropriate point in the development lifecycle in order for the respective United Development Funding program to meet its specific investment objectives. The single-family housing industry has proven to be cyclical. Many of the financing and investment opportunities available to the United Development Funding programs are specific to then-current market conditions including land and home inventories and pricing, consumer credit market constraints, illiquidity in conventional development and construction lenders. For all of these reasons, our advisor and asset manager, and their affiliates, must actively manage each asset in the investment portfolios of each United Development Funding program.

Types of Investments

We derive a significant portion of our income by originating, purchasing, participating in and holding for investment secured loans made directly by us or indirectly through our affiliates to persons and entities for the acquisition and development of parcels of real property as single-family residential lots, and the construction of model and new single-family homes, including development of mixed-use master planned residential communities, typically with the loan allocation for any single asset in the range of $2.5 million to $15 million. In most cases, we obtain a first or subordinate lien on the underlying real property to secure our loans (mortgage loans), and we also may require a pledge of all of the equity ownership interests in the borrower entity itself as additional security for our loans. In instances where we do not have a lien on the underlying real property, we obtain a pledge of all of the equity ownership interests of the borrower entity itself to secure such loans (so-called “mezzanine loans”) and/or a pledge of the equity ownership interests of the developer entity or other parent entity that owns the borrower entity. We also may require a pledge of additional assets of the developer, including parcels of undeveloped and developed real property and/or the personal guarantees of principals or guarantees of operating entities in connection with our secured loans. We apply the same underwriting criteria and analysis of the underlying real property to each of our secured loans, regardless of how we decide to structure the secured loan. Our intention is to structure any such mezzanine loans so that they will be treated as a real estate asset, giving rise to interest on an obligation secured by an interest in real property for REIT qualification purposes.

Our declaration of trust limits our ability to invest more than 10% of our total assets in unimproved real property, or secured loans on unimproved property, which is defined as property not acquired for the purpose of producing rental or other operating income, which has no development or construction in progress at the time of acquisition and on which no development or construction is planned in good faith to commence within one year of the acquisition.

In addition to our investments in secured loans, we intend to make direct investments in land for development into single-family lots, new and model homes and finished lots and homes; however, we will not independently develop land or construct homes. In cases where we invest in land for the purpose of development, we will engage an unaffiliated third-party developer, and we may bear the cost of development and/or fund construction costs. When we acquire properties, we most often will do so through a special purpose entity formed for such purpose or a joint venture formed with a single-family residential developer, homebuilder, real estate developer or other real estate investor, with us providing equity and/or debt financing for the newly-formed entity. In limited circumstances, and in accordance with the federal tax rules for REITs and the exemptions from registration under the Investment Company Act, we may make equity investments through special purpose entities in land for development into single-family lots, new and model homes and finished lots. We also may enter into joint ventures with unaffiliated real estate developers, homebuilders, land bankers and other real estate investors, or with other United Development Funding-sponsored programs, to originate or acquire, as the case may be, the same kind of secured loans or real estate investments we may originate or acquire directly.

We may seek an increased return by entering into participation agreements with real estate developers, homebuilders or real estate investors or joint venture entities, or by providing credit enhancements for the benefit of other entities that are associated with residential real estate financing transactions. The participation agreements and credit enhancements are expected to come in a variety of forms; participation agreements may take the form of profit agreements, ownership interests and participating loans, while credit enhancements may take the form of guarantees, pledges of assets, letters of credit and inter-creditor agreements. We also intend to provide secured senior and subordinate lines of credit to real estate developers, homebuilders, land bankers and other real estate investors, including other United Development Funding-sponsored programs, for the purchase of finished lots and for the construction of single-family homes.

In the typical transaction in which we provide a credit enhancement to a borrower with respect to a loan from a third party, we expect to charge such borrower a credit enhancement fee of 1% to 7% of the projected maximum amount of our outstanding credit enhancement obligation for each 12-month period such obligation is outstanding, in addition to any costs that we may incur in providing the credit enhancement to the borrower. We cannot assure you that we will obtain a 1% to 7% credit enhancement fee. The actual amount of such credit enhancement fee will be based on the risk perceived by our advisor to be associated with the transaction, the value of the collateral associated with the transaction, our security priority as to the collateral associated with the transaction, the form and term of the credit enhancement, and our overall costs associated with providing the credit enhancement; higher risks and increased costs associated with providing the credit enhancement will necessitate the charging of a higher credit enhancement fee. Federal tax laws applicable to REITs also may limit our ability to charge credit enhancement fees unless we make our credit enhancements through a taxable REIT subsidiary.

Furthermore, we intend to purchase participations in, or finance for other real estate investors the purchase of, securitized real estate loan pools, including pools originated by our affiliates. Typically, real estate lenders wishing to create liquidity will pool loans and sell participations in the pools priced in accordance with the seniority in payment of each level or “tranche” of participation. We will seek yields and priority in accordance with our risk profile and return expectations. If we invest in securitized real estate loan pools originated by our affiliates, such investments must be approved by a majority of our trustees (including a majority of our independent trustees) not otherwise interested in the transaction as being fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. In addition, the price must be based on the fair market value of the assets, as determined by an independent expert selected by a majority of our independent trustees.

We also may purchase participations in discounted cash flows secured by state, county, municipal or similar assessments levied on real property. In certain geographic areas, developers use a form of state, county, municipal or similar assessment-based financing to pay for development infrastructure. The development entity is empowered to levy and collect an assessment on real property to repay the cost of the designated improvements. Developers wishing to create liquidity will discount and sell the future revenue stream associated with the levy. We will seek yields and priority in accordance with our risk profile and return expectations.

We intend to concentrate our investments on single-family lot developers who sell their lots to national, regional and local homebuilders for the acquisition of property and the development of residential lots, as well as homebuilders for the construction of single-family homes. We intend to target as a primary development market lots that have been pre-sold to national or regional affordable housing builders, as well as targeting homebuilders themselves for the construction of single family homes. We intend to finance projects where the completed subdivision will consist of homes priced at or below the “conforming loan” limits for the specific geographic region. Conforming loans are loans that are eligible for purchase in the secondary market by government sponsored agencies or insured by an agency of the U.S. government. Generally, conforming loan limits are approximately 150% of the median home price of the respective housing market, adjusted for the specific market. The conforming loan limits are subject to change by law or regulation. We expect most of these homes will be targeted for the first time home buyer or, for the higher priced homes, persons moving from their first, or “starter,” homes to slightly more upscale homes, the so-called “move-up” home buyers. The housing development projects may also include large-scale planned communities, commonly referred to as “master planned communities,” that provide a variety of housing choices, including choices suitable for first time home buyers and move-up home buyers, as well as homes with purchase prices exceeding the conforming loan limits.

We anticipate that the developments that secure our loans and investments will consist of both single-phase and, where larger parcels of land are involved, multi-phase projects and will be subject to third-party land acquisition and development loans representing approximately 60% to 75% of total project costs. These loans will have priority over the loans that we originate or buy, which we expect will represent approximately 15% to 30% of total project costs; however, we will not invest in any property in which the total amount of all secured loans outstanding on such property, including our loans with respect to the property, exceeds 85% of the appraised improved value of the property, unless substantial justification exists because of the presence of other underwriting criteria. In each instance, we will require the borrower to cover at least 10% of the total project costs with its own equity investment which may be cash or additional collateral or value-add improvements. We will oftentimes subordinate our loans to the terms of indebtedness from other lenders relating to the subject real property to allow our borrowers to avail themselves of additional land and lot acquisition and development financing at a lower total cost to the borrower than the cost of our loan, although we will not subordinate our loans to any debt or equity interest of our advisor, our sponsor or any of our trustees, or any of our affiliates. The use of third-party leverage, typically senior bank debt, at favorable rates allows borrowers to reduce their overall cost of funds for lot and land acquisition, community development or home construction by combining our funds with lower-cost debt. Projects that fail to meet timing projections will increase the borrowers’ overall cost of funds because the borrower will be carrying debt and incurring interest for a longer period than anticipated. Conversely, borrowers whose lots, land and homes are sold or otherwise disposed of ahead of schedule may benefit from a lower overall cost of funds.

In addition to the risk that a borrower’s activities to build homes or develop the subject parcels will not be successful or will exceed the borrower’s budget, we believe that we will be subject to market-timing risk, or the risk that market conditions will adversely impact the borrower’s ability to sell the home or developed lots at a profit. Economic issues affecting the new home sales market, such as interest rates, employment rates, population growth, migration and immigration, as well as home ownership rates and household formation trends, will affect the demand for homes and lots, and therefore also impact the likelihood that a developer or homebuilder will be successful. Some of the risks inherent with development and construction financing include: (1) the availability of home mortgage loans and the liquidity of the secondary home mortgage market; (2) the availability of commercial land acquisition and development loans and the corresponding interest and advance rates; (3) the stability of global capital and financial institution markets; (4) the need to contribute additional capital in the event the market softens and the developer or homebuilder requires additional funding; (5) the reduction of the developer’s or homebuilder’s incentive if the developer’s or homebuilder’s profits decrease, which could result as both capital advanced and marketing time increase; and (6) the possibility, in those situations, that our returns will be less than our projected returns. For a discussion of additional risks, see the section of this prospectus captioned “Risk Factors — Risks Related to an Investment in United Development Funding IV.”

Our real estate loan and investment model differs from traditional models primarily due to our “actively managed portfolio” approach. UMTH LD, as our asset manager, will identify and underwrite real estate professionals in each region or, in some cases, each sub-market in which we invest, and it will utilize these proprietary strategic partner relationships to actively manage each loan or investment. In some cases, this may involve developing relationships with strategic partners in correcting markets, who may be able to provide us with knowledge, a presence and access to investment opportunities. Given the current economic environment and capital constraints, this also may involve banks, insurance companies, institutional investors and other traditional lending institutions that approaching us for assistance with troubled assets. Large institutional investors generally rely on investments meeting initial expectations and, when market conditions negatively impact the performance of their investments, find themselves in need of asset managers or, in some cases, must liquidate investments below their initial return expectations. The inability of some homebuilders and developers to obtain financing through traditional sources may cause homebuilders and developers to seek additional financing from entities with cash, which may include us. Therefore, we will look to purchase investments at a discount when such opportunities are presented. We believe that our strategic partner relationships will help us to identify such potentially beneficial investments.

Our loans and investments are underwritten, in part, on the basis of an assessment by our asset manager of its ability to execute on possible alternative development and exit strategies in light of changing market conditions. We believe there is significant value added through the use of an actively managed portfolio investment model. We intend to manage our investment portfolio in the context of both the development lifecycle and changing market conditions in order to ensure that our assets continue to meet our investment objectives and underwriting criteria.

We expect that a significant portion of our income will be in the form of interest payments to us in respect of secured loans. Through the fifth year following the termination of our primary offering, we intend to reinvest the principal repayments we receive on loans to create or invest in new loans. Following the fifth anniversary of the termination of our primary offering, we will not reinvest such proceeds in order to provide our shareholders with increased distributions and provide increased cash flow from which we may repurchase shares from shareholders wishing to sell their shares.

Investment Committee

Our advisor has engaged UMTH LD as our asset manager. The asset manager has organized an Investment Committee with the principal function of overseeing the investment and finance activities of the United Development Funding programs managed and advised by our advisor and UMTH LD. The Investment Committee, our advisor and our asset manager oversees, and provides our board of trustees recommendations regarding, our investments and finance transactions, management, policies and guidelines, and reviews investment transaction structures and terms, investment underwriting, investment collateral, investment performance, investment risk management, and our capital structure at both the entity and asset level.

The members of the Investment Committee consists of at least three members who are appointed by, and serve at the pleasure of, the board of directors of UMT Services, which is the general partner of our advisor and UMTH LD. The current Chairman of the Investment Committee is Hollis M. Greenlaw, our chairman and chief executive officer and chief executive officer of our asset manager, and the other members are Todd F. Etter, executive vice president of our asset manager and chairman of UMT Holdings and Ben L. Wissink, president of our asset manager. The affirmative vote of a majority of the Investment Committee is required to recommend an investment to us.

The Investment Committee meets no less frequently than twice a month, and we expect that each meeting will be attended, in person or by telephone, by its members as well as by UMTH LD asset managers and financial analysts.

General Policies

We concentrate our investments with borrowers and developers who have relationships with national, regional and local homebuilders and with the homebuilders themselves. The number, amount and geographic location of our investments will depend upon real estate market conditions and other circumstances existing at the time of investments and the amount of proceeds raised in this offering. We do not intend to underwrite securities of other issuers.

Security

We expect that our real estate loans will be secured by one or more of the following:

•	the parcels of land to be developed (secures 15 of our 41 outstanding loans as of December 31, 2011, or 66% of the outstanding principal balance of our real estate loans as of December 31, 2011);

•	finished lots (secures 22 of our 41 outstanding loans as of December 31, 2011, or 38% of the outstanding principal balance of our real estate loans as of December 31, 2011);

•	model homes and new single-family homes (secures 7 of our 41 outstanding loans as of December 31, 2011, or 12% of the outstanding principal balance of our real estate loans as of December 31, 2011);

•

a pledge of some or all of the equity interests in the borrower entity or other parent entity that owns the borrower entity (secures 5 of our 41 outstanding loans as of December 31, 2011, or 12% of the outstanding principal balance of our real estate loans as of December 31, 2011);

•

additional assets of the borrower, including reimbursements of development costs due to the developer under contracts with districts and cities (secures 2 of our 41 outstanding loans as of December 31, 2011, or 5% of the outstanding principal balance of our real estate loans as of December 31, 2011); and

•

in certain cases, guarantees of the principals or parent companies of the operating entity (secures 34 of our 41 outstanding loans as of December 31, 2011, or 91% of the outstanding principal balance of our real estate loans as of December 31, 2011).

If there is no third-party financing for a development project, our lien on the subject parcels will be a first priority lien. If there is third-party financing, we expect our lien on the subject parcels will be subordinate to such financing. We will enter each loan prepared to assume or retire any senior debt, if necessary to protect our capital. We will seek to enter into agreements with third-party lenders that will require the third-party lenders to notify us of a default by the borrower under the senior debt and allow us to assume or retire the senior debt upon any default under the senior debt.

Mortgage notes that are secured only by a pledge of ownership interests may not be as valuable as notes secured by a first lien if a loan defaults, as there may be liens on the property and the borrower’s only source of cash flow and only asset may be the property itself. Most of our real estate loans, including loans made to entities affiliated with our advisor, have the benefit of guarantees of the borrower and/or its parent company and pledges of additional assets of the borrower. The use of pledges of ownership interests allows us to more quickly obtain ownership of a property when the borrower has defaulted on a loan, thus allowing us to more quickly determine future actions regarding the property. Where the borrower owns more than one property, the use of pledges may provide us with additional sources of repayment. In addition, loans made to the same borrower or related borrowers may be cross-collateralized, unless cross-collateralization is prohibited by the borrower’s senior lender or the investors in the related borrowers are materially different.

We obtain an appraisal in conjunction with the initial underwriting and origination of each loan in our portfolio. In some cases, we may use an appraisal that has been prepared for another third-party lender, such as a commercial bank. We are not required to reappraise any individual asset; however, we generally will obtain an updated appraisal within 36 months from the date we originate our loan. We actively manage our portfolio, reviewing development timelines and budgets, market absorption rates and trends, lot and land prices, homebuilder performance and third-party market studies to evaluate the value of our collateral on a real time and continuous basis.

Our Business

We derive a significant portion of our income by originating, purchasing, participating in and holding for investment secured loans made directly by us or indirectly through our affiliates to persons and entities for the acquisition and development of parcels of real property as single-family residential lots and construction of model and new single-family homes, including development of mixed-use master planned residential communities, typically with the loan allocation for any single asset in the range of $2.5 million to $15 million.

We also may make direct investments in land for development into single-family lots, new and model homes and finished lots and may enter into joint ventures with real estate developers, homebuilders, land bankers and other real estate investors.

The U.S. housing market has suffered declines over the past five years, particularly in geographic areas that had previously experienced rapid growth, steep increases in property values and speculation. In 2009, the homebuilding industry was focused on further reducing supply and inventory overhang of new single-family homes. In 2010, national and regional homebuilders increased the number of homes constructed from the number constructed in 2009. In 2011, the number of new homes constructed fell slightly from 2010 as homebuilders adjusted to the expiration of the federal homebuyer tax credit, which we believe pulled demand forward at the expense of the following sales season. We believe that while demand for new homes has been affected across the country by the general decline of the housing industry, the housing markets in the geographic areas in which we have invested and intend to invest have not been impacted as greatly. Further, we believe that, as a result of the inventory reductions and corresponding lack of development over the past few years, the supply of new homes and finished lots have generally aligned with market demand in most real estate markets; we believe that more homes will be started in 2012 than in 2011, and we will likely see continued demand for our products in 2012.

We are managed by our board of trustees, which has appointed UMTH GS as our advisor. UMTH GS has engaged UMTH LD as our asset manager. UMTH LD key personnel have extensive experience with financing single-family residential development assets with prior affiliated programs, which provides us with the unique knowledge, skill-set, relationships and existing infrastructure and policies and procedures we believe are necessary to identify potential loan and investment opportunities and to successfully make secured loans and other investments. Principals of our advisor and asset manager are also principals, employees, officers and equity holders of other entities that are engaged in real estate related activities, and these entities may also participate in the loans and investments we make. Our advisor also advises and operates United Mortgage Trust and UMT Holdings. UMT Holdings is the sole limited partner and 99.9% owner of both our advisor and asset manager. UMT Holdings is a real estate finance company focusing primarily on collateralized interim mortgages for the purchase and/or renovation of single-family homes and real estate loans for the acquisition and development of residential housing lots. UMT Holdings has made loans to UDF I, UDF II, UDF III and UDF LOF that have been used for funding organizational and offering costs, marketing expenses, and loans and equity investments. UMT Holdings may continue to provide funds to UDF I, UDF II, UDF III and UDF LOF. We cannot assure you that any financing or other resources that UMT Holdings provides to UDF I, UDF II, UDF III or UDF LOF will also be provided to us on substantially similar terms or at all.

In managing and understanding the markets and submarkets in which we intend to make loans and investments, we intend to monitor the fundamentals of supply and demand. We will monitor the economic fundamentals in each of the markets in which we make loans by analyzing demographics, household formation, population growth, job growth, migration, immigration and housing affordability. We also will monitor movements in home prices and the presence of market disruption activity, such as speculator activity that can create false demand and an oversupply of homes in a market. Further, we will study new home starts, new home closings, finished home inventories, finished lot inventories, existing home sales, existing home prices, foreclosures, absorption, prices with respect to new and existing home sales, finished lots and land, and the presence of sales incentives, discounts, or both, in a market.

We believe that single-family residential lot production fuels the production of new homes. National, regional and local homebuilders acquire finished lots for the production of new homes either by: (1) affiliating with a land development company; (2) internally developing land; or (3) purchasing finished home lots in the market. Our investment opportunities likely will be brought to us by our clients who are seeking financing. We intend to finance projects that are part of the homebuilder’s overall business plan for the production of finished homes. Our projects will not represent speculative projects.

The ability to efficiently locate and develop property is crucial to the homebuilding industry. The single-family residential lot development business is a fragmented industry comprised of many individuals and companies. Lot developers include builders, regional and national community and master planned community developers, contractors, brokers and other entities that are engaged in real estate development activities. Housing and real estate development trends, specific knowledge of a market, economic development and numerous other factors contribute to lot developer’s planning process. The availability of adequate unimproved acreage, access to jobs, housing costs and other general economic factors all impact the demand for single-family lots and the locations suitable for housing expansion in a particular area.

In a typical development transaction, a developer purchases or obtains an option to purchase a specific parcel of land. Developers must secure financing in order to pay the purchase price for the land as well as to pay expenses incurred while developing the lots. Typically, lenders limit their liability when lending to development projects by refusing to lend in excess of a particular percentage of the improved value of the property. Developers may obtain additional financing by entering into participation agreements with investors, and homebuilders may enter into joint venture agreements to limit their ownership percentage in a development. Participation agreements structured as joint ventures typically establish a joint venture organized as a limited liability company or partnership that will own the parcel of land. In return for cash or a loan to the developer, the investor receives equity in the joint venture entitling the investor to a percentage of the profits upon the sale of developed lots. Participation agreements may also be structured as a contractual right to receive a percentage of the developer’s profits on the sale of the developed lots. By combining bank loans and participation agreements, developers are able to meet lenders’ requirements that the developers retain a specific amount of equity in the project, as well as earn significantly higher returns in part due to lower loan principal amounts and, therefore, lower interest payments.

Once financing has been secured, the lot developers create individual lots. Developers secure permits allowing the property to be developed and then design and build roads and utility systems for water, sewer, gas and electricity to service the property. Finally, lot developers market and sell the individual lots directly or through real estate professionals to homebuilders.

A typical development timeline includes three to six months for the design and approval process, six to nine months for installation of all site improvements, and 24 to 36 months for the sales process. Larger developments (over 100 lots) are usually developed in phases. Home construction typically takes 90 to 180 days to complete, and thereafter the homes are sold to the public.

Subject to their individual or company financial condition, lot developers finance their development and construction projects through a combination of personal equity, loans and third-party investments from banks, thrifts, institutional and private lenders and investors. Factors for determining the mix of financing include the amount, availability and cost of funds. Lot developers and homebuilders are able to choose from a variety of financing instruments. Financing instruments include seller financing, such as purchase money mortgages; institutional land acquisition and development and construction loans provided by institutions such as banks and insurance companies; and equity or debt financing from private investors, real estate investment trusts and pension funds.

Developers and homebuilders to whom we intend to make secured loans and entities in which we intend to make investments will use the proceeds of such loans or investments to develop raw real estate into residential home lots and construct single-family homes. The developers and development entities obtain the money to repay these development loans and investments by selling the residential home lots to homebuilders or individuals who will build single-family residences on the lots, or by obtaining replacement financing from other lenders. Homebuilders obtain the money to repay these construction loans and investments by selling the homes they construct, or by obtaining replacement financing from other lenders. If interest rates increase, the demand for single-family residences may decrease. Also, if mortgage financing underwriting criteria become stricter, demand for single-family residences may decrease. In such an interest rate and/or mortgage financing climate, developers, development entities and homebuilders may be unable to generate sufficient income from the resale of single-family residential lots or homes to repay loans or investments from us, and developers’ or builders’ costs of funds obtained from lenders in addition to us may increase, as well. Accordingly, increases in single-family mortgage interest rates or decreases in the availability of mortgage financing could increase the number of defaults on development and construction loans made by us and the performance of investments made by us.

We face a risk of loss resulting from adverse changes in interest rates. Changes in interest rates may impact both demand for our real estate finance products and the rate of interest on the loans we make. In most instances, the loans we make will be junior in the right of repayment to senior lenders, who will provide loans representing

60% to 75% of total project costs. As senior lender interest rates available to our borrowers increase, demand for our secured loans may decrease, and vice versa.

National homebuilders generally are affiliated with a land development company. Typically, the captive land development affiliate will supply one-half to two-thirds of the builder’s lot inventory requirement. National homebuilders are thus dependent on unrelated third-party developers to meet their remaining lot inventory requirement. In addition, national homebuilders are sensitive to carrying land and lot inventories and the associated debt on the parent company balance sheet. Prior to the enactment of the Financial Accounting Standards Board financial regulation 46 (FIN 46), land development activities were housed in special purpose entities that were not reported on the parent company’s balance sheet. Subsequent to the enactment of FIN 46, ownership of a controlling interest in a special purpose entity requires consolidation of the entity with the parent company. Consequently, most national homebuilders are receptive to equity participation by unaffiliated third parties in their development projects. We intend to participate in FIN 46 compliant structures.

Underwriting Policies and Procedures

Prior to making an investment, we intend to obtain an independent appraisal of such investment from a person who is in the business of rendering opinions regarding the value of assets of the type held by us and who is qualified to perform such work.

In determining whether to make or purchase loans, or to enter into joint ventures, we will generally engage in a four-part evaluation and oversight process consisting of:

•	Economic Feasibility Study, or “EFS”;

•	Engineering Due Diligence, or “EDD”;

•	Exit Strategies Analysis, or “ESA”; and

•	Transaction Execution Oversight, or “TEO.”

We have separate EFS criteria for equity investments (including joint ventures) and for secured loans. For equity investments, in order for an investment to meet the EFS criteria, the investment generally must support an internal rate of return of no less than 20%, using our financial projections. For a secured loan, in order for an investment to meet the EFS criteria, the borrower’s projected cash flow from the underlying residential real estate must be sufficient to support the cost of our loan (determined by using the borrower’s financial projections). We will independently review lot, land and home acquisition and disposition assumptions, lot and land prices within the marketplace, lot, land and home demand within the marketplace and lot, land and home absorption within the marketplace.

The foregoing analysis of EFS criteria for each proposed investment is further enhanced by independent market studies obtained by us, which are based on specific criteria that are defined and developed by the Investment Committee, consistent with our underwriting policy and the extensive experience of our advisor and asset manager. We currently obtain the independent market studies from Metrostudy, which is the leading provider of primary and secondary market information to the housing and related industries nationwide. Metrostudy has been in business since 1975, when it began as METRO/STUDY Corporation, a housing market research firm that surveyed single-family residential subdivisions in the Houston market. During these early years, Metrostudy developed the lot-by-lot and home-by-home survey methodology that continues to set the industry standard today, and it now offers services through an extensive network of offices strategically located in major metropolitan areas throughout the country. In addition to providing basic market information, Metrostudy is recognized for its consulting expertise on development, marketing and economic issues, and is a key source of research studies evaluating the marketability of residential and commercial real estate projects.

When the preceding criteria are met, we meet with all necessary parties to review the proposed investment in the residential real estate. This review is structured to determine if we or our borrower can justify all of the assumptions underlying the investment. The EDD is conducted by us, and as may be necessary, by an independent land planning and civil engineering firm, and includes: review of appropriate planning and public works approvals; proper permitting for flood plain, highways and streets; payment of any impact and inspection fees; any optional approvals affecting aquifers, endangered species, wetlands, forests and historical or archeological sites; determination of engineering readiness, including construction plans, geotechnical reports and erosion control; utility access review for gas, electric, telephone and cable television; determination of construction or permit readiness; and a complete review of all costs with comparisons to similar projects.

Following the EDD process, the ESA is conducted. This process includes review of lot purchase contracts, homes sales data, market absorption data, current economic conditions, trends and projections in housing starts and risk analysis. Alternative buyers and uses for the lots are identified and various pricing models to facilitate sales in a soft market are evaluated.

Our asset manager will assign an individual asset manager to conduct the TEO. The TEO includes monitoring the performance of the project, including scheduled meetings with the borrower, joint venture partner or project manager to ensure the timely construction or development of the underlying asset, adherence to the pro-forma budget, proper application of all lender funds, receipt of all municipal inspections and approvals, sale of the asset and, if necessary, the execution of alternative exit strategies as part of the ESA portion of the underwriting process.

The foregoing evaluation and management process is conducted by our asset manager under the direction of its Investment Committee.

General Underwriting Criteria

We have developed general and asset specific underwriting criteria for the loans and investments that we originate and purchase. In most cases, we obtain a first or subordinate lien on the underlying real property to secure our loans (mortgage loans), and we also may require a pledge of all of the equity ownership interests in the borrower entity itself as additional security for our loans. In instances where we do not have a lien on the underlying real property, we will obtain a pledge of some or all of the equity ownership interests of the borrower entity itself to secure such loans and/or a pledge of the equity ownership interests of the borrower entity or other parent entity that owns the borrower entity (so-called mezzanine loans). We also may require a pledge of additional assets of the borrower, liens against additional parcels of undeveloped and developed real property and/or the personal guarantees of principals or guarantees of operating entities in connection with our secured loans. We typically originate loans bearing interest at rates ranging from 10% to 18% per annum. Loans secured by a first or senior lien generally bear interest from 10% to 18%, further dependent on the amount of all secured loans on the property, creditworthiness of the borrower, the term of the loan and the presence of additional guarantees and/or pledges of additional collateral. Land acquisition loans, finished lot loans and construction loans are generally first-lien secured. Loans secured by subordinate or junior liens or pledges of equity ownership interests generally bear interest from 13% to 18%, further dependent on the amount of all secured loans on the property, creditworthiness of the borrower, the term of the loan and the presence of additional guarantees and/or pledges of additional collateral. Loans for development of real property as single-family residential lots are generally subordinate to conventional third-party financing. We currently do not have a policy that establishes a minimum or maximum term for the loans we may make, nor do we intend to establish one. Loans typically are structured as interest-only notes with balloon payments or reductions to principal tied to net cash from the sale of developed lots and finished homes with the release formula created by the senior lender, i.e., the conditions under which principal is repaid to the senior lender, if any. We will not make or invest in loans on any one property if the aggregate amount of all secured loans on such property, including loans from us, exceeds an amount equal to 85% of the appraised value of such property, unless our board of trustees, including a majority of our independent trustees, determines that substantial justification exists for exceeding such limit because of the presence of other underwriting criteria. We may buy or originate loans in any of the 48 contiguous United States.

Credit Underwriting

We are primarily an asset-based lender and as such our loans are underwritten based on collateral value. The creditworthiness of our borrower and the presence of personal guarantees both influence the amount of money we will agree to advance to the borrower and the interest rate we will charge the borrower.

Asset Specific Underwriting Criteria

The following is a general description of our underwriting criteria with respect to the various types of real estate investments we intend to make, originate or acquire. Origination fees and interest rates charged to borrowers will be determined in relation to collateral, credit repayment guarantees and competition in the credit markets. The term of the loan represents the typical initial term of a loan, without regard to subsequent extensions. Combined loan-to-value ratio is the aggregate of all loan balances, senior and subordinated, divided by the appraised value of the property. Substantial justification to exceed an 85% loan-to-value ratio may exist because of the presence of other underwriting criteria such as the net worth of the borrower, the credit rating of the borrower based on historical financial performance, or collateral adequate to justify a waiver of the 85% limitation. In addition, the 85% limitation may be exceeded where mortgage loans are or will be insured or guaranteed by a government or government agency; where the loan is secured by the pledge or assignment of other real estate or another real estate mortgage; where rents are assigned under a lease where a tenant or tenants have demonstrated through historical net worth and cash flow the ability to satisfy the terms of the lease, or where similar criteria is presented satisfactory to the official or agency administering the securities laws of a jurisdiction. Leverage refers to the maximum aggregate asset specific leverage provided by unaffiliated third parties with respect to a specific asset and is expressed as a percentage of either cost or appraised value. A tri-party agreement refers to agreements between the senior and subordinate lenders that set forth the rights and obligations amongst and between the parties, and pursuant to which the subordinate lender may assume or purchase the senior indebtedness in the event of a default by the borrower.

Loans

•	Senior and Subordinated Secured Land Acquisition Loans

•	Asset: land designated for development into residential lots (in certain instances, this may include ancillary commercial land)

•

Liens:    first liens, junior liens and/or pledges of all of the equity interests of the entity holding title to the subject property, including without limitation, personal and entity guarantees, and additional pledges of cash, revenue streams, municipal reimbursements or property

•	Term: 12 to 24 months

•	Combined Loan-to-Value Ratio: not to exceed 85% of appraised value unless substantial justification exists because of the presence of other underwriting criteria

•	Leverage: third party indebtedness up to 65% of the cost of the land

•	Title Insurance: mortgagee’s title policy required on all senior and junior liens, owner’s title policy required on pledges of equity interests

•	Tri-Party Agreement: required if loan is subordinated to third-party lender

•	Senior and Subordinated Secured Development Loans

•	Asset: land under development into residential lots and all improvements thereon

•

Liens:    first liens, junior liens and/or pledges of all of the equity interests of the entity holding title to the subject property, including without limitation, personal and entity guarantees, and additional pledges of cash, revenue streams, municipal reimbursements or property

•	Term: 18 to 48 months

•	Combined Loan-to-Value Ratio: not to exceed 85% of appraised value unless substantial justification exists because of the presence of other underwriting criteria

•	Leverage: third-party senior indebtedness up to 75% of the cost of land and improvements

•	Title Insurance: mortgagee’s title policy required on all senior and junior liens, owner’s title policy required on pledges of equity interests

•	Tri-Party Agreement: required if loan is subordinated to third-party lender

•	Senior and Subordinated Secured Finished Lot Loans

•	Asset: finished residential lots

•

Liens:    first liens, junior liens and/or pledges of all of the equity interests of the entity holding title to the subject property, including without limitation, personal and entity guarantees, and additional pledges of cash, revenue streams, municipal reimbursements or property

•	Term: 12 to 36 months

•	Combined Loan-to-Value Ratio: not to exceed 85% of appraised value unless substantial justification exists because of the presence of other underwriting criteria

•	Leverage: third-party senior indebtedness up to 75% of the appraised value of the finished lots

•	Title Insurance: mortgagee’s title policy required on all senior and junior liens, owner’s title policy required on pledges of equity interests

•	Tri-Party Agreement: required if loan is subordinated to third-party lender

•	Senior and Subordinated Secured Model Home Loans

•	Asset: finished model homes

•

Liens:    first liens, junior liens and/or pledges of all of the equity interests of the entity holding title to the subject property, including without limitation, personal and entity guarantees, and additional pledges of cash, revenue streams, municipal reimbursements or property

•	Term: 12 to 36 months

•	Combined Loan-to-Value Ratio: not to exceed 85% of appraised value unless substantial justification exists because of the presence of other underwriting criteria

•	Leverage: third-party senior indebtedness up to 80% of the appraised value of the model homes

•	Title Insurance: mortgagee’s title policy required on all senior and junior liens, owner’s title policy required on pledges of equity interests

•	Other: assignment of model home lease

•	Tri-Party Agreement: required if loan is subordinated to third-party lender

•	Senior and Subordinated Secured Construction Loans

•	Asset: residential lots with homes under construction

•

Liens:    first liens, junior liens and/or pledges of all of the equity interests of the entity holding title to the subject property, including without limitation, personal and entity guarantees, and additional pledges of cash, revenue streams, municipal reimbursements or property

•	Term: 12 months

•	Combined Loan-to-Value Ratio: not to exceed 85% of appraised value

•	Leverage: third-party senior indebtedness up to 90% of the cost of the lots and homes

•	Title Insurance: mortgagee’s title policy required on all senior and junior liens, owner’s title policy required on pledges of equity interests

•	Tri-Party Agreement: required if loan is subordinated to third-party lender

•	Senior Lines of Credit for Finished Lots

•	Asset: finished residential lots

•

Liens:    first liens and/or pledges of all of the equity interests of the entity holding title to the subject property, including without limitation, personal and entity guarantees, and additional pledges of cash, revenue streams, municipal reimbursements or property

•	Term: 12 to 36 months

•	Loan-to-Value Ratio: not to exceed 85% of appraised value unless substantial justification exists because of the presence of other underwriting criteria

•	Leverage: third-party senior indebtedness up to 90% of the appraised value of the finished lots

•	Title Insurance: mortgagee’s title policy required

•	Other: earnest money deposit, option fees and/or letters of credit supporting lot purchase contracts

•	Senior Lines of Credit for Home Construction

•	Asset: residential lots with homes under construction

•

Liens:    first liens and/or pledges of all of the equity interests of the entity holding title to the subject property, including without limitation, personal and entity guarantees, and additional pledges of cash, revenue streams, municipal reimbursements or property

•	Term: 12 months

•	Loan-to-Value Ratio: not to exceed 85% of appraised value

•	Leverage: third-party senior indebtedness up to 90% of the cost of the lots and homes

•	Title Insurance: mortgagee’s title policy required

•	Subordinate Lines of Credit for Finished Lots

•	Asset: finished residential lots

•

Liens:    junior liens and/or pledges of all of the equity interests of the entity holding title to the subject property, including without limitation, personal and entity guarantees, and additional pledges of cash, revenue streams, municipal reimbursements or property

•	Term: 12 to 36 months

•	Combined Loan-to-Value Ratio: not to exceed 85% of appraised value unless substantial justification exists because of the presence of other underwriting criteria

•	Leverage: third-party senior indebtedness up to 75% of the appraised value of the finished lots

•	Title Insurance: mortgagee’s title policy required on all senior and junior liens, owner’s title policy required on pledges of equity interests

•	Other: earnest money deposit, option fees or letters of credit supporting lot purchase contracts

•	Tri-Party Agreement: required if loan is subordinated to third-party lender

•	Subordinate Lines of Credit for Home Construction

•	Asset: residential lots with homes under construction

•

Liens:    junior liens and/or pledges of all of the equity interests of the entity holding title to the subject property, including without limitation, personal and entity guarantees, and additional pledges of cash, revenue streams, municipal reimbursements or property

•	Term: 12 months

•	Combined Loan-to-Value Ratio: not to exceed 85% of appraised value unless substantial justification exists because of the presence of other underwriting criteria

•	Leverage: third-party senior indebtedness up to 90% of the cost of the lots and homes

•	Title Insurance: mortgagee’s title policy required on all senior and junior liens, owner’s title policy required on pledges of equity interests

•	Tri-Party Agreement: required if loan is subordinated to third-party lender

Real Estate Investments

•	Land Investments

•	Asset: land designated for development and land under development into residential lots

•	Ownership: fee simple to us, our wholly-owned subsidiary or co-venturer designated for ownership of property

•	Term: 12 to 60 months

•	Leverage: third-party senior indebtedness up to 75% of the cost of the land

•	Title Insurance: owner’s title policy required

•	Model Home and Finished Home Investments

•	Asset: finished model homes

•	Ownership: fee simple to us, our wholly-owned subsidiary or co-venturer designated for ownership of property

•	Term: 24 to 36 months

•	Leverage: third-party senior indebtedness up to 90% of the appraised value of the lots and homes

•	Title Insurance: owner’s title policy required

•	Finished Lot Investments

•	Asset: finished residential lots

•	Ownership: fee simple to us, our wholly-owned subsidiary or co-venturer designated for ownership of property

•	Term: 24 to 36 months

•	Leverage: third-party senior indebtedness up to 80% of the appraised value of the finished lots

•	Title Insurance: owner’s title policy required

•	Purchase of Discounted Cash Flow

•	Asset: state, county, municipal or other similar assessments levied on real property

•	Ownership: through assignment or purchase of debt instrument to us, our wholly-owned subsidiary or co-venturer designated for ownership

•	Term: indeterminate

•	Leverage: the appraised value of the finished lots up to 90% of the cost of the asset

Credit Enhancements

Credit enhancements are underwritten in the same manner as our other real estate investments. The collateral, term, leverage, rates and guarantee criteria will follow the applicable land, development, finished lot or construction loan terms.

The principal amounts of our loans and the number of loans and investments we make will be affected by market availability and will depend upon the amount of net offering proceeds available to us from the sale of shares. If we realize less than the maximum net offering proceeds, we will reduce the number of loans and properties in which we intend to invest. At this time, we cannot predict the minimum size of our portfolio because this will depend in large part on the number of shares we sell in this offering.

Loans to Our Advisor and Its Affiliates

Many national, regional and local homebuilders develop lots for their own consumption through affiliated land development companies. Due to accounting and reporting requirements for the development entities, most national, regional and local homebuilders are receptive to equity participation by unaffiliated third parties. The equity participations generally take the form of a joint venture or partnership wherein each party contributes equity and guarantees some or all of the acquisition and development loan. Regional and national developers also develop lots through joint ventures and partnerships. Our advisor and its affiliates, UDF I, UDF II and UDF LOF, currently participate and intend to continue participating in equity participations with regional and national homebuilders and developers. We also intend to participate in equity participations with regional and national homebuilders and developers. If we choose to participate in a joint venture as opposed to making a loan to such joint venture, we would do so because the equity participation that we are offered provides a greater projected return than what we would be able to obtain if we simply loaned our funds to the joint venture. This would be applicable if a projected return from an offered equity participation exceeds an interest rate that would be considered usurious. Moreover, it is possible that part of the consideration for our loan to a joint venture may be an equity participation in such joint venture.

We intend to make or provide loans or credit enhancements to affiliates of our advisor in circumstances in which such affiliate is participating in a joint venture with a developer or homebuilder to facilitate a FIN 46 compliant structure. Generally, a party who controls a majority of the voting interests of another entity is required to consolidate the assets and liabilities of such other entity with such party’s assets and liabilities on such party’s financial statements. FIN 46 provides an exception to this general rule if either (a) the entity, in order to conduct its business, requires additional funds above its contributed equity capital and such additional funds are subordinate to the equity capital contributed to the entity or (b) the equity owners in such entity do not have significant control of the entity. If either of those two factors is present, then the person that is the primary beneficiary of the interests in the entity will be required to consolidate the assets and liabilities of such entities with such owner’s assets and liabilities. A “primary beneficiary” is generally the person who is ultimately entitled to the economic benefits and losses from the entity and is not necessarily an equity owner of the entity. Affiliates of our advisor intend to form joint ventures with developers or homebuilders and to structure such joint ventures so that either of the two factors referenced above that result in the applicability of FIN 46 is not present or so that such homebuilders or developers are not the primary beneficiaries of such entities, and therefore, not required to consolidate the assets and liabilities of the joint venture (including any loan made by us to such joint venture) with such developers’ or homebuilders’ assets and liabilities.

Loans or credit enhancements made or provided to affiliates of our advisor or asset manager (or entities in which affiliates of our advisor or asset manager hold an interest) will require an appraisal concerning the underlying property, except for those loans insured or guaranteed by a government or government agency. Prior to making such investment, we will obtain an appraisal of such investment from an independent expert who is in the business of rendering opinions regarding the value of assets of the type held by us and who is qualified to perform such work. We will maintain the appraisal in our records for at least five years, and it will be available for inspection and duplication by our shareholders. In addition, a majority of the trustees, including a majority of the independent trustees, who are not otherwise interested in the transaction must approve all transactions with our advisor or its affiliates as being fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. We also will obtain a mortgagee’s or owner’s title insurance policy or a commitment as to the priority of the secured loan as part of our underwriting process.

Borrowing Policies

Although we will strive for diversification, the number of secured loans we can originate or acquire, and the number of different properties that we can acquire, will be affected by the amount of funds available to us. We intend to use debt as a means of providing additional funds for the acquisition or origination of secured loans, acquisition of properties and the diversification of our portfolio. Our ability to increase our diversification through borrowing could be adversely impacted if banks and other lending institutions reduce the amount of funds available for loans secured by real estate.

There is no limitation on the amount we may borrow for the purchase or origination of a single secured loan, the purchase of any individual property or other investment. Under our declaration of trust, the maximum amount of our indebtedness shall not exceed 300% of our net assets as of the date of any borrowing; however, we may exceed that limit if approved by a majority of our independent trustees and disclosed in our next quarterly report to shareholders, along with justification for such excess. In addition to our declaration of trust limitation, our board of trustees has adopted a policy to generally limit our fund level borrowings to 50% of the aggregate fair market value of our assets unless substantial justification exists that borrowing a greater amount is in our best interests. We have incurred fund level indebtedness in the form of revolving credit facilities permitting us to borrow up to an agreed-upon outstanding principal amount. Such debt is and will continue to be secured by a first priority lien upon all of our existing and future acquired assets. In addition, we have and will continue, when appropriate, to incur debt at the asset level. Asset level leverage is determined by the anticipated term of the investment and the cash flow expected by the investment. Asset level leverage is expected to range from 0% to 90% of the asset value. Our policy limitation, therefore, does not apply to individual real estate assets and only will apply once we have ceased raising capital under this or any subsequent offering and invested a majority of the net proceeds from such offerings.

By operating on a leveraged basis, we will have more funds available to us for investments. This allows us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although we expect our liability for the repayment of indebtedness to be limited to the value of the property securing the liability and the profits derived therefrom, our use of leverage increases our risk in the event of a default on the secured loan payments and a resulting foreclosure of a particular property. See “Risk Factors — General Risks Related to Investments in Real Estate.” To the extent that we do not obtain loans to acquire or originate secured loans or acquire real estate properties, our ability to make additional real estate investments will be limited. Our advisor will use its best efforts to obtain financing on the most favorable terms available to us.

We may not borrow money from any of our trustees or from our advisor and its affiliates unless such loan is approved by a majority of the trustees, including a majority of the independent trustees, not otherwise interested in the transaction upon a determination by such trustees that the transaction is fair, competitive and commercially reasonable and no less favorable to us than a comparable loan between unaffiliated parties.

We pay our advisor a debt financing fee of 1% of the amount made available to us pursuant to the origination of any line of credit or other debt financing, paid at the time the financing is originated. On each anniversary date of the origination of any such line of credit or other debt financing, an additional fee of 0.25% of the primary loan amount will be paid if such line of credit or other debt financing continues to be outstanding on such date, or a pro rated portion of such additional fee will be paid for the portion of such year that the financing was outstanding.

Notes Payable

Credit Facility

On February 5, 2010, during the credit crisis in which financial institutions severely reduced the number of loans made to entities involved in real estate, we obtained a revolving credit facility in the maximum principal amount of $8 million (Credit Facility) from Raley Holdings, LLC, an unaffiliated company (Raley Holdings). The interest rate on the Credit Facility is equal to 8.5% per annum. Accrued interest on the outstanding principal amount of the Credit Facility is payable monthly. Effective August 10, 2010, the Credit Facility was amended to increase the maximum principal amount to $20 million, pursuant to a First Amendment to Secured Line of Credit Promissory Note between us and the Lender. On February 8, 2011, we executed an extension agreement that extended the maturity date of the Credit Facility, which was originally February 5, 2011, to February 5, 2012. On February 5, 2012, we executed an additional extension agreement that extended the maturity date of the Credit Facility to February 5, 2013. The Credit Facility is secured by a first priority collateral assignment and lien on certain of our assets.

Raley Holdings may, in its discretion, decide to advance additional principal to us under the Credit Facility. Raley Holdings may require us to provide additional collateral as a condition of funding additional advances of principal under the Credit Facility. From time to time, we may request Raley Holdings to release collateral, and Raley Holdings may require a release price to be paid as a condition of granting its release of collateral.

In connection with this Credit Facility, as of December 31, 2011, we have agreed to pay debt financing fees totaling approximately $177,000 to UMTH GS.

As of December 31, 2011 and 2010, $8.8 million and $14.3 million, respectively, in principal was outstanding under the Credit Facility.

F&M Note

On December 14, 2010, UDF IV Finance II, L.P. (UDF IV FII), our wholly-owned subsidiary, obtained a revolving credit facility from F&M Bank and Trust Company (F&M) in the maximum principal amount of $5 million (F&M Note) pursuant to a loan agreement (F&M Loan Agreement). Pursuant to the First Amendment to Loan Agreement, F&M increased its commitment to $7.5 million, effective September 1, 2011. The interest rate on the F&M Note is equal to the greater of prime plus 1.5% or 5.0% per annum (5.0% at December 31, 2011). Accrued interest on the outstanding principal amount of the F&M Note is payable monthly. The F&M Note matures and becomes due and payable in full on December 14, 2012. The F&M Note is secured by a first priority collateral assignment and lien on certain mortgage notes and construction loans originated by UDF IV FII. The F&M Note is guaranteed by us and by UDF III.

UDF IV FII’s eligibility to borrow up to $7.5 million under the F&M Note is determined pursuant to a defined borrowing base. The F&M Note requires UDF IV FII and the guarantors to make various representations to the bank and to comply with various covenants and agreements, including but not limited to, minimum net worth requirements and defined leverage ratios.

In connection with the F&M Note, UDF IV FII agreed to pay an origination fee of $50,000 to F&M. Pursuant to the amendment to the F&M Loan Agreement entered into in September 2011, UDF IV FII agreed to pay an additional origination fee of $25,000 to F&M. In addition, as of December 31, 2011, UDF IV FII has agreed to pay total debt financing fees of $94,000 to UMTH GS associated with the F&M Note. In consideration of UDF III guaranteeing the F&M Note, UDF IV FII agreed to pay UDF III a monthly credit enhancement fee equal to 1/12th of 1% of the outstanding principal balance of the F&M Note at the end of each month.

As of December 31, 2011 and 2010, approximately $5.6 million and $3.8 million, respectively, in principal was outstanding under the F&M Note.

Senior Credit Facility

On May 19, 2010, UDF IV Home Finance, L.P. (UDF IV HF), our wholly-owned subsidiary, entered into a $6 million revolving line of credit (UDF IV HF CTB LOC) with Community Trust Bank (CTB). The UDF IV HF CTB LOC bears interest at prime plus 1%, subject to a floor of 5.5% (5.5% at December 31, 2011), and requires monthly interest payments. Advances under the line may be made from time to time through May 2013. Proceeds from the line of credit will be used to fund our obligations under our interim home construction loan agreements. Advances are subject to a borrowing base and are secured by the pledge of a first lien security interest in the residential real estate being financed. Principal and all unpaid interest will be due at maturity, which is in February 2014. The UDF IV HF CTB LOC is guaranteed by us and by UDF III.

In connection with this line of credit, UDF IV HF agreed to pay an origination fee of $60,000 to CTB. In addition, as of December 31, 2011, UDF IV HF has agreed to pay total debt financing fees of $75,000 to UMTH GS associated with the UDF IV HF CTB LOC. In consideration of UDF III guaranteeing the line of credit, UDF IV HF agreed to pay UDF III an annual credit enhancement fee equal to 1% of the line of credit amount.

The outstanding balance on the line of credit was approximately $3.0 million and $1.9 million as of December 31, 2011 and 2010, respectively.

Lines of Credit

CTB Revolver

Effective August 19, 2010, UDF IV Acquisitions, L.P. (UDF IV AC), our wholly-owned subsidiary, obtained a three-year revolving credit facility in the maximum principal amount of $8 million (CTB Revolver) from CTB pursuant to a Revolving Loan Agreement. The interest rate on the CTB Revolver is equal to the greater of prime plus 1% or 5.5% per annum (5.5% at December 31, 2011). Accrued interest on the outstanding principal amount of the CTB Revolver is payable monthly. The CTB Revolver matures and becomes due and payable in full on August 19, 2013. The CTB Revolver is secured by a first priority collateral assignment and lien on the loans purchased by UDF IV AC using funding from the bank, and by a first lien security interest in all of UDF IV AC’s assets. The CTB Revolver is guaranteed by us and by UDF III.

UDF IV AC’s eligibility to borrow up to $8 million under the CTB Revolver is determined pursuant to a defined borrowing base. The CTB Revolver requires UDF IV AC and the guarantors to make various representations to the bank and to comply with various covenants and agreements, including but not limited to, minimum net worth requirements and defined leverage ratios.

In connection with the CTB Revolver, UDF IV AC agreed to pay an origination fee of $80,000 to CTB. In addition, as of December 31, 2011, UDF IV AC has agreed to pay total debt financing fees of $100,000 to UMTH GS associated with the CTB Revolver. In consideration of UDF III guaranteeing the CTB Revolver, UDF IV AC agreed to pay UDF III a monthly credit enhancement fee equal to 1/12th of 1% of the outstanding principal balance of the CTB Revolver at the end of each month.

As of December 31, 2011 and 2010, approximately $5.7 million and $3.9 million in principal, respectively, was outstanding under the CTB Revolver.

UTB Revolver

Effective September 29, 2010, UDF IV Finance I, L.P. (UDF IV FI), our wholly-owned subsidiary, entered into a $3.4 million revolving line of credit (UTB Revolver) with United Texas Bank (UTB). Pursuant to the First Loan Modification and Extension Agreement, effective August 18, 2011, UTB increased its commitment under the UTB Revolver to $4.0 million and the maturity date, which was originally September 29, 2011, was extended to September 29, 2012. The UTB Revolver bears interest at prime plus 1%, subject to a floor of 5.5% (5.5% at December 31, 2011), and requires monthly interest payments. Advances under the line may be made from time to time through September 1, 2012. Proceeds from the UTB Revolver will be used to fund our obligations under our finished lot loan agreements. Advances are subject to a borrowing base and are secured by the pledge of a first lien security interest in the residential real estate being financed. Principal and all unpaid interest will be due at maturity and are guaranteed by us.

In connection with the UTB Revolver, UDF IV FI agreed to pay an origination fee of $34,000 to UTB. Pursuant to a First Loan Modification and Extension Agreement entered into in August 2011, UDF IV FI incurred an additional origination fee of $23,000 payable to UTB. In addition, as of December 31, 2011, UDF IV FI has agreed to pay total debt financing fees of $50,000 to UMTH GS associated with the UTB Revolver.

As of December 31, 2011 and 2010, $4.0 million and $177,000, respectively, in principal was outstanding under the UTB Revolver.

Legacy Revolver

Effective November 1, 2011, UDF IV Finance III, L.P. (UDF IV FIII), our wholly-owned subsidiary, obtained a credit facility in the maximum principal amount of $5 million (Legacy Revolver) from LegacyTexas

Bank (Legacy) pursuant to a loan agreement. The interest rate on the Legacy Revolver is equal to the greater of prime plus 1% or 5.5% per annum (5.5% at December 31, 2011). Accrued interest on the outstanding principal amount of the Legacy Revolver is payable monthly. The Legacy Revolver matures and becomes due and payable in full on October 12, 2012. Proceeds from the Legacy Revolver will be used to fund our obligations under certain eligible finished lot and construction loans that are approved in advance by Legacy. The Legacy Revolver is secured by the pledge of a first lien security interest in the residential real estate being financed. The Legacy Revolver is guaranteed by us.

In connection with the Legacy Revolver, UDF IV FIII agreed to pay an origination fee of $50,000 to Legacy. In addition, as of December 31, 2011, UDF IV FIII has agreed to pay total debt financing fees of $50,000 to UMTH GS associated with the Legacy Revolver.

As of December 31, 2011, approximately $1.0 million in principal was outstanding under the Legacy Revolver.

Loan Participations

We are likely to enter into joint ventures or other co-ownership arrangements with third parties as well as affiliated entities for the purpose of diversifying our portfolio of assets. We may choose to participate with institutional investors, insurance companies, pension funds, affiliates of our advisor, or other real estate investors directly or by forming joint ventures or other co-ownership arrangements whose purpose is to invest in residential real estate. We also may make secured loans to and enter into participation agreements with borrowers who acquire residential real estate.

The lifecycle of single-family lot development and home construction generally begins with the acquisition of land for development of single-family lots, followed by the entitlement and engineering of the subject property, followed by the development of raw land into a finished lot, followed by the construction and sale of a single-family home. There are different levels of capital appreciation, cash flow, loan-to-value ratios, development risk, market risk and investment yields at different points in the development lifecycle. We believe we can enhance the value of our secured loan portfolio by actively managing each asset in the portfolio in the context of the development lifecycle, and also by taking advantage of co-investment loan participation opportunities which may offer integrated exit strategies.

The United Development Funding programs invest in and finance the acquisition of land and development of single-family lots, the development of mixed-use master planned residential communities, and the construction and financing of new single-family homes and model homes, providing homebuilders, developers and other real estate investors with a diverse range of capital sources including equity investments, joint venture participations, senior secured loans, subordinated loans, mezzanine loans and credit enhancements. We may invest in the same loans in which UDF I, UDF II, UDF III and UDF LOF invest. We believe that we will be able to invest in a more diversified portfolio of loans and benefit from integrated exit strategies if we are able to hold loans jointly with our affiliates. We also believe our participation with other United Development Funding programs provides us the opportunity to participate in selected loans and investments we would not be able to access without the participation of the other United Development Funding programs. UDF I, UDF II, UDF III and UDF LOF have varying investment objectives, risk profiles and targeted yields. Changing risk and yield profiles during the development lifecycle cause assets to change alignment with the risk and yield objectives of the investor over time. To manage this, our asset manager may recommend that certain investments be sold or refinanced by and between various United Development Funding programs as the yield and risk parameters change throughout the development process.

We have entered into an agreement with UDF I, UDF II, UDF III, UDF LOF and UMTH LD that provides that, when the investment meets our investment objectives including cash flow, capital appreciation, investment horizon and risk tolerance, we will make such investments on a pro rata basis based on the amount of capital raised by each co-venturer for investment and the amount of such capital that each co-venturer has available for investment, to the extent practicable. UDF III does not make equity investments. UDF I, UDF II and UDF LOF may make equity investments in which we will not participate. We may make loans or participate in loans to borrowers in which UDF I, UDF II and/or UDF LOF and/or our advisor or its affiliates have an equity investment. However, circumstances may arise, due to availability of capital or other reasons, when it is not possible for UDF I, UDF II, UDF III, UDF LOF and us to each make an investment on a pro rata basis. We cannot assure you that we will be able to invest in all investment opportunities of which our advisor becomes aware that are suitable for us on a pro rata basis with UDF I, UDF II, UDF III and UDF LOF or otherwise. The structure of our participation in investments may vary and will be determined on a case-by-case basis. We may, but are not obligated to, commit to purchase participations in loans and investments made by UDF I, UDF II, UDF III or UDF LOF before we commence operations.

In the event that we enter into a joint venture with UDF I, UDF II, UDF III, UDF LOF or other affiliated programs, the terms of the joint venture will not be determined by arm’s-length negotiation. Any joint venture with an affiliate of our advisor must be approved by a majority of our trustees, including a majority of our independent trustees, not otherwise interested in the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers. Furthermore, any investment with any affiliate of our advisor must be made on terms that are fair and at least as favorable to us as an investment available to or made by us with an unaffiliated third party in similar circumstances.

Disposition Policies

If we acquire real properties, as each of those properties reach what we believe to be its optimum value during the expected life of the fund, we will consider disposing of the investment and may do so for the purpose of either distributing the net sale proceeds to our shareholders or investing the proceeds in other assets that we believe may produce a higher overall future return to our investors. The determination of when a particular investment should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property or other investment is anticipated to decline substantially, whether we could apply the proceeds from the sale of the asset to make other investments consistent with our investment objectives, whether disposition of the asset would allow us to increase cash flow, and whether the sale of the asset would constitute a prohibited transaction under the Internal Revenue Code or otherwise impact our status as a REIT. Our ability to dispose of property during the first few years following its acquisition will be restricted to a substantial extent as a result of our REIT status. Under applicable provisions of the Internal Revenue Code regarding prohibited transactions by REITs, a REIT that sells property other than foreclosure property that is deemed to be inventory or property held primarily for sale in the ordinary course of business is deemed a “dealer” and subject to a 100% penalty tax on the net income from any such transaction. As a result, our board of trustees will attempt to structure any disposition of our properties to avoid this penalty tax through reliance on safe harbors available under the Internal Revenue Code for properties held at least two years or through the use of a taxable REIT subsidiary. See “Federal Income Tax Considerations — Taxation of the Trust.”

When we determine to sell a particular property or other investment, we will seek to achieve a selling price that maximizes the capital appreciation for investors based on then-current market conditions. We cannot assure you that this objective will be realized. The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing economic conditions.

Sale and Securitization of Assets

We anticipate that from time to time we may be able to increase our yield through the sale or securitization and sale of portions of our loan assets. Possible reasons for the sale of our loan assets include:

•	enabling us to realize a gain from the sale of the assets;

•	increasing our yield on securitized asset pools;

•	redeploying our capital in higher yield loans;

•	accelerating the return from a loan;

•	limiting risk in a slowing economic climate;

•	increasing liquidity for our shareholders; and

•	reducing our borrowings.

We will pay our advisor securitized loan pool placement fees subject to the terms and conditions approved by a majority of our independent trustees for structuring and placing securitized loan pools. The fee will be equal to 2% of the net proceeds realized by us in connection with such placement, provided our advisor has provided a substantial amount of services as determined by the independent trustees.

Investment Limitations

Our declaration of trust places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. Until our common shares of beneficial interest are listed for trading on a national securities exchange, we will not:

•

borrow in excess of 300% of our net tangible assets, unless a majority of the independent trustees approves each borrowing in excess of our declaration of trust limitation and we disclose such borrowing to our shareholders in our next quarterly report with an explanation from the independent trustees of the justification for the excess borrowing;

•

invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and secured loans;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•

make or invest in secured loans unless an appraisal is obtained concerning the underlying property, except for those secured loans insured or guaranteed by a government or government agency. Prior to making such investment, we intend to obtain an appraisal of such investment from a person who is in the business of rendering opinions regarding the value of assets of the type held by us and who is qualified to perform such work. In cases where our independent trustees determine, and in all cases in which the transaction is with any of our trustees or our advisor or its affiliates, such appraisal will be obtained from an independent appraiser. We will maintain such appraisal in our records for at least five years, and it will be available for inspection and duplication by our shareholders. In addition, we will obtain a mortgagee’s or owner’s title insurance policy or a commitment as to the priority of the secured loan;

•	make or invest in secured loans that are subordinate to any mortgage or equity interest of any of our trustees, our advisor or its affiliates;

•

make or invest in secured loans, including development and construction loans, on any one property if the aggregate amount of all secured loans on such property, including loans from us, would exceed an amount equal to 85% of the appraised value of such property unless substantial justification exists because of the presence of other underwriting criteria;

•

invest more than 10% of our total assets in unimproved real property (which we define as property not acquired for the purpose of producing rental or other operating income, which has no development or construction in process at the time of acquisition and on which no development or construction is planned in good faith to commence within one year of the acquisition) or secured loans, bridge or mezzanine loans on unimproved property;

•

invest in equity securities, unless a majority of the board of trustees, including a majority of the independent trustees, not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable;

•	issue equity securities on a deferred-payment basis or other similar arrangement;

•	issue debt securities in the absence of adequate cash flow to cover debt service;

•

issue options or warrants to purchase shares to our advisor, trustees, sponsor or any affiliate thereof (1) on terms more favorable than we offer such options or warrants to the general public or (2) in excess of an amount equal to 10% of our outstanding shares of beneficial interest on the date of grant;

•

issue securities that are redeemable solely at the option of the holder, which restriction has no effect on our share redemption program or the ability of our operating partnership to issue redeemable partnership interests; or

•

make any investment that we believe would be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless the board determines, in its sole discretion, that REIT qualification is not in our best interest.

In addition, our declaration of trust includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described above under “Conflicts of Interest.” Our declaration of trust also includes restrictions on roll-up transactions, which are described under “Description of Shares” below.

Investment Limitations to Avoid Registration as an Investment Company

We intend to conduct our operations so that we are not required to register as an investment company under the Investment Company Act. We may rely on the exclusion provided by Section 3(c)(5)(C) of the Investment Company Act for companies that invest primarily in mortgages and other liens on and interests in real estate, also known as “qualifying real estate assets.” This exclusion, as interpreted by the Securities and Exchange Commission, requires us to invest at least 55% of our portfolio in qualifying real estate assets and to invest at least another 25% of our portfolio in additional qualifying real estate assets or in a broader category of assets that we refer to as real estate-related assets. As a result, we will be limited in the types of assets we may acquire. This exclusion also prohibits us from issuing redeemable securities.

How we determine to classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action positions taken by the Securities and Exchange Commission in the past. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. No assurance can be given that the Securities and Exchange Commission will concur with our classification of our assets. In addition, the Securities and Exchange Commission may, in the future, issue further guidance that may require us to re-classify our assets for purposes of the Investment Company Act. If we are required to re-classify our assets, we may no longer be in compliance with the exclusion from the definition of an investment company provided by Section 3(c)(5)(C) of the Investment Company Act.

Based on the no-action letters issued by the Securities and Exchange Commission, we will classify our investments in fee interests in real estate and in various types of whole loans as qualifying real estate assets, as long as the loans are “fully secured” by an interest in real estate at the time we originate or acquire the loan. That is, if the loan-to-value ratio of the loan is equal to or less than 100%, then we will consider the loan a qualifying real estate asset. We will not consider loans with loan-to-value ratios in excess of 100% to be qualifying real estate assets that come within the 55% basket, but only real estate-related assets that come within the 25% basket. We will treat our mezzanine loan investments as qualifying real estate assets so long as they are structured as “Tier 1” mezzanine loans in accordance with the guidance published by the Securities and Exchange Commission in a no-action letter that discusses the classifications of Tier 1 mezzanine loans under Section 3(c)(5)(C) of the Investment Company Act.

We will consider a participation in a whole mortgage loan to be a qualifying real estate asset only if (i) we have a participation interest in a mortgage loan that is fully secured by real property; (ii) we have the right to receive our proportionate share of the interest and the principal payments made on the loan by the borrower, and our returns on the loan are based on such payments; (iii) we invest only after performing the same type of due diligence and credit underwriting procedures that we would perform if we were underwriting the underlying mortgage loan; (iv) we have approval rights in connection with any material decisions pertaining to the administration and servicing of the loan and with respect to any material modification to the loan agreements; and (v) in the event that the loan becomes non-performing, we have effective control over the remedies relating to the enforcement of the mortgage loan, including ultimate control of the foreclosure process, by having the right to: (a) appoint the special servicer to manage the resolution of the loan; (b) advise, direct or approve the actions of the special servicer; (c) terminate the special servicer at any time with or without cause; (d) cure the default so that the mortgage loan is no longer non-performing; and (e) purchase the senior loan at par plus accrued interest, thereby acquiring the entire mortgage loan.

With respect to construction loans which are funded over time, we will consider the outstanding balance (i.e., the amount of the loan actually drawn) as a qualifying real estate asset. The Securities and Exchange Commission has not issued no-action letters specifically addressing construction loans. If the Securities and Exchange Commission takes a position in the future that is contrary to our classification, we will modify our classification accordingly.

Consistent with guidance issued by the Securities and Exchange Commission, we will treat our joint venture investments as qualifying assets that come within the 55% basket only if we have the right to approve major decisions affecting the joint venture; otherwise, they will be classified as real-estate related assets that come within the 25% basket. We will treat investments in securities issued by companies primarily engaged in the real estate business, credit enhancements, interests in securitized real estate loan pools, loans fully secured by a lien on the subject real estate and additional assets of the real estate developer (which may include equity interests in the developer entity, a pledge of additional assets of the developer including parcels of undeveloped or developed real estate, and/or personal guarantees of the developer’s principals or of the developer entity), and any loans with a loan-to-value ratio in excess of 100% as real estate-related assets that come within the 25% basket. Discounted cash flows and direct or indirect minority interests in borrowers will be classified as miscellaneous investments and subject to the 20% cap. The treatment of any other investments as qualifying real estate assets and real estate-related assets will be based on the characteristics of the underlying collateral and the particular type of loan (including whether we have foreclosure rights with respect to those securities or loans that have underlying real estate collateral) and will be consistent with guidance issued by the Securities and Exchange Commission.

We may determine to operate through our operating partnership or other wholly-owned or majority-owned subsidiaries that may be formed in the future. Under Section 3(a)(1) of the Investment Company Act, in relevant part, a company is not deemed to be an “investment company” if:

•	it neither is, nor holds itself out as being, engaged primarily, nor proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•

it neither is engaged nor proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and does not own or propose to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis, or the 40% Test. “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

The 40% Test would limit the types of businesses in which we may engage either directly or through our subsidiaries, if any. We anticipate that our operating partnership and some of our wholly-owned or majority-owned subsidiaries would rely on the exclusion provided by Section 3(c)(5)(C) of the Investment Company Act. Other subsidiaries may not be majority-owned or wholly-owned by us or might rely on the exclusion provided by Section 3(c)(1) or 3(c)(7) of the Investment Company Act, in which case we would treat securities issued by these types of subsidiaries as “investment securities” and be required to keep the value of these securities below 40% of our total assets on an unconsolidated basis.

The determination of whether an entity is a majority-owned subsidiary of ours would be made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We would treat companies, including any taxable REIT subsidiaries we may establish, in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% Test.

To maintain compliance with the Investment Company Act exclusion, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy. Further, we may not be able to invest in a sufficient number of qualifying real estate assets and/or real estate-related assets to comply with the exclusion from registration.

If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including restrictions with respect to diversification and industry concentration and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan.

Change in Investment Objectives and Limitations

Our declaration of trust requires that our independent trustees review our investment policies at least annually to determine that the policies we follow are in the best interest of our shareholders. Each determination and the basis therefor shall be set forth in the minutes of our board of trustees. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in the organizational documents, may be altered by a majority of our trustees, including a majority of the independent trustees, without the approval of our shareholders.

Real Property Loans and Investments

As of December 31, 2011, we had entered into 9 participation agreements with related parties (2 of which were repaid in full) with aggregate, maximum loan amounts of approximately $30.3 million (with an unfunded balance of approximately $1.6 million) and 7 related party note agreements (1 of which was repaid in full) with aggregate, maximum loan amounts totaling approximately $30.1 million (with an unfunded balance of $10.7 million). Additionally, we had entered into 34 note agreements with third parties (6 of which were repaid in full) with aggregate, maximum loan amounts of approximately $182.9 million, of which $25.5 million has yet to be funded. For the year ended December 31, 2011, we originated 20 loans, purchased 1 loan and entered into 2 participation agreements.

The participation agreements outstanding as of December 31, 2011 are made to developer entities which hold ownership interests in projects in addition to the project funded by us and/or are secured by multiple single-family residential communities, and certain participation agreements are secured by a personal guarantee of the developer in addition to a lien on the real property or the equity interests in the entity that holds the real property. The outstanding aggregate principal amount of mortgage notes originated by us as of December 31, 2011 are secured by properties located in the Dallas, Fort Worth, Austin, Houston, and San Antonio metropolitan markets in Texas and Denver, Colorado. Security for such loans takes the form of either a direct security interest represented by a first or second lien on the respective property and/or an indirect security interest represented by a pledge of the ownership interests of the entity which holds title to the property.

The interest rates payable range from 12% to 15% with respect to the outstanding participation agreements and notes receivable, including related party, as of December 31, 2011. The participation agreements have terms to maturity ranging from 9 to 27 months, while the notes receivable have terms ranging from 3 to 47 months.

The following table summarizes our real property loans and investments as of December 31, 2011:

Borrower	Lender(1)	Location	# Acres or Lots	Interest Rate	Original Note Date	Maturity Date(2)		Maximum Loan Amount(2)	Principal Balance	2011 Cash Receipts	2010 Cash Receipts	Unfunded Balance
Notes Receivable — Related Parties
HLL Land Acquisitions of Texas, LP	UDF IV FI	San Antonio, TX	50 finished lots	13%	1/18/2010	7/18/2013		$1,793,500	$865,807	$427,981	$1,106,226	$—
Buffington Texas Classic Homes, LLC	UDF IV HF	Austin, TX	Secured by individual homes constructed	13%	4/30/2010	10/28/2012		7,500,000	4,248,061	6,364,980	442,717	—
HLL II Land Acquisitions of Texas, LP	UDF IV FII	San Antonio, TX	68 finished lots, 148 paper lots	13%	12/22/2010	3/22/2013		1,854,200	1,416,158	450,442	—	—
HLL Land Acquisitions of Texas, LP	UDF IV	Houston, TX	91 finished lots, 190 paper lots; 92.8 acres	13%	2/17/2011	1/21/2015		9,910,792	6,241,715	—	—	3,669,077
UDF Ash Creek, LP	UDF IV	Dallas, TX	4 lots	13%	4/20/2011	10/20/2012		3,000,000	1,011,630	—	—	1,988,370
UMT Home Finance II, LP	UDF IV	Houston, TX	Secured by assets of UMT Home Finance II, LP	13%	10/26/2011	10/26/2012		5,000,000	—	—	—	5,000,000

Subtotal — Notes Receivable — Related Parties								$29,058,492	$13,783,371	$7,243,403	$1,548,943	$10,657,447

Notes Receivable — Non-Related Parties
Pine Trace Village, LLC	UDF IV FII	Houston, TX	118 finished lots	13%	3/29/2010	3/29/2012		$5,250,000	$5,380,985	$—	$—	$—
CTMGT Granbury, LLC	UDF IV FI	Granbury, TX	333 acres	13%	5/21/2010	5/21/2013		7,500,000	5,825,997	—	—	1,674,003
One Prairie Meadows, Ltd.	UDF IV FII	Denton County, TX	102 finished lots	13%	5/28/2010	5/28/2012		3,725,000	681,034	1,693,253	1,611,760	—
Crescent Estates Custom Homes, LP	UDF IV FII	Fort Worth, TX	Secured by individual homes constructed	13%	6/10/2010	6/10/2012		4,000,000	2,317,911	1,472,881	—	209,208
CTMGT Land Holdings, LP	UDF IV	Rockwall, TX	807 acres	14%	7/23/2010	7/23/2013		11,250,000	12,086,621	—	1,935,862	—
Cheldan MM, LLC	UDF IV HF	Fort Worth, TX	Secured by individual homes constructed	13%	4/26/2010	4/26/2011	(3)	6,000,000	136,850	766,888	2,064,963	—
Buffington Brushy Creek, LTD	UDF IV	Austin, TX	61 finished lots	13%	9/21/2010	3/31/2012		1,932,000	218,012	801,551	961,305	—
165 Howe, LP	UDF IV	Denton and Tarrant County, TX	250 finished lots	13%	11/22/2010	11/22/2012		2,170,000	1,617,376	707,815	691,426	—
BHM Highpointe, LTD	UDF IV FI	Austin, TX	42 paper lots	13%	11/16/2010	11/30/2013		2,672,085	1,646,216	—	—	1,025,869
The Resort at Eagle Mountain Lake, LP	UDF IV FII	Tarrant County, TX	70 finished lots	13%	12/21/2010	12/21/2013		6,715,000	7,047,221	—	—	—
FH 295 LLC/CTMGT	UDF IV AC	Denton County, TX	295 acres	15%	10/5/2010	10/5/2013		15,368,000	16,366,706	—	355,446	—
Len-Buff Land Acquisitions of Texas, LP	UDF IV	Austin, TX	37 finished lots	14%	10/28/2010	12/31/2012		3,355,350	595,674	2,509,263	135,455	114,958
CTMGT Williamsburg, LLC	UDF IV FII	Dallas, TX	262 finished lots; 339 acres of undeveloped land	13%	11/30/2011	10/31/2014		19,925,700	11,493,504	—	—	8,432,196
UDF Sinclair, LP	UDF IV AC	San Antonio, TX	87 finished lots	13%	2/16/2011	12/31/2013		1,479,000	846,720	513,375	—	118,905
Buffington Land, LTD	UDF IV	Austin, TX	Secured by individual homes constructed	13%	1/26/2011	1/26/2014		2,777,383	4,897,880	1,773,247	—	—
Shale-114, LP	UDF IV	Denton County, TX	6 lots; 507 paper lots	13%	3/28/2011	3/28/2014		3,405,200	2,133,933	—	—	1,271,267
Woods Chin Chapel, LTD	UDF IV	Denton County, TX	97 acres	13%	6/30/2011	6/30/2014		5,060,000	4,223,534	951,675	—	—
Megatel Homes II, LLC	UDF IV HF	Fort Worth, TX	Secured by individual homes constructed	13%	8/24/2011	8/24/2012		5,000,000	1,609,158	223,776	—	3,167,066
Buffington Brushy Creek, LTD	UDF IV	Austin, TX	86 finished lots	13%	7/20/2011	9/30/2012		2,134,452	1,889,916	364,897	—	—
Buffington Land, LTD	UDF IV	Austin, TX	118 paper lots	13%	9/15/2011	9/15/2013		2,766,654	2,408,381	—	—	358,273
High Trophy Development, LLC	UDF IV AC			13%	11/7/2011	7/29/2014		7,000,000	4,359,649	—	—	2,640,352
165 Howe, LP	UDF IV	Adams County, CO	301 paper lots	13%	7/29/2011	7/29/2012		3,500,000	3,013,476	—	—	486,524
CTMGT Williamsburg, LLC	UDF IV	Dallas, TX	262 finished lots; 339 acres of undeveloped land	13%	9/27/2011	12/31/2011	(3)	4,358,435	3,294,861	4,965,838	—	—
CTMGT Montalcino, LLC	UDF IV	Flower Mound, TX	478 acres	13%	12/13/2011	12/13/2014		12,000,000	7,400,938	—	—	4,599,062
High Trophy Development, LLC	UDF IV HF III	Denton County, TX	59 finished lots	13%	7/26/2011	12/31/2012		3,900,000	2,171,267	1,568,733	—	160,000
CTMGT Lots Holdings, LLC	UDF IV	Denton County, TX	135 finished lots	13%	7/29/2011	9/29/2014		2,625,000	1,981,030	—	—	643,970
CTMGT Lots Holdings, LLC	UDF IV	Fort Worth, TX	30 finished lots	13%	7/29/2011	10/31/2012		605,000	484,513	90,487	—	30,000
One Creekside, LP	UDF IV	Fort Worth, TX	84 finished lots	13%	6/14/2006	12/14/2014	(4)	1,550,000	950,500	—	—	599,500

Subtotal — Notes Receivable — Non-Related Parties								$148,024,259	$107,079,863	$18,403,679	$7,756,217	$25,531,153

Total Notes Receivable								$177,082,751	$120,863,234	$25,647,082	$9,305,160	$36,188,600

Loan Participation Interests — Related Parties
Buffington Texas Classic Homes, LLC and Buffington Signature Homes, LLC	UDF IV	Austin, TX	Participation in 1st lien	13%	12/18/2009	10/28/2012		$7,189,297	$7,189,297	$10,904,280	$8,273,278	$—
Travis Ranch II, LP	UDF IV	Rockwall, TX	274 finished lots	15%	6/30/2010	8/28/2012		3,400,000	2,709,920	—	—	—
Travis Ranch, LP	UDF IV	Rockwall, TX	472 acres	15%	6/30/2010	9/24/2012		8,100,000	9,244,311	—	—	—
Buffington Texas Classic Homes, LLC	UDF IV	Austin, TX	Participation in 1st lien	14%	3/24/2010	8/21/2012		2,000,000	245,935	—	265,704	1,488,361
Carrolton TH, LP	UDF IV	Denton County, TX	Participation in 1st lien	13%	6/10/2011	3/10/2012		3,150,000	618,059	2,531,941	—	—
UMT Home Finance III, LP	UDF IV	Fort Worth, TX	78 lots	12%	10/4/2011	7/4/2012		2,870,000	2,749,278	38,775	—	81,946

Total Loan Participation Interests — Related Parties								$26,709,297	$22,756,800	$13,474,996	$8,538,982	$1,570,307

Grand Total								$203,792,048	$143,620,034	$39,122,078	$17,844,142	$37,758,907

(1)	Represents lender as of December 31, 2011. In some cases, a loan may have been originated by UDF IV and subsequently assigned to a wholly-owned subsidiary.
(2)	Reflects most current amendment to loan as of December 31, 2011, if applicable.

(3)	Loan was repaid in full in the first quarter of 2012.
(4)	Loan acquired from a senior lender and refinanced.

A majority of our trustees, including a majority of our independent trustees, who are not otherwise interested in the related party real property loans and investments described above, approved these transactions as being fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Our advisor is continually evaluating various potential loans and engaging in discussions and negotiations with developers and homebuilders regarding the financing and acquisition of development properties. We intend to continue to participate in loans made by affiliated partnerships, specifically UDF I, UDF II, UDF III and UDF LOF. Our advisor intends to continue to supplement this prospectus approximately once each quarter to disclose the transactions entered into in the preceding quarter and any probable transactions we are considering. YOU SHOULD UNDERSTAND THAT THE INITIAL DISCLOSURE OF ANY PROPOSED TRANSACTION CANNOT BE RELIED UPON AS AN ASSURANCE THAT WE WILL ULTIMATELY CONSUMMATE SUCH TRANSACTION OR THAT THE INFORMATION PROVIDED CONCERNING THE PROPOSED TRANSACTION WILL NOT CHANGE BETWEEN THE DATE OF SUCH SUPPLEMENT AND THE CONSUMMATION OF THE TRANSACTION.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

Our development loans will ordinarily be secured by a first or second priority lien on the real estate being developed. This lien will take the form of a mortgage, deed of trust or other security instrument. The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because many of the legal aspects of mortgage loans are governed by applicable state laws (which vary substantially from state to state), the following summaries do not purport to be complete, to reflect the laws of any particular state, to reflect all of the laws applicable to any particular mortgage loan or to encompass the laws of all states in which the properties securing mortgage loans in which we might invest are situated. It is instead intended to be a general discussion of the significant legal principles and regulations that could affect us as a mortgage lender. The summaries are qualified in their entirety by reference to the applicable federal, state and local laws governing mortgage loans and their enforcement.

Mortgages and Deeds of Trust Generally

Mortgage loans are secured by either mortgages or deeds of trust or other similar security instruments, depending upon the prevailing practice in the state in which the mortgaged property is located. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, until the debt is paid to the trustee in trust for the benefit of the beneficiary to secure payment of the obligation. A deed of trust generally provides the trustee with a power of sale if the borrower defaults in the payment of the obligation. The trustee’s authority under a deed of trust and the mortgagee’s authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, and, in some cases, the direction of the beneficiary.

The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant’s interest in a lease of land and improvements and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage to protect the mortgagee against termination of such interest before the mortgage is paid.

The priority of liens on real estate created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although such priority may in some states be altered by the mortgagee’s or beneficiary’s knowledge of unrecorded liens against the mortgaged property. However, filing or recording does not establish priority over governmental claims for real estate taxes and assessments. In addition, the Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage.

Foreclosure of a mortgage is generally accomplished by judicial actions initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating all necessary parties to the lawsuit. When the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. A judicial foreclosure may be subject to most of the delays and expenses of other litigation, sometimes requiring up to several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court ordinarily issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. These sales are made in accordance with procedures that vary from state to state. The purchaser at this sale acquires the estate or interest in real property covered by the mortgage.

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust and/or applicable statutory requirements that authorize the trustee, generally following a request from the beneficiary/lender, to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. A number of states also require that a lender provide notice of acceleration of a note to the borrower. Notice requirements under a trustee’s sale vary from state to state. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lien holders. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligations. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted at the property and sent to all parties having an interest in the real property.

In case of foreclosure under either a mortgage or deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see “— Statutory Rights of Redemption” below), and because the physical condition of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons (including exposure to potential fraudulent transfer allegations), a third party may be unwilling to purchase the property at the foreclosure sale. For these and other reasons, it is common for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of such debt, interest and expenses, the mortgagee’s debt will be extinguished. Thereafter, the lender will assume the burdens of ownership, including paying operating expenses and real estate taxes and making repairs. The lender is then obligated as an owner until it can arrange a sale of the property to a third party. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure, forfeiture and/or bankruptcy proceedings. Furthermore, an increasing number of states require that any environmental hazards be eliminated before a property may be resold, and a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “— Environmental Laws” below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effects of the borrower’s defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failing to adequately maintain the property or the borrower’s executing a second mortgage or deed of trust affecting the property in violation of the provisions of the first mortgage or deed of trust. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under mortgages receive notices in addition to the statutorily-prescribed requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale under a deed of trust or a mortgage having a power of sale does not involve sufficient state action to afford constitutional protection to the borrower.

Applicability of Usury Laws

State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of “points” and “fees” as “interest,” but may exclude payments in the form of “reimbursement of foreclosure expenses” or other charges found to be distinct from “interest.” While we contract for interest at a rate that is less than or equal to the applicable maximum amount of non-usurious interest and our loan documents and Texas law provide us with an opportunity to cure usurious charges, if the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate (under Texas law, the current maximum amount of non-usurious interest is 18% per annum) and we fail to cure, the form employed and the degree of overcharge are both immaterial to the determination that the loan is usurious. Statutes differ in their provision as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may have the recorded mortgage or deed of trust cancelled upon paying its debt with lawful interest, or the lender may foreclose, but only for the debt plus lawful interest. Under a second, more severe type of statute, a violation of the usury law results in the invalidation of the transaction, thereby permitting the borrower to have the recorded mortgage or deed of trust cancelled without any payment (thus prohibiting the lender from foreclosing). See “Risk Factors — Risks Related to the Secured Loan Lending Business — If we were found to have violated applicable usury laws, we would be subject to penalties and other possible risks.”

Environmental Laws

Real property pledged as security to a lender may be subject to potential environmental risks. Such environmental risks may give rise to a diminution in value of property securing any mortgage loan or, as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

Under the laws of certain states, the owner’s failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on mortgaged property to ensure the reimbursement of remedial costs. In some states, such lien law gives priority over the lien of an existing mortgage against such property. Because the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

Under limited circumstances, secured lenders may be liable for the costs of investigation and cleanup of contaminated property. Pursuant to CERCLA and similar state laws, current or previous owners or operators of real property are liable for the cost of investigation, removal or remediation of hazardous substances at their properties. CERCLA contains a secured creditor exemption that eliminates owner and operator liability for lenders who hold indicia of ownership in a contaminated property primarily to protect their security interest in that property, provided the lender does not participate in the management of the property. Although a lender may not exercise day-to-day control over environmental compliance issues at the facility, a lender may require a borrower to inspect or clean up the property without triggering CERCLA liability. A lender may also foreclose on the property without triggering CERCLA liability, provided the lender seeks to divest itself of the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms. However, even if a lender does not incur CERCLA liability, the diminished value of a contaminated property may significantly impact and in some cases negate the value of the lien. The secured lender liability protection under CERCLA varies somewhat under individual state laws.

We intend to generally require that a Phase I environmental assessment be conducted on all property before we originate or purchase a loan with respect to such property. We also expect to receive an endorsement letter from the firm that conducts the environmental assessment allowing us to rely on such assessment as a condition to funding the loan. Phase I environmental site assessments are intended to evaluate information regarding the environmental condition of the surveyed property and surrounding properties based generally on visual observations, interviews and certain publicly available databases. These assessments do not typically take into account all environmental issues including, but not limited to, testing of soil or groundwater or the possible presence of asbestos, lead-based paint, radon, wetlands or mold.

“Hazardous substances” are generally defined as any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those identified pursuant to CERCLA or any other environmental laws, and specifically include, without limitation, gasoline, diesel fuel, fuel oil, petroleum hydrocarbons, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, and urea formaldehyde foam insulation.

If a secured lender becomes liable for cleanup costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard. Such persons or entities may be bankrupt or otherwise judgment-proof, however, and recovery cannot be guaranteed. A contribution action against the borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states, anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower may curtail the lender’s ability to recover environmental cleanup and other related costs and liabilities incurred by the lender. For more discussion of some of the risks associated with environmentally impacted properties, see “Risk Factors — General Risks Related to Investments in Real Estate — The costs of compliance with environmental laws and other governmental laws and regulations may adversely affect our income and the cash available for any distributions.”

Junior Mortgages and Deeds of Trust; Rights of Senior Mortgages or Beneficiaries

Priority of liens on mortgaged property created by mortgages or deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although priority may in some states be altered by the mortgagee’s or beneficiary’s knowledge of unrecorded liens, leases or encumbrances against the mortgaged property. However, filing or recording does not establish priority over governmental claims for real estate taxes and assessments or, in some states, for reimbursement of remediation costs of certain environmental conditions. In addition, the Internal Revenue Code provides priority to certain tax liens over the lien of a mortgage. State law also may provide priority to certain mechanic’s, materialmen’s and workmen’s liens over a mortgage lien.

We expect that we will be the junior lender with respect to many of our loans. Our rights as mortgagee or beneficiary under a junior mortgage or deed of trust will be subordinate to those of the mortgagee or beneficiary under the senior mortgage or deeds of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee’s or beneficiary’s lien, unless we assert our subordinate interest in foreclosure litigation or cure the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee may cure a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is generally required to be given to the junior mortgagee or beneficiary. In situations where our loan will be a junior loan, we will seek to enter into agreements with the senior lender that give us the right to receive notice of default by the borrower on the senior loan and the right to retire or assume the senior loan upon such default. For a discussion of some of the risks associated with being the junior lender, see “Risk Factors — Risks Related to the Secured Loan Lending Business — Investments in second, mezzanine and wraparound mortgage loans present additional risks compared to loans secured by first deeds of trust.”

The form of mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive proceeds collected under any hazard insurance policy and awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of the senior indebtedness will, in most cases, be applied to the indebtedness secured by a junior mortgage or deed of trust. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired. Where our loan is subordinate to a senior lender, we will not receive any proceeds from insurance payouts or awards of damages that are available to be paid to secured lenders until the debt to the senior lender has been satisfied in full.

The form of mortgage or deed of trust used by many institutional lenders typically contains a “future advances” clause, which provides that additional amounts advanced to or on behalf of the mortgagor or trust or by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or “optional” advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the future advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the additional advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a “future advance” clause rests, in other states, on state law giving priority to advances made under the loan agreement up to a “credit limit” amount stated in the recorded mortgage or deed of trust.

Another provision typically found in the forms of mortgages and deeds of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage.

Statutory Rights of Redemption

In some states, after a foreclosure sale pursuant to a mortgage or deed of trust, the borrower and certain foreclosed junior lien holders are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale. Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical effect of the redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. Under the laws of some states, mortgages under contracts for deed may also have a post-foreclosure right of redemption, and a mortgagor with a sufficient equity investment in the property may be permitted to share in the proceeds of any sale of the property after the indebtedness is paid or may otherwise be entitled to a prohibition of the enforcement and the forfeiture clause.

Bankruptcy Laws

Statutory provisions, including the Federal Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of the secured mortgage lender to obtain payment of the loan, to realize upon collateral and/or to enforce a deficiency judgment. Under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and often no interest or principal payments are made during the course of the bankruptcy proceeding. The delay and consequences thereof caused by such an automatic stay can be significant. However, the automatic stay can be lifted unless the debtor can provide adequate security to the creditor, usually in the form of post-petition payments on the debt. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lien holder, including, without limitation, any junior mortgagee, may stay the senior lender from taking action to foreclose that junior lien.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the lender’s security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender in the position of a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include a reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its rehabilitative plan to decelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be accomplished even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage or deed of trust may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor to the lender under the related mortgage loan. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

Enforceability of Certain Provisions

Acceleration on Default

We may extend loans that contain a “debt acceleration” clause, which permits the lender to accelerate the full debt upon a monetary or non-monetary default by the borrower. In the event that we decide to exercise the debt acceleration clause, our right to receive payment or foreclose our interest in, and take possession of, the collateral will be subordinate to the rights of the senior lender. Typically, we will be required to assume the senior debt or ensure that the senior debt is repaid before we may fully exercise the debt acceleration provisions in our loans.

The courts of most states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys’ fees incurred by the lender in collecting such defaulted payments.

State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of installment contracts. For example, a lender’s practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearage or otherwise permit reinstatement of the contract following a default. Not infrequently, if a borrower under an installment contract has significant equity in the property, equitable principles will be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

Secondary Financing: Due-on-Encumbrance Provisions

Some mortgage loans have no restrictions on secondary financing, thereby permitting the borrower to use the mortgaged property as security for one or more additional loans. Some mortgage loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the mortgaged property) or may require the consent of the senior lender to any junior or substitute financing. However, such provisions may be unenforceable in certain jurisdictions under certain circumstances.

Where the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subject to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

MANAGEMENT

General

We operate under the direction of our board of trustees, the members of which are accountable to us and our shareholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained UMTH GS to serve as our advisor and manage our day-to-day business. UMTH GS has engaged UMTH LD to act as our asset manager and UMTH LD will make its personnel and other management assets available for our operation and maintenance. All decisions regarding our investments are approved by our board of trustees, as described below. Our independent trustees have reviewed and ratified our declaration of trust. We do not employ our own management personnel. Instead, we pay fees to our advisor, and through our advisor to its affiliates, including UMTH LD, for providing services to us.

Our declaration of trust and bylaws provide that the number of our trustees may be established by a majority of the entire board of trustees. There may not be fewer than three or more than 15 trustees, subject to increase or decrease by a vote of our board. Our declaration of trust provides that a majority of our trustees must be independent trustees, as such term is defined in the NASAA REIT Guidelines and our declaration of trust. An “independent trustee” is a person who is not one of our officers or employees or an officer or employee of our advisor or its affiliates and has not otherwise been affiliated with such entities for the previous two years. We have five trustees, three of whom are independent under the definition of independence set forth in our declaration of trust and the independence tests provided in the New York Stock Exchange Listed Company Manual. These definitions of independence are not included on our affiliated website. Each trustee who is not an independent trustee must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets in which we intend to invest. At least one of the independent trustees must have at least three years of relevant real estate experience. Currently, a majority of our trustees has three years of real estate experience.

Each trustee will serve until the next annual meeting of shareholders and until his successor has been duly elected and qualified. Although the number of trustees may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent trustee. Any trustee may resign at any time and may be removed with or without cause by the shareholders upon the affirmative vote of holders of at least a majority of all the outstanding shares entitled to vote at a meeting properly called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the trustee shall be removed.

A vacancy created by an increase in the number of trustees or the death, resignation, removal, adjudicated incompetence or other incapacity of a trustee may be filled only by a vote of a majority of the remaining trustees. Independent trustees will nominate replacements for vacancies in the independent trustee positions. If at any time there are no trustees in office, successor trustees will be elected by the shareholders. Each trustee will be bound by the declaration of trust and the bylaws.

During the discussion of a proposed transaction, independent trustees may offer ideas for ways in which transactions may be structured to offer the greatest value to us, and our management will take these suggestions into consideration when structuring transactions. The trustees are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties require. The trustees meet quarterly or more frequently if necessary. Because the trustees are not required to devote a substantial portion of their time to discharge their duties as our trustees, the trustees rely heavily on our advisor in the exercise of their responsibilities. Our trustees have a fiduciary duty to our shareholders to supervise the relationship between us and our advisor. The board is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to trustees for services rendered to us in any other capacity.

In addition to the investment policies set forth in our declaration of trust, our board of trustees has established policies on investments and borrowing, which are set forth in this prospectus. The trustees may establish further policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of the shareholders. We will follow the policies on investments and borrowings set forth in this prospectus unless and until they are modified in accordance with our declaration of trust.

The board also is responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the shareholders. In addition, a majority of the trustees, including a majority of the independent trustees, who are not otherwise interested in the transaction must approve all transactions with our advisor or its affiliates as being fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. The independent trustees also are responsible for reviewing the performance of our advisor and determining that the compensation paid to our advisor is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. Specifically, the independent trustees considers factors such as:

•	the amount of the fees paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating appropriate investment opportunities;

•	rates charged to other companies, especially REITs of similar structure, and other investors by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor or its affiliates for their own accounts and its other programs and clients.

None of our trustees, our advisor, nor any of their affiliates will vote or consent to the voting of our common shares of beneficial interest they now own or hereafter acquire on matters submitted to the shareholders regarding either (1) the removal of our advisor, such trustee or any of their affiliates, or (2) any transaction between us and our advisor, such trustee or any of their affiliates. In determining the requisite percentage in interest required to approve such a matter, any shares owned by such persons will not be included.

Director Qualifications

We believe our board of trustees should encompass a diverse range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to our operations and interests. Each trustee also is expected to: exhibit high standards of integrity, commitment and independence of thought and judgment; use his or her skills and experiences to provide independent oversight to our business; participate in a constructive and collegial manner; be willing to devote sufficient time to carrying out their duties and responsibilities effectively; devote the time and effort necessary to learn our business and our board of trustees; and represent the long-term interests of all shareholders.

We have determined that our board of trustees as a whole must have the right mix of characteristics and skills for the optimal functioning of the board in its oversight of the company. We believe our board of trustees should be comprised of persons with skills in areas such as: finance; real estate; strategic planning; leadership of business organizations; and legal matters.

In addition to the targeted skill areas, our board of trustees looks for a strong record of achievement in key knowledge areas that it believes are critical for trustees to add value to the board, including:

•	Strategy — knowledge of our business model, the formulation of business strategies, knowledge of key competitors and markets;

•	Leadership — skills in coaching and working with senior executives and the ability to assist the Chief Executive Officer;

•	Relationships — understanding how to interact with investors, accountants, attorneys, analysts and markets in which we operate; and

•	Functional — understanding of finance matters, financial statements and auditing procedures, technical expertise, legal issues, information technology and marketing.

Executive Officers and Trustees

We have provided below certain information about our executive officers and trustees.

Name	Age*	Position(s)
Hollis M. Greenlaw	47	Chief Executive Officer and Chairman of the Board of Trustees
David A. Hanson	48	Chief Operating Officer and Chief Accounting Officer
Cara D. Obert	42	Chief Financial Officer and Treasurer
Scot W. O’Brien	52	Trustee
Phillip K. Marshall	62	Independent Trustee
J. Heath Malone	43	Independent Trustee
Steven J. Finkle	62	Independent Trustee

*	As of December 31, 2011

Hollis M. Greenlaw.    Mr. Greenlaw has served as our Chief Executive Officer and Chairman of our board of trustees since our formation in May 2008. Mr. Greenlaw also has served as Chief Executive Officer of UMTH LD since March 2003 and served as its president from March 2003 until July 2011. He also has served as partner, Vice Chairman and Chief Executive Officer of UMT Holdings and as President, Chief Executive Officer and a director of UMT Services since March 2003. Mr. Greenlaw is also the co-founder and Chief Executive Officer of UDF I, UDF II, and UDF III, affiliated real estate finance companies that provide custom financing and make opportunistic purchases of land for residential lot development and home construction. As Chief Executive Officer of the United Development Funding family of entities, Mr. Greenlaw has directed the funding of more than $1 billion in loans and equity investments through United Development Funding products, receiving more than $600 million in repayments to date, most notably through UDF III. From March 1997 until June 2003, Mr. Greenlaw served as Chairman, President, and Chief Executive Officer of a multi-family real estate development and management company owned primarily by The Hartnett Group, Ltd., a closely-held private investment company managing more than $40 million in assets. There he developed seven multi-family communities in Arizona, Texas, and Louisiana with a portfolio value exceeding $80 million. Prior to joining The Hartnett Group, Mr. Greenlaw was an attorney with the Washington, D.C. law firm, Williams & Connolly, where he practiced business and tax law. Mr. Greenlaw was a member of Phi Beta Kappa at Bowdoin College and received his Juris Doctorate from the Columbia University School of Law in 1990. Mr. Greenlaw is a member of the Maine, District of Columbia, and Texas bars. Our board of trustees selected Mr. Greenlaw to serve as a trustee because he is our Chief Executive Officer and has served in various executive roles with our sponsor or its affiliates since 2003. He has expansive knowledge of the public homebuilding and real estate industries, and has relationships with chief executives and other senior management at a multitude of real estate companies. His demonstrated leadership skills, business expertise and extensive REIT executive experience provide him with the skills and qualifications to serve as a director.

David A. Hanson.    Mr. Hanson has served as our Chief Operating Officer and Chief Accounting Officer since May 2008. He has also served as President of UMTH GS, Chief Financial Officer of UMT Holdings, and Chief Financial Officer of UMT Services since June 2007. Mr. Hanson has over 21 years of experience as a financial executive in the residential housing industry as an accountant with an international public accounting firm. From 2006 to 2007, he was a Director of Land Finance for the Central/Eastern Region at Meritage Homes Corporation (Meritage), the twelfth largest publicly traded homebuilder. While at Meritage, Mr. Hanson handled all aspects of establishing, financing, administering and monitoring off-balance sheet FIN 46 compliant entities for the Central/Eastern Region. From 2001 to 2006, he was employed with Lennar Corporation, a national homebuilding company, as the Regional Finance Manager and served as acting homebuilding Division President, Regional Controller, and Controller for both homebuilding and land divisions. From 1999 to 2001, Mr. Hanson was the Director, Finance and Administration for One, Inc., a technology consulting firm. From 1996 to 1999, Mr. Hanson was the Vice President, Finance and Accounting for MedicalControl, Inc., a publicly traded managed healthcare company. Prior to 1996, he was employed with Arthur Andersen LLP, an international accounting and consulting firm, for approximately nine years. He graduated from the University of Northern Iowa in 1984 with a Bachelor of Arts degree in Financial Management/Economics and in 1985 with a Bachelor of Arts degree in Accounting. He is a Certified Public Accountant and Certified Management Accountant.

Cara D. Obert.    Ms. Obert has served as our Chief Financial Officer and Treasurer since May 2008 and is a partner of UMT Holdings. Ms. Obert served as the Chief Financial Officer for UMT Holdings from March 2004 until August 2006 and served as Controller for UMT Holdings from October 2003 through March 2004. She has served as the Chief Financial Officer of UMTH LD since August 2006. From 1996 to 2003, she was a self-employed consultant, assisting clients, including Fortune 500 companies, in creating and maintaining financial accounting systems. From May 1995 until June 1996, she served as Controller for Value-Added Communications, Inc., a Nasdaq-listed telecommunications company that provided communications systems for the hotel and prison industries. From 1990 to 1993, she was employed with Arthur Andersen LLP, an international accounting and consulting firm. She graduated from Texas Tech University in 1990 with a Bachelor of Arts degree in accounting. She is a Certified Public Accountant.

Scot W. O’Brien.    Mr. O’Brien has served as a member of our board of trustees since August 2008. He is a shareholder in the law firm of Hallett & Perrin, P.C., has over 23 years of experience in real estate transactions, bank and other institutional financings, mergers and acquisitions, private placements, tax planning (including providing tax advice in conjunction with the formation and operation of REITs), and general corporate matters and has a peer review rating of AV by Martindale-Hubbell. In his capacity with Hallett & Perrin, Mr. O’Brien provides legal services to our advisor, our asset manager and affiliates of our advisor and our asset manager. He has advised United Mortgage Trust, UMT Holdings and UDF I since 2003 and has advised UDF III since its initial public offering. Mr. O’Brien oversaw the structure and formation of UDF LOF. He is responsible for the direction and structure of the United Development Funding lending transactions. Mr. O’Brien also represents numerous real estate-related funds. As a regular part of his practice, Mr. O’Brien analyzes, structures, negotiates and closes numerous acquisitions and dispositions of real estate and real estate-related investments, including improved and unimproved real estate and loans secured by real estate. Mr. O’Brien has also structured and negotiated the financing, development and construction terms for numerous real estate development projects, including lot developments, hotels, medical office buildings, apartment complexes and shopping centers. He joined Hallett & Perrin in April 1996. Prior to joining Hallett & Perrin, Mr. O’Brien was an associate (1985-1992) and a shareholder (1993-1996) in the law firm of Winstead, P.C. (f/k/a Winstead, Sechrest & Minick). Mr. O’Brien received a Bachelor of Business Administration from the University of Notre Dame in 1982. He received a Juris Doctorate with honors from St. Mary’s University in 1985, and an L.L.M. (Taxation) from Southern Methodist University in 1988. Mr. O’Brien is a member of the State Bar of Texas. Our board of trustees selected Mr. O’Brien to serve as a trustee due to his legal expertise, particularly in the real estate industry. He has provided counsel to our sponsor and its affiliates for the past five years.

Phillip K. Marshall.    Mr. Marshall has served as one of our independent trustees since August 2008. Since September 2006, Mr. Marshall has served as an independent trustee of United Mortgage Trust, a real estate investment trust that invests exclusively in: (i) first lien secured mortgage loans for the acquisition and renovation of single-family homes, (ii) lines of credit and secured loans for the acquisition and development of single-family home lots, (iii) lines of credit and loans secured by developed single-family lots, and (iv) lines of credit and loans secured by completed model homes; formerly, United Mortgage Trust invested in: (i) first lien secured construction loans for the acquisition of lots and construction of single-family homes and (ii) first lien, fixed rate mortgages secured by single-family residential property. As a director of United Mortgage Trust, Mr. Marshall participates in the monthly review and approval of real estate investments made and managed by such entity, and also participates annually in the review and restatement of United Mortgage Trust’s investment policies. Mr. Marshall also currently chairs the United Mortgage Trust audit committee and serves on the financial reporting and liquidity committees. From May 2007 to the present, Mr. Marshall has served as Chief Financial Officer of Rick’s Cabaret International, Inc., a publicly traded restaurant and entertainment company. From February 2007 to May 2007, he served as Controller of Dorado Exploration, Inc., a privately held oil and gas company. From July 2003 to January 2007, he served as Chief Financial Officer of CDT Systems, Inc., a publicly held company that was located in Addison, Texas and was engaged in water technology. From 2001 to 2003, he was a principal of Whitley Penn, independent certified public accountants. From 1992 to 2001, Mr. Marshall served as Director of Audit Services at Jackson & Rhodes PC, where he consulted in the structure and formation of United Mortgage Trust in 1996, including developing the criteria necessary to determine the type of assets suitable for acquisition by United Mortgage Trust pursuant to its desire to qualify as a real estate investment trust. While at Jackson and Rhodes and subsequently with Whitley Penn, Mr. Marshall served as the audit partner for United Mortgage Trust. From 1991 to 1992, Mr. Marshall served as an audit partner at Toombs, Hall and Foster; from 1987 to

1991, he served as an audit partner for KPMG Peat Marwick (KPMG); and from 1980 to 1987, he served as audit partner for KMG Main Hurdman (KMG). As an audit partner for KPMG and KMG, Mr. Marshall had extensive experience working with a number of mortgage banking clients and savings and loan institutions involved in residential real estate finance. In his capacity as auditor and audit partner for his mortgage banking clients, Mr. Marshall performed reviews and tests of income recognition and reporting, quality of asset testing (including analysis of real estate appraisals), historical loss reserves and comparison to industry loss reserves. Additionally, Mr. Marshall performed single audit procedures to assess the adequacy of loan servicing services including collections, cash management and reporting procedure testing, and escrow analysis. Mr. Marshall is a Certified Public Accountant in the State of Texas. He received a BBA in Accounting, Texas State University in 1972. Our board of trustees selected Mr. Marshall to serve as a trustee in part due to his financial and accounting expertise, as well as his knowledge of the financial markets in which we operate. Our board of trustees believes that his experience as a partner at a public accounting firm, as well as his previous service on the board of trustees of a real estate investment trust, will bring value to us, particularly in his role as the audit committee chairman and audit committee financial expert.

J. Heath Malone.    Mr. Malone has served as an independent trustee since August 2008. Mr. Malone is a co-founder and partner of Max Industries, LTD., an Inc. 5,000 company, which does business as Max Furniture. Max Furniture is a designer, importer and on-line retailer of furniture with $15 million in annual revenue. Since 2002, Mr. Malone has served as Chief Financial Officer of Max Furniture, managing all aspects of its operations including financing, accounting, administration, transportation management and warehouse management, and serving as one of the two principal buyers for the company. Previously, Mr. Malone was the Chief Financial Officer of Mericom Corporation from 1998 to 2002. Mericom was engaged in the service and installation of wireless networks throughout the United States. During Mr. Malone’s tenure, Mericom grew from a small regional $5 million firm to a $60 million national company. From 1995 to 1998, Mr. Malone served as the Chief Operating Officer of OmniAmerica Development, a Hicks, Muse, Tate & Furst company in the business of designing and building cell tower networks throughout the United States. Working with a sister company, Specialty Teleconstructors, OmniAmerica Development became the third-largest owner of cellular phone towers in the United States prior to an acquisition by American Tower in 1998. Mr. Malone was the Chief Financial Officer of US Alarm Systems from 1992 to 1995, building that company from a startup to a mid-sized regional alarm firm. From 1989 to 1992, he was employed by Arthur Andersen LLP, an international accounting and consulting firm. At Arthur Andersen, Mr. Malone specialized in manufacturing and retail companies and served on a fraud audit team. Mr. Malone is a Certified Public Accountant and received a Bachelor of Arts degree in accounting from Southern Methodist University in Dallas in 1989. Our board of trustees selected Mr. Malone to serve as a trustee in part due to his financial and accounting expertise, as well as his experience in raising capital through public and private markets. Our board of trustees believes he will bring value to us in his role as an audit committee member, as well as providing an entrepreneurial perspective to our board of trustees.

Steven J. Finkle.    Mr. Finkle has served as an independent trustee since August 2008. In 1995, Mr. Finkle founded National Brokerage Associates (NBA) and currently serves as President. National Brokerage is a full service insurance brokerage house serving agents in the Washington, D.C. metropolitan area and on a national basis. NBA has a niche in the variable life marketplace and has been involved with designing several variable life insurance products. A full service brokerage firm specializing in life, annuities, long term care, and disability, NBA works with several nationwide broker-dealers, a number of banks and the insurance brokerage community. From 1989 to 1995, Mr. Finkle served as a partner and President of CFG Insurance Services. In 1975, Mr. Finkle became part of the first franchised insurance brokerage operation in the United States when he co-founded MTA Brokerage. From 1972 to 1974, Mr. Finkle served as an assistant manager for the insurance brokerage firm of Johnson & Higgins at the Atlanta, Georgia regional office and later with National Life of Vermont. Mr. Finkle holds Series 7, 24, and 63 securities licenses and serves on the advisory committee for multiple insurance carriers. Mr. Finkle currently serves on the Brokerage Task Force of the Association for Advanced Life Underwriting, a membership organization of over 2,200 of the top producing life insurance agents in the country, and is a partner of Brokerage Resources of America, an affiliation of national insurance brokerage firms. Mr. Finkle also previously served on the boards of directors of the District of Columbia Association of Insurance and Financial Advisors and the National Association of Life Brokerage Agencies, the premier association representing the insurance brokerage community. Mr. Finkle received his B.B.A. degree in Insurance from Georgia State University in 1972 where he was a Kemper Scholar. Our board of trustees selected Mr. Finkle to serve as a trustee due to his strong relationships and his understanding of the financial markets through which we offer our shares for sale. Our board of trustees believes that this experience will bring valuable operational expertise and insight to the board of trustees.

Board Committees

To date, the board of trustees has established one permanent committee, the audit committee. From time to time, our board of trustees may establish other committees it deems appropriate to address specific areas in more depth than may be possible at a full board of trustees meeting.

Audit Committee

Our audit committee is composed of Messrs. Marshall, Finkle, and Malone, all independent trustees. Each of our audit committee members would qualify as independent under the New York Stock Exchange’s rules applicable to audit committee members. Our board of trustees has determined that Mr. Marshall, the chairman of the audit committee, qualifies as an “audit committee financial expert,” as defined by SEC regulations. The audit committee of the board reports regularly to the full board and annually evaluates the board’s performance. The audit committee meets periodically throughout the year, usually in conjunction with regular meetings of the board.

The audit committee, by approval of at least a majority of the members, selects the independent registered public accounting firm to audit our annual financial statements, reviews with the independent registered public accounting firm the plans and results for the audit engagement, approves the audit and non-audit services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees and reviews the adequacy of our internal controls.

Compensation Committee

Our board of trustees believes that it is appropriate for our board of trustees not to have a standing compensation committee based upon the fact that our executive officers do not receive compensation directly from us for services rendered to us. Our independent trustees receive compensation pursuant to the terms described in “— Compensation of Trustees” below and will, from time to time, review, evaluate, and make recommendations to the full board of trustees regarding the compensation of the trustees.

Nominating and Corporate Governance Committee

We do not have a separate nominating and corporate governance committee. We believe that our board of trustees is qualified to perform the functions typically delegated to a nominating and corporate governance committee and that the formation of a separate committee is not necessary at this time. Instead, our full board of trustees performs functions similar to those which might otherwise normally be delegated to such a committee, including, among other things, developing a set of corporate governance principles, adopting a code of ethics, adopting objectives with respect to conflicts of interest, monitoring our compliance with corporate governance requirements of state and federal law, establishing criteria for prospective members of our board of trustees, conducting candidate searches and interviews, overseeing and evaluating our board of trustees and our management, evaluating from time to time the appropriate size and composition of our board of trustees and recommending, as appropriate, increases, decreases and changes to the composition of our board of trustees and formally proposing the slate of trustees to be elected at each annual meeting of our shareholders.

Duties of Our Executive Officers

The chairman of the board presides at all meetings of the shareholders, the board of trustees and any committee on which he serves. The chief executive officer is our highest ranking executive officer and, subject to the supervision of the board of trustees, has all authority and power with respect to, and is responsible for, the general management of our business, financial affairs, and day-to-day operations. The chief executive officer oversees the advisory services performed by our advisor.

The chief operating officer and chief accounting officer and the chief financial officer report to the chief executive officer, and have the authority and power with respect to, and the responsibility for, our accounting, auditing, reporting and financial record-keeping methods and procedures; controls and procedures with respect to the receipt, tracking and disposition of our revenues and expenses; the establishment and maintenance of our depository, checking, savings, investment and other accounts; relations with accountants, financial institutions, lenders, underwriters and analysts; the development and implementation of funds management and short-term investment strategies; the preparation of our financial statements and all of our tax returns and filings; and the supervision and management of all subordinate officers and personnel associated with the foregoing.

The treasurer has responsibility for the general care and custody of our funds and securities and the keeping of full and accurate accounts of receipts and disbursements in our books. The treasurer also shall deposit all moneys and other valuable effects in our name and to our credit in such depositories as may be designated by the board of trustees. The treasurer shall disburse our funds as may be ordered by the board of trustees, taking proper vouchers for such disbursements, and shall render to the chief executive officer, president and board of trustees, at the regular meetings of the board of trustees or whenever it may so require, an account of all his or her transactions as treasurer and of our financial condition.

Compensation of Trustees

We pay each of our independent trustees, as well as any trustees who are not also our executive officers or executive officers of our advisor or its affiliates, an annual retainer of $25,000 per year. In addition, we pay each of our independent trustees, as well as any trustees who are not also our executive officers or executive officers of our advisor or its affiliates, (i) $2,000 for each board or committee meeting attended in person (the chairman of the audit committee shall receive $3,000 for each audit committee meeting attended in person) and (ii) $250 for each board or committee meeting attended by telephone. In the event that there are multiple meetings in one day, the fees are limited to $2,000 per day ($3,000 per day payable to the chairman of the audit committee if one of the meetings is of the audit committee).

In addition, our board of trustees intends to establish a compensation committee, which we expect will consist of our independent trustees, to assist the board of trustees in discharging its responsibility in all matters of compensation practices, including compensation for our officers and our trustees, and employees in the event we ever have employees. The compensation committee will have discretion to award additional compensation to our trustees, in addition to the compensation set forth in the paragraph above. We expect our board of trustees will adopt a charter for the compensation committee that sets forth its specific functions and responsibilities.

Limited Liability and Indemnification of Trustees, Officers, Employees and Other Agents

We are permitted to limit the liability of our trustees and officers and to indemnify and advance expenses to our trustees, officers and other agents, but only to the extent permitted by Maryland law, our declaration of trust, and federal and state securities laws.

Our declaration of trust eliminates trustees’ and officers’ liability, requires us to indemnify and advance expenses to our trustees, officers and advisor and our advisor’s affiliates and permits us to indemnify and advance expenses to our employees and agents to the extent permitted by the NASAA REIT Guidelines and by Maryland law.

Maryland law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Maryland law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted for directors and officers of Maryland corporations. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. Maryland law permits a corporation to advance reasonable expenses to a director or officer upon receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•	a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

In addition to the above limitations of Maryland law, and as set forth in the NASAA REIT Guidelines, our declaration of trust further limits our ability to indemnify our trustees, our advisor and our advisor’s affiliates for loss or liability suffered by them or hold harmless our trustees or our advisor and its affiliates for loss or liability suffered by us by requiring that:

•	the party seeking indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the party seeking indemnification was acting on our behalf or performing services for us;

•	in the case of non-independent trustees, our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of independent trustees, the liability or loss was not the result of gross negligence or willful misconduct by the independent trustee; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the shareholders.

These provisions, however, do not reduce the exposure of trustees and officers to liability under federal or state securities laws, nor do they limit our shareholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a trustee’s or an officer’s duties to us, although equitable remedies may not be an effective remedy in some circumstances.

The Securities and Exchange Commission and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act, is against public policy and unenforceable. Further, our declaration of trust prohibits the indemnification of our trustees, our advisor, its affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

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a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.

Our declaration of trust further provides that the advancement of funds to our trustees, our advisor and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (1) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (2) the party seeking the advance provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; (3) the legal action is initiated by a third party who is not a shareholder or, if the legal action is initiated by a shareholder acting in his capacity as such, a court of competent jurisdiction specifically approves such advancement; and (4) the party seeking the advance agrees in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

We have purchased insurance on behalf of all of our trustees and officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

The Advisor

Our advisor, UMTH GS, is a Delaware limited partnership formed in March 2003. The executive offices of our advisor are located at The United Development Funding Building, Suite 100, 1301 Municipal Way, Grapevine, Texas 76051.

The executive officers of UMTH GS are as follows:

Name	Age*	Position(s)
David A. Hanson	48	President

*	As of December 31, 2011

For more information regarding the background and experience of Mr. Hanson see “— Executive Officers and Trustees,” above.

UMT Holdings holds 99.9% of the limited partnership interests in UMTH GS, as the sole limited partner. UMT Services serves as the general partner of UMTH GS and holds the remaining 0.1% partnership interest of UMTH GS. Todd F. Etter and Hollis M. Greenlaw together own 100% of UMT Services. For more information regarding the background and experience of Mr. Etter, see “— Asset Manager and Its Affiliates,” below. For more information regarding the background and experience of Mr. Greenlaw, see “— Executive Officers and Trustees,” above.

Todd F. Etter, Hollis M. Greenlaw and Michael K. Wilson are the directors of UMT Services, the general partner of UMTH GS.

The Advisory Agreement

Many of the services performed by our advisor in managing our day-to-day activities are summarized below. In some instances, our advisor may contract with a duly qualified and licensed affiliated entity to provide certain services under the advisory agreement. This summary is provided to illustrate the material functions that our advisor or an affiliate of our advisor perform for us, and it is not intended to include all of the services that may be provided to us by third parties. Our advisor has a contractual and fiduciary duty and responsibility to us and our shareholders. Under the terms of the advisory agreement, our advisor undertakes to use its commercially reasonable best efforts to present us with investment opportunities that are consistent with our investment policies and objectives as adopted by our board of trustees. In its performance of this undertaking, our advisor shall, subject to the authority of the board:

•	coordinate marketing and distribution of our shares in connection with this offering;

•	structure, qualify, register and oversee the distribution of our shares pursuant to our distribution reinvestment plan;

•	structure, qualify and administer the repurchase of our shares pursuant to our share redemption program;

•	provide day-to-day management and administrative functions reasonably necessary for our management and operations;

•	from time to time, or at any time reasonably requested by our board, make reports to the board of its performance of services to us under the advisory agreement;

•	perform investor relations services;

•	provide office space, equipment and personnel as required for the performance of services to us under the advisory agreement;

•	prepare on our behalf all reports and returns required by the Securities and Exchange Commission, Internal Revenue Service and other state or federal governmental agencies; and

•	perform any other services reasonably requested by us.

Our advisor also delegates, but ultimately is responsible for, the following responsibilities to UMTH LD, our asset manager:

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serve as our investment and financial advisor, formulate and oversee the implementation of our investment policies, and provide research and economic and statistical data in connection with our assets and our investment policies;

•	locate, analyze and select potential investment opportunities and advise as to potential asset dispositions;

•	structure and negotiate the terms and conditions of our secured loans and other investments, including any joint ventures or loan participations;

•	negotiate with banks or lenders or otherwise arrange for financing on our behalf;

•	service or enter into contracts for servicing our secured loans; and

•	obtain or prepare reports, and arrange for any necessary or desired appraisals, concerning the value of investments or contemplated investments.

For more information regarding the responsibilities of our asset manager, see “— Asset Manager and its Affiliates” below.

The advisory agreement has a one-year term that may be renewed for an unlimited number of successive one-year periods. It was most recently renewed and extended through November 12, 2012. It will be the duty of our board of trustees to evaluate the performance of our advisor before entering into or renewing an advisory agreement. The criteria used in such evaluation will be reflected in the minutes of such meeting. Either party may terminate the advisory agreement upon 60 days’ written notice without cause or penalty. If we elect to terminate the agreement, we must obtain the approval of a majority of our independent trustees. In the event of the termination of our advisory agreement, our advisor is required to cooperate with us and take all reasonable steps requested by us to assist our board of trustees in making an orderly transition of the advisory function.

Our advisor and its officers and affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, our advisor and its officers and affiliates are required to commit sufficient time to ensure performance of all the services detailed in the advisory agreement. This program, at maturity, is expected to represent approximately 50% of the assets under management by our executive officers and entities with which they are affiliated. Correspondingly, our chief executive officer and chairman of the board of trustees, Hollis M. Greenlaw, our chief operating officer and chief accounting officer, David A. Hanson, and our chief financial officer, Cara D. Obert, will be required to devote up to 50% of their time to the administration of our business. Our executive officers expect to increase their resources as we grow in size.

In cases where our advisor determines that it is advantageous to us to make the types of investments in which our advisor or its affiliates do not have experience, our advisor intends to employ persons, engage consultants or partner with third parties that have, in our advisor’s opinion, the relevant expertise, qualifications and licenses necessary to assist our advisor in evaluating, making and administering such investments. Our advisor may assign the advisory agreement to an affiliate of the advisor without board approval. All other assignments of the advisory agreement by our advisor (other than the assignment of the right to receive fees)

must have the approval of our board, including the approval of a majority of our independent trustees. We may assign or transfer the advisory agreement to a successor entity. Our board shall determine whether any successor advisor possesses sufficient qualifications to perform the advisory function for us and whether the compensation provided for in its contract with us is justified.

Our advisor may not cause us to acquire any property or make or invest in any secured loan or other investment on our behalf without the prior approval of our board of trustees, including a majority of our independent trustees. The actual terms and conditions of transactions involving our investments are determined by our advisor, subject at all times to such board approval.

We reimburse our advisor for all of the costs and expenses that are in any way related to our operation or the conduct of our business or the services our advisor provides to us, including (except as noted below) direct expenses and costs of salaries and benefits of persons employed by our advisor and/or its affiliates performing advisory services for us. The costs and expenses include, but are not limited to:

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organization and offering expenses related to our primary offering (other than selling commissions, dealer manager fees and other fees that are deemed to be underwriting compensation) in an amount equal to 3% of gross offering proceeds from the primary offering less any such organization and offering expenses we pay directly. Our advisor and its affiliates will be responsible for the payment of organization and offering expenses related to our primary offering (other than selling commissions, dealer manager fees and other fees that are deemed to be underwriting compensation), to the extent they exceed 3% of gross offering proceeds from the primary offering, without recourse against or reimbursement by us;

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the actual cost of goods, services and materials used by us and obtained from entities not affiliated with our advisor, including brokerage fees paid in connection with the purchase and sale of securities;

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third-party acquisition expenses related to the selection and acquisition of assets, whether or not acquired by us, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, third-party brokerage or finder’s fees, title insurance, premium expenses and other closing costs, provided that these acquisition-related expenses will only be reimbursed to the extent that the amount of such expenses, when combined with any acquisition and origination fees, does not exceed 3% of the net amount available to us for investment in assets;

•	all expenses associated with shareholder communications including the cost of preparing, printing and mailing annual reports, proxy statements and other reports required by governmental entities;

•	audit, accounting and legal fees paid to third parties;

•	premiums and other associated fees for insurance policies including trustee and officer liability insurance;

•	taxes and assessments on income or real property and taxes; and

•	transfer agent and registrar’s fees and charges paid to third parties.

Generally, we will not reimburse our advisor for any amount by which our operating expenses at the end of the four immediately preceding fiscal quarters exceed the greater of: (1) 2% of our average invested assets for that period, or (2) 25% of our net income, before any additions to or allowances for reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that period. If we have already reimbursed our advisor for such excess operating expenses, our advisor will be required to repay such amount to us. Notwithstanding the above, we may reimburse our advisor for expenses in excess of this limitation if a majority of the independent trustees determines that such excess expenses are justified based on unusual and non-recurring factors. For any fiscal quarter for which total operating expenses exceed the limitation and our independent trustees determine such excess was justified, we will disclose this fact in our next quarterly report or, within 60 days of the end of such quarter, send a written disclosure of this fact to our shareholders, in each case such disclosure will include an explanation of the factors the independent trustees considered in arriving at the conclusion that the excess expenses were justified. If the independent trustees do not determine that such excess expenses were justified, our advisor will reimburse us for the amount by which the aggregate expenses exceeded the limitation. We will not reimburse our advisor or its affiliates for services for which our advisor or its affiliates are entitled to compensation in the form of a separate fee. Our advisor generally will be entitled to receive all accrued but unpaid compensation and expense reimbursements from us in cash within 30 days of the date of termination of the advisory agreement.

Investment Committee

Our advisor has engaged UMTH LD as our asset manager. The asset manager has organized an Investment Committee with the principal function of overseeing the investment and finance activities of the United Development Funding programs managed and advised by our advisor and UMTH LD. The Investment Committee has a fiduciary duty and responsibility to us and our shareholders. The Investment Committee oversees, and provides our board of trustees recommendations regarding, our investments and finance transactions and asset management, policies and guidelines, and reviews investment transaction structures and terms, investment underwriting, investment collateral, investment performance, investment risk management, and our capital structure at both the entity and asset level.

The members of the Investment Committee consist of at least three members who are appointed by, and serve at the pleasure of, the board of directors of UMT Services, which is the general partner of our advisor and UMTH LD. The current Chairman of the Investment Committee is Hollis M. Greenlaw, our chairman and chief executive officer and chief executive officer of our asset manager, and the other members are Todd F. Etter, executive vice president of our asset manager and chairman of UMT Holdings, and Ben L. Wissink, president of our asset manager. The affirmative vote of a majority of the Investment Committee is required to recommend an investment to us.

The Investment Committee meets no less frequently than twice a month, and each meeting is attended, in person or by telephone, by its members as well as by UMTH LD asset managers and financial analysts.

Asset Manager and Its Affiliates

We are managed by our board of trustees, which has appointed UMTH GS as our advisor. UMTH GS has engaged UMTH LD as our asset manager. Our asset manager has a fiduciary duty and responsibility to us and our shareholders. Each of the UMTH LD key personnel has extensive experience with financing single-family residential development assets with prior affiliated programs, which provides us with the unique knowledge, skill-set, relationships and existing infrastructure and policies and procedures we believe are necessary to identify potential loan and investment opportunities and to successfully make secured loans and other investments. Principals of our advisor and asset manager are also principals, employees, officers and equity holders of other entities that are engaged in real estate related activities, and these entities may also participate in the loans and investments we make. Our advisor also advises and operates United Mortgage Trust and UMT Holdings. UMT Holdings is the sole limited partner and 99.9% owner of both our advisor and asset manager.

Our real estate loan and investment model differs from traditional models primarily due to our “actively managed portfolio” approach. UMTH LD, as our asset manager, will identify and underwrite real estate professionals in each region or, in some cases, each sub-market in which we invest, and it will utilize these proprietary strategic partner relationships to actively manage each loan or investment. In some cases, this may involve developing relationships with strategic partners in correcting markets, who may be able to provide us with knowledge, a presence and access to investment opportunities. Given the current economic environment and capital constraints, this also may involve banks, insurance companies, institutional investors and other traditional lending institutions approaching us for assistance with troubled assets. Large institutional investors generally rely on investments meeting initial expectations and, when market conditions negatively impact the performance of their investments, find themselves in need of asset managers or, in some cases, must liquidate investments below their initial return expectations. The inability of some homebuilders and developers to obtain financing through traditional sources may cause homebuilders and developers to seek additional financing from entities with cash, which may include us. Therefore, we will look to purchase investments at a discount when such opportunities are presented. We believe that our strategic partner relationships will help us to identify such potentially beneficial investments.

Our loans and investments will be underwritten, in part, on the basis of an assessment by our asset manager of its ability to execute on possible alternative development and exit strategies in light of changing market conditions. We believe there is significant value added through the use of an actively managed portfolio investment model. We intend to manage our investment portfolio in the context of both the development lifecycle and changing market conditions in order to ensure that our assets continue to meet our investment objectives and underwriting criteria.

In managing and understanding the markets and submarkets in which we intend to make loans and investments, our asset manager will monitor the fundamentals of supply and demand. UMTH LD will monitor the economic fundamentals in each of the markets in which we make loans by analyzing demographics, household formation, population growth, job growth, migration, immigration and housing affordability. UMTH LD also will monitor movements in home prices and the presence of market disruption activity, such as investor or speculator activity that can create false demand and an oversupply of homes in a market. Further, it will study new home starts, new home closings, finished home inventories, finished lot inventories, existing home sales, existing home prices, foreclosures, absorption, prices with respect to new and existing home sales, finished lots and land, and the presence of sales incentives, discounts, or both, in a market.

Our asset manager will underwrite, structure and present to us information regarding land acquisition opportunities, land development opportunities, finished lot inventories, construction loans and direct investment opportunities in land to be developed into residential lots, new and model homes and finished lots, as well as joint venture opportunities with real estate developers and land bankers.

In underwriting and structuring a loan, investment or joint venture, our asset manager will generally engage in a four-part evaluation and oversight process consisting of:

•	Economic Feasibility Study, or “EFS”;

•	Engineering Due Diligence, or “EDD”;

•	Exit Strategies Analysis, or “ESA”; and

•	Transaction Execution Oversight, or “TEO.”

Our asset manager will apply separate EFS criteria for equity investments (including joint ventures) and for secured loans. Our asset manager will independently review lot, land and home acquisition and disposition assumptions, lot and land prices within the marketplace, lot, land and home demand within the marketplace and lot, land and home absorption within the marketplace.

UMTH LD will also conduct the Investment Committee analysis and review prior to the recommendation by the Investment Committee of any loan or investment to us. Our asset manager will obtain the independent market studies for each market in which we invest.

Our asset manager will also conduct the ESA. This process includes review of lot purchase contracts, home sales data, evaluation of all market absorption data, current economic conditions, trends and projections in housing starts and risk analysis. Alternative buyers and uses for the lots are identified and various pricing models to facilitate sales in a soft market are evaluated. Our asset manager will be responsible for overseeing the execution of the transaction as presented to us, and, if necessary, the execution of alternative exit strategies as part of the ESA portion of the underwriting process.

Our asset manager will assign an individual asset manager to conduct the TEO. The TEO includes monitoring the performance of the project, including scheduled meetings with the borrower, joint venture partner or project manager to ensure the timely construction or development of the underlying asset, adherence to the pro-forma budget, proper application of all lender funds, receipt of all municipal inspections and approvals, sale of the asset and, if necessary, the execution of alternative exit strategies as part of the ESA portion of the underwriting process.

Our asset manager also will be responsible for applying our underwriting criteria to the loans and investments that are recommended for our origination, purchase or investment. In addition, our asset manager will be responsible for negotiating the terms of credit enhancements made or provided by us.

Furthermore, our asset manager will be responsible for structuring asset level debt for assets deemed suited for leverage, for the servicing of our loan portfolio, and for negotiating and structuring joint ventures or other co-ownership arrangements with third parties as well as affiliated entities for the purpose of diversifying our portfolio of assets.

Our asset manager also will manage the allocation of loans and investments by and between UDF I, UDF II, UDF III, UDF LOF and ourselves by reviewing the fund-specific investment objectives, risk profiles and targeted yields. Our asset manager will monitor the changing risk and yield profiles as assets are developed and mature and will manage allocation and change alignment with specific fund risk and yield objectives. Our asset manager also will manage the sale or refinancing of loans and investments by and between the United Development Funding programs as the yield and risk parameters change throughout the development process.

Our asset manager will manage the disposition of our loans and investments, determining when the assets reach optimum value during the expected life of the fund. Our asset manager’s recommendation as to when a particular investment should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property or other investment is anticipated to decline substantially, whether we could apply the proceeds from the sale of the asset to make other investments consistent with our investment objectives, whether disposition of the asset would allow us to increase cash flow, and whether the sale of the asset would constitute a prohibited transaction under the Internal Revenue Code or otherwise impact our status as a REIT.

In addition, our asset manager will monitor bank ratings, earnings, capital ratios, liquidity and portfolio quality in selecting banks and other institutions into which we deposit funds. In some instances, we may require such institutions to enter into repurchase agreements to collateralize our deposits.

In connection with these services, our advisor will pay our asset manager an annual management fee equal to 0.75% of our “average invested assets.” “Average invested assets” for any period shall be the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during such period. The management fee shall be calculated and paid monthly in arrears.

In addition, at the discretion of our advisor, our asset manager may receive all or a portion of acquisition and origination fees paid by borrowers or investment entities with respect to our investments; in such cases, the acquisition and origination fees and expenses that we pay to our advisor (or our asset manager, as the case may be) will be reduced by the amount of any acquisition and origination fees and expenses paid by such borrowers or investment entities with respect to our investments. In no event will the total of all acquisition and origination fees and expenses with respect to a particular loan, property acquisition or equity investment, from any source, exceed 6% of the funds advanced under the loan or the contract purchase price of the property or equity investment. Also, at the discretion of our advisor, our asset manager may receive acquisition and origination fees and expenses upon the reinvestment of proceeds from capital transactions, such as the repayment of principal of a loan by a borrower, which shall not exceed 3% of the funds advanced under a new loan or the contract purchase price of the new property or equity investment. In all cases, acquisition and origination fees paid by us in respect of secured loans will not exceed 1% per annum when pro rated over the stated term of the respective loan.

The following key personnel hold the positions noted below with UMTH LD and its affiliates:

Name	Age*	Position(s)
Todd F. Etter	61	Executive Vice President of UMTH LD, Director and Chairman of UMT Services, its general partner, and Chairman of UMT Holdings, the limited partner of UMTH LD

Hollis M. Greenlaw	47	Chief Executive Officer of UMTH LD, President, Chief Executive Officer and Director of UMT Services, its general partner, and Vice Chairman and Chief Executive Officer of UMT Holdings, the limited partner of UMTH LD

Michael K. Wilson	49	Executive Vice President and Director of UMT Services, the general partner of UMTH LD, and President of UMT Holdings, the limited partner of UMTH LD

Ben L. Wissink	30	President of UMTH LD and UMT Services, its general partner

Melissa H. Youngblood	44	Chief Operating Officer of UMTH LD

David Hanson	48	Chief Operating Officer and Chief Accounting Officer of UMT Holdings, the limited partner of UMTH LD, President of UMTH GS, and Chief Financial Officer of UMT Services, the general partner of UMTH LD

Cara D. Obert	42	Chief Financial Officer of UMTH LD

*	As of December 31, 2011

Mr. Etter and Mr. Greenlaw are founders, directors, officers and shareholders of UMT Services and limited partners of UMT Holdings and were the founders of UDF I. Mr. Etter, Mr. Greenlaw, Mr. Wilson, Mr. Wissink and Ms. Obert are partners of UMT Holdings. Mr. Etter and Mr. Greenlaw are shareholders of the general partner of UDF I and are also shareholders and officers of the general partner of UDF II and officers of the general partner of UDF III. Ms. Obert and Mr. Wissink are officers of the general partner of UDF I, officers of the general partner of UDF II, officers of the general partner of UDF III and are officers of UMT Services.

For more information regarding the background and experience of Mr. Greenlaw, Mr. Hanson and Ms. Obert, see “— Executive Officers and Trustees,” above.

Theodore “Todd” F. Etter, Jr.    Mr. Etter serves as the Executive Vice President of UMTH LD and has served as a director, partner and Chairman of UMT Services, the general partner of UMT Holdings and UMTH LD, since March 2003. UMT Holdings originates, purchases, sells and services interim loans for the purchase and renovation of single-family homes and land development loans through its subsidiaries UMTH Lending Company, L.P. and UMTH LD, and it provides real estate-related corporate finance services through its subsidiaries. UMTH GS, a subsidiary of UMT Holdings, has served as the advisor to United Mortgage Trust since August 1, 2006. Mr. Etter serves as Chairman of the general partner of UDF I and UDF II and Executive Vice President of the general partner of UDF III, each of which are limited partnerships formed to originate, purchase, sell and service land development loans and/or equity participations. Since 2000, Mr. Etter has been the Chairman of UMT Advisors, Inc., which served as the advisor to United Mortgage Trust from 2000 through July 31, 2006, and since 1996, he has been Chairman of Mortgage Trust Advisors, Inc., which served as the advisor to United Mortgage Trust from 1996 to 2000. Subsequent to the completion of the terms of their advisory agreements with United Mortgage Trust, neither UMT Advisors, Inc. nor Mortgage Trust Advisors, Inc. has been engaged in providing advisory services. Mr. Etter has overseen the growth of United Mortgage Trust from its inception in 1997 to over $150 million in capital. Since 1998, Mr. Etter has been a 50% owner of and has served as a director of Capital Reserve Corp. Since 2002, he has served as an owner and director of Ready America Funding Corp. Both Capital Reserve Corp. and Ready America Funding Corp. are Texas corporations that originate, sell and service mortgage loans for the purchase, renovation and construction of single-family homes. In 1992, Mr. Etter formed, and since that date has served as President of, South Central Mortgage, Inc. (SCMI), a Dallas, Texas-based mortgage banking firm. In July 2003, Mr. Etter consolidated his business interests in Capital

Reserve Corp., Ready America Funding Corp. and SCMI into UMT Holdings. From 1980 through 1987, Mr. Etter served as a Principal of South Central Securities, an NASD member firm. In 1985, he formed South Central Financial Group, Inc., a Dallas, Texas-based investment banking firm, and he continues to serve as its President; however, since 1992, South Central Financial Group, Inc. has not actively engaged in investment banking activities. From 1974 through 1981, he was Vice President of Crawford, Etter and Associates, a residential development, marketing, finance and construction company. Mr. Etter received a Bachelor of Arts degree from Michigan State University in 1972.

Michael K. Wilson.    Mr. Wilson has served as Executive Vice President and a director of UMT Services since August 2005, President of UMT Holdings since June 2009, and has been a partner of UMT Holdings since January 2007. Mr. Wilson is currently responsible for Sales, Marketing and Investor Relations for UMT Holdings, and from August 2005 through June 2008 directed the capital raise of over approximately $200 million in United Development Funding securities through independent FINRA-member broker-dealers. From January 2004 through July 2005, Mr. Wilson served as Senior Vice President of Marketing for UMT Holdings. From January 2003 through January 2004, Mr. Wilson served as Senior Vice President of Operations of Interelate, Inc., a marketing services business process outsourcing firm. From September 2001 to December 2002, Mr. Wilson was the sole principal of Applied Focus, LLC, an independent management consulting company that provided management consulting services to executives of private technology companies. Mr. Wilson continues to serve as a consultant for Applied Focus, LLC. From April 1998 to September 2001, Mr. Wilson served as Senior Director and Vice President of Matchlogic, the online database marketing division of Excite@Home, where he directed outsourced ad management and database marketing services for Global 500 clients including General Motors and Procter & Gamble. From July 1985 to April 1998, Mr. Wilson was employed with Electronic Data Systems in Detroit, Michigan where he led several multi-million dollar IT services engagements in the automotive industry, including GM OnStar. Mr. Wilson graduated from Oakland University in 1985 with a Bachelor of Science degree in Management Information Systems and earned a Master of Business Administration degree from Wayne State University in 1992.

Ben L. Wissink.    Mr. Wissink joined UMTH LD as an Asset Manager in September 2005, served as the Chief Operating Officer from March 2007 until July 2011, has served as the president since July 2001 and has been a partner of UMT Holdings since September 2008. Mr. Wissink is also the Chief Operating Officer of UMT Services. Mr. Wissink directs the management of over approximately $1.21 billion in loans and investments for United Development Funding-sponsored funds. From June 2003 through August 2005, Mr. Wissink served as the Controller for the Dallas/Fort Worth land division for the national homebuilding company, Lennar Corporation. During that time, Mr. Wissink also served as an analyst for the Texas region. While at Lennar, Mr. Wissink assisted in the underwriting, execution and management of off-balance sheet transactions, including two acquisition and development funds between Lennar Corporation and UDF I. Mr. Wissink graduated from the University of Iowa in 2003 with a Bachelor of Business Administration degree in finance.

Melissa H. Youngblood.    Mrs. Youngblood has served as the Chief Operating Officer of UMTH LD since July 2011. Mrs. Youngblood has also served as a partner of UMT Holdings and as Executive Vice President of UMT Services since July 2011. Mrs. Youngblood has 18 years of experience as a practicing attorney. From 1998 until she joined UMTH LD, Mrs. Youngblood was with the law firm of Hallett & Perrin, P.C. in the firm’s corporate and securities section, with a concentration in real estate and lending transactions, having been named a partner at Hallett & Perrin, P.C. in 2005. Mrs. Youngblood has represented both publicly and privately owned business entities, including public and private finance, mergers and acquisitions, general contracting and commercial real estate transactions. Mrs. Youngblood’s legal career has focused on representation of borrowers and lenders in private and commercial lending transactions, and real estate syndicators and financiers in connection with real estate-based lending, documentation of loans, and real estate financing. She has also represented businesses in various aspects of securities laws, with an emphasis on federal securities reporting and compliance. Her experience includes corporate reorganizations, mergers, asset acquisitions and sales, shareholder, partnership and joint venture agreements, sales of equity and debt interests, and representation of issuers in connection with private placements of equity and secondary public offerings of debt and equity. Mrs. Youngblood received her J.D. from the University of Texas at Austin law school in 1992, and became a member of the State Bar of Texas upon taking the bar exam in 1993. She graduated with honors from the University of Texas at Arlington in 1990 with a Bachelors of Business Administration degree.

Guaranty of Loan to Our Asset Manager

In connection with the funding of some of our organization costs, on June 26, 2009, UMTH LD, our asset manager, entered into a $6.3 million line of credit (UMTH LD CTB LOC) from CTB. In accordance with the Loan Modification Agreement entered into on February 26, 2012, the UMTH LD CTB LOC matures on December 26, 2014. As a condition to such line of credit, we provided a limited guaranty to CTB for UMTH LD’s obligations to the bank under the line of credit in an amount equal to the amount of our organization costs funded by UMTH LD. UMTH LD has a receivable from our advisor for such costs and is repaid by our advisor as we repay our advisor for organization and offering costs through proceeds from the offering. UMTH LD has assigned this receivable to the bank as security for the UMTH LD CTB LOC. However, as of December 31, 2011, the amount of our guaranty was reduced to the extent that our advisor reimbursed UMTH LD for any of our organization costs it has funded, provided that no event of default has occurred and we have informed the bank in writing of the reimbursed costs. As of December 31, 2011, our outstanding repayment guaranty was approximately $3.1 million. Effective February 26, 2012, we replaced our limited guaranty with a full guaranty of all obligations under the UMTH LD CTB LOC. As of December 31, 2011 and 2010, the outstanding balance on the line of credit was $4.6 million and $5.8 million, respectively.

Shareholdings

In connection with our formation, UMT Holdings, the parent of our advisor, acquired 1,000 of our common shares of beneficial interest, which represented all of our outstanding shares, for an aggregate purchase price of $200,000. Effective as of August 1, 2008, we effected a 10-for-1 split of our common shares, whereby every common share was converted and reclassified into ten common shares, resulting in UMT Holdings holding 10,000 of our common shares of beneficial interest as of August 1, 2008. UMT Holdings also owns nine partnership units of UDF IV OP, our operating partnership, for which it has contributed $0.90 and which constitutes 0.001% of the partner units outstanding as of the date of this prospectus. We are the sole general partner and owner of a 99.999% partnership interest in UDF IV OP. UMT Holdings may not sell any of these securities during the period UMTH GS serves as our advisor, except for transfer of such securities to their affiliates. In addition, any resale of these securities and the resale of any such securities that may be acquired by our affiliates are subject to the provisions of Rule 144 promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time and the manner of such resale. Although UMT Holdings and its affiliates are not prohibited from acquiring additional shares, they have no options or warrants to acquire any additional shares and have no current plans to acquire additional shares. UMT Holdings has agreed to abstain from voting any shares it now owns or hereafter acquires in any vote for the election of trustees subsequent to the initial acceptance of subscriptions for the purchase of shares in this offering or any vote regarding the approval or termination of any contract or transaction with our advisor or any of its affiliates. For a more general discussion of UDF IV OP, see the section of this prospectus captioned “The Operating Partnership Agreement.”

COMPENSATION

We have no paid employees. UMTH GS, our advisor, and certain of its affiliates manage our day-to-day operations. The following table summarizes all of the compensation and fees, including reimbursement of expenses, we will pay to our advisor and its affiliates, and to our unaffiliated dealer manager and soliciting dealers, during the various phases of our organization and operation, and amounts we will pay to our independent trustees. Selling commissions and dealer manager fees may vary for different categories of purchasers as described in the “Plan of Distribution” section of this prospectus. This table assumes that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees.

Type of Compensation	Form of Compensation	Estimated Dollar Amount for Maximum Primary Offering (25,000,000 shares)(1)	Estimated Dollar Amount for Maximum Distribution Reinvestment Plan Offering (10,000,000 shares)(1)

Organizational and Offering Stage
Selling Commissions (paid to Realty Capital Securities)	6.5% of gross offering proceeds, subject to the volume discounts and other special circumstances described in the “Plan of Distribution” section of this prospectus. The dealer manager will reallow all selling commissions earned to soliciting dealers. No selling commissions are payable for shares issued pursuant to our distribution reinvestment plan.	$32,500,000	$0
Dealer Manager Fees (paid to Realty Capital Securities)	3.5% of gross offering proceeds before any reallowance to soliciting dealers, subject to the circumstances described in the “Plan of Distribution” section of this prospectus. The dealer manager may reallow all or a portion of its dealer manager fee to soliciting dealers. No dealer manager fee is payable for shares issued pursuant to our distribution reinvestment plan.	$17,500,000	$0
Organization and Offering Expenses (paid to our advisor)	3% of gross offering proceeds (except that no organization and offering expenses will be reimbursed with respect to sales under our distribution reinvestment plan).	$15,000,000	$0

Type of Compensation	Form of Compensation	Estimated Dollar Amount for Maximum Offering (35,000,000 shares)(1)

Operational Stage
Acquisition and Origination Fees and Expenses (paid to our advisor or affiliates of our advisor)(2)	3% of net amount available for investment in secured loans and other real estate assets (after payment of selling commissions, dealer manager fees and organization and offering expenses); provided, however, that no acquisition and origination fees and expenses will be paid with respect to any asset level indebtedness we incur. The acquisition and origination fees and expenses that we pay will be reduced by the amount of any acquisition and origination fees and expenses paid by borrowers or investment entities to our advisor or affiliates of our advisor with respect to our investment. We will not pay any acquisition and origination fees and expenses with respect to any participation agreement we enter into with our affiliates or any affiliates of our advisor for which our advisor or affiliates of our advisor previously has received acquisition and origination fees and expenses from such affiliate with respect to the same secured loan or other real estate asset.	$18,495,146
Advisory Fees (paid to our advisor)(3)	2% per annum of our average invested assets, including secured loan assets; provided, however, that no advisory fees will be paid with respect to any asset level indebtedness we incur. The fee will be payable monthly in an amount equal to one-twelfth of 2% of our average invested assets, including secured loan assets, as of the last day of the immediately preceding month; provided, however that no advisory fees will be paid with respect to any asset level indebtedness we incur.	$12,330,097(4)
Debt Financing Fees (paid to our advisor)(2)	1% of the amount made available to us pursuant to the origination of any line of credit or other debt financing, provided our advisor has provided a substantial amount of services as determined by the independent trustees. On each anniversary date of the origination of any such line of credit or other debt financing, an additional fee of 0.25% of the primary loan amount will be paid if such line of credit or other debt financing continues to be outstanding on such date, or a pro rated portion of such additional fee will be paid for the portion of such year that the financing was outstanding.	$6,165,049, plus $1,541,262 annually(5)
Other Operating Expenses (reimbursed to our advisor)(6)	We reimburse the expenses incurred by our advisor in connection with its provision of services to us, including our allocable share of the advisor’s overhead, such as rent, personnel costs, utilities and IT costs. We do not reimburse for personnel costs in connection with services for which our advisor or its affiliates receive fees pursuant to our advisory agreement.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Type of Compensation	Form of Compensation	Estimated Dollar Amount for Maximum Offering (35,000,000 shares)(1)
Subordinated Incentive Fee (paid to our advisor)(7)(8)	15% of the amount by which our net income for the immediately preceding year exceeds the sum of the total amount of capital raised from (and returned to) investors and the amount of cash flow necessary to generate a 10% annual cumulative, non-compounded return to investors. The fee will be paid annually and upon termination of the advisory agreement. If the fee is being paid upon termination of the advisory agreement, then such fee will be appropriately pro rated for a partial year and calculated based upon our net income and aggregate capital contributions for such partial year.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Disposition/Liquidation Stage

Securitized Loan Pool Placement Fees (paid to our advisor)(9)(10)	From time to time, subject to terms and conditions approved by a majority of the independent trustees, the advisor, or its affiliates, we may structure the sale of our loans in securitized loan pools. Upon successful placement of the securitized loan pool interests, an affiliate of our advisor will be paid a fee equal to 2% of the net proceeds realized by us, provided our advisor or an affiliate of our advisor has provided a substantial amount of services as determined by the independent trustees.	Actual amounts are dependent upon net proceeds realized from placement of loan pools and therefore cannot be determined at the present time.

Disposition Fees (paid to our advisor or its affiliates)(8)(9)(10)	For substantial assistance in connection with the sale of properties, the lesser of one-half of the reasonable and customary real estate or brokerage commission or 2% of the contract sales price of each property sold; provided, however, that in no event may the disposition fees paid to our advisor, its affiliates and unaffiliated third parties exceed 6% of the contract sales price. Our independent trustees will determine whether the advisor or its affiliate has provided substantial assistance to us in connection with the sale of a property. Substantial assistance in connection with the sale of a property includes the advisor’s preparation of an investment package for the property (including a new investment analysis, rent rolls, tenant information regarding credit, a property title report, an environmental report, a structural report and exhibits) or such other substantial services performed by the advisor in connection with a sale.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Subordinated Incentive Listing Fee (paid to our advisor)(8)(11)	Upon listing our common shares on a national securities exchange, our advisor will be entitled to a fee equal to 15% of the amount, if any, by which (1) the market value of our outstanding shares plus distributions paid by us prior to listing, exceeds (2) the sum of the total amount of capital raised from investors and the amount of cash flow necessary to generate a 10% annual cumulative, non-compounded return to investors.	Actual amounts are dependent upon the market value of our outstanding shares at a later date and therefore cannot be determined at the present time.

(1)	The estimated maximum dollar amounts are based on the sale to the public of a maximum of 25,000,000 shares at $20 per share and 10,000,000 shares under our distribution reinvestment plan at $20 per share.

(2)	From time to time, our advisor may direct us to pay all or a portion of the acquisition and origination fees and expenses directly to UMTH LD, our asset manager. Our advisor (or our asset manager, as the case may be) may also receive acquisition and origination fees paid by borrowers or investment entities; in such cases, the acquisition and origination fees and expenses that we pay to our advisor (or our asset manager, as the case may be) will be reduced by the amount of any acquisition and origination fees and expenses paid by borrowers or investment entities to our advisor (or our asset manager, as the case may be) with respect to our investment. In no event will the total of all acquisition and origination fees and expenses, including debt financing fees, with respect to a particular loan, property acquisition or equity investment, from any source, exceed 6% of the funds advanced under the loan or the contract purchase price of the property or equity investment. Also, we may pay our advisor (or our asset manager, as the case may be) acquisition and origination fees and expenses upon the reinvestment of proceeds from capital transactions, such as the repayment of principal of a loan by a borrower, which shall not exceed 3% of the funds advanced under a new loan or the contract purchase price of the new property or equity investment; provided, however, that no such acquisition and origination fees and expenses will be paid with respect to any asset level indebtedness we incur. In all cases, acquisition and origination fees paid by us in respect of secured loans will not exceed 1% per annum when pro rated over the stated term of the respective loan.

(3)	“Average invested assets” for any period will be the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during such period. During such periods in which we are obtaining regular independent valuations of the current value of our net assets for purposes of enabling fiduciaries of employee benefit plan shareholders to comply with applicable Department of Labor reporting requirements, aggregate assets value will be the greater of (a) the amount determined pursuant to the foregoing or (b) our assets’ aggregate valuation established by the most recent such valuation report without reduction for depreciation, bad debts or other similar non-cash reserves and without reduction for any debt secured by or relating to such assets. However, for purposes of calculating the advisory fees, average invested assets will not include any asset level indebtedness we incur. Our advisor will be obligated to pay all expenses incurred by our advisor in connection with the services it provides, directly or indirectly, to us, including but not limited to asset management fees paid to UMTH LD.

(4)	These amounts are estimates based on our estimated use of proceeds. The actual amounts of the advisory fees to be paid to our advisor are dependant upon our average invested assets; provided that no advisory fees will be paid with respect to any asset level indebtedness we incur.

(5)	These amounts are estimates based on our estimated use of proceeds and our use of 50% fund level leverage. The actual amounts of the debt financing fees are dependant upon amounts available under lines of credit or other debt financing. Although we do not intend to incur the 300% level of indebtedness permitted by our declaration of trust (75% of the aggregate fair market value of our assets), as evidenced by our board of trustees’ policy to limit our fund level borrowing to no more than 50% of the aggregate fair market value of our assets, if we incurred indebtedness at the 300% level, debt financing fees would be approximately $18,495,147, plus $4,623,786 annually, if we sell the maximum total offering.

(6)	In the event that “total operating expenses” in any fiscal year exceed the greater of 2% of our average invested assets (as defined in footnote 3 above) or 25% of our net income (as defined in footnote 7 below but excluding any gain from the sale of assets), and our independent trustees do not determine such excess expenses are justified, our advisor shall reimburse us the amount by which the aggregate annual expenses exceed the limitations. We may reimburse our advisor for operating expenses in excess of that limit in the event that a majority of our independent trustees determine, based on unusual and non-recurring factors, that a higher level of expense is justified for that year. In such an event, we will send notice to each of our shareholders within 60 days after the end of the fiscal quarter for which such determination was made, along with an explanation of the factors our independent trustees considered in making such determination.

Total operating expenses are defined as aggregate expenses of every character paid or incurred by the REIT as determined under GAAP that are related to our operation, including advisory fees, but excluding:

(a)	the expenses of raising capital such as organization and offering expenses, bona fide due diligence expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer, registration, and stock exchange listing of our shares;

(b)	interest payments;

(c)	taxes;

(d)	non-cash expenditures such as depreciation, amortization and bad debt reserves;

(e)	reasonable incentive fees based on the gain realized upon the sale of our assets; and

(f)	acquisition and origination fees and expenses, debt financing fees, disposition fees on the resale of property, securitized loan pool placement fees and other expenses connected with the acquisition, disposition, and ownership of real estate interests, loans or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).

(7)	“Net income” is calculated as total revenue for the applicable period, less the expenses applicable to such period other than additions to reserves for depreciation or bad debts or other similar non-cash reserves and exclude gain from sale of our assets.

(8)	The subordinated incentive fee, the disposition fee and the subordinated incentive listing fee, as the case may be, likely will be paid in the form of an interest bearing promissory note, although we may pay this fee with cash or common shares, or any combination of the foregoing. In addition, at our discretion, we may pay all or a portion of such promissory note with our common shares of beneficial interest. If shares are used for payment, we do not anticipate that they will be registered under the Securities Act and, therefore, will be subject to restrictions on transferability. In no event will the amount paid to our advisor under the promissory note or notes, if any, including interest thereon, exceed the amount considered presumptively reasonable by the NASAA REIT Guidelines.

(9)	Although we are most likely to pay the securitized loan pool placement fees and/or the disposition fees to our advisor or an affiliate of our advisor in the event of our liquidation, these fees also may be earned during our operational stage.

(10)	Our declaration of trust provides that in no event shall the disposition fees payable by us to our advisor and its affiliates exceed 3% of the contract sales price.

(11)	If at any time our shares become listed on a national securities exchange, we will negotiate in good faith with our advisor a fee structure appropriate for an entity with a perpetual life or seek to internalize the advisory functions performed by our advisor. Our independent trustees will be required to approve any new fee structure negotiated with our advisor. The market value of our outstanding shares will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed.

We will reimburse the dealer manager and soliciting dealers for their bona fide, separately and specifically invoiced due diligence expenses. The amount of such reimbursements cannot be determined at this time; however, in no event will the sum of all underwriting compensation (which includes selling commissions and dealer manager fees) paid in connection with this offering from any source whatsoever, plus all other organization and offering expenses paid by us with proceeds of this offering, exceed 15% of our gross offering proceeds.

At least a majority of our independent trustees must determine, from time to time but at least annually, that our total fees and expenses are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination will be reflected in the minutes of our board of trustees. Our independent trustees shall also supervise the performance of our advisor and the compensation that we pay to it to determine that the provisions of our advisory agreement are being carried out. Each such determination will be recorded in the minutes of our board of trustees and based on the factors set forth below and other factors that the independent trustees deem relevant:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•	the success of our advisor in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs, especially similarly structured REITs, and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by our advisors through its relationship with us;

•	the quality and extent of service and advice furnished by our advisor;

•	the performance of our investment portfolio, including income, delinquency rates, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio in relationship to the investments generated by our advisor for the account of other clients.

Since our advisor and its affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf, our advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, our advisor is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the advisory agreement. See the “Management — The Advisory Agreement” section of this prospectus.

Compensation Paid

Type of Compensation	For the Year Ended December 31, 2011	For the Year Ended December 31, 2010	Amounts Incurred from Inception Through December 31, 2009

Organizational and Offering Stage:

Selling Commissions(1)	$5,784,793	$3,217,703	$141,952
Dealer Manager Fee(1)	$3,197,342	$1,767,884	$76,786
Organization and Offering Expenses(2)	$2,738,981	$1,513,824	$65,816
Operational Stage:
Acquisition and Origination Fees and Expenses(2)	$2,387,347	$1,318,841	$57,279
Advisory Fees(2)	$1,936,690	$629,240	$2,234
Debt Financing Fees(2)	$319,170	$382,438	$—
Other Operating Expenses(2)	$—	$—	$—
Subordinated Incentive Fee(2)	$—	$—	$—
Disposition/Liquidation Stage:	$—	$—	$—
Securitized Loan Pool Placement Fee(2)	$—	$—	$—
Disposition Fees(2)	$—	$—	$—
Subordinated Incentive Listing Fee(2)	$—	$—	$—

(1)	Paid to Realty Capital Securities

(2)	Paid to our advisor or affiliates of our advisor

As of December 31, 2011, compensation incurred but not yet paid was approximately $1.1 million, representing normal accruals for 2011 activities.

We will pay each of our independent trustees, as well as each of our trustees who are not also our executive officers or executive officers of our advisor or its affiliates, an annual retainer, fees for each meeting he attends and reimbursement of expenses incurred in connection with his attendance at a board meeting. We do not intend to directly compensate our executive officers who also are trustees for their services as trustees of the company.

Type of Compensation	Form of Compensation	Estimated Dollar Amount for Maximum Offering (35,000,000 Shares)(1)
Compensation to Independent Trustees and Trustees Who Are Not Also Our Executive Officers or Executive Officers of Our Advisor or Its Affiliates (paid to the respective trustee)	An annual retainer of $25,000 per year. We also will pay our independent trustees, as well as any trustees who are not also our executive officers or executive officers of our advisor or its affiliates, for attending meetings as follows: (i) $2,000 for each board or committee meeting attended in person (the chairman of the audit committee shall receive $3,000 for each audit committee meeting attended in person) and (ii) $250 for each board or committee meeting attended by telephone. In the event that there are multiple meetings in one day, the fees will be limited to $2,000 per day ($3,000 per day payable to the chairman of the audit committee if one of the meetings is of the audit committee). All trustees will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of trustees.	Actual amounts are dependent upon the total number of board and committee meetings attended by each independent trustee and each trustee who is not also our executive officer or an executive officer of our advisor or its affiliates and therefore cannot be determined at the present time.

(1)	The estimated maximum dollar amounts are based on the sale to the public of a maximum of 25,000,000 shares at $20 per share and 10,000,000 shares under our distribution reinvestment plan at $20 per share.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with UMTH GS, our advisor, and its affiliates, including conflicts related to the arrangements pursuant to which we will compensate UMTH GS and its affiliates. Our agreements and compensation arrangements with our advisor and its affiliates will not be determined by arm’s-length negotiations. See the “Compensation” section of this prospectus. Some of the potential conflicts of interest in our transactions with our advisor and its affiliates, and certain conflict resolution procedures set forth in our declaration of trust, are described below.

Our officers and affiliates of our advisor will try to balance our interests with the interests of other United Development Funding-sponsored programs to whom they owe duties. However, to the extent that these persons take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our shares. In addition, our trustees, officers and certain of our shareholders may engage for their own account in business activities of the types conducted or to be conducted by our subsidiaries and us. For a description of some of the risks related to these conflicts of interest, see the “Risk Factors — Risks Related to Conflicts of Interest” section of this prospectus.

Our independent trustees have an obligation to function on our behalf in all situations in which a conflict of interest may arise, and all of our trustees have a fiduciary obligation to act on behalf of our shareholders.

Interests in Other Real Estate Programs

Our advisor and its affiliates act as advisors, asset managers or general partners of other United Development Funding-sponsored programs, including partnerships and public REITs that have investment objectives similar to ours, and we expect that they will organize other such programs in the future. These persons have legal and financial obligations with respect to these programs that are similar to their obligations to us. As general partners, they may have contingent liability for the obligations of programs structured as partnerships, which, if such obligations were enforced against them, could result in a substantial reduction of their net worth.

The partners of UMT Holdings, the parent company of our advisor, and UMTH GS have served as sponsors, officers, trustees or advisors to one or more of the prior real estate programs sponsored by our advisor or its affiliates over the last fifteen years, including two public real estate programs (United Mortgage Trust and UDF III). The initial public offering of United Mortgage Trust’s shares of beneficial interest commenced in March 1997 and was succeeded by a secondary offering in June 2001. At the close of the secondary public offering on October 15, 2003, United Mortgage Trust had raised gross offering proceeds of approximately $148.9 million from the issuance of 7,501,037 shares of beneficial interest to 3,431 investors. The initial public offering of UDF III’s units of limited partnership interest commenced in May 2006 and closed in July 2009, although UDF III continues to offer units pursuant to its distribution reinvestment plan. As of December 31, 2011, UDF III has issued 18,326,511 units of limited partnership interest, including units issued pursuant to its distribution reinvestment plan, to approximately 8,900 investors for gross proceeds of approximately $367 million, net of redemptions. As described in the “Prior Performance Summary,” our advisor and its affiliates also have sponsored and continue to sponsor privately offered real estate programs that have investment objectives similar to ours, and which are still operating and may make additional real estate investments in the future. Our advisor, its affiliates and affiliates of our executive officers are not obligated to present to us any particular investment opportunity that comes to their attention, even if such opportunity is of a character that might be suitable for investment by us. Our executive officers and our advisor and its affiliates will experience conflicts of interest as they simultaneously perform services for us and other United Development Funding-sponsored programs.

In the event that we, or any other United Development Funding-sponsored program or other entity formed or managed by our advisor or its affiliates, are in the market for investments similar to those we intend to make, the Investment Committee will review the investment portfolio of each such affiliated entity and make a recommendation to our advisor as to which United Development Funding-program will make or invest in such secured loans or other investments. Our advisor will review the investment opportunity and will determine whether to recommend the opportunity to our board of trustees, which ultimately will approve or disapprove the transaction. See “— Certain Conflict Resolution Procedures.”

Our advisor or its affiliates may acquire, for their own account or for private placement, properties and other investments that they deem are not suitable for purchase by us, whether because of the greater degree of risk, the complexity of structuring inherent in such transactions, financing considerations or for other reasons, including properties and investments with potential for attractive investment returns. For more information with respect to allocation of investment opportunities, see “— Certain Conflict Resolution Procedures.”

Every transaction that we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. Our board of trustees may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor, any of its affiliates or another United Development Funding-sponsored real estate program.

Other Activities of Our Advisor and Its Affiliates

We rely on our advisor for the day-to-day operation of our business. As a result of the interests of members of its management in other United Development Funding-sponsored programs and the fact that they also are engaged, and will continue to engage, in other business activities, our advisor and its officers, key persons and respective affiliates have conflicts of interest in allocating their time between us and other United Development Funding-sponsored programs and other activities in which they are involved. However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the United Development Funding-sponsored programs and other ventures in which they are involved.

In addition, each of our executive officers also serves as an officer of our advisor, our asset manager and/or other affiliated entities. As a result, these individuals owe fiduciary duties to these other entities, which may conflict with the fiduciary duties that they owe to us and our shareholders.

We may purchase real estate or other real estate-related investments from affiliates of our advisor. The prices we pay to affiliates of our advisor for these assets will not be the subject of arm’s-length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated with unaffiliated parties. However, our declaration of trust provides that the purchase price of any asset acquired from an affiliate may not exceed its fair market value as determined by an independent expert selected by a majority of our independent trustees. In addition, the price must be approved by a majority of our trustees who have no financial interest in the transaction, including a majority of our independent trustees, as being fair and reasonable to us and at a price to us no greater than the cost of the asset to our advisor or its affiliate; provided however, that if the price to us exceeds the cost paid by our advisor or its affiliate, our board of trustees must determine that there is substantial justification for the excess cost and such excess cost is reasonable before we may purchase the real estate or other real estate-related investment.

Competition in Making Secured Loans and Acquiring and Reselling of Properties

There is a risk that a potential investment would be suitable for one or more United Development Funding-sponsored programs, in which case the officers of our advisor and our asset manager will have a conflict of interest allocating the investment opportunity to us or another program. There is a risk that our advisor will choose for us an investment opportunity that provides lower returns than an investment opportunity of another United Development Funding-sponsored program. In the event that these conflicts arise, our best interests may not be met when persons acting on our behalf and on behalf of other United Development Funding-sponsored programs decide whether to allocate any particular investment opportunity to us or to another United Development Funding-sponsored program.

Currently, all United Development Funding-sponsored programs make loans and/or acquire properties in substantially the same geographic areas. Conflicts of interest will exist to the extent that we make loans in respect of, or investments in properties, in the same geographic areas as other United Development Funding-sponsored programs. In such a case, a conflict could arise in the event that we and another United Development Funding-sponsored program were to compete for the same investment or lending opportunities or the same properties, or a conflict could arise in connection with the resale of properties in the event that we and another United Development Funding-sponsored program were to attempt to sell similar properties at the same time. Our advisor will seek to reduce conflicts that may arise with respect to properties available for sale by making prospective purchasers aware of all such properties. However, these conflicts cannot be fully avoided in that there may be established differing terms for resales of the various properties.

Loan Participations and Joint Ventures with Affiliates of UMTH GS

We are likely to participate as co-venturers in certain loans and other real estate investments along with UDF I, UDF II, UDF III, UDF LOF or other affiliates of our advisor (as well as other parties) for the funding or acquisition of secured loans, real estate properties or entities that make or invest in secured loans. See the “Investment Objectives and Criteria — Loan Participations” section of this prospectus. Our advisor and its affiliates may have conflicts of interest in determining which affiliated program should enter into any particular loan participation agreement. We believe that we will be able to invest in a more diversified portfolio of loans and benefit from integrated exit strategies if we are able to hold loans jointly with our affiliates. We also believe our participation with other United Development Funding programs provides us the opportunity to participate in selected loans and investments we would not be able to access without the participation of the other United Development Funding programs. UDF I, UDF II, UDF III and UDF LOF have varying investment objectives, risk profiles and targeted yields. Changing risk and yield profiles during the development lifecycle cause assets to change alignment with the risk and yield objectives of the investor over time. To manage this, our asset manager may recommend that certain investments be sold or refinanced by and between various United Development Funding programs as the yield and risk parameters change throughout the development process. We have entered into a participation agreement with UDF I, UDF II, UDF III, UDF LOF and UMTH LD pursuant to which we will invest in the same loans and transactions as UDF I, UDF II, UDF III and UDF LOF on a pro rata basis based on the amount of capital held by each entity that is available for investment. However, circumstances may arise, due to availability of capital or other reasons, when it is not possible for us to make an investment on such pro rata basis. In the event that we do participate in a loan with an affiliate of our advisor, we expect to also enter into an inter-creditor agreement that will define our rights and priority with respect to the underlying collateral. Our advisor will face conflicts of interests with respect to any such agreement among creditors. Moreover, any co-venturer may have economic or business interests or goals that are or that may become inconsistent with our business interests or goals. Furthermore, we may enter into joint venture arrangements with certain other affiliates of our advisor. Should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer and in managing the joint venture. Since our advisor and its affiliates will negotiate the terms of any agreements or transactions between us and a United Development Funding-sponsored co-venturer or co-owner, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers.

Lack of Separate Representation

Morris, Manning & Martin, LLP was selected by our board of trustees and acts as counsel to us, our advisor and its affiliates and may in the future act as counsel to us, our advisor and its affiliates. There is a possibility that in the future the interests of the various parties may become adverse, and under the Code of Professional Responsibility of the legal profession, Morris, Manning & Martin, LLP may be precluded from representing any one or all of such parties. In the event that a dispute was to arise between us, our advisor or any of its affiliates, separate counsel for such matters will be retained as and when appropriate. Similarly, our independent registered public accounting firm, Whitley Penn LLP, was selected by our board of trustees and provides services to us, our advisor and its affiliates. If the interests of the various parties become adverse, they may face conflicts of interest and may be precluded from representing any one or all of such parties.

Receipt of Fees and Other Compensation by UMTH GS and its Affiliates

A transaction involving the making of a secured loan, the purchase or sale of properties, or the purchase or sale of any other real estate-related investment will likely result in the receipt of commissions, fees and other compensation by UMTH GS and its affiliates. Subject to oversight by our board of trustees, UMTH GS will have considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, UMTH GS may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees will generally be payable to UMTH GS and its affiliates regardless of the quality of the secured loans made, the properties acquired or the services provided to us. See the “Compensation” section of this prospectus.

Certain Conflict Resolution Procedures

Declaration of Trust Provisions

In order to reduce or eliminate certain potential conflicts of interest, our declaration of trust contains a number of restrictions relating to (1) transactions we enter into with our advisor and its affiliates, (2) certain future offerings, and (3) allocation of investment opportunities among affiliated entities. These restrictions include, among others, the following:

•

We will not purchase or lease properties in which our advisor, any of our trustees or any of their respective affiliates, has an interest unless a majority of the trustees, including a majority of the independent trustees, not otherwise interested in such transaction determines that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any property at an amount in excess of its appraised value. We will not sell or lease properties to our advisor, any of our trustees or any of their respective affiliates unless a majority of the trustees, including a majority of the independent trustees, not otherwise interested in the transaction determines that the transaction is fair and reasonable to us.

•

We will not make any loans to our advisor, any of our trustees or any of their respective affiliates, except that we may make or invest in mortgage loans involving our advisor, our trustees or their respective affiliates, provided that an appraisal is obtained from an independent expert concerning the underlying property from an independent expert who is in the business of rendering opinions regarding the value of assets of the type held by us and who is qualified to perform such work. In addition, a majority of the trustees, including a majority of the independent trustees, who are not otherwise interested in the transaction must approve all transactions with our advisor or its affiliates as being fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. We also will obtain a mortgagee’s or owner’s title insurance policy or a commitment as to the priority of the secured loan as part of our underwriting process. Furthermore, our advisor, any of our trustees and any of their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of the trustees, including a majority of the independent trustees, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

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Our advisor and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner; provided, however, our advisor must reimburse us for the amount, if any, by which our total operating expenses, including the advisor asset management fee, paid during the previous fiscal year exceeded the greater of: (i) 2% of our average invested assets for that fiscal year, or (ii) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that fiscal year.

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We will not enter into any other transaction with our advisor or its affiliates, including the acceptance of goods or services from our advisor or its affiliates, unless a majority of our trustees, including a majority of the independent trustees, not otherwise interested in the transaction approves such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Participation Agreement

We may invest in the same loans in which UDF I, UDF II, UDF III and UDF LOF invest. We believe that we will be able to invest in a more diversified portfolio of loans and benefit from integrated exit strategies if we are able to hold loans jointly with our affiliates. The lifecycle of single-family lot development and home construction generally begins with the acquisition of land for development of single-family lots, followed by the entitlement and engineering of the subject property, followed by the development of raw land into a finished lot, followed by the construction and sale of a single-family home. There are differing levels of capital appreciation, cash flow, loan-to-value ratios, development risk, market risk and investment yields over the course of the development lifecycle. UDF I, UDF II, UDF III, UDF LOF and we invest in substantially similar land development opportunities, although such investments may be made at different points in the development lifecycle in accordance with the investment criteria, yield requirements, cash flow expectations, investment horizon and risk tolerances of the respective fund at the time the investment is made. In addition, UDF I, UDF II, UDF III, UDF LOF and we will determine to exit investments in land development and home construction projects at different points in the development lifecycle in accordance with the investment criteria, yield requirements, cash flow expectations, investment horizon and risk tolerances of the respective fund at the time the exit is made. Subject to the respective limitations set forth in the organizational and operational documents of each of UDF I, UDF II, UDF III, UDF LOF and us, investments may be entered into as loan participations or joint ventures between two or more of these funds, and may be sold to or refinanced by one or more other of such funds in accordance with the investment criteria, yield requirements, cash flow expectations, investment horizon and risk tolerances of the respective fund.

UMTH LD is the asset manager of UDF I, UDF II, UDF LOF and us and the general partner of UDF III. In exercising its duties to each of these funds, UMTH LD will manage each investment in accordance with the investment criteria, yield requirements, cash flow expectations, investment horizon and risk tolerances of the respective fund as each investment progresses. UDF I, UDF II, UDF III, UDF LOF and we each recognize that, in exercising its duties to each fund, UMTH LD will encounter conflicts of interest. Thus, each of these funds and UMTH LD seeks to equitably apportion investment opportunities among and between such entities in accordance with each fund’s investment criteria, yield requirements, cash flow expectations, investment horizon and risk tolerances at the time each transaction opportunity is presented by UMTH LD. We have entered into an agreement with UDF I, UDF II, UDF III, UDF LOF and UMTH LD that provides that, in the event that a transaction opportunity becomes available that is suitable, under all of the factors considered by our advisor, including cash flow, capital appreciation, investment horizon and risk tolerance, for both us and one or more of these programs, and for which more than one of such entities has sufficient uninvested funds, then:

•

each respective entity will be allocated a percentage of the transaction opportunity determined as the ratio of the total amount of “equity invested” in such entity over the “total combined equity invested,” such percentage being the “investment percentage.” For purposes of the participation agreement, “equity invested” shall include both direct investment and retained earnings as determined by the most recently available audited or unaudited financial statements prepared by the respective entities as completed with respect to the most recent calendar quarter. For purposes of this paragraph, “total combined equity invested” shall mean the sum of the equity invested in each of UDF I, UDF II, UDF III, UDF LOF and us. Each of the respective entities will invest in such transaction opportunity an amount equal to the investment percentage multiplied by the amount of “required cash.” For purposes of the participation agreement, “required cash” means the aggregate amount of cash required to be invested by the respective United Development Funding-sponsored program in the transaction opportunity;

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second, if, after allocating “available cash” (as defined below) pursuant to the paragraph above, the full amount of the required cash has not been invested, the remaining transaction opportunity shall be allocated amongst and between the entities with remaining available cash as the ratio of the total amount of equity invested in each such entity over the “total combined equity invested,” such percentage being the “remaining investment percentage.” For the purposes of this paragraph, “total combined equity invested” shall mean the sum of the equity invested in each of the entities with remaining available cash. Each of such entities will invest in the remaining transaction opportunity an amount equal to the remaining investment percentage multiplied by the amount of required cash;

•

third, if, after allocating available cash pursuant to the paragraphs above, the full amount of the required cash has not been invested, the remaining transaction opportunity shall be allocated amongst and between the entities with remaining available cash by repeating the process set forth in the paragraph immediately above until the full amount of required cash has been invested.

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For purposes of the participation agreement, “available cash” shall mean all cash of the respective entity available for investment, not including lines of credit or other borrowing facilities, as determined by UMTH LD, taking into consideration the projected sources and uses of cash for that respective entity.

It will be the duty of our board of trustees, including the independent trustees, to insure that this method is applied fairly to us. In determining whether or not a transaction opportunity is suitable for more than one program, our advisor, subject to approval by our board of trustees, shall examine, among others, the following factors:

•	the anticipated cash flow of the property to be acquired or underlying the secured loan and the cash requirements of each program;

•	the effect of the investment both on diversification of each program’s investments by type of property and geographic area;

•	the policy of each program relating to leverage;

•	the income tax effects of the investment to each program;

•	the size of the investment; and

•	the amount of funds available to each program and the length of time such funds have been available for investment.

If a subsequent development, such as a delay in the closing of an investment, causes any such investment, in the opinion of our advisor, to be more appropriate for a program other than the program that committed to make the investment, our advisor may determine that another program affiliated with our advisor or its affiliates will make the investment. Our board of trustees has a duty to ensure that the method used by our advisor for the allocation of investments by two or more affiliated programs seeking to making similar types of investments is applied fairly to us.

Circumstances may arise, due to availability of capital or other reasons, when it is not possible for UDF I, UDF II, UDF III, UDF LOF and us to each make an investment on such pro rata basis. We cannot assure you that we will be able to invest in all investment opportunities of which our advisor becomes aware that are suitable for us on a pro rata basis with UDF I, UDF II, UDF III and UDF LOF or otherwise. Furthermore, UDF I, UDF II, UDF III and UDF LOF may make investments in which we will not participate, and we may make investments in which UDF I, UDF II, UDF III and/or UDF LOF will not participate. If we do make an investment with UDF I, UDF II, UDF III and/or UDF LOF, the structure of our participation in such investments may vary and will be determined on a case-by-case basis.

The agreement with UDF I, UDF II, UDF III, UDF LOF and UMTH LD provides that, unless the organizational and operational documents of a fund are more restrictive, (i) no loan shall be sold between UDF I, UDF II, UDF III, UDF LOF and/or us for an amount in excess of the outstanding loan balance, including accrued interest, at the time of the sale; provided, however, that this does not prohibit the acquiring entity from subsequently restructuring the loan in any way, including an increase in the loan amount; and (ii) no asset shall be sold between UDF I, UDF II, UDF III, UDF LOF and/or us for an amount in excess of its fair market value as determined by an independent expert; provided, however, that this does not prohibit the financing of the investment by one of the other such funds.

PRIOR PERFORMANCE SUMMARY

Prior Investment Programs

The information presented in this section represents the historical experience of certain real estate programs managed by our advisor and its affiliates. Our investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs. Investors who purchase our shares will not thereby acquire any ownership interest in any partnerships or corporations to which the following information relates or in any other programs of our affiliates.

The partners of UMT Holdings, the parent company of our advisor, and UMTH GS have served as sponsors, officers, trustees or advisors to one or more of the prior real estate programs sponsored by our advisor or its affiliates over the last 15 years. UMT Holdings owns 99.9% of the UMTH GS limited partnership units. Based on an analysis of the operating results of the prior real estate programs, the sponsors believe that each of such programs has met or is meeting its principal investment objectives in a timely manner. The information in this section and in the Prior Performance Tables included in this prospectus as Exhibit A shows relevant summary information concerning real estate programs sponsored by our advisor and its affiliates. The Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) annual operating results of prior real estate programs (Table III); and (4) results of sales or disposals of assets (Table V). Because no real estate program sponsored by our advisor or its affiliates has completed operations in the most recent five years, Table IV has not been included in the Prior Performance Tables. Additionally, Table VI, which is contained in Part II of the registration statement for this offering and which is not part of this prospectus, provides certain additional information relating to assets acquired by the prior real estate programs. We will furnish copies of such table to any prospective investor upon request and without charge. The purpose of this prior performance information is to enable you to evaluate accurately the experience of our advisor and its affiliates in sponsoring like programs. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them.

Public Programs

Currently, our advisor also serves as the advisor to United Mortgage Trust, a Maryland real estate investment trust with investment objectives similar to ours. United Mortgage Trust invests in loans secured by residential real estate. The last public offering, excluding its current dividend reinvestment plan, with respect to United Mortgage Trust terminated on October 15, 2003. See Tables I and II of the Prior Performance Tables for more detailed information about the experience of our affiliates in raising and investing funds for the public offerings initiated over the last 15 years and compensation paid to the sponsors of these programs.

United Mortgage Trust

United Mortgage Trust, a Maryland real estate investment trust, was formed in July 1996 to acquire residential secured loans. UMTH GS has served as the advisor to United Mortgage Trust since August 1, 2006. UMT Advisors, Inc., an affiliate of our advisor, served as the advisor to United Mortgage Trust from 2000 through July 31, 2006. The first public offering of United Mortgage Trust’s shares of beneficial interest commenced in March 1997 and was succeeded by a secondary offering in June 2001. At the close of the secondary public offering on October 15, 2003, United Mortgage Trust had raised gross offering proceeds of approximately $148.9 million from the issuance of 7,501,037 shares of beneficial interest to 3,431 investors. Approximately 88% of the net offering proceeds from the sale of United Mortgage Trust’s shares of beneficial interest, or approximately $131 million, was available for the purchase of residential secured loans. As of December 31, 2011, United Mortgage Trust had issued an aggregate of 8,324,756 shares, with 1,887,336 shares repurchased and retired to treasury, leaving 6,437,420 shares outstanding. Total capital raised from share issuances was approximately $166 million. Shares sold subsequent to October 2003 have been offered under a dividend reinvestment plan. No commissions are paid with respect to shares sold under this plan subsequent to October 2003.

United Mortgage Trust’s principal investment objectives are to invest proceeds from its dividend reinvestment plan, financing proceeds, proceeds from the repayment of loans, capital transaction proceeds and retained earnings in the following types of investments: (i) first lien secured interim mortgage loans with initial terms of 12 months or less for the acquisition and renovation of single-family homes, which are referred to as “interim loans”; (ii) a secured line of credit to UMTH Lending Company, L.P. for origination of interim loans; (iii) lines of credit and secured loans for the acquisition and development of single-family home lots, referred to as “land development loans”; (iv) lines of credit and loans secured by entitled and developed single-family lots, referred to as “finished lot loans”; (v) lines of credit and loans secured by completed model homes, referred to as “model home loans”; (vi) loans provided to entities that have recently filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code, secured by a priority lien over pre-bankruptcy secured creditors, referred to as “debtor in possession loans”; (vii) lines of credit and loans, with terms of 18 months or less, secured by single-family lots and homes constructed thereon, referred to as “construction loans”; (viii) first lien secured mortgage loans with terms of 12 to 360 months for the acquisition of single-family homes, referred to as “residential mortgages”; and (ix) discounted cash flows secured by assessments levied on real property. We collectively refer to the above listed loans as “mortgage investments.” Additionally, United Mortgage Trust’s portfolio includes obligations of affiliates of its advisor, which are referred to as “recourse loans.” United Mortgage Trust reinvests the proceeds from loan repayments and has no plan to liquidate and terminate the fund on or before any specific date.

Proceeds from the repayment of loans are reinvested in new loans. United Mortgage Trust purchased 8,587 loans during the period of March 1997 through December 31, 2011. Of the loans acquired, approximately 92%, or 7,937, have been repaid or satisfied through foreclosure on the underlying assets. Loans paid in full represent 92%, or 7,254 loans, and 8%, or 675 loans, were foreclosed upon and the underlying assets sold. With respect to the loans that were satisfied through foreclosure on the underlying assets, United Mortgage Trust’s aggregate provision for loan losses through December 31, 2011 was $20,775,224; however, actual loan losses after sales of foreclosed assets were $12,642,372. The remaining amount was carried forward as a reserve provision for future losses. All of the loans purchased were residential real estate loans secured by single-family homes, residential lots or land designated for development into single-family or residential lots. The aggregate dollar amount of the loans acquired by United Mortgage Trust, as of December 31, 2011, was approximately $896 million. Approximately 27% of the aggregate portfolio loans were secured by renovation properties or new home construction properties, approximately 6% were secured by owner occupied residences, and approximately 67% were secured by residential lot developments.

The following table breaks down the aggregate value of loans held by United Mortgage Trust as of December 31, 2011. References in the following table and in this “Prior Performance Summary” section to “long-term” loans shall be to loans with terms ranging from 180 to 360 months in length, which have historically been referred to by the company as residential mortgages or contracts for deed. References in the following table and in this “Prior Performance Summary” section to “interim” loans shall be to loans with terms of 12 months or less, historically referred to by the company as interim mortgage loans.

United Mortgage Trust Portfolio, December 31, 2011

Type of Loan	Percent of Total Loans	Portfolio as of December 31, 2011
First lien interim mortgages, residential mortgages and contracts for deeds	21%	$22,488,000
Secured line of credit	7%	$7,861,000
Land development loans	68%	$71,366,000
Finished lot loans	2%	$2,249,000
Construction loans	2%	$1,884,000

Upon request, prospective investors may obtain from us, without charge, copies of offering materials and any reports prepared in connection with United Mortgage Trust, including a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. For a reasonable fee, we will also furnish, upon request, copies of the exhibits to any such Form 10-K. Any such request should be directed to

Shareholder Relations, UMT Holdings, L.P., The United Development Funding Building, Suite 100, 1301 Municipal Way, Grapevine, Texas 76051. Many of the offering materials and reports prepared in connection with the United Mortgage Trust public program are also available on the United Mortgage Trust web site, www.unitedmortgagetrust.com. In addition, the Securities and Exchange Commission maintains a web site at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

Acquisition of Loans for United Mortgage Trust (January 1, 2007 through December 31, 2011)

As of December 31, 2011, United Mortgage Trust owned outright 94 long-term residential real estate loans. The balance of United Mortgage Trust’s interest in long-term loans (233 long-term loans) are securitized and held in trust on behalf of Bayview Financial, L.P. (Bayview), an unaffiliated third-party investor in the senior position, and UMT LT Trust, a wholly owned subsidiary of United Mortgage Trust, in the subordinate position. The total unpaid principal balance for long-term residential loans on United Mortgage Trust’s books at December 31, 2011 was approximately $6 million, and the annualized yield was approximately 11.18%. Such yield is stated on an accrual basis and represents the blended yield, as of December 31, 2011, of United Mortgage Trust’s interest in the aforementioned 94 long-term residential loans and in the aforementioned securitized loans. All annualized yields take into account downward adjustments for non-performing loans. United Mortgage Trust used the proceeds from the sale of the securitizations to pay down its line of credit, fund a line of credit for UDF I, and invest in interim mortgage loans. The unpaid principal balance on the UDF I line of credit was approximately $71.4 million, and the annualized yield for the year ended December 31, 2011 was 14%. Interim mortgages totaled approximately $24.9 million (33 loans at December 31, 2011) and the annualized yield for these loans was 12.15%.

Mortgage Portfolio Table

	As of December 31, 2007	As of December 31, 2008	As of December 31, 2009	As of December 31, 2010	As of December 31, 2011
Long-term mortgages	63	70	83	99	94
Rental properties	1	18	66	63	20
Loans remaining in first securitization	150	136	131	123	123
Loans remaining in second securitization	129	120	118	112	110
Vacant properties	11	16	8	11	2
Interim mortgages	402	201	121	98	33
Unpaid principal balance	$57,486,000	$50,091,000	$41,351,000	$31,229,000	$23,018,000
Annual yield	12.48%	13.35%	11.64%	11.12%	12.15%
Average loan unpaid principal balance	$76,000	$89,000	$91,000	$72,000	$64,000

At year end 2011, approximately 41% of the properties securing United Mortgage Trust’s interim loan mortgage investments were located in Texas, 55% in California and 1% or less in 11 other states. At year end 2010, approximately 37% of the properties securing United Mortgage Trust’s interim loan mortgage investments were located in Texas, 40% in California, 6% in Tennessee, 3% in each of Missouri and Ohio, 4% in Georgia, 2% in Illinois and 1% or less in 15 other states. At year end 2009, approximately 36% of the properties securing United Mortgage Trust’s interim loan mortgage investments were located in Texas, 38% in California, 6% in Tennessee, 3% in each of Missouri and Ohio, 4% in Georgia, 2% in each of Indiana and Illinois, and 1% or less in 14 other states. At year end 2008, approximately 38% of the properties securing United Mortgage Trust’s interim loan mortgage investments were located in Texas, 25% in California, 11% in Tennessee, 6% in Missouri, 4% in Ohio, 3% in each of Georgia, Indiana, Illinois, and 1% or less in 17 other states. At year end 2007, approximately 58% of the properties securing United Mortgage Trust’s interim loan mortgage investments were located in Texas, 22% in California, 6% in Tennessee, 3% in each of Missouri and Georgia, 2% in each of Illinois and Ohio, and 1% or less in 18 other states.

During 2003, United Mortgage Trust extended a $7 million line of credit to UDF I, a partnership that is affiliated with United Mortgage Trust’s advisor. In 2004, 2006, 2009, and 2010, the line of credit was increased to $30 million, $45 million, $60 million, and $75 million, respectively. The line of credit was used to finance UDF I’s loans and investments in residential real estate developments. The UDF I loans are first lien loans or subordinate loans. As of December 31, 2011, 2010, 2009, 2008 and 2007, outstanding balances were approximately $71.4 million, $62.2 million, $53.8 million, $42.5 million, and $23.1 million, respectively. See “— Acquisition of Investments and Loans for UDF I and UDF II (June 2003 (Inception) through December 31, 2011)” below.

The tables below illustrate United Mortgage Trust’s default history for the years ended December 31, 2007, 2008, 2009, 2010 and 2011.

Long-term Residential Real Estate Loans Defaulted, Foreclosed Loans

	2007	2008	2009	2010	2011
Number of loans defaulted at beginning of year	15	12	19	11	12
Aggregate value	$666,000	$522,000	$865,000	$537,000	$622,000
Additional defaults during year	15	15	11	7	1
Aggregate value	$668,000	$690,000	$509,000	$351,000	$45,000
Defaulted properties disposed of during year	18	8	19	6	11
Aggregate value	$812,000	$347,000	$837,000	$267,000	$561,000
Number of loans defaulted at end of year	12	19	11	12	2
Aggregate value	$522,000	$865,000	$537,000	$621,000	$106,000
Interim Mortgages Defaulted, Foreclosed Loans
	2007	2008	2009	2010	2011
Number of loans defaulted at beginning of year	19	6	104	150	143
Aggregate value	$1,438,000	$446,000	$5,964,000	$9,428,000	$10,180,000
Additional defaults during year	4	119	65	6	3
Aggregate value	$360,000	$6,531,000	$4,635,000	$2,226,000	$251,000
Defaulted properties disposed of during year	17	21	19	13	62
Aggregate value	$1,352,000	$1,013,000	$1,171,000	$1,474,000	$4,919,000
Number of loans defaulted at end of year	6	104	150	143	84
Aggregate value	$446,000	$5,964,000	$9,428,000	$10,180,000	$5,512,000
Loan Losses Including Provision for Loan Losses
	2007	2008	2009	2010	2011
Losses	$2,254,000	$2,025,000	$2,413,000	$1,111,000	$720,000

The following tables compare United Mortgage Trust’s three loan categories in dollars and as an annual percentage of change as of December 31, 2007, 2008, 2009, 2010 and 2011.

	As of December 31, 2007	As of December 31, 2008	As of December 31, 2009	As of December 31, 2010	As of December 31, 2011
Long-term residential real estate loans(1)	$5,428,000	$5,337,000	$7,029,000	$6,801,000	$6,003,000
Percentage increase (decrease) over prior period	(1)%	(2)%	32%	(3)%	(12)%
Interim mortgages	$55,879,000	$44,844,000	$47,215,000	$37,162,000	$28,478,000
Percentage increase (decrease) over prior period	(32)%	(25)%	5%	(21)%	(23)%
UDF I line of credit	$23,097,000	$42,539,000	$53,768,000	$62,194,000	$71,367,000
Percentage increase (decrease) over prior period	(30)%	84%	26%	16%	15%

(1)	Includes UMT LT Trust’s subordinate interest in the Bayview securitizations.

	As of December 31, 2007	As of December 31, 2008	As of December 31, 2009	As of December 31, 2010	As of December 31, 2011
Long-term residential real estate loans	6%	5%	6%	6%	6%
Interim mortgages	67%	45%	44%	35%	27%
UDF I line of credit	27%	50%	50%	59%	67%

As reflected in the above charts, United Mortgage Trust’s investments in long-term residential real estate loans (including mortgage loans and contracts for deed) have decreased over time. In 2000, United Mortgage Trust’s trustees directed its advisor to decrease the percentage of capital invested by United Mortgage Trust in long-term loans and to increase the capital invested in interim loans. This decision by United Mortgage Trust’s trustees was driven by the higher yield, lower default rates and lower loan-to-value ratio that had been realized by United Mortgage Trust in its previous interim loans. The long-term loan portfolio was reduced by United Mortgage Trust through prepayment by borrowers, sales of loans to third-party investors and sales of loans through securitization.

As of December 31, 2011, United Mortgage Trust had purchased, in the aggregate, approximately $63 million of long-term real estate loans, invested approximately $539 million in interim mortgages and had invested approximately $196 million in the UDF I line of credit. Approximately $18 million of the long-term loans were acquired from South Central Mortgage, Inc., an affiliate of United Mortgage Trust.

Outstanding balances as of December 31, 2007, 2008, 2009, 2010 and 2011 pledged by or purchased from affiliates of United Mortgage Trust’s advisor were:

Affiliated Company	As of December 31, 2007	As of December 31, 2008	As of December 31, 2009	As of December 31, 2010	As of December 31, 2011
UDF I	$25,083,000	$47,889,000	$57,110,000	$62,194,000	$71,367,000
Ready America Funding	21,866,000	23,380,000	23,602,000	16,592,000	16,450,000
UMTH Lending	19,776,000	18,195,000	16,842,000	12,497,000	7,861,000

United Mortgage Trust’s average daily outstanding balance on its line of credit, or leverage used in the acquisition of mortgage investments, during the years ended December 31, 2011, 2010, 2009, 2008 and 2007 was approximately $5.1 million, $4.7 million, $1.2 million, $0 and $22 million, respectively. During August 2009, United Mortgage Trust entered into a new revolving line of credit facility with a bank for $5,000,000. The outstanding balance on this line of credit was approximately $4,143,000 at December 31, 2011. On April 21, 2010, United Mortgage Trust entered into a new term loan credit facility with a bank for $1,600,000. The outstanding balance on this loan at December 31, 2011 was approximately $1,107,000. On May 27, 2011, United Mortgage Trust entered into a new term loan credit facility with a bank for $4,300,000. The outstanding balance on this loan at December 31, 2011 was approximately $2,253,000. On August 1, 2011, United Mortgage Trust entered into a new term loan credit facility with a bank for $250,000. The outstanding balance on this loan at December 31, 2011 was approximately $104,000. On October 26, 2011, United Mortgage Trust entered into a new term loan credit facility with a bank for $5,000,000. The outstanding balance on this loan at December 31, 2011 was approximately $181,000. On January 27, 2011, United Mortgage Trust initiated a private offering of Secured Subordinated Notes. As of December 31, 2011, approximately $300,000 was outstanding.

United Development Funding III, L.P.

UDF III, a Delaware limited partnership, was formed in June 2005 to originate, purchase, participate in and hold for investment secured loans made to persons and entities for the acquisition of parcels of real property to be developed as single-family residential lots that will be marketed and sold to homebuilders. UMTH LD, our asset manager and an affiliate of our advisor, serves as the general partner of UDF III. The public offering of UDF III’s units of limited partnership interest commenced May 15, 2006 and the primary offering component of the public offering was terminated April 23, 2009. As of December 31, 2011, UDF III had accepted subscriptions and issued approximately 18,326,511 units of limited partnership interest to limited partners, with gross proceeds of approximately $367 million, net of redemptions.

UDF III has investment objectives similar to ours and concentrates on making development loans to single-family lot developers who sell their lots to national, regional and local homebuilders and to the homebuilders themselves. UDF III seeks to make or acquire loans primarily with respect to projects where the completed subdivision will consist of homes at or below the median price of the U.S. housing market. Developments that secure these loans consist of both single phase and, where larger parcels of land are involved, multi-phase projects and are subject to third-party land acquisition and development loans. In addition, UDF III offers credit enhancements to developers in the form of loan guarantees to third-party lenders, letters of credit issued for the benefit of third-party lenders and similar credit enhancements. UDF III reinvests the proceeds from loan repayments and intends to liquidate and terminate the fund on or before December 31, 2028.

Proceeds from the repayment of loans are reinvested in new loans. UDF III originated or participated in 60 loans from May 2003 (inception) through December 31, 2011. Of those loans, approximately 51.7%, or 31 loans, have been repaid. UDF III’s aggregate provision for loan losses through December 31, 2011 was approximately $11.1 million; however, actual loan losses after sales of foreclosed assets were $0. All of the loans originated were residential real estate loans secured by residential lots or land designated for development into single-family or residential lots. The aggregate dollar amount of the loans originated or participated in by UDF III, as of December 31, 2011, was approximately $537 million.

The following table breaks down the aggregate value of loans held by UDF III as of December 31, 2011.

United Development Funding III, L.P. Portfolio, December 31, 2011

Type of Loan	Percent of Total Loans	Portfolio as of December 31, 2011
Secured notes receivable	65.5%	$224,471,000
Secured notes receivable — related party	15.2%	$52,027,000
Participation interest — related party	19.3%	$66,151,000

Upon request, prospective investors may obtain from us, without charge, copies of offering materials and any reports prepared in connection with UDF III, including a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. For a reasonable fee, we will also furnish, upon request, copies of the exhibits to any such Form 10-K. Any such request should be directed to Shareholder Relations, UMT Holdings, L.P., The United Development Funding Building, Suite 100, 1301 Municipal Way, Grapevine, Texas 76051. Many of the offering materials and reports prepared in connection with the UDF III public program are also available on the UDF III web site, www.udfonline.com. In addition, the Securities and Exchange Commission maintains a web site at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

Acquisition of Loans for United Development Funding III, L.P. (as of December 31, 2010 and 2011)

As of December 31, 2011, UDF III owned 29 loans. The total unpaid principal balance, net, for the loans on UDF III’s books at December 31, 2011 was approximately $343 million, and the annualized yield was approximately 15.4%. Such yield is stated on an accrual basis and represents the blended yield, as of December 31, 2011, of UDF III’s loans. All annualized yields take into account downward adjustments for non-performing loans.

Secured Loan Portfolio Table

	As of December 31, 2010	As of December 31, 2011
Secured notes receivable	$220,804,000	$224,471,000
Secured notes receivable — related party	$54,623,000	$52,027,000
Participation interest — related party	$57,851,000	$66,151,000
Unpaid principal balance	$333,278,000	$342,649,000
Annual yield	15.5%	15.4%
Average loan unpaid principal balance	$9,802,000	$11,815,000

As of December 31, 2011, approximately 96% of the properties securing UDF III’s loans were located in Texas, 1% was located in Arizona and 3% were located in Colorado. As of December 31, 2010, approximately 96% of the properties securing UDF III’s loans were located in Texas, 3% were located in Colorado and 1% was located in Arizona.

The table below illustrates UDF III’s default history for the years ended December 31, 2007, 2008, 2009, 2010, and 2011 for loans UDF III originated.

Mortgages Defaulted, Foreclosed Loans

	2007	2008	2009	2010	2011
Number of loans defaulted at beginning of year	—	—	—	—	—
Aggregate value	$—	$—	$—	$—	$—
Additional defaults during year	—	1	1	—	1
Aggregate value	$—	$4,600,000	$4,900,000	$—	$1,500,000
Defaulted properties fully disposed of during year	—	1	1	—	—
Aggregate value, full or partial	$—	$4,600,000	$4,900,000	$—	$—
Number of loans defaulted at end of year	—	—	—	—	1
Aggregate value	$—	$—	$—	$—	$1,500,000

The following tables compare UDF III’s three loan categories in dollars and as a percentage of UDF III’s portfolio as of December 31, 2010 and 2011.

	As of December 31, 2010		As of December 31, 2011
Secured notes receivable	$220,804,000 (66%	)	$224,471,000 (66%	)
Percentage increase over prior period	9%		2%
Secured notes receivable — related party	$54,623,000 (17%	)	$52,027,000 (15%	)
Percentage increase/decrease over prior period	5%		(5%)
Participation interest — related party	$57,851,000 (17%	)	$66,151,000 (19%	)
Percentage increase over prior period	6%		14%

As of December 31, 2011, UDF III had originated or participated in, in the aggregate, approximately $537 million of real estate loans. Approximately $166 million of the loans were loans to related parties.

Approximate outstanding balances on UDF III’s loans to affiliates as of December 31, 2010 and 2011 were:

Affiliated Company	As of December 31, 2010	As of December 31, 2011
UDF I	$11,079,000	$12,622,000
UDF PM, LLC	$8,700,000	$4,205,000
United Development Funding X, LP	$21,186,000	$22,739,000
United Mortgage Trust	$57,051,000	$65,504,000
Buffington Texas Classic Homes, Ltd.	$216,000	$246,000
UDF Northpoint II, LP	$10,077,000	$11,633,000
OU Land Acquisition, LP	$2,761,000	$—
UDF TX One, LP	$125,000	$—
UDF Ash Creek, LP	$—	$50,000

Private Programs

The prior privately offered programs sponsored by our advisor and its affiliates include three real estate limited partnerships, UDF I, UDF II and UDF LOF. UDF I, UDF II and UDF LOF invest in first lien and subordinate loans secured by residential real estate designated for single-family lot development, joint ventures and equity investments in single-family lot developments and provide credit enhancements for residential real estate acquisition and development loans.

UDF LOF began offering its units of limited partnership interest on April 9, 2008 and accepted subscriptions from 590 investors totaling approximately $53 million through December 31, 2011. Through December 31, 2011, UDF LOF had purchased or participated in 16 loans totaling approximately $69 million and 5 equity investments totaling approximately $25 million. Out of those purchases or participations, 11 loans have been repaid for $41 million and $3.8 million had been received on equity investments. UDF LOF terminated its offering as of June 30, 2011 and intends to liquidate substantially all of its investments within four years following the termination of the offering.

UDF II participates pro rata in the investments purchased, originated or made by UDF I. Therefore, the loan and investment data summarized below includes investments by UDF I and UDF II collectively. Earnings for UDF I vary from UDF II primarily due to timing and amount of the investment. See Table III for the individual performances of UDF I and UDF II. Through December 31, 2011, UDF I and UDF II have purchased or participated in 95 loans, totaling approximately $357 million, and made 25 equity investments, totaling approximately $149 million. Out of those purchases or participations, 81 of the loans, totaling approximately $194 million, and 13 of the equity investments, totaling approximately $76 million, have been repaid. UDF I and UDF II’s aggregate provision for loan losses through December 31, 2011 was approximately $3.3 million; however, actual loan losses resulting from charge-offs were approximately $1.6 million. The remaining amount was carried forward as a reserve provision for future losses.

The tables below illustrate UDF I and UDF II’s default history for the years ended December 31, 2007, 2008, 2009, 2010, and 2011.

Mortgages Defaulted, Foreclosed Loans

	2007	2008	2009	2010	2011
Number of loans defaulted at beginning of year	—	1	1	4	4
Aggregate value	—	$8,300,000	$8,300,000	$10,800,000	$10,800,000
Additional defaults during year	1	—	3	1	—
Aggregate value	$11,600,000	—	$9,600,000	$1,400,000	$—
Defaulted properties fully disposed of during year	—	—	—	—	—
Aggregate value, full or partial	$3,300,000	—	$7,100,000	$1,400,000	$—
Number of loans defaulted at end of year	1	1	4	5	4
Aggregate value	$8,300,000	$8,300,000	$10,800,000	$10,800,000	$10,800,000

Loan Losses Including Provision for Loan Losses

	2007	2008	2009	2010	2011
Losses	$417,706	$323,110	$265,928	$906,656	$169,085

None of the other prior private programs sponsored by affiliates of our advisor have originated any loans that have defaulted and have been foreclosed. In one instance, however, a loan was declared in default and the lender, UDF I, accepted a negotiated sum as payment in full under the loan. There was no principal lost on that loan, only a reduction in the amount of interest paid, and the property was not foreclosed upon. All of the loans purchased or originated and investments made were residential development loans or investments, and 49% of the loans and investments were in the greater Dallas/Fort Worth metropolitan area, approximately 26% of the loans and investments were in the greater Houston metropolitan area, and approximately 25% of the loans and investments were in other markets. As of December 31, 2011, the total amount of funds raised from investors in UDF I was $10.1 million, and there were 41 investors in the program. As of December 31, 2011, the total amount of funds raised from investors in UDF II was $22.7 million and there were 275 investors in the program. UDF I and UDF II have investment objectives substantially similar to ours. UDF I and UDF II both reinvest the proceeds from loan repayments and investments and have no plans to liquidate and terminate their funds on or before any date specific. See Tables I and II of the Prior Performance Tables for more detailed information about the experience of affiliates of our advisor in raising and investing funds for the private offerings initiated over the last thirteen years and compensation paid to the sponsors of these programs.

The aggregate dollar amount of the loans and investments made by UDF I and UDF II from their inception in June 2003 through December 31, 2011 was approximately $506 million. These loans and investments were funded with proceeds from investments, re-invested distributions, borrowed funds and loan principal repayments. As of December 31, 2011, all of the properties underlying the loans and investments made by UDF I and UDF II were associated with developments for new homes. Through December 31, 2011, approximately $270 million in loan payoffs and return of equity investments have been received by UDF I or UDF II. Loan principal payoffs and equity returned are reinvested in new loans and equity investments as soon as practical. UDF I and UDF II distribute or reinvest partnership income as directed by their individual limited partners. Of the aggregate amount loaned or invested, approximately 71% was used to fund first lien and subordinate loans and approximately 29% was invested as equity in land development projects. The following table shows a breakdown by percentage of the aggregate amount of the loans and equity investments funded by UDF I and UDF II as of December 31, 2011:

Type of Investment	Percent of Total	Amount	Number of Loans or Investments
Land Development Loans	71%	$357,000,000	95
Land Development Equity Investments	29%	$149,000,000	25

As of December 31, 2011, UDF I and UDF II have received approximately $285 million in repayments on loans and investments. From June 2003 through December 31, 2011, UDF I and UDF II have received approximately $13 million in net income from their loans and investments. See Tables III and V of the Prior Performance Tables for more detailed information as to the operating results of such programs.

As of December 31, 2011, the percentage of these programs, by investment, with investment objectives similar to ours was 100%. Table VI details the number and dollar amount of long-term residential loans, interim loans and land development loans purchased by United Mortgage Trust and amount of leverage used historically by United Mortgage Trust. Table VI also includes the number of loans and investments purchased and made by UDF I and UDF II and the location of the development. For more detailed information regarding acquisitions of assets by such programs since January 1, 2003, see Table VI contained in Part II of the registration statement of which this prospectus is a part. We will provide a copy of Table VI to any prospective investor upon request and without charge.

Acquisition of Investments and Loans for UDF I and UDF II (June 2003 (Inception) through December 31, 2011)

On July 16, 2004, UDF I and UDF II entered into a master participation agreement pursuant to which UDF II agreed to invest the monies received by UDF II from investors in the existing assets of UDF I, including, without limitation, investments in loans, profit participations and equity (the UDF Investments). Under the terms of the agreement, UDF II will invest pari passu and pro rata in the UDF Investments in proportion to the amount of investment capital received by UDF II as compared to the amount of investment capital received by UDF I. In consideration for UDF II’s participation in the UDF Investments, the master participation agreement requires UDF I to share its returns with UDF II pari passu and pro rata based on the relative participation of UDF I and UDF II in the UDF Investments in terms of the amount of capital used to purchase the UDF Investments, with all allocable liabilities, income and expenses determined by UDF I in its reasonable discretion.

In accordance with the master participation agreement and effective as of July 17, 2004, UDF II purchased a participation interest in all of the then-existing UDF Investments. UDF II has participated in all UDF Investments entered into by UDF I since such time. With respect to the following summaries of UDF I’s equity investments and loans, any investments or loans outstanding as of, or entered into subsequent to, July 16, 2004 include a participation interest by UDF II.

In addition to the foregoing, from time to time, programs sponsored by our advisor or its affiliates may conduct other private offerings of securities.

Adverse Business Developments

The prior programs sponsored by our advisor and its affiliates have occasionally been adversely affected by the limited supply of suitable loans available for purchase. When sufficient numbers of suitable loans historically were not available for purchase, United Mortgage Trust experienced excess uninvested cash, resulting in lower earnings per share in 1998 and 1999. Increased loan default rates resulted in decreased net income for United Mortgage Trust, as evidenced for the years 2008, 2009, 2010 and 2011 as illustrated on Table III. As a result, United Mortgage Trust made distributions in excess of earnings for the period from September 30, 1997 through December 31, 2005 and in 2008, 2009, 2010 and 2011. Furthermore, decreases in the available amount and use of leverage, along with increases in the amount of equity in relation to debt, result in lower returns on equity, as was experienced by UDF I and UDF II for the years 2007, 2008, 2009, 2010 and 2011 as illustrated on Table III. The continuing operations of prior programs sponsored by our advisor and it affiliates can be expected in the future to experience decreases in net income when economic conditions decline, specifically the availability of suitable loans, loan default increases and decreases in the amount and availability of leverage. Some of these programs may be unable to optimize their returns to investors because of requirements to liquidate when adverse economic conditions cause real estate prices to be relatively depressed. In addition, prior programs may be required to assume or pay off senior debt in order to protect their investments. Our business will be affected by similar conditions.

No assurance can be made that our program or other programs sponsored by our advisor and its affiliates will ultimately be successful in meeting their investment objectives.

SUMMARY OF DISTRIBUTION REINVESTMENT PLAN

The following is a summary of our distribution reinvestment plan. A complete copy of our form of distribution reinvestment plan is included in this prospectus as Exhibit C.

Investment of Distributions

Our distribution reinvestment plan allows our shareholders, and, subject to certain conditions set forth in the plan, any shareholder or partner of any other publicly offered limited partnership, real estate investment trust or other United Development Funding-sponsored real estate program, to elect to purchase our common shares with our distributions or distributions from such other programs. We are offering 10,000,000 shares for sale pursuant to our distribution reinvestment plan at $20 per share until the earliest to occur of: (1) the issuance of all shares authorized and reserved for issuance pursuant to the distribution reinvestment plan; (2) the termination of this offering (which is anticipated to be November 12, 2012, unless extended by our board of trustees as permitted by applicable law; provided, however, that our board of trustees may elect to extend the offering period for the shares sold pursuant to our distribution reinvestment plan, in which case participants in the plan will be notified) and any subsequent offering of distribution reinvestment plan shares pursuant to an effective registration statement; or (3) the determination by our board of trustees that the number of our shares traded in a secondary market is more than a de minimis amount. If shares authorized and reserved for issuance pursuant to the distribution reinvestment plan remain available for issuance, shares are being offered to the public pursuant to this offering or a subsequent offering, and our shares are being traded in a secondary market and the amount of such shares traded is more than a de minimis amount, we will invest distributions in shares at a price equal to the most recent per share price at which our shares were traded in the secondary market prior to the close of business on the last business day prior to the date of the distribution.

No selling commissions or dealer manager fees shall be paid with respect to shares purchased pursuant to the distribution reinvestment plan.

Pursuant to the terms of our distribution reinvestment plan, the reinvestment agent (which is currently us) will act on behalf of participants to reinvest the distributions they receive from us. Investors participating in the distribution reinvestment plan may purchase fractional shares. If sufficient shares are not available for issuance under our distribution reinvestment plan, the reinvestment agent will remit excess cash to the participants. Investors purchasing shares pursuant to our distribution reinvestment plan will have the same rights as other shareholders as to those shares and will be treated in the same manner as if such shares were issued pursuant to our offering.

After the expiration of the offering of our shares under the distribution reinvestment plan, our board of trustees may determine to allow participants to reinvest their distributions from us in shares issued by a subsequent United Development Funding program only if all of the following conditions are satisfied:

•

prior to the time of such reinvestment, the investor has received the final prospectus and any supplements thereto offering interests in the subsequent United Development Funding program and such prospectus allows investments pursuant to a distribution reinvestment plan;

•	a registration statement covering the interests in the subsequent United Development Funding program has been declared effective under the Securities Act;

•	the offer and sale of such interests is qualified for sale under applicable state securities laws;

•	the participant executes the subscription agreement included with the prospectus for the subsequent United Development Funding program;

•	the participant qualifies under applicable investor suitability standards as contained in the prospectus for the subsequent United Development Funding program; and

•	the subsequent United Development Funding program has substantially identical investment objectives as we have.

Investors who invest in subsequent United Development Funding programs pursuant to a distribution reinvestment plan will become investors in such subsequent United Development Funding program and, as such, will receive the same reports as other investors in the subsequent United Development Funding program.

Election to Participate or Terminate Participation

An investor may become a participant in our distribution reinvestment plan by making a written election to participate on his subscription agreement at the time he subscribes for shares. Any other investor who has not previously elected to participate in the distribution reinvestment plan may so elect at any time by delivering to the reinvestment agent a completed enrollment form or other written authorization required by the reinvestment agent. Participation in our distribution reinvestment plan will commence with the next distribution payable after receipt of the participant’s notice, provided it is received at least ten days prior to the last day of the month or other period to which the distribution relates.

Some brokers may determine not to offer their clients the opportunity to participate in our distribution reinvestment plan. Any prospective investor who wishes to participate in our distribution reinvestment plan should consult with his broker as to the broker’s position regarding participation in the distribution reinvestment plan.

Our board of trustees reserves the right to prohibit qualified retirement plans from participating in our distribution reinvestment plan if such participation would cause our underlying assets to constitute “Plan Assets” of qualified retirement plans. See the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus.

Each investor electing to participate in our distribution reinvestment plan agrees that, if at any time he fails to meet the applicable minimum income and net worth standards or cannot make the other investor representations or warranties set forth in the then current prospectus or subscription agreement relating to such investment, he will promptly notify the reinvestment agent in writing of that fact.

Subscribers should note that affirmative action in the form of written notice to the reinvestment agent must be taken to withdraw from participation in our distribution reinvestment plan. A withdrawal from participation in our distribution reinvestment plan will be effective with respect to distributions for a monthly or other distribution period, as applicable, only if written notice of termination is received at least ten days prior to the end of such distribution period. In addition, a transfer of shares prior to the date our shares are listed for trading on a national securities exchange, which we have no intent to do at this time and which may never occur, will terminate participation in the distribution reinvestment plan with respect to such transferred shares as of the first day of the distribution period in which the transfer is effective, unless the transferee demonstrates to the reinvestment agent that the transferee meets the requirements for participation in the plan and affirmatively elects to participate in the plan by providing to the reinvestment agent an executed enrollment form or other written authorization required by the reinvestment agent.

Offers and sales of shares pursuant to the distribution reinvestment plan must be registered in every state in which such offers and sales are made, or otherwise exempt from such registration requirements. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares pursuant to the distribution reinvestment plan in any states in which our registration is not renewed or extended.

Reports to Participants

Within 90 days after the end of each calendar year, the reinvestment agent will mail to each participant a statement of account describing, as to such participant, the distributions received, the number of shares purchased, the purchase price for such shares, the total shares purchased on behalf of the participant during the prior year pursuant to our distribution reinvestment plan and other applicable information regarding the participant’s participation in the plan.

Excluded Distributions

Our board of trustees may designate that certain cash or other distributions will be excluded from distributions that may be reinvested in shares under our distribution reinvestment plan. The determination of whether all or part of a distribution will be deemed to be an excluded distribution is separate and unrelated to our requirement to distribute 90% of our taxable REIT income. In its initial determination of whether to make a distribution and the amount of the distribution, our board of trustees will consider, among other factors, our cash position and our distribution requirements as a REIT. Once our board of trustees determines to make the distribution, it will then consider whether all or part of the distribution will be deemed to be an excluded distribution. In most instances, we expect that our board of trustees would not deem any of the distribution to be an excluded distribution. In that event, the amount distributed to participants in our distribution reinvestment plan will be reinvested in additional common shares. If all or a portion of the distribution is deemed to be an excluded distribution, the distribution will be made to all shareholders, however the excluded portion will not be reinvested. We currently do not have any planned excluded distributions, which will only be made, if at all, in addition to, not in lieu of, regular distributions.

Federal Income Tax Considerations

Taxable participants will incur tax liability for interest income allocated to them even though they have elected not to receive their distributions in cash but rather to have such distributions reinvested under our distribution reinvestment plan. See the “Risk Factors — Federal Income Tax Risks” section of this prospectus.

Amendment and Termination

We reserve the right to amend any aspect of our distribution reinvestment plan upon ten days’ prior written notice to participants; provided however, that we may not remove participants’ rights to terminate their participation in our distribution reinvestment plan. The reinvestment agent also reserves the right to terminate a participant’s individual participation in the plan, and we reserve the right to terminate our distribution reinvestment plan itself in our sole discretion at any time, by sending ten days’ prior written notice of termination to the terminated participant or, upon termination of the plan, to all participants.

INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS

General

The following is a summary of some considerations associated with an investment in our common shares of beneficial interest by tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) of ERISA, annuities described in Section 403(a) or (b) of the Internal Revenue Code, an individual retirement account or annuity described in Sections 408 or 408A of the Internal Revenue Code, an Archer MSA described in Section 220(d) of the Internal Revenue Code, a health savings account described in Section 223(d) of the Internal Revenue Code, or a Coverdell education savings account described in Section 530 of the Internal Revenue Code, which are generally referred to as Plans and IRAs, as applicable. This summary is based on provisions of ERISA and the Internal Revenue Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the Internal Revenue Service through the date of this prospectus. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

This summary does not include a discussion of any laws, regulations, or statutes that may apply to investors not covered by ERISA, including, for example, investors such as plans or arrangements that constitute governmental plans or church plans which are exempt from ERISA and many Internal Revenue Code requirements. For such plans and arrangements, applicable laws (such as state laws) may impose fiduciary responsibility requirements in connection with the investment of assets and may have prohibitions that operate similarly to the prohibited transaction rules of ERISA and the Internal Revenue Code, but which may also vary significantly from such prohibitions. For any governmental or church plan, or other plans or arrangements not subject to ERISA, those persons responsible for the investment of the assets of such a plan or arrangement should carefully consider the impact of such laws on an investment in our shares.

Our management has attempted to structure us in such a manner so as to be an attractive investment vehicle for Plans and IRAs. However, in considering an investment in our shares, those involved with making such an investment decision should consider applicable provisions of the Internal Revenue Code and ERISA. While each of the ERISA and Internal Revenue Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation.

In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:

•	whether the investment is in accordance with the documents and instruments governing such Plan or IRA;

•	whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;

•	whether the investment will result in UBTI to the Plan or IRA (see “Federal Income Tax Considerations — Taxation of Shareholders — Taxation of Tax-Exempt Shareholders”);

•

whether there is sufficient liquidity for the Plan or IRA, considering the minimum and other distribution requirements under the Internal Revenue Code and the liquidity needs of such Plan or IRA, after taking this investment into account;

•	the need to value the assets of the Plan or IRA annually or more frequently;

•	whether the investment would constitute or give rise to a prohibited transaction under ERISA and/or the Internal Revenue Code, if applicable;

•	whether the investment is consistent with the applicable provisions of ERISA, the Internal Revenue Code, and other applicable laws; and

•	whether the assets of the entity in which the investment is made will be treated as “plan assets” of the Plan or IRA investor.

Additionally, individuals making investment decisions with respect to Plans and IRAs must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust, and that the trustee, or a duly authorized named fiduciary or investment manager, must have authority and discretion to manage and control the assets of an employee benefit plan.

Minimum and Other Distribution Requirements — Plan Liquidity

Potential Plan or IRA investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the minimum distribution requirements under the Internal Revenue Code, if applicable, and as it relates to other distributions (such as, for example, cash out distributions) that may be required under the terms of the Plan or IRA from time to time. If the shares are held in an IRA or Plan and, before we receive payment on our loans or sell our properties, mandatory or other distributions are required to be made to the participant or beneficiary of such IRA or Plan, pursuant to the Internal Revenue Code, then this would require that a distribution of the shares be made in kind to such participant or beneficiary or that a rollover of such shares be made to an IRA or other plan, which may not be permissible under the terms and provisions of the IRA or Plan making the distribution or rollover or the IRA or Plan receiving the rollover, or under applicable federal or state securities laws. Even if permissible, a distribution of shares in kind to a participant or beneficiary of an IRA or Plan must generally be included in the taxable income of the recipient for the year in which the shares are received at the then current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares. See “Risk Factors — Federal Income Tax Risks.” The fair market value of any such distribution-in-kind can be only an estimated value per share because no public market for our shares exists or is likely to develop. See “— Annual or More Frequent Valuation Requirements” below. Further, there can be no assurance that such estimated value could actually be realized by a shareholder because estimates do not necessarily indicate the price at which our shares could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Internal Revenue Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of shares, to liquidate a portion of the in-kind shares distributed in order to satisfy such withholding obligations, although there might be no market for such shares. There may also be similar state and/or local tax withholding or other tax obligations that should be considered.

Annual or More Frequent Valuation Requirements

Fiduciaries of Plans may be required to determine the fair market value of the assets of such Plans on at least an annual basis and sometimes, as frequently as daily. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a fiduciary of a Plan must provide a Plan participant with a statement of the value of the Plan every three years, every year, or every quarter, depending upon the type of Plan involved, and, in the case of an IRA, a trustee or custodian of an IRA must provide an IRA participant and the Internal Revenue Service with a statement of the value of the IRA each year. However, currently, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how “fair market value” should be determined for these purposes.

Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. To assist fiduciaries of Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our annual determinations of the current estimated share value to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Until eighteen months after the completion of this and any subsequent offering of our shares, we intend to use the offering price of shares in our most recent primary offering as the per share value (unless we have made special distributions to shareholders of net proceeds from our assets, in which case the estimated value of a share will equal the offering price less the amount of those special distributions constituting a return of capital). Beginning eighteen months after the last offering of our shares, our board of trustees will determine the value of our properties and other assets based on such information as our board determines appropriate, which may include independent valuations of our investments or of our enterprise as a whole.

We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.

There can be no assurance, however, with respect to any estimate of value that we prepare, that:

•

the estimated value per share would actually be realized by our shareholders upon liquidation, because these estimates do not necessarily indicate that all loans will be paid in full or the price at which properties can be sold;

•	our shareholders would be able to realize estimated net asset values if they were to attempt to sell their shares, because no public market for our shares exists or is likely to develop;

•	the estimated value per share would be related to any individual or aggregated value estimates or appraisals of our assets; or

•

that the value, or method used to establish value, would be sufficient to enable an ERISA fiduciary or an IRA custodian to comply with ERISA or Internal Revenue Code requirements described above, and the Department of Labor or the Internal Revenue Service might determine that a Plan fiduciary or IRA custodian is required to take further steps to determine value.

Fiduciary Obligations — Prohibited Transactions

Any person identified as a “fiduciary” with respect to a Plan incurs duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, many transactions between a Plan or IRA and a “party-in-interest” or a “disqualified person” with respect to such Plan or IRA are prohibited by ERISA and/or the Internal Revenue Code. ERISA also requires generally that the assets of Plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the Plan.

In the event that our properties and other assets were deemed to be assets of a Plan or IRA, referred to herein as “Plan Assets,” our trustees would, and employees of our affiliates might, be deemed fiduciaries of any Plans or IRAs investing as shareholders. If this were to occur, certain contemplated transactions between us and our trustees and employees of our affiliates could be deemed to be “prohibited transactions.” Additionally, ERISA’s fiduciary standards applicable to investments by Plans would extend to our trustees and possibly employees of our affiliates as Plan fiduciaries with respect to investments made by us, and the requirement that Plan Assets be held in trust could be deemed to be violated.

Plan Assets — Definition

Section 3(42) of ERISA now defines “Plan Assets” in accordance with previously issued Department of Labor regulations with certain express exceptions. A Department of Labor regulation, referred to in this discussion as the Plan Asset Regulation, as modified by the express exceptions noted in Section 3(42) of ERISA, provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets. Under the Plan Asset Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;

•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the Securities and Exchange Commission;

•	in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies;” or

•	in which equity participation by “benefit plan investors” is not significant.

Plan Assets — Registered Investment Company Exception

The shares we are offering will not be issued by a registered investment company. Therefore, we do not anticipate that we will qualify for the exception for investments issued by a registered investment company.

Publicly Offered Securities Exemption

As noted above, if a Plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.

Under the Plan Asset Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act, or (ii) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Asset Regulation. Also under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be easily met. Although our shares are intended to satisfy the registration requirements under this definition, and we expect that our securities will be “widely held,” the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception.

The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances.” Our shares are subject to certain restrictions on transferability typically found in REITs, and are intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The allowed restrictions in examples contained in the Plan Asset Regulation are illustrative of restrictions commonly found in REITs that are imposed to comply with state and federal law, to assure continued eligibility for favorable tax treatment and to avoid certain practical administrative problems. The minimum investment in our shares is less than $10,000. Thus, the restrictions imposed in order to maintain our status as a REIT should not prevent the shares from being deemed “freely transferable.” Therefore, we anticipate that we will meet the “publicly offered securities” exception, although there are no assurances that we will qualify for this exception.

Plan Assets — Operating Company Exception

If we are deemed not to qualify for the “publicly offered securities” exemption, the Plan Asset Regulation also provides an exception with respect to securities issued by an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.” To constitute a venture capital operating company, generally 50% or more of the assets of the entity must be invested in “venture capital investments.” A venture capital investment is an investment in an operating company (other than a venture capital operating company) as to which the entity has or obtains direct management rights. To constitute a real estate operating company, generally 50% or more of the assets of an entity must be invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities.

While the Plan Asset Regulation and relevant opinions issued by the Department of Labor regarding real estate operating companies are not entirely clear as to whether an investment in real estate must be “direct,” it is common practice to insure that an investment is made either (i) “directly” into real estate, (ii) through wholly-owned subsidiaries, or (iii) through entities in which all but a de minimis interest is separately held by an affiliate solely to comply with the minimum safe harbor requirements established by the Internal Revenue Service for classification as a partnership for federal tax purposes. We have structured ourselves, and our operating partnership, in this manner in order to enable us to meet the real estate operating company exception. To the extent interests in our operating partnership are obtained by third-party investors, it is possible that the real estate operating company exception will cease to apply to us. However, in such an event we believe that we are structured in a manner which would allow us to meet the venture capital operating company exception because our investment in our operating partnership, an entity investing directly in real estate over which we maintain substantially all of the control over the management and development activities, would constitute a venture capital investment.

Notwithstanding the foregoing, 50% of our, or our operating partnership’s, investment, as the case may be, must be in real estate over which we maintain the right to substantially participate in the management and development activities. An example in the Plan Asset Regulation indicates that if 50% or more of an entity’s properties are subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the lessee, such that the entity merely assumes the risk of ownership of income-producing real property, then the entity may not be eligible for the “real estate operating company” exception. By contrast, a second example in the Plan Asset Regulation indicates that if 50% or more of an entity’s investments are in shopping centers in which individual stores are leased for relatively short periods to various merchants, as opposed to long-term leases where substantially all management and maintenance activities are the responsibility of the lessee, then the entity will likely qualify as a real estate operating company. The second example further provides that the entity may retain contractors, including affiliates, to conduct the management of the properties so long as the entity has the responsibility to supervise and the authority to terminate the contractors. We intend to use contractors over which we have the right to supervise and the authority to terminate. Due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation, there can be no assurance as to our ability to structure our operations, or the operations of our operating partnership, as the case may be, to qualify for the “real estate operating company” exception.

Plan Assets — Not Significant Investment Exception

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interests is held by benefit plan investors. The term “benefit plan investor” is defined to mean an employee benefit plan subject to Part 4 of Title I of ERISA, any plan to which Section 4975 of the Internal Revenue Code applies and any entity whose underlying assets include Plan Assets by reason of a plan’s investment in such entity. In the event we determine that we fail to meet the “publicly offered securities” exception, as a result of a failure to sell an adequate number of shares or otherwise, and we cannot ultimately establish that we are an operating company, we intend to restrict ownership of each class of equity interests held by benefit plan investors to an aggregate value of less than 25% and thus qualify for the exception for investments in which equity participation by benefit plan investors is not significant.

Consequences of Holding Plan Assets

In the event that our underlying assets were deemed to be Plan Assets under Section 3(42) of ERISA, our management would be treated as a fiduciaries with respect to each Plan or IRA shareholder, and an investment in our shares might expose the fiduciaries of the Plan or IRA to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be Plan Assets, an investment by a Plan or IRA in our shares might be deemed to result in an impermissible commingling of Plan Assets with other property.

If our management or affiliates were treated as fiduciaries with respect to Plan or IRA shareholders, the prohibited transaction restrictions of ERISA would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us unless such transactions otherwise were exempt, statutorily or administratively, from the prohibitions of ERISA and the Internal Revenue Code, or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan or IRA participants with the opportunity to sell their shares to us or we might dissolve or terminate.

Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit Plans and IRAs from engaging in certain transactions involving Plan Assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, Plan Assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Plan or IRA, as well as employer sponsors of the Plan or IRA, fiduciaries and other individuals or entities affiliated with the foregoing.

A person generally is a fiduciary with respect to a Plan or IRA for these purposes if, among other things, the person has discretionary authority or control with respect to Plan Assets or provides investment advice for a direct or indirect fee with respect to Plan Assets. Under Department of Labor regulations, a person will be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or understanding (written or otherwise) that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or IRA based on its particular needs. Thus, if we are deemed to hold Plan Assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Plans and IRAs. Whether or not we are deemed to hold Plan Assets, if we or our affiliates are affiliated with a Plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such Plan or IRA investor, potentially resulting in a prohibited transaction merely upon investment by such Plan or IRA in our shares.

Prohibited Transactions — Consequences

ERISA and the Internal Revenue Code forbid Plans and IRA’s from engaging in prohibited transactions. Fiduciaries of a Plan that allow a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil penalties (generally, 5% of the amount involved, unless the transaction in not timely corrected, in which case the penalty is 100% of the amount involved). Criminal penalties may also be possible if the violation was willful. If it is determined by the Department of Labor or the Internal Revenue Service that a prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. Additionally, the Internal Revenue Code requires that a disqualified person involved with a prohibited transaction with a Plan or IRA must pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected. The percentage generally is 15%, but is increased to 100% if the prohibited transaction is not corrected. For IRAs, if an IRA engages in a prohibited transaction, the tax-exempt status of the IRA may be lost. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, could cause the IRA to lose its tax-exempt status under the Internal Revenue Code, and such individual generally would be taxable on the deemed distribution of all the assets in the IRA.

DESCRIPTION OF SHARES

We were formed under the laws of the state of Maryland. The rights of our shareholders are governed by Maryland law as well as our declaration of trust and bylaws. The following summary of the terms of our common shares is only a summary, and you should refer to the Maryland REIT law and our declaration of trust and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our declaration of trust and bylaws. Copies of our declaration of trust and bylaws are available upon request.

Our declaration of trust authorizes us to issue up to 400,000,000 shares of beneficial interest, of which 350,000,000 shares are designated as common shares at $0.01 par value per share and 50,000,000 shares are designated as preferred shares at $0.01 par value per share. Our board of trustees may amend our declaration of trust to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue without any action by our shareholders.

Our declaration of trust also contains a provision permitting our board of trustees, without any action by our shareholders, to classify or reclassify any unissued common shares or preferred shares into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of any new class or series of shares, subject to certain restrictions, including the express terms of any class or series of shares outstanding at the time. We believe that the power to classify or reclassify unissued shares and thereafter issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Our declaration of trust and bylaws contain certain provisions that could make it more difficult to acquire control of our trust by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our trust to negotiate first with our board of trustees. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations that may result in improvement of the terms of an initial offer that might involve a premium price for our common shares or otherwise be in the best interest of our shareholders. See the “Risk Factors — Risks Related to an Investment in United Development Funding IV” section of this prospectus.

To the extent that our board of trustees determines that the Maryland REIT Law conflicts with the provisions set forth in the NASAA REIT Guidelines, the NASAA REIT Guidelines will control, unless the provisions of the Maryland REIT Law are mandatory under Maryland law.

Common Shares

Subject to any preferential rights of any other class or series of shares and to the provisions of our declaration of trust regarding the restriction on the transfer of common shares, the holders of common shares are entitled to such distributions as may be authorized from time to time by our board of trustees out of legally available funds and declared by us and, upon our liquidation, are entitled to receive all assets available for distribution to our shareholders. Upon issuance for full payment in accordance with the terms of this offering, all common shares issued in the offering will be fully paid and non-assessable. Holders of common shares will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue, or preference, conversion, exchange, sinking fund or redemption rights and generally have no appraisal rights unless our board of trustees determines that appraisal rights apply, with respect to all or any classes or series of shares, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise appraisal rights. Our common shares have equal distribution, liquidation and other rights.

Preferred Shares

Our declaration of trust authorizes our board of trustees to issue one or more classes or series of preferred shares without shareholder approval (provided that the issuance of preferred shares must also be approved by a majority of independent trustees not otherwise interested in the transaction, who will have access at our expense to our legal counsel or to independent legal counsel) and to fix the voting rights, liquidation preferences, distribution rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences with respect to such preferred shares. Because our board of trustees has the power to establish the preferences and rights of each class or series of preferred shares, it may afford the holders of any series or class of preferred shares preferences, powers, and rights senior to the rights of holders of common shares. If we ever created and issued preferred shares with a distribution preference over common shares, payment of any distribution preferences of outstanding preferred shares would reduce the amount of funds available for the payment of distributions on the common shares. Further, holders of preferred shares are normally entitled to receive a preference payment in the event we liquidate, dissolve, or wind up before any payment is made to the common shareholders, likely reducing the amount common shareholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred shares may delay, prevent, render more difficult or tend to discourage the following:

•	a merger, tender offer, or proxy contest;

•	the assumption of control by a holder of a large block of our securities; or

•	the removal of incumbent management.

Also, our board of trustees, without shareholder approval, may issue preferred shares with voting and conversion rights that could adversely affect the holders of our common shares.

We currently have no preferred shares issued or outstanding. Our board of trustees has no present plans to issue preferred shares, but it may do so at any time in the future without shareholder approval.

Meetings and Special Voting Requirements

Subject to the restrictions in our declaration of trust on transfer of our shares and except as may otherwise be specified in the terms of any class or series of common shares, each holder of common shares is entitled at each meeting of shareholders to one vote per share owned by such shareholder on all matters submitted to a vote of shareholders, including the election of trustees. There is no cumulative voting in the election of our board of trustees, which means that the holders of a majority of our outstanding common shares at a meeting of shareholders at which a quorum is present can elect all of the trustees then standing for election and the holders of the remaining common shares will not be able to elect any trustees. The presence, either in person or by proxy, of shareholders entitled to cast at least 50% of all the votes entitled to be cast at a meeting on any matter will constitute a quorum.

Under Maryland law, a Maryland real estate investment trust generally cannot amend its declaration of trust or engage in a merger unless approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland real estate investment trust may provide in its declaration of trust for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our declaration of trust provides for approval of these matters, as well as our termination, our consolidation with one or more other entities into a new entity and the sale, lease, exchange or other transfer of all or substantially all of our assets, by the affirmative vote of a majority of the votes entitled to be cast.

However, under the Maryland REIT Law and our declaration of trust, the following events do not require shareholder approval:

•	share exchanges and certain mergers in which we are the successor; and

•	transfers of less than substantially all of our assets.

Also, our operating assets are held by our subsidiaries, and these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our shareholders.

An annual meeting of our shareholders will be held each year, at least 30 days after delivery of our annual report to our shareholders. Special meetings of shareholders may be called only upon the request of a majority of our trustees, a majority of the independent trustees, the president or the chief executive officer or upon the written request of shareholders holding at least 10% of our outstanding shares. Upon receipt of a written request of shareholders entitled to cast at least 10% of all the votes entitled to be cast stating the purpose of the special meeting, our secretary will provide all of our shareholders written notice of the meeting and the purpose of such meeting. The meeting must be held not less than 15 nor more than 60 days after the distribution of the notice of meeting.

Our shareholders are entitled to receive a copy of our shareholder list upon request. The list provided by us will include each shareholder’s name, address and telephone number, if available, and the number of shares owned by each shareholder, and will be sent within ten days of the receipt by us of the request. A shareholder requesting a list will be required to pay reasonable costs of postage and duplication. Shareholders and their representatives will also be given access to our corporate records at reasonable times. We have the right to request that a requesting shareholder represent to us that the list and records will not be used to pursue commercial interests.

Restrictions on Ownership and Transfer

In order for us to continue to qualify as a REIT under the Internal Revenue Code, we must meet the following criteria regarding our shareholders’ ownership of our shares:

•

five or fewer individuals (as defined in the Internal Revenue Code to include certain tax exempt organizations and trusts) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year; and

•	100 or more persons must beneficially own our shares during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year.

See the “Federal Income Tax Considerations” section of this prospectus for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, there can be no assurance that this prohibition will be effective. Because we believe it is essential for us to continue to qualify as a REIT, among other reasons, our declaration of trust provides (subject to certain exceptions) that no shareholder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% in value of our outstanding shares or more than 9.8% of the number or value (in either case as determined in good faith by our board of trustees) of any class or series of our outstanding common shares. The 9.8% common share ownership limit must be measured in terms of the more restrictive of value or number of shares. Our board of trustees, in its sole discretion, may waive this ownership limit if evidence satisfactory to our trustees is presented that such ownership will not then or in the future jeopardize our status as a REIT. Also, these restrictions on transferability and ownership will not apply if our trustees determine that it is no longer in our best interests to continue to qualify as a REIT.

Additionally, our declaration of trust further prohibits the transfer or issuance of our shares if such transfer or issuance:

•	with respect to transfers only, results in our common shares being owned by fewer than 100 persons;

•	results in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code;

•	results in our owning, directly or indirectly, more than 9.8% of the ownership interests in any tenant or subtenant; or

•	otherwise results in our disqualification as a REIT.

Any attempted transfer of our shares which, if effective, would result in our shares being owned by fewer than 100 persons will be null and void. In the event of any attempted transfer of our shares which, if effective, would result in (i) violation of the ownership limit discussed above, (ii) our being “closely held” under Section 856(h) of the Internal Revenue Code, (iii) our owning (directly or indirectly) more than 9.8% of the ownership interests in any tenant or subtenant or (iv) our otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. To avoid confusion, these shares so transferred to a beneficial trust will be referred to in this prospectus as Excess Securities. Excess Securities will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as holder of the Excess Securities, will be entitled to receive all distributions authorized by the board of trustees on such securities for the benefit of the charitable beneficiary. Our declaration of trust further entitles the trustee of the beneficial trust to vote all Excess Securities.

The trustee of the beneficial trust may select a transferee to whom the Excess Securities may be sold as long as such sale does not violate the 9.8% ownership limit or the other restrictions on transfer. Upon sale of the Excess Securities, the intended transferee (the transferee of the Excess Securities whose ownership would violate the 9.8% ownership limit or the other restrictions on transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds, or the price per share the intended transferee paid for the Excess Securities (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.

In addition, we have the right to purchase any Excess Securities at the lesser of (i) the price per share paid in the transfer that created the Excess Securities, or (ii) the current market price, until the Excess Securities are sold by the trustee of the beneficial trust. An intended transferee must pay, upon demand, to the trustee of the beneficial trust (for the benefit of the beneficial trust) the amount of any distribution we pay to an intended transferee on Excess Securities prior to our discovery that such Excess Securities have been transferred in violation of the provisions of the declaration of trust. If any legal decision, statute, rule, or regulation deems or declares the transfer restrictions included in our declaration of trust to be void or invalid, then we may, at our option, deem the intended transferee of any Excess Securities to have acted as an agent on our behalf in acquiring such Excess Securities and to hold such Excess Securities on our behalf.

Any person who (i) acquires or attempts to acquire shares in violation of the foregoing ownership restriction, transfers or receives shares subject to such limitations, or would have owned shares that resulted in a transfer to a charitable trust, or (ii) proposes or attempts any of the transactions in clause (i), is required to give us 15 days written notice prior to such transaction. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our board of trustees determines it is no longer in our best interest to continue to qualify as a REIT.

The ownership restriction does not apply to the underwriter in a public offering of shares or to a person or persons so exempted from the ownership limit by our board of trustees based upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns 5% or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly.

Distribution Policy and Distributions

We have, and intend to continue, to pay regular monthly distributions to our shareholders. We have, and intend to continue, to calculate our monthly distributions on a daily record and declaration date. Therefore, new investors could be entitled to distributions immediately upon the purchase of their shares. In the event we do not have enough cash from operations to fund the distribution, we may borrow, issue additional securities or sell assets in order to fund the distributions or make the distributions out of net proceeds from this offering. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any; or (3) jeopardize our ability to qualify as a REIT.

Our board of trustees has authorized a distribution of our earnings to our shareholders of record beginning as of the close of business on each day of the period commencing on December 18, 2009 and ending on June 30, 2012. The distributions are calculated based on the number of days each shareholder has been a shareholder of record based on 365 days in the calendar year. For distributions declared for each record date in the December

2009 through June 2011 periods, our distribution rate was $0.0043836 per common share of beneficial interest, which is equal to an annualized distribution rate of 8.0%, assuming a purchase price of $20.00 per share. For distributions declared for each record date in the July 2011 through June 2012 periods, our distribution rate is $0.0044932 per common share of beneficial interest, which is equal to an annualized distribution rate of 8.2%, assuming a purchase price of $20.00 per share. These distributions of net income are aggregated and paid in cash monthly in arrears. Therefore, the distributions declared for each record date in the December 2009 through June 2012 periods are paid in January 2010 through July 2012, respectively. Distributions are paid on or about the 25th day of the respective month or, if the 25th day of the month falls on a weekend or bank holiday, on the next business day following the 25th day of the month. Distributions for shareholders participating in our distribution reinvestment plan are reinvested into our shares on the payment date of each distribution.

In addition, on September 8, 2010, our board of trustees authorized a special distribution to our shareholders of record as of the close of business on September 15, 2010. This special distribution was paid pro rata over all common shares of beneficial interest outstanding as of September 15, 2010 and was equal to $0.05 per common share of beneficial interest. This special distribution was paid in October 2010.

Furthermore, on September 8, 2010, our board of trustees authorized a special distribution to our shareholders of record as of the close of business on December 15, 2010. This special distribution was paid pro rata over all common shares of beneficial interest outstanding as of December 15, 2010 and was equal to $0.15 per common share of beneficial interest. This special distribution was paid in February 2011.

On March 10, 2011, our board of trustees authorized a special distribution to our shareholders of record as of the close of business on April 30, 2011. This special distribution was paid pro rata over all common shares of beneficial interest outstanding as of April 30, 2011 in an amount equal to $0.10 per common share of beneficial interest. This special distribution was paid in May 2011.

On June 27, 2011, our board of trustees authorized a special distribution to our shareholders of record as of the close of business on August 31, 2011. This special distribution was paid pro rata over all common shares of beneficial interest outstanding as of August 31, 2011 in an amount equal to $0.05 per common share of beneficial interest. This special distribution was paid in September 2011.

On March 1, 2012, our board of trustees authorized a special distribution to our shareholders of record as of the close of business on April 30, 2012. This special distribution will be paid pro rata over all common shares of beneficial interest outstanding as of April 30, 2012 in an amount equal to $0.05 per common share of beneficial interest. This special distribution will be paid in cash and DRIP shares in May 2012.

Distributions to shareholders are characterized for federal income tax purposes as ordinary income, capital gains, non-taxable return of capital or a combination of the three. Distributions that exceed our current and accumulated earnings and profits (calculated for tax purposes) constitute a return of capital for tax purposes rather than a distribution and reduce the shareholders’ basis in our common shares. To the extent that a distribution exceeds both current and accumulated earnings and profits and the shareholders’ basis in the common shares, it will generally be treated as a capital gain. We will annually notify shareholders of the taxability of distributions paid during the preceding year.

Although we intend to continue to pay regular monthly distributions, our results of operations, our general financial condition, general economic conditions, or other factors may inhibit us from doing so. Distributions will be authorized at the discretion of our board of trustees, which will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements of the Internal Revenue Code. The funds we receive from operations that are available for distribution may be affected by a number of factors, including the following:

•	the amount of time required for us to invest the funds received in the offering;

•	our operating and interest expenses;

•	the ability of borrowers to meet their obligations under the loans;

•	the amount of distributions or dividends received by us from our indirect real estate investments;

•	the ability of our clients to sell finished lots to homebuilders and the ability of homebuilders to sell new homes to home buyers;

•	capital expenditures and reserves for such expenditures;

•	the issuance of additional shares; and

•	financings and refinancings.

We must distribute to our shareholders at least 90% of our taxable income each year in order to meet the requirements for being treated as a REIT under the Internal Revenue Code. This requirement is described in greater detail in the “Federal Income Tax Considerations — Annual Distribution Requirements” section of this prospectus. Our trustees may authorize distributions in excess of this percentage as they deem appropriate. Because we may receive income from interest at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period, but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, could require us to borrow funds from third parties on a short-term basis, issue new securities, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash. In addition, such distributions may constitute a return of capital. See the “Federal Income Tax Considerations” section of this prospectus.

Distributions in kind shall not be permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our declaration of trust or distributions in which (a) our board of trustees advises each shareholder of the risks associated with direct ownership of the property, (b) our board of trustees offers each shareholder the election of receiving such in-kind distributions, and (c) in-kind distributions are made only to those shareholders that accept such offer.

Listing

At this time, we have no intention to list our shares. We will seek to list our common shares of beneficial interest for trading on a national securities exchange when and if our independent trustees believe listing would be in the best interest of our shareholders. We do not anticipate that there will be any market for our common shares unless and until our shares are listed.

Shareholder Liability

The Maryland REIT Law provides that our shareholders:

•	are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of trustees; and

•	are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.

Business Combinations

Under Maryland law, “business combinations” between a Maryland real estate investment trust and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested shareholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the trust’s shares; or

•

an affiliate or associate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding shares of the trust.

A person is not an interested shareholder under the statute if the board of trustees approved in advance the transaction by which he otherwise would have become an interested shareholder. However, in approving a transaction, the board of trustees may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland trust and an interested shareholder generally must be recommended by the board of trustees of the trust and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding voting shares of the trust; and

•

two-thirds of the votes entitled to be cast by holders of voting shares of the trust other than voting shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

These super-majority vote requirements do not apply if the trust’s shareholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of trustees before the time that the interested shareholder becomes an interested shareholder. Pursuant to the statute, our board of trustees has exempted any business combination with UMTH GS or any affiliate of UMTH GS and, provided that such business combination is first approved by the board of trustees, any business combination with any other person. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and UMTH GS or any affiliate of UMTH GS or, if the board of trustees first approves the business combination, any other person. As a result, UMTH GS or any affiliate of UMTH GS or, if the board of trustees first approves the business combination, any other person may be able to enter into business combinations with us that may not be in the best interest of our shareholders, without compliance with the super-majority vote requirements and the other provisions of the statute.

Should the board of trustees opt back in to the business combination statute or fail to first approve a business combination with any person other than UMTH GS or any affiliate of UMTH GS, the business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

With some exceptions, Maryland law provides that control shares of a Maryland real estate investment trust acquired in a control share acquisition have no voting rights except to the extent approved by a vote of shareholders holding two-thirds of the votes entitled to be cast on the matter, excluding “control shares”:

•	owned by the acquiring person;

•	owned by our officers; and

•	owned by our employees who are also trustees.

“Control shares” mean voting shares which, if aggregated with all other voting shares owned by an acquiring person or shares for which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing trustees within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of trustees to call a special meeting of our shareholders to be held within 50 days of a demand to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any shareholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have been previously approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation, or share exchange if we are a party to the transaction or to acquisitions approved or exempted by our declaration of trust or bylaws.

As permitted by Maryland REIT Law, our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of our shares by any person.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland real estate investment trust with a class of equity securities registered under the Exchange Act and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a trustee;

•	a requirement that the number of trustees be fixed only by vote of the trustees;

•	a requirement that a vacancy on the board be filled only by the remaining trustees and for the remainder of the full term of the class of trustees in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of shareholders.

Pursuant to Subtitle 8, we have elected to provide that vacancies on our board of trustees be filled only by the remaining trustees and for the remainder of the full term of the trusteeship in which the vacancy occurred. Through provisions in our declaration of trust and bylaws unrelated to Subtitle 8, we already vest in the board the exclusive power to fix the number of trustees.

Tender Offer

Our declaration of trust provides that any tender offer made by any person, including any “mini-tender” offer, must comply with Regulation 14D of the Exchange Act, including the notice and disclosure requirements. The offeror must provide us with notice of such tender offer at least ten business days before initiating the tender offer. If the offeror does not comply with the provisions set forth above, we will have the right to redeem that offeror’s shares and any shares acquired in such tender offer. In addition, the non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance.

Advance Notice of Trustee Nominations and New Business

Our bylaws provide that with respect to an annual meeting of shareholders, nominations of individuals for election to the board of trustees and the proposal of business to be considered by shareholders may be made only (i) pursuant to our notice of the meeting, (ii) by the board of trustees or (iii) by a shareholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of trustees at a special meeting may be made only (i) pursuant to our notice of the meeting, (ii) by the board of trustees, or (iii) provided that the board of trustees has determined that trustees will be elected at the meeting, by a shareholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

Share Redemption Program

We have adopted a share redemption program that enables our shareholders to sell their shares back to us in limited circumstances. This program permits you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations described below.

Our shareholders who have held their shares for at least one year may receive the benefit of limited liquidity by presenting for redemption all or portion of their shares to us at any time in accordance with the procedures outlined herein. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds from operations available to us to fund such redemption.

Except as described below for redemptions upon the death of a shareholder (in which case we may waive the minimum holding periods), the purchase price for the redeemed shares, for the period beginning after a shareholder has held the shares for a period of one year, will be (1) 92% of the purchase price actually paid for any shares held less than two years, (2) 94% of the purchase price actually paid for any shares held for at least two years but less than three years, (3) 96% of the purchase price actually paid for any shares held at least three years but less than four years, (4) 98% of the purchase price actually paid for any shares held at least four years but less than five years and (5) for any shares held at least five years, the lesser of the purchase price actually paid or the then-current fair market value of your shares as determined by the most recent annual valuation of our shares. However, at any time we are engaged in an offering of our shares, the per share price for shares purchased under our redemption program will always be equal to or less than the applicable per share offering price. The price we will pay for redeemed shares will be offset by any net proceeds from capital transactions previously distributed to the redeeming shareholder in respect of such shares as a return of capital. In no event will the total amount paid for redeemed shares, including any net proceeds from capital transactions previously distributed to the redeeming shareholder in respect of the redeemed shares as a return of capital, exceed the then-current offering price. Distributions of cash available for distribution from our operations will not effect the price we will pay in respect of our redeemed shares. We are not precluded from making distributions in excess of available cash. Any such distributions would be a return of capital to shareholders and would offset the price we will pay for redeemed shares. For a discussion of the tax treatment of redemptions, see “Federal Income Tax Considerations — Taxation of Shareholders — Taxation of Taxable U.S. Shareholders — Dispositions of Our Shares.”

We reserve the right in our sole discretion at any time and from time to time to (1) waive the one-year holding period in the event of the death or bankruptcy of a shareholder or other exigent circumstances, (2) reject any request for redemption, (3) change the purchase price for redemptions, or (4) terminate, suspend and/or reestablish our share redemption program. In the event that we change the purchase price for redemption or terminate or suspend the program, we will send our shareholders written notice of such changes, termination or suspension at least 30 days prior to the date the change, termination or suspension will become effective.

In addition, and subject to the conditions and limitations described below, we will redeem shares, upon the death of a shareholder, including shares held by such shareholder through an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the shareholder or the recipient of the shares through bequest or inheritance. We must receive such written notice within 180 days after the death of the shareholder. If spouses are joint registered holders of shares, the request to redeem the shares may be made if either of the registered holders dies. If the shareholder is not a natural person, such as a trust, partnership, corporation or other similar entity, the right of redemption upon death does not apply.

The purchase price for shares redeemed upon the death of a shareholder will be the lesser of (1) the purchase price the shareholder actually paid for the shares or (2) $20.00 per share. The price we will pay for shares redeemed upon the death of a shareholder will be offset by any net proceeds from capital transactions previously distributed to the deceased shareholder, or his or her estate, in respect of such shares as a return of capital contributions. In no event will the total amount paid for redeemed shares, including any net proceeds from capital transactions previously distributed to the deceased shareholder, or his or her estate, in respect of the redeemed shares as a return of capital, exceed the then-current offering price. Distributions of cash available for distribution from our operations will not effect the price we will pay in respect of our redeemed shares. We are not precluded from making distributions in excess of available cash. Any such distributions would be a return of capital to shareholders and would offset the price we will pay for redeemed shares.

We will redeem shares upon the death or bankruptcy of a shareholder only to the extent that we decide to waive any applicable holding period requirements and have sufficient funds available to us to fund such redemption.

Our share redemption program, including the redemption upon the death of a shareholder, is available only for shareholders who purchase their shares directly from us (including shares purchased through the dealer manager and soliciting dealers) or certain transferees, and is not intended to provide liquidity to any shareholder who acquired his or her shares by purchase from another shareholder. In connection with a request for redemption, the shareholder or his or her estate, heir or beneficiary will be required to certify to us that the shareholder either (1) acquired the shares to be repurchased directly from us (including shares purchased through the dealer manager and soliciting dealers) or (2) acquired such shares from the original subscriber by way of a bona fide gift not for value to, or for the benefit of, a member of the subscriber’s immediate or extended family (including the subscriber’s spouse, parents, siblings, children or grandchildren and including relatives by marriage) or through a transfer to a custodian, trustee or other fiduciary for the account of the subscriber or members of the subscriber’s immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or operation of law.

We intend to redeem shares monthly under the program. In respect of shares redeemed upon the death of a shareholder, we will not redeem in excess of 1% of the weighted average number of shares outstanding during the prior twelve-month period immediately prior to the date of redemption, and the total number of shares we may redeem at any time will not exceed 5% of the weighted average number of shares outstanding during the trailing twelve-month period prior to the redemption date. Our board of trustees will determine from time to time whether we have sufficient excess cash from operations to repurchase shares. Generally, the cash available for redemption will be limited to 1% of the operating cash flow from the previous fiscal year, plus any net proceeds from our distribution reinvestment plan.

We cannot guarantee that the funds set aside for the share redemption program will be sufficient to accommodate all requests made in any year. If we do not have such funds available at the time when redemption is requested, the shareholder or his or her estate, heir or beneficiary can (1) withdraw the request for redemption, (2) ask that we redeem their shares for an amount equal to the then-current net asset value of the shares, as determined by our board of trustees in its sole discretion, if the then-current net asset value of the shares is less than the repurchase price that otherwise would be paid for the shares under the redemption program, or (3) ask that we honor the original request at such time, if any, when sufficient funds become available. Such pending requests will be honored among all requesting shareholders in any given redemption period, as follows: first, pro rata as to redemptions upon the death of a shareholder; next, pro rata to shareholders who have requested redemption of their shares at the then-current net asset value as determined by our board of trustees in its sole discretion; next, pro rata to shareholders who demonstrate to our satisfaction another involuntary exigent circumstance, such as bankruptcy; and, finally, pro rata as to other redemption requests in the order, by month, in which such requests are received by us. With respect to this last category of pending requests, each pending request will be sorted according to the month in which such request was received by us. Future funds available for redemptions will then be allocated pro rata among the redemption requests received by us in the earliest month for which redemption requests have not been fulfilled, until all redemption requests received by us for such month have been fulfilled.

A shareholder or his or her estate, heir or beneficiary may present to us fewer than all of its shares then-owned for redemption, provided, however, that the minimum number of shares that must be presented for redemption shall be at least 25% of the holder’s shares. In the event a shareholder tenders all of his or her shares for redemption, our board of trustees, in its sole discretion, may waive the one-year holding period for shares purchased pursuant to our distribution reinvestment plan. A shareholder who wishes to have shares redeemed must mail or deliver to us a written request on a form provided by us and executed by the shareholder, its trustee or authorized agent. An estate, heir or beneficiary that wishes to have shares redeemed following the death of a shareholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to us of the death of the shareholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. If the shares are to be redeemed under the conditions outlined herein, we will forward the documents necessary to affect the redemption, including any signature guaranty we may require. Shareholders may withdraw a redemption request at any time prior to the date for redemption.

Through the fifth year following the termination of our primary offering, we intend to reinvest the principal repayments we receive on loans to create or invest in new loans. Following the fifth anniversary of the termination of our primary offering, we will not reinvest such proceeds in order to provide our shareholders with increased distributions and provide increased cash flow from which we may repurchase shares from shareholders wishing to sell their shares (subject to all applicable regulatory requirements and restrictions). We currently intend to redeem shares at that time for a purchase price equal to or less than the then-current net asset value of our shares as determined by our board of trustees in its sole discretion.

Our share redemption program is only intended to provide limited interim liquidity for our shareholders until our liquidation, since there is no public trading market for our shares and we do not expect that any public market for our shares will ever develop. Our board of trustees, in its sole discretion, may choose to terminate or suspend our share redemption program at any time it determines that such termination or suspension is in our best interest, or to reduce the number of shares purchased under the share redemption program if it determines the funds otherwise available to fund our share redemption program are needed for other purposes. These limitations apply to all redemptions, including redemptions upon the death of a shareholder. We will terminate our share redemption program during the distribution of our common shares of beneficial interest in the event that our shares become listed on a national securities exchange or in the event that a secondary market for our shares develops. Shares owned by our sponsor or its affiliates will not be redeemed pursuant to our share redemption program. Neither our advisor nor any of its affiliates will receive any fee on the repurchase of shares by us pursuant to the share redemption program.

We cancel the shares we purchase under the share redemption program and will not reissue the shares unless they are first registered with the Securities and Exchange Commission under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with such laws and our declaration of trust.

The foregoing provisions regarding the share redemption program in no way limit our ability to repurchase shares from shareholders by any other legally available means for any reason that our board of trustees, in its discretion, deem to be in our best interest.

For the years ended December 31, 2011 and 2010, we received valid redemption requests and redeemed 26,015 and 2,500 common shares of beneficial interest, respectively, for an aggregate of approximately $512,000 and $50,000, respectively, at an average repurchase price of approximately $19.68 and $20.00 per share, respectively. We did not receive any valid redemption requests prior to the year ended December 31, 2010. A valid redemption request is one that complies with the applicable requirements and guidelines of our current share redemption program. We have funded share redemptions using funds from operations.

Restrictions on Roll-up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity (Roll-up Entity) that is created or would survive after the successful completion of a Roll-up Transaction. This term does not include:

•	a transaction involving our securities that have been listed on a national securities exchange for at least 12 months; or

•

a transaction involving our conversion to trust or association form if, as a consequence of the transaction, there will be no significant adverse change in shareholder voting rights, the term of our existence, compensation to our advisor or our investment objectives.

In connection with any Roll-up Transaction involving the issuance of securities of a Roll-up Entity, an appraisal of all of our assets will be obtained from a competent independent appraiser. If the appraisal would be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the

Securities and Exchange Commission and the states as an exhibit to the registration statement for the offering. Accordingly, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. Our assets will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for the benefit of us and our shareholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to our shareholders in connection with any proposed Roll-up Transaction.

In connection with a proposed Roll-up Transaction, the sponsor of the Roll-up Transaction must offer to shareholders who vote “no” on the proposal the choice of:

(1)	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2)	one of the following:

(a) remaining as holders of our common shares and preserving their interests therein on the same terms and conditions as existed previously, or

(b) receiving cash in an amount equal to the shareholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any Roll-up Transaction:

•

that includes provisions that would materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•

in which our investor’s rights to access records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “— Meetings and Special Voting Requirements” above; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is rejected by the shareholders.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of material federal income tax considerations associated with an investment in our common shares of beneficial interest. This summary does not address all possible tax considerations that may be material to an investor and does not constitute tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective shareholder, in light of your personal circumstances, nor does it deal with particular types of shareholders that are subject to special treatment under the Internal Revenue Code, such as insurance companies, tax-exempt organizations or financial institutions or broker-dealers.

The Internal Revenue Code provisions governing the federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, treasury regulations promulgated thereunder (Treasury Regulations) and administrative and judicial interpretations thereof.

We urge you, as a prospective investor, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares, ownership and sale of the shares and of our election to be taxed as a REIT. These consequences include the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election.

Opinion of Counsel

Morris, Manning & Martin, LLP acts as our counsel, has reviewed this summary and is of the opinion that it fairly summarizes the federal income tax considerations addressed that are material to our shareholders. We must emphasize that our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Internal Revenue Code discussed below, the results of which will not be reviewed by Morris, Manning & Martin, LLP. Accordingly, we cannot assure you that the actual results of our operations for any one taxable year will satisfy these requirements. See the “Risk Factors — Federal Income Tax Risks” section of this prospectus. The statements made in this section of the prospectus are based upon existing law and Treasury Regulations, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively.

Taxation of the Trust

We made an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, effective for our taxable year ended December 31, 2010. However, no assurance can be given that we will operate in a manner so as to remain qualified as a REIT. In addition, although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would cause a REIT to be a less advantageous tax status for companies that invest in real estate secured loans, and it could become more advantageous for such companies to elect to be taxed for federal income tax purposes as a corporation. Pursuant to our declaration of trust, our board of trustees has the authority to make any tax elections on our behalf that, in its sole judgment, are in our best interest. This authority includes the ability to elect not to qualify as a REIT for federal income tax purposes or, after qualifying as a REIT, to revoke or otherwise terminate our status as a REIT. Our board of trustees has the authority under our declaration of trust to make these elections without the necessity of obtaining the approval of our shareholders. In addition, our board of trustees has the authority to waive any restrictions and limitations contained in our declaration of trust that are intended to preserve our status as a REIT during any period in which our board of trustees has determined not to pursue or preserve our status as a REIT. Our board of trustees has fiduciary duties to us and to all investors and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our shareholders.

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our shareholders, because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct distributions paid to its shareholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and shareholder level) that usually results from an investment in a corporation.

Even if we qualify for taxation as a REIT, we are subject to federal taxation as follows:

•	we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

•	under some circumstances, we will be subject to alternative minimum tax;

•

if we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

•

if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business), our income from such prohibited transaction will be subject to a 100% tax;

•

if we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because applicable conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% test multiplied by a fraction calculated to reflect our profitability;

•

if we fail to distribute during each year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed;

•

if we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gains may be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the Internal Revenue Service; and

•

if we have income from certain transactions with a TRS that we own that are determined to be non-arm’s-length, we are potentially subject to an excise tax equal to 100% of such income by the Internal Revenue Service.

Requirements for Qualification as a REIT

In order for us to qualify as a REIT, we must meet, and we must continue to meet, the requirements discussed below relating to our organization, sources of income, nature of assets, distributions of income to our shareholders and recordkeeping.

Organizational Requirements

In order to qualify for taxation as a REIT under the Internal Revenue Code, we must:

•	be a domestic corporation or trust;

•	elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements;

•	be managed by one or more trustees or directors;

•	have transferable shares;

•	not be a financial institution or an insurance company;

•	use a calendar year for federal income tax purposes;

•	have at least 100 shareholders for at least 335 days of each taxable year of twelve months; and

•	not be closely held.

Based on the foregoing, for the year ended December 31, 2010, we satisfied the organizational requirements required for qualifying as a REIT under the Internal Revenue Code. Notwithstanding compliance with the share ownership requirements outlined above, tax-exempt shareholders may be required to treat all or a portion of their distributions from us as UBTI if tax-exempt shareholders, in the aggregate, exceed certain ownership thresholds set forth in the Internal Revenue Code. See “— Taxation of Tax-Exempt Shareholders” below.

Qualified REIT Subsidiaries

A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities, and items of income, deduction and credit of the REIT. A qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, or TRS, all of the capital stock of which is owned, directly or indirectly, by the REIT. Thus, in applying the requirements described herein, any qualified REIT subsidiary that we own will be ignored, and all assets, liabilities, and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction and credit.

Other Disregarded Entities and Partnerships

An unincorporated domestic entity, such as a partnership, limited liability company, or trust that has a single owner generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. For purposes of the 10% value test (see “— Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

If a disregarded subsidiary of ours ceases to be wholly-owned (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours), the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “— Asset Tests” and “— Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT is permitted to own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

The separate existence of a TRS or other taxable corporation, unlike a qualified REIT subsidiary or other disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, a domestic TRS would generally be subject to federal (and applicable state and local income tax) corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our shareholders.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income or inventory sales).

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between the REIT and a TRS that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as a TRS in an effort to ensure that we do not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

Gross Income Tests

We must satisfy two gross income tests annually to maintain qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive from investments relating to real property or secured loans on real property, or from qualified temporary investments. Qualifying income for purposes of the 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by a lien on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

•	income derived from certain temporary investments.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities (provided that such stock or securities are not inventory property, i.e., property held primarily for sale to customers in the ordinary course of business) or any combination of these.

Gross income from the sale of inventory property is excluded from both the numerator and the denominator in both income tests. Income and gain from hedging transactions that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets will generally be excluded from both the numerator and the denominator for purposes of the 95% gross income test (but not the 75% gross income test). We intend to monitor the amount of our non-qualifying income and manage our investment portfolio to comply at all times with the gross income tests but we cannot assure you that we will be successful in this effort.

Interest

The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following: (i) an amount that is based on a fixed percentage or percentages of gross receipts or sales and (ii) an amount that is based on the income or profits of a borrower, where the borrower derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, but only to the extent that the amounts received by the borrower would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

Interest on debt secured by a lien on real property or on interests in real property is generally qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property (i.e., the amount by which the loan exceeds the value of the real estate that is security for the loan).

Interest, including original issue discount or market discount, that we accrue on our real estate-related investments generally will be qualifying income for purposes of both gross income tests. However, many of our investments will not be secured by liens on real property or interests in real property. Our interest income from those investments will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test. In addition, as discussed above, if the fair market value of the real estate securing any of our investments is less than the principal amount of the underlying loan, a portion of the income from that investment will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test.

Fee Income

We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% gross income and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by a lien on real property or an interest in real property and the fees are not determined by income or profits of any person. Other fees are not qualifying income for purposes of either gross income test. Any fees earned by our TRS will not be included for purposes of the gross income tests.

Dividends

Our share of any dividends received from any corporation (including any TRS that we form following the completion of this offering, and any other TRS, but excluding any REIT or any qualified REIT subsidiary) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests.

Rents from Real Property

We currently do not intend to acquire real property with the proceeds of this offering other than through a TRS. Any amounts received by the TRS will not be included for purposes of the gross income tests.

Hedging Transactions

We may, from time to time, enter into hedging transactions with respect to the interest rate risk associated with our borrowings. To the extent that we enter into a contract to hedge interest rate risk on indebtedness incurred to acquire or carry real estate assets, any income and gain from such hedging transaction will be excluded from gross income for purposes of the 95% gross income test but will be treated as non-qualifying income for purposes of the 75% gross income test. To the extent that we hedge for other purposes, the resultant income or gain will be treated as income that does not qualify under the 95% gross income or 75% gross income test unless certain requirements are met. We intend to structure any hedging transaction in a manner that does not jeopardize our status as a REIT but we cannot assure you that we will be successful in this regard. We may conduct some or all of our hedging activities through a TRS, the income from which may be subject to federal income tax, rather than participating in the arrangements directly or through a partnership, qualified REIT subsidiary or other disregarded subsidiary. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, and will not adversely affect our ability to satisfy the REIT qualification requirements.

Failure to Satisfy Gross Income Tests

We intend to monitor the amount of our non-qualifying income and manage our assets to comply with the gross income tests for each taxable year for which we seek to maintain our status as a REIT. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we qualify for relief under certain provisions of the Internal Revenue Code. These relief provisions will be generally available if (i) our failure to meet such tests was due to reasonable cause and not due to willful neglect, and (ii) we file with the Internal Revenue Service a schedule describing the sources of our gross income in accordance with Treasury Regulations. We cannot predict, however, whether in all circumstances we would qualify for the benefit of these relief provisions. In addition, as discussed above under “— Taxation of the Trust,” even if the relief provisions apply, a tax would be imposed upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of some combination of “real estate assets,” cash, cash items, government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, the term “real estate assets” includes interests in real property (including leaseholds and options to acquire real property and leaseholds), stock of other corporations that qualify as REITs and interests in mortgage loans secured by real property (including certain types of mortgage backed securities). Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

Second, the value of our interest in any one issuer’s securities (other than debt and equity securities issued by any of our TRSs, qualified REIT subsidiaries, any other entity that is disregarded as an entity separate from us, and any equity interest we may hold in a partnership) may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of the voting power or 10% of the value of any one issuer’s outstanding securities (other than debt and equity securities issued by any of our TRSs, qualified REIT subsidiaries, any other entity that is disregarded as an entity separate from us, and any equity interest we may hold in a partnership). Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs. For purposes of the 10% value test, the term “securities” does not include certain “straight debt” securities.

Notwithstanding the general rule that, for purposes of the gross income and asset tests, a REIT is treated as owning its proportionate share of the underlying assets of a partnership in which it holds a partnership interest, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of the asset tests, unless it is a qualifying mortgage asset or otherwise satisfies the rules for “straight debt.”

We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we will need to estimate the value of our assets to ensure compliance with the asset tests. We will not in all cases obtain new or independent appraisals to support our conclusions concerning the values of our assets, and we will generally rely on representations and warranties of sellers from whom we acquire secured loans concerning the loan-to-value ratios for such secured loans. Moreover, some of the assets that we may own may not be susceptible to precise valuation. Although we will seek to be prudent in making these estimates, there can be no assurance that the Internal Revenue Service will not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the 75% asset test and the other asset tests and would fail to qualify as a REIT.

Failure to Satisfy Asset Tests

If we fail to satisfy the asset tests as the end of a quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•

the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second bullet above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If we violate the 5% value test, 10% voting test or 10% value test described above at the end of any calendar quarter, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our total assets or $10 million) and (ii) we dispose of these assets or otherwise comply with the asset tests within six months after the last day of the quarter. In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) file with the Internal Revenue Service a schedule describing the assets that caused the failure, (ii) dispose of these assets or otherwise comply with the asset tests within six months after the last day of the quarter and (iii) pay a tax equal to the greater of $50,000 per failure or an amount equal to the product of the highest corporate income tax rate (currently 35%) and the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests.

Annual Distribution Requirements

To qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our shareholders in an amount at least equal to:

(A) the sum of

(i) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gains), and

(ii) 90% of the net income (after tax), if any, from foreclosure property (as described below), minus

(B) the sum of certain items of non-cash income.

In addition, if we were to recognize “built-in-gain” (as defined below) on disposition of any assets acquired from a “C” corporation in a transaction in which our basis in the assets was determined by reference to the “C” corporation’s basis (for instance, if the assets were acquired in a tax-free reorganization), we would be required to distribute at least 90% of the built-in-gain recognized net of the tax we would pay on such gain. “Built-in-gain” is the excess of (a) the fair market value of an asset (measured at the time of acquisition) over (b) the basis of the asset (measured at the time of acquisition).

Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we file a timely federal income tax return for the year and pay the distribution with or before the first regular dividend payment after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to shareholders of record on a specified day in any such month, and we actually pay the dividends before the end of January of the following year. The distributions under clause (i) are taxable to the owners of our shares in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

We will pay federal income tax at corporate tax rates on our taxable income, including net capital gain, that we do not distribute to shareholders. Furthermore, if we fail to distribute during each calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. We generally intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate federal income tax and the 4% nondeductible excise tax.

We may elect to retain, rather than distribute, our net capital gain and pay tax on such gains. In this case, we could elect to have our shareholders include their proportionate share of such undistributed capital gains in income and to receive a corresponding credit or refund, as the case may be, for their share of the tax paid by us. Shareholders would then increase the adjusted basis of their shares by the difference between the designated amounts of capital gains from us that they include in their taxable income, and the tax paid on their behalf by us with respect to that income.

To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of shareholders, of any distributions that are actually made by the REIT, which are generally taxable to shareholders to the extent that the REIT has current or accumulated earnings and profits. See “— Taxation of Shareholders — Taxation of Taxable U.S. Shareholders.”

We may find it difficult or impossible to meet distribution requirements in certain circumstances. Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets. For instance, we may be required to accrue interest and discount income on secured loans, mortgage backed securities, and other types of debt securities or interests in debt securities before we receive any payments of interest or principal on such assets. For any taxable year, we may be required to fund distributions in excess of cash flow received from our investments. If such circumstances arise, then to fund our distribution requirement and maintain our status as a REIT we may have to sell assets at unfavorable prices, borrow at unfavorable terms, make taxable share dividends, or pursue other strategies. We cannot be assured, however, any such strategy would be successful if our cash flow were to become insufficient to make the required distributions.

Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest and a penalty to the Internal Revenue Service based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Gross Income Tests” and “— Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular federal corporate income tax rates. Distributions to shareholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income, and, subject to certain limitations of the Internal Revenue Code, corporate shareholders may be eligible for the dividends received deduction, and individual shareholders and other non-corporate shareholders may be eligible to be taxed at the reduced 15% rate currently applicable to qualified dividend income (through 2010). Unless entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. We cannot predict whether in all circumstances we would be entitled to such statutory relief.

Prohibited Transactions

Net income derived by a REIT from a prohibited transaction is subject to a 100% excise tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held “primarily for sale to customers in the ordinary course of a trade or business.” Although we do not expect that our assets will be held primarily for sale to customers or that a sale of any of our assets will be in the ordinary course of our business, these terms are dependent upon the particular facts and circumstances, and we cannot assure you that we will never be subject to this excise tax. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular federal corporate income tax rates.

Foreclosure Property

A REIT is subject to tax at the maximum corporate rate (currently 35%) on any income from foreclosure property, including gain from the disposition of such foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test. Foreclosure property is real property and any personal property incident to such real property (i) that is acquired by a REIT as result of the REIT having bid on such property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or a secured loan held by the REIT and secured by the property, (ii) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (iii) for which such REIT makes a proper election to treat the property as foreclosure property. Any gain from the sale of property for which a foreclosure election has been made will not be subject to the 100% excise tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. However, in order to avoid the 100% excise tax on prohibited transactions on foreclosure property that otherwise constitutes inventory or dealer property, we must satisfy a number of complex rules, one of which is that we operate the property through an independent contractor. It is possible that income we receive from property that we have acquired through foreclosure or other proceedings will not be qualifying income for purposes of the 75% gross income test. If we do receive any such income, we intend to make an election to treat the related property as foreclosure property.

Taxable Mortgage Pools

An entity, or a portion of an entity, may be classified as a taxable mortgage pool (TMP) under the Internal Revenue Code if (i) substantially all of its assets consist of debt obligations or interests in debt obligations, (ii) more than 50% of those debt obligations are real estate mortgage loans, interests in real estate mortgage loans or interests in certain mortgage-backed securities as of specified testing dates, (iii) the entity has issued debt obligations that have two or more maturities and (iv) the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets. Under Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP.

We do not intend to structure or enter into financing transactions that will cause us to be viewed as owning interests in one or more TMPs. Generally, if an entity or a portion of an entity is classified as a TMP, then the entity or portion thereof is treated as a taxable corporation and it cannot file a consolidated federal income tax return with any other corporation. If, however, a REIT owns 100% of the equity interests in a TMP, then the TMP is a qualified REIT subsidiary and, as such, ignored as an entity separate from the REIT.

If, notwithstanding our intent to avoid having the issuing entity in any of our financing transactions classified as a TMP, one or more of such transactions was so classified, then as long as we owned 100% of the equity interests in the issuing entity, all or a portion of the income that we recognize with respect to our investment in the issuing entity will be treated as excess inclusion income. Section 860E(c) of the Internal Revenue Code defines the term “excess inclusion” with respect to a residual interest in a real estate mortgage investment conduit. The Internal Revenue Service, however, has yet to issue definitive guidance on the computation of excess inclusion income on equity interests in a TMP held by a REIT. Generally, however, excess inclusion income with respect to our investment in any TMP and any taxable year will equal the excess of (i) the amount of income we accrue on our investment in the TMP over (ii) the amount of income we would have accrued if our investment were a debt instrument having an issue price equal to the fair market value of our investment on the day we acquired it and a yield to maturity equal to 120% of the long-term applicable federal rate in effect on the date we acquired our interest. The term “applicable federal rate” refers to rates that are based on weighted average yields for treasury securities and are published monthly by the Internal Revenue Service for use in various tax calculations.

Although we intend to structure our financing transactions so that we will not recognize any excess inclusion income, we cannot assure you that we will always be successful in this regard. If, notwithstanding our intent, we recognized excess inclusion income, then under guidance issued by the Internal Revenue Service we would be required to allocate the excess inclusion income proportionately among the dividends we pay to our shareholders and we must notify our shareholders of the portion of our dividends that represents excess inclusion income. The portion of any dividend you receive that is treated as excess inclusion income is subject to special rules. First, your taxable income can never be less than the sum of your excess inclusion income for the year; excess inclusion income cannot be offset with net operating losses or other allowable deductions. Second, if you are a tax-exempt organization and your excess inclusion income is subject to the unrelated business income tax, then the excess inclusion portion of any dividend you receive will be treated as unrelated business taxable income. Third, dividends paid to non-U.S. Shareholders (as defined in “— Taxation of Shareholders — Taxation of Foreign Shareholders” below) who hold stock for investment and not in connection with a trade or business conducted in the United Sates will be subject to United States federal withholding tax without regard to any reduction in rate otherwise allowed by any applicable income tax treaty.

If we recognize excess inclusion income, and one or more “Disqualified Organizations” are record holders of shares, we will be taxable at the highest federal corporate income tax rate on the portion of any excess inclusion income equal to the percentage of our shares that are held by Disqualified Organizations. In such circumstances, we may reduce the amount of our distributions to a Disqualified Organization whose share ownership gave rise to the tax. To the extent that our shares owned by Disqualified Organizations is held by a broker-dealer or other nominee, the broker-dealer or other nominee would be liable for a tax at the highest corporate tax rate on the portion of our excess inclusion income allocable to our shares held by the broker-dealer or other nominee on behalf of the Disqualified Organizations. A Disqualified Organization is any organization described in section 860E(e)(5) of the Internal Revenue Code, including (i) the United States; (ii) any state or political subdivision of the United States; (iii) any foreign government; (iv) any international organization; (v) any agency or instrumentality of any of the foregoing; (vi) any charitable remainder trust or other tax-exempt organization, other than a farmer’s cooperative described in section 521 of the Internal Revenue Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Internal Revenue Code; and (vii) any rural electrical or telephone cooperative.

If we own less than 100% of the equity interests in a TMP, the foregoing rules would not apply. Rather, the entity would be treated as a corporation for federal income tax purposes and would potentially be subject to federal corporate income tax. This could adversely affect our compliance with the REIT gross income and asset tests described above. We currently do not have, and currently do not intend to enter into any financing transaction that is a TMP in which we own all, or less than all, of the equity interests. We cannot assure you that we will be successful in this regard.

Taxation of Shareholders

Taxation of Taxable U.S. Shareholders

The phrase U.S. shareholder means a holder of our common shares of beneficial interest that for federal income tax purposes:

•	is a citizen or resident of the United States;

•	is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;

•	is an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

Distributions.    As long as we qualify as a REIT, distributions we make to our taxable U.S. shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income. Dividends we pay to a corporation will not be eligible for the dividends received deduction. In addition, distributions we make to individuals and other owners that are not corporations generally will not be eligible for the 15% reduced rate of tax currently (through 2012) in effect for “qualified dividend income.” However, provided certain holding period and other requirements are met, an individual or other non-corporate owner will be eligible for the 15% reduced rate with respect to (i) distributions attributable to dividends we receive from certain “C” corporations, such as our TRSs, and (ii) distributions attributable to income upon which we have paid corporate income tax.

Distributions that we designate as capital gain dividends will be taxed as long-term capital gains (to the extent that they do not exceed our actual net capital gain for the taxable year) without regard to the period for which you have owned our shares. However, corporate owners may be required to treat up to 20% of certain capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2012) in the case of individuals, trusts and estates, and 35% in the case of corporations.

Rather than distribute our net capital gains, we may elect to retain and pay the federal income tax on them, in which case you will (i) include your proportionate share of the undistributed net capital gains in income, (ii) receive a credit for your share of the federal income tax we pay and (iii) increase the basis in your shares by the difference between your share of the capital gain and your share of the credit.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to you to the extent that they do not exceed your adjusted tax basis in our shares you own, but rather, will reduce your adjusted tax basis in your shares. Assuming that the shares you own are a capital asset, to the extent that such distributions exceed your adjusted tax basis in the shares you own, you must include them in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less).

If we declare a dividend in October, November or December of any year that is payable to shareholders of record on a specified date in any such month, but actually distribute the amount declared in January of the following year, then you must treat the January distribution as though you received it on December 31 of the year in which we declared the dividend. In addition, we may elect to treat other distributions after the close of the taxable year as having been paid during the taxable year, but you will be treated as having received these distributions in the taxable year in which they are actually made.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make to comply with the REIT distribution requirements. See “— Annual Distribution Requirements.” Such losses, however, are not passed through to you and do not offset your income from other sources, nor would they affect the character of any distributions that you receive from us; you will be subject to tax on those distributions to the extent that we have current or accumulated earnings and profits.

Although we do not expect to recognize any excess inclusion income, if we did recognize excess inclusion income, we would identify a portion of the distributions that we make to you as excess inclusion income. Your taxable income can never be less than your excess inclusion income for the year; excess inclusion income cannot be offset with net operating losses or other allowable deductions. See “— Taxable Mortgage Pools.”

Dispositions of Our Shares.    Any gain or loss you recognize upon the sale or other disposition of our shares will generally be capital gain or loss for federal income tax purposes, and will be long-term capital gain or loss if you held the shares for more than one year. In addition, any loss you recognize upon a sale or exchange of our shares that you have owned for six months or less (after applying certain holding period rules) will generally be treated as a long-term capital loss to the extent of distributions received from us that you are required to treat as long-term capital gain.

Amounts that you are required to include in taxable income with respect to our shares you own, including taxable distributions and the income you recognize with respect to undistributed net capital gain, and any gain recognized upon your disposition of our shares, will not be treated as passive activity income. You may not offset any passive activity losses you may have, such as losses from limited partnerships in which you have invested, with income you recognize with respect to our shares of shares. Generally, income you recognize with respect to our shares will be treated as investment income for purposes of the investment interest limitations.

Information Reporting and Backup Withholding.    We will report to our shareholders and to the Internal Revenue Service the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, you may be subject to backup withholding at a current rate of 28% with respect to distributions unless you:

•	are a corporation or come within certain other exempt categories and, when required, demonstrate this fact; or

•	provide a taxpayer identification number, certify as to no loss of exemption from backup withholding, and otherwise comply with the applicable requirements of the backup withholding rules.

Any amount paid as backup withholding will be creditable against your federal income tax liability. For a discussion of the backup withholding rules as applied to foreign shareholders, see “— Taxation of Foreign Shareholders.”

Reconciliation Act.    On March 30, 2010, the President signed into law the Health Care and Education Reconciliation Act of 2010, or the Reconciliation Act. The Reconciliation Act will require certain U.S. shareholders who are individuals, estates or trusts to pay a 3.8% Medicare tax on, among other things, dividends on and capital gains from the sale or other disposition of shares, subject to certain exceptions. This additional tax will apply broadly to essentially all dividends and all gains from dispositions of shares, including dividends from REITs and gains from dispositions of REIT shares, such as our common shares. As enacted, the tax will apply for taxable years beginning after December 31, 2012. U.S. shareholders should consult their respective tax advisors regarding the effect, if any, of the Reconciliation Act on taxable income arising from ownership and disposition of our common shares.

Taxation of Tax-Exempt Shareholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, are generally exempt from federal income taxation. However, they are subject to taxation on their UBTI. Provided that a tax-exempt shareholder (i) has not held our shares as “debt financed property” within the meaning of the Internal Revenue Code and (ii) has not used our shares in an unrelated trade or business, amounts that we distribute to tax-exempt owners generally should not constitute UBTI. However, a tax-exempt owner’s allocable share of any excess inclusion income that we recognize will be subject to tax as UBTI. See “— Taxable Mortgage Pools.” We intend to structure our financing transactions so that we will avoid recognizing any excess inclusion income.

Tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans, which are exempt from taxation under special provisions of the federal income tax laws, are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI.

In certain circumstances, a qualified employee pension trust or profit sharing trust that owns more than 10% of our shares could be required to treat a percentage of the dividends that it receives from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (a) one pension trust owns more than 25% of the value of our shares or (b) a group of pension trusts individually holding more than 10% of our shares collectively owns more than 50% of the value of our shares. However, the restrictions on ownership and transfer of our shares, as described under “Description of Common Shares — Restrictions on Ownership and Transfer” are designed among other things to prevent a tax-exempt entity from owning more than 10% of the value of our shares, thus making it unlikely that we will become a pension-held REIT.

Taxation of Foreign Shareholders

The following is a summary of certain U.S. federal income tax consequences of the ownership and disposition of our shares applicable to shareholders that are not U.S. shareholders (non-U.S. shareholders).

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership having non-U.S. shareholders as partners should consult its tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our shares.

The discussion is based on current law and is for general information only. The discussion addresses only certain and not all aspects of U.S. federal income taxation.

Ordinary Dividend Distributions.    The portion of dividends received by a non-U.S. shareholder payable out of our current and accumulated earnings and profits that are not attributable to our capital gains and that are not effectively connected with a U.S. trade or business of the non-U.S. shareholder will be subject to U.S. withholding tax at the rate of 30% (unless reduced by an applicable income tax treaty). In general, a non-U.S. shareholder will not be considered engaged in a U.S. trade or business solely as a result of its ownership of our shares. In cases where the dividend income from a non-U.S. shareholder’s investment in our shares are (or is treated as) effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to U.S. tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a non-U.S. shareholder that is a foreign corporation). If a non-U.S. shareholder is the record holder of our shares, we plan to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. shareholder unless:

•	a lower income treaty rate applies and the non-U.S. shareholder provides us with an Internal Revenue Service Form W-8BEN evidencing eligibility for that reduced rate; or

•	the non-U.S. shareholder provides us with an Internal Revenue Service Form W-8ECI certifying that the distribution is effectively connected income.

Under some income tax treaties, lower withholding tax rates do not apply to ordinary dividends from REITs. Furthermore, reduced treaty rates are not available to the extent that distributions are treated as excess inclusion income. See “— Taxable Mortgage Pools.” We intend to structure our financing transactions so that we will avoid recognizing any excess inclusion income.

Non-Dividend Distributions.    Distributions we make to a non-U.S. shareholder that are not considered to be distributions out of our current and accumulated earnings and profits will not be subject to U.S. federal income or withholding tax unless the distribution exceeds the non-U.S. shareholder’s adjusted tax basis in our shares at the time of the distribution and, as described below, the non-U.S. shareholder would otherwise be taxable on any gain from a disposition of our shares. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of our current and accumulated earnings and profits, the entire distribution will be subject to withholding at the rate applicable to dividends. A non-U.S. shareholder may, however, seek a refund of such amounts from the Internal Revenue Service if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided the proper forms are timely filed with the Internal Revenue Service by the non-U.S. shareholder.

Capital Gain Dividends.    Distributions that we make to a non-U.S. shareholder that are attributable to our disposition of U.S. real property interests (USRPI, which term does not include interests in mortgage loans and mortgage backed securities) are subject to U.S. federal income and withholding taxes pursuant to the Foreign Investment in Real Property Act of 1980, or FIRPTA, and may also be subject to branch profits tax if the non-U.S. shareholder is a corporation that is not entitled to treaty relief or exemption. Although we do not anticipate recognizing any gain attributable to the disposition of USRPI, as defined by FIRPTA, Treasury Regulations interpreting the FIRPTA provisions of the Internal Revenue Code impose a withholding tax at a rate of 35% on all of our capital gain dividends (or amounts we could have designated as capital gain dividends) paid to a non-U.S. shareholder, even if no portion of the capital gains we recognize during the year are attributable to our disposition of USRPI. However, in any event, the FIRPTA rules will not apply to distributions to a non-U.S. shareholder so long as (i) our shares are regularly traded (as defined by applicable Treasury Regulations) on an established securities market, and (ii) the non-U.S. shareholder owns (actually or constructively) no more than 5% of our shares at any time during the one-year period ending with the date of the distribution.

Dispositions of Our Shares.    Unless our shares constitute a USRPI, a sale of our shares by a non-U.S. shareholder generally will not be subject to U.S. federal income tax under FIRPTA. We do not expect that our shares will constitute a USRPI. Our shares will not constitute a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interest in real property solely in the capacity as a creditor. Even if the foregoing test is not met, our shares will not constitute a USRPI if we are a domestically controlled REIT. A “domestically controlled REIT” is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. shareholders.

Even if we do not constitute a domestically controlled REIT, a non-U.S. shareholder’s sale of our shares generally will still not be subject to tax under FIRPTA as a sale of a USRPI provided that (i) our shares are “regularly traded” (as defined by applicable Treasury Regulations) on an established securities market and (ii) the selling non-U.S. shareholder has owned (actually or constructively) 5% or less of our outstanding shares at all times during a specified testing period.

If gain on the sale of our shares were subject to taxation under FIRPTA, the non-U.S. shareholder would generally be subject to the same treatment as a U.S. shareholder with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of the shares could be required to withhold 10% of the purchase price and remit such amount to the Internal Revenue Service.

Capital gains not subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. shareholder in two cases. First, if the non-U.S. shareholder’s investment in our shares are effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder, the non-U.S. shareholder will generally be subject to the same treatment as a U.S. shareholder with respect to such gain. Second, if the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Other Tax Consequences

Possible Legislative or Other Actions Affecting Tax Consequences.    Prospective investors should recognize that the present federal income tax treatment of an investment in our shares may be modified by legislative, judicial or administrative action at any time, and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations thereof could adversely affect the tax consequences of an investment in our shares.

State and Local Taxes.    We and our shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. The state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our shares.

Tax Aspects of Our Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our investment in UDF IV OP, our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

We will be entitled to include in our income a distributive share of UDF IV OP’s income and to deduct our distributive share of UDF IV OP’s losses only if UDF IV OP is classified for federal income tax purposes as a partnership, rather than as an association taxable as a corporation. Under applicable Treasury Regulations known as Check-the-Box-Regulations, an unincorporated entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. UDF IV OP intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

Even though UDF IV OP will be treated as a partnership for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market, or the substantial equivalent thereof. However, even if the foregoing requirements are met, a publicly traded partnership will not be treated as a corporation for federal income tax purposes if at least 90% of such partnership’s gross income for a taxable year consists of “qualifying income” under Section 7704(d) of the Internal Revenue Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95% Income Test applicable to REITs (90% Passive-Type Income Exception). See “— Gross Income Tests” above.

Under applicable Treasury Regulations known as the PTP Regulations, limited safe harbors from the definition of a publicly traded partnership are provided. Pursuant to one of those safe harbors (the Private Placement Exclusion), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity, such as a partnership, grantor trust or S corporation, that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through is attributable to the flow-through entity’s interest, direct or indirect, in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. UDF IV OP qualifies for the Private Placement Exclusion. Moreover, even if UDF IV OP were considered a publicly traded partnership under the PTP Regulations because it is deemed to have more than 100 partners, we believe UDF IV OP should not be treated as a corporation because it is eligible for the 90% Passive-Type Income Exception described above.

We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that UDF IV OP will be classified as a partnership for federal income tax purposes. Morris, Manning & Martin, LLP is of the opinion, however, that based on certain factual assumptions and representations, UDF IV OP will be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation, or as a publicly traded partnership. Unlike a tax ruling, however, an opinion of counsel is not binding upon the Internal Revenue Service, and we can offer no assurance that the Internal Revenue Service will not challenge the status of UDF IV OP as a partnership for federal income tax purposes. If such challenge were sustained by a court, UDF IV OP would be treated as a corporation for federal income tax purposes, as described below. In addition, the opinion of Morris, Manning & Martin, LLP is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

If for any reason UDF IV OP were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. See “— Gross Income Tests” and “— Asset Tests” above. In addition, any change in UDF IV OP’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of UDF IV OP would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, UDF IV OP would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would not be deductible in computing UDF IV OP’s taxable income.

Income Taxation of the Operating Partnership and Its Partners

Partners, Not a Partnership, Subject to Tax.    A partnership is not a taxable entity for federal income tax purposes. As a partner in UDF IV OP, we will be required to take into account our allocable share of UDF IV OP’s income, gains, losses, deductions and credits for any taxable year of UDF IV OP ending within or with our taxable year, without regard to whether we have received or will receive any distribution from UDF IV OP.

Partnership Allocations.    Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Internal Revenue Code if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. UDF IV OP’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties.    Pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to Section 704(c) of the Internal Revenue Code, and several reasonable allocation methods are described therein.

Under the partnership agreement for UDF IV OP, depreciation or amortization deductions of UDF IV OP generally will be allocated among the partners in accordance with their respective interests in UDF IV OP, except to the extent that UDF IV OP is required under Section 704(c) of the Internal Revenue Code to use a method for allocating depreciation deductions attributable to its properties that results in us receiving a disproportionately large share of such deductions. We may possibly be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining which portion of our distributions is taxable as a distribution. If we acquire properties in exchange for units of UDF IV OP, the allocations described in this paragraph may result in a higher portion of our distributions being taxed as a distribution than would have occurred had we purchased such properties for cash.

Basis in Operating Partnership Interest.    The adjusted tax basis of our partnership interest in UDF IV OP generally is equal to (1) the amount of cash and the basis of any other property contributed to UDF IV OP by us, (2) increased by (a) our allocable share of UDF IV OP’s income and (b) our allocable share of indebtedness of UDF IV OP, and (3) reduced, but not below zero, by (a) our allocable share of UDF IV OP’s loss and (b) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of UDF IV OP.

If the allocation of our distributive share of UDF IV OP’s loss would reduce the adjusted tax basis of our partnership interest in UDF IV OP below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. If a distribution from UDF IV OP or a reduction in our share of UDF IV OP’s liabilities (which is treated as a constructive distribution for tax purposes) would reduce our adjusted tax basis below zero, any such distribution, including a constructive distribution, would constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in UDF IV OP has been held for longer than the required long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Sale of the Operating Partnership’s Property.    Generally, any gain realized by UDF IV OP on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by UDF IV OP upon the disposition of a property acquired by UDF IV OP for cash will be allocated among the partners in accordance with their respective interests in UDF IV OP.

Our share of any gain realized by UDF IV OP on the sale of any property held by UDF IV OP as inventory or other property held primarily for sale to customers in the ordinary course of UDF IV OP’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. We, however, do not currently intend to acquire or hold or allow UDF IV OP to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or UDF IV OP’s trade or business.

THE OPERATING PARTNERSHIP AGREEMENT

General

UDF IV OP was formed in July 2008 to acquire, own and operate properties on our behalf. It is structured as an umbrella partnership real estate investment trust (UPREIT), which we may utilize to provide for the acquisition of real property or mortgages from owners who desire to defer taxable gain that would otherwise be recognized by them upon the disposition of their property. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of shares in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an UPREIT, such as UDF IV OP, are deemed to be assets and income of the REIT.

A property owner may contribute property to an UPREIT in exchange for limited partnership units on a tax-free basis. In addition, UDF IV OP is structured to ultimately make distributions with respect to limited partnership units that will be equivalent to the distributions made to holders of our common shares. Finally, a limited partner in UDF IV OP may later exchange his or her limited partnership units in UDF IV OP for our common shares in a taxable transaction.

The partnership agreement for UDF IV OP contains provisions that would allow, under certain circumstances, other entities, including other United Development Funding-sponsored programs, to merge into or cause the exchange or conversion of their interests for interests of UDF IV OP. In the event of such a merger, exchange or conversion, UDF IV OP would issue additional limited partnership interests, which would be entitled to the same exchange rights as other limited partnership interests of UDF IV OP. As a result, any such merger, exchange or conversion ultimately could result in the issuance of a substantial number of our common shares, thereby diluting the percentage ownership interest of other shareholders.

We are the sole general partner of UDF IV OP, and our asset manager, UMTH LD, currently is the only limited partner of UDF IV OP. As the sole general partner of UDF IV OP, we have the exclusive power to manage and conduct the business of UDF IV OP.

The following is a summary of certain provisions of the partnership agreement of UDF IV OP. This summary is not complete and is qualified by the specific language in the partnership agreement. For more detail, you should refer to the partnership agreement, itself, which we have filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus is a part.

Capital Contributions

As we accept subscriptions for shares, we will transfer the net proceeds of the offering to UDF IV OP as a capital contribution. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. UDF IV OP will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If UDF IV OP requires additional funds at any time in excess of capital contributions made by our advisor and us (which are minimal in amount), or from borrowings, we may borrow funds from a financial institution or other lender and lend such funds to UDF IV OP on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause UDF IV OP to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interests of UDF IV OP and us.

Operations

The partnership agreement requires that UDF IV OP be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that UDF IV OP will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in UDF IV OP being taxed as a corporation, rather than as a partnership. See the “Risk Factors — Federal Income Tax Risks” and the “Federal Income Tax Considerations — Tax Aspects of Our Operating Partnership — Classification as a Partnership” sections of this prospectus.

The partnership agreement provides that UDF IV OP will distribute cash flow from operations as follows:

•

first, to us until we have received aggregate distributions with respect to the current fiscal year equal to the minimum amount necessary for us to distribute to our shareholders to enable us to maintain our status as a REIT under the Internal Revenue Code with respect to such fiscal year;

•

next, to the limited partners until the limited partners have received aggregate distributions equal to the amount that would have been distributed to them with respect to all prior fiscal years had all UDF IV OP income for all such prior fiscal years been allocated to us, each limited partner held a number of our common shares equal to the number of UDF IV OP units that it holds and the REIT had distributed all such amounts to our shareholders (including the limited partners);

•

next, to us and to the limited partners until each partner has received aggregate distributions with respect to the current fiscal year and all fiscal years had all UDF IV OP income for the current fiscal year and all such prior fiscal years been allocated to us, our income with respect to the current fiscal year and each such prior fiscal year equaled the minimum amount necessary to maintain our status as a REIT under the Internal Revenue Code, each limited partner held a number of common shares equal to the number of UDF IV OP units that we hold and we had distributed all such amounts to our shareholders (including the limited partners); and

•	finally, to us and the limited partners in accordance with the partners’ percentage interests in UDF IV OP.

Similarly, the partnership agreement of UDF IV OP provides that taxable income is allocated to the limited partners of UDF IV OP in accordance with their relative percentage interests such that a holder of one unit of limited partnership interest in UDF IV OP will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. Losses, if any, generally will be allocated among the partners in accordance with their respective percentage interests in UDF IV OP.

Upon the liquidation of UDF IV OP, after payment of debts and obligations, any remaining assets of UDF IV OP will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances.

In addition to the administrative and operating costs and expenses incurred by UDF IV OP in acquiring and operating real properties, UDF IV OP will pay all of our administrative costs and expenses, and such expenses will be treated as expenses of UDF IV OP. Such expenses will include:

•	all expenses relating to the formation and continuity of our existence;

•	all expenses relating to the public offering and registration of securities by us;

•	all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	all expenses associated with compliance by us with applicable laws, rules and regulations;

•	all costs and expenses relating to any issuance or redemption of partnership interests or our common shares; and

•	all of our other operating or administrative costs incurred in the ordinary course of our business on behalf of UDF IV OP.

All claims between the partners of UDF IV OP arising out of the partnership agreement are subject to binding arbitration.

Exchange Rights

The limited partners of UDF IV OP, including UMTH LD, have the right to cause their limited partnership units to be redeemed by UDF IV OP or purchased by us for cash. In either event, the cash amount to be paid will be equal to the cash value of the number of our shares that would be issuable if the limited partnership units were exchanged for our shares on a one-for-one basis. Alternatively, we may elect to purchase the limited partnership units by issuing one of our common shares for each limited partnership unit exchanged. These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons, (3) cause us to be “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, (4) cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, or (5) cause the acquisition of shares by a redeemed limited partner to be “integrated” with any other distribution of our shares for purposes of complying with the Securities Act.

Subject to the foregoing, limited partners of UDF IV OP may exercise their exchange rights at any time after one year following the date of issuance of their limited partnership units. However, a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 limited partnership units, unless such limited partner holds less than 1,000 units, in which case he must exercise his exchange right for all of his units. We do not expect to issue any of the common shares offered hereby to limited partners of UDF IV OP in exchange for their limited partnership units. Rather, in the event a limited partner of UDF IV OP exercises its exchange rights and we elect to purchase the limited partnership units with our common shares, we expect to issue unregistered common shares or subsequently registered common shares, in connection with such transaction.

Amendments to the Partnership Agreement

Our consent, as the general partner of UDF IV OP, is required for any amendment to the partnership agreement. We, as the general partner of UDF IV OP, and without the consent of any limited partner, may amend the partnership agreement in any manner, provided, however, that the consent of limited partners holding more than 50% of the interests of the limited partners is required for the following:

•	any amendment affecting the conversion factor or the exchange right in a manner adverse to the limited partners;

•

any amendment that would adversely affect the rights of the limited partners to receive the distributions payable to them pursuant to the partnership agreement (other than the issuance of additional limited partnership interests);

•	any amendment that would alter the allocations of UDF IV OP’s profit and loss to the limited partners (other than the issuance of additional limited partnership interests);

•	any amendment that would impose on the limited partners any obligation to make additional capital contributions to UDF IV OP; and

•

any amendment pursuant to a plan of merger, plan of exchange or plan of conversion, unless the partnership agreement of the surviving limited partnership does not materially differ from the partnership agreement of UDF IV OP immediately before the transaction.

Termination of the Partnership

UDF IV OP will have perpetual duration, unless it is dissolved earlier upon the first to occur of the following:

•	we declare for bankruptcy or withdraw from the partnership, provided however, that the remaining partners may decide to continue the business;

•	ninety days after the sale or other disposition of all or substantially all of the assets of the partnership;

•	the exchange of all limited partnership interests (other than such interests we, or our affiliates, hold); or

•	we elect, as the general partner, to dissolve the partnership.

Transferability of Interests

We may not (1) voluntarily withdraw as the general partner of UDF IV OP, (2) engage in any merger, consolidation or other business combination, or (3) transfer our general partnership interest in UDF IV OP (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to UDF IV OP in return for an interest in UDF IV OP and agrees to assume all obligations of the general partner of UDF IV OP. We also may enter into a business combination or transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of UDF IV OP, other than UMTH LD and its affiliates. With certain exceptions, a limited partner may not transfer its interests in UDF IV OP, in whole or in part, without our written consent as general partner.

PLAN OF DISTRIBUTION

The Offering

We are offering a maximum of 25,000,000 common shares of beneficial interest to the public at a price of $20 per share. We are also offering 10,000,000 shares for sale pursuant to our distribution reinvestment plan at a price of $20 per share. Therefore, a total of 35,000,000 shares are being registered in this offering. We reserve the right to reallocate the common shares of beneficial interest registered in this offering between the primary offering and the distribution reinvestment plan. See below for a description of the discounts and fee waivers that are available to purchasers. Subject to certain exceptions described in this prospectus, you must initially purchase at least 50 shares for $1,000 if you are purchasing through an IRA or other qualified account. If you are not purchasing through a qualified account, you must initially purchase at least 125 shares for $2,500; provided, however, that investors in Tennessee must purchase at least 250 shares for $5,000. After an investor has satisfied the minimum purchase requirement, all additional purchases must be in amounts of not less than 50 shares for $1,000, except for purchases of shares pursuant to our distribution reinvestment plan, which may be in lesser amounts.

The offering of our shares is expected to terminate on or before November 12, 2012; provided, however, that we may extend this offering as permitted by applicable law; provided, further, that notwithstanding the foregoing, our board of trustees may terminate this offering at any time. Our board of trustees also may elect to extend the offering period for the shares sold pursuant to our distribution reinvestment plan, in which case participants in the plan will be notified. Unless an exemption from a state’s registration requirements is available, this offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which the registration is not renewed prior to its expiration.

Dealer Manager and Compensation We Will Pay for the Sale of Our Shares

Realty Capital Securities, an unaffiliated registered broker-dealer, serves as our exclusive dealer manager for this offering on a reasonable best efforts basis, which means generally that our dealer manager is required to use only its reasonable best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. Our dealer manager enters into soliciting dealer agreements with certain other broker-dealers who are members of FINRA to authorize them to sell our shares, who we refer to as soliciting dealers. Except as provided below, our dealer manager receives selling commissions of 6.5% of the gross offering proceeds, all of which are reallowed to soliciting dealers, except that no selling commissions are paid with respect to sales pursuant to our distribution reinvestment plan. Except as provided below, our dealer manager also receives 3.5% of the gross offering proceeds in the form of a dealer manager fee, all or part of which may be reallowed to soliciting dealers, except that no dealer manager fee is paid with respect to sales pursuant to our distribution reinvestment plan. The dealer manager expends the portion of the dealer manager fee retained by the dealer manager and not reallowed substantially in accordance with an expenditure budget approved by us, such approval not to be unreasonably withheld or delayed. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares. The aggregate of all compensation payable to FINRA members participating in this offering will not exceed 10.0% of gross offering proceeds we raise from the sale of shares in the primary offering.

	Price to Public	Selling Commissions	Dealer Manager Fees*	Net Proceeds (Before Expenses)
Primary Offering
Per Share	$20.00	$1.30	$0.70	$18.00
Total Maximum	$500,000,000	$32,500,000	$17,500,000	$450,000,000
Distribution Reinvestment Plan
Per Share	$20.00	$—	$—	$20.00
Total Maximum	$200,000,000	$—	$—	$200,000,000

*	The dealer manager and soliciting dealers also may be reimbursed for bona fide due diligence expenses.

In addition, we pay our advisor up to 3.0% of the aggregate gross offering proceeds we raise from the sale of shares in the primary offering to pay our cumulative legal, accounting, printing and other organization and offering expenses that are not deemed by FINRA to be underwriting compensation (which other expenses may include reimbursement of the bona fide due diligence expenses of the dealer manager and soliciting dealers, as described below) and only to the extent our advisor has paid such expenses, except that no such payment to our advisor is made with respect to sales pursuant to our distribution reinvestment plan. Our advisor or an affiliate of our advisor is responsible for the cumulative expenses of our organization and this offering (which may include reimbursement of the bona fide due diligence expenses of the dealer manager and soliciting dealers, as described below) that are not deemed by FINRA to be underwriting compensation to the extent that they exceed the amount remaining from the 3.0% organization and offering expense reimbursement, without recourse against or reimbursement by us. In addition, no sales to discretionary accounts are made without the specific written approval of the investor.

The bona fide due diligence expenses of the dealer manager and soliciting dealers that are included in the organization and offering expenses may include, without limitation, legal fees, travel, lodging, meals and other reasonable out-of-pocket expenses incurred by soliciting dealers and their personnel when visiting our office to verify information related to us and this offering and, in some cases, reimbursement of the allocable share of out-of-pocket internal due diligence personnel of the soliciting dealer conducting due diligence on the offering. Reimbursement of bona fide due diligence expenses is contingent upon the receipt by the dealer manager of an invoice or a similar such itemized statement from the soliciting dealer that demonstrates the actual due diligence expenses incurred by that soliciting dealer.

Subject to certain limitations in our agreements, we have agreed to indemnify the dealer manager and soliciting dealers and their respective officers, directors, employees, members, partners, affiliates, agents and employees, and the dealer manager and soliciting dealers have agreed to severally indemnify us, our officers, trustees, employees, members, partners, affiliates, agents and representatives against certain liabilities in connection with this offering, including liabilities arising under the Securities Act. However, the Securities and Exchange Commission and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

We will not pay any selling commissions in connection with the following special sales: (1) the sale of the shares to one or more soliciting dealers and their officers and employees and some of their affiliates who so request; and (2) the sale of the shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature or other asset fee arrangement. The net proceeds to us will not be affected by any such reductions in selling commissions.

Investors may agree with their soliciting dealer (or the dealer manager if no soliciting dealer is involved in the transaction) to reduce the amount of selling commissions payable with respect to the sale of their shares down to zero (1) if the investor has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice, or (2) if the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. Furthermore, we, our dealer manager and/or the soliciting dealer may agree to reduce or eliminate selling commissions and/or the dealer manager fee, as applicable (and the price will be correspondingly reduced), generally or with respect to a particular investment to accommodate a prospective investor or a soliciting dealer. The net proceeds to us will not be affected by reducing the commissions and/or dealer manager fee payable in connection with such transactions. All such sales must be made through registered broker-dealers. Neither the dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in our shares.

Shares Purchased by Affiliates

Our executive officers and trustees, as well as officers and affiliates of our advisor (and employees of our advisor and its affiliates), including their family members (including spouses, parents, grandparents, children and siblings), may purchase shares offered in this offering at a discount. The purchase price for such shares will be $18.00 per share, reflecting that selling commissions in the amount of $1.30 per share, and dealer manager fees in the amount of $0.70 per share will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Our advisor and its affiliates and their employees will be expected to hold their shares purchased at a discount for investment and not with a view towards distribution. Any shares purchased by our advisor or its affiliates and their employees will not be counted in calculating the minimum offering. In addition, shares purchased by our advisor and its affiliates and their employees will not be entitled to vote on any matter presented to the shareholders for a vote regarding the removal of the advisor or any transaction between us and the advisor or its affiliates.

Subscription Process

If you meet our suitability standards, you may subscribe for shares by completing and signing a subscription agreement (in the form attached to this prospectus as Exhibit B) for a specific number of shares and paying for the shares at the time of your subscription. You should make your checks payable to “United Development Funding IV.” You should exercise care to ensure that the subscription agreement is filled out correctly and completely. By executing the subscription agreement, you will attest that you:

•	have received this prospectus;

•	accept the terms of our declaration of trust and bylaws;

•	meet the applicable minimum income and net worth standards described in this prospectus;

•

understand that, if you are a California resident or ever propose to transfer your shares to a California resident, the State of California imposes transfer restrictions on our shares in addition to the restrictions included in our declaration of trust;

•	are purchasing the shares for your own account;

•	acknowledge that there is no public market for our shares; and

•	are in compliance with the USA PATRIOT Act and related acts and are not on any governmental authority watch list.

We include these representations in our subscription agreement in order to prevent persons who do not meet our suitability standards or other investment qualifications from subscribing to our shares. See “How to Subscribe.”

Subscriptions will be effective only upon our acceptance. If your subscription is accepted, we will send you a confirmation of your purchase after you have been admitted as an investor. The date of acceptance will be the date that we admit the investor as a shareholder, which may or may not be the date on which the corresponding confirmation is sent. We reserve the right to reject any subscription in whole or in part, notwithstanding our deposit of the subscription proceeds in an escrow or, after the initial subscription funds held in escrow have been released, a deposit account in our name. Following the date that you receive the final prospectus, we may not accept a subscription for shares for at least five business days.

We intend to accept or reject subscriptions within ten days after we receive them. If your subscription agreement is rejected, your funds, plus interest if such funds have been held for more than 35 days, will be returned to you within ten business days after the date of such rejection. We expect to admit new investors at least monthly and oftentimes more frequently. Funds received from prospective investors are held in a deposit account in our name pending our acceptance of you as an investor. The deposit account is subject to a control agreement entered by us, the dealer manager and the bank where the deposit account is maintained, which control agreement provides, among other things, that no funds may be withdrawn by us if the dealer manager gives notice that one of the conditions to the dealer manager’s obligations set forth in the Dealer Manager Agreement is not satisfied or waived. If accepted, the funds will be transferred into our general account.

Investments by IRAs and Qualified Plans

If an investor elects to invest in our shares through an IRA, such investor may designate an IRA custodian. Further information as to custodial services is available through your broker.

We may sell shares to retirement plans of soliciting dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities net of selling commissions resulting in a purchase price of $18.70 per share, or 93.5% of the public offering price, reflecting the fact that selling commissions in the amount of $1.30 per share will not be payable in connection with such sales. The net proceeds to us from such sales will be identical to net proceeds we receive from other sales of shares. See “Federal Income Tax Considerations — Taxation of Shareholders — Taxation of Tax-Exempt Shareholders.”

Volume Discounts

In connection with sales of certain minimum numbers of shares to a “purchaser,” as defined below, volume discounts resulting in reductions in selling commissions payable with respect to such sales are available. Any such reduction will be credited by reducing the purchase price per share payable by the investor. The following table illustrates the various discount levels available:

	Purchase Price per Incremental Share	Commissions on Sales per Incremental Share
Dollar Volume of Shares Purchased		Percentage	Amount
$1,000,000 or less	$20.00	6.5%	$1.30
$1,000,001 to $2,000,000	19.60	4.5	0.90
$2,000,001 and over	19.20	2.5	0.50

For example, if an investor purchases 200,000 shares, he or she would pay (1) $1 million for the first 50,000 shares ($20.00 per share), (2) $980,000 for the next 50,000 shares ($19.60 per share), and (3) $1,920,000 for the remaining 100,000 shares ($19.20 per share). Accordingly, he or she could pay as little as $3.9 million (approximately $19.50 per share) rather than $4 million for the shares, in which event the commission on the sale of such shares would be $160,000 ($0.80 per share) and, after payment of the dealer manager fee totaling $140,000 ($0.70 per share), we would receive net proceeds of $3,600,000 ($18.00 per share). The net proceeds to us will not be affected by volume discounts.

Because all investors will be deemed to have contributed the same amount per share to us for purposes of tax allocations and distributions of net cash from operations and sale proceeds, investors qualifying for a volume discount will receive a higher return on their investment than investors who do not qualify for such discount.

Regardless of any reduction in any commissions for any reason, any other fees based upon gross proceeds of the offering will be calculated as though the purchaser paid $20 per share. The sales price for all such shares also will be deemed to be $20 per share for the purposes of determining whether we have sold shares equal to the minimum offering.

Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any “purchaser,” as that term is defined below, provided all such shares are purchased through the same broker-dealer. The volume discount shall be pro rated among the separate subscribers considered to be a single “purchaser.” Any request to combine more than one subscription must be made in writing, submitted simultaneously with the subscription for shares, and must set forth the basis for such request. Any such request will be subject to verification by our advisor that all of such subscriptions were made by a single “purchaser.”

For the purposes of volume discounts, the term “purchaser” includes:

•	an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

•	any one of the following entities: a corporation, partnership, association, joint-stock company, trust fund or limited liability company;

•	any group of entities owned or controlled by the same beneficial owner or owners;

•	any individuals or entities acquiring shares as joint purchasers;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code;

•	all employees’ trust, pension, profit-sharing or other employee benefit plans maintained by a given corporation, partnership or other entity; or

•	all commingled trust funds maintained by a given bank.

Notwithstanding the above, in connection with volume sales made to investors in our shares, investors may request in writing to aggregate subscriptions, including subscriptions to public real estate programs previously sponsored by our advisor or its affiliates, as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer. Any such reduction in selling commission will be pro rated among the separate subscribers. An investor may reduce the amount of his or her purchase price to the net amount shown in the foregoing table, if applicable. If such investor does not reduce the purchase price, the excess amount submitted over the discounted purchase price will be returned to the actual separate subscribers for shares. As set forth above, all requests to aggregate subscriptions must be made in writing, and except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.

California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this Rule, volume discounts can be made available to California residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

•	all purchasers of the shares must be informed of the availability of quantity discounts;

•	the same volume discounts must be allowed to all purchasers of shares that are part of the offering;

•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

•	no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

HOW TO SUBSCRIBE

Investors who meet the applicable suitability standards and minimum purchase requirements as described in the section of this prospectus captioned “Suitability Standards” may purchase our common shares of beneficial interest. See “Suitability Standards” for a description of the minimum purchase requirements. After you have read the entire prospectus and the current supplement(s), if any, accompanying this prospectus, if you want to purchase our shares, you must proceed as follows:

(1)	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Exhibit B.

(2)	Deliver the completed subscription agreement with a check for the full purchase price of the shares being subscribed for, payable to “United Development Funding IV,” to United Development Funding IV, c/o DST Systems, Inc., PO Box 219096, Kansas City, Missouri 64121-9096 (for overnight deliveries, send to United Development Funding IV, c/o DST Systems, Inc., 430 West 7th Street, Kansas City, Missouri 64105). Certain dealers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check made payable to us for the purchase price of your subscription.

(3)	By executing the subscription agreement and paying the full purchase price for the shares subscribed for, you agree to be bound by the terms of the subscription agreement.

An approved trustee must process through us and forward us subscriptions made through IRAs, Keogh plans, 401(k) plan and other tax-deferred plans.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. The sales material may include:

•	investor sales promotion brochures;

•	cover letters transmitting the prospectus;

•	brochures containing a summary description of the offering;

•	brochures describing our advisor, trustees and officers;

•	reprints of articles about us or the real estate industry generally;

•	fact sheets describing the general nature of our business and our investment objectives;

•	slide presentations and studies of the prior performance of entities managed by our advisor and its affiliates;

•	broker updates;

•	computer presentations;

•	web site material;

•	electronic media presentations;

•	audio cassette presentations;

•	video presentations;

•	cd-rom presentations;

•	seminars and seminar advertisements and invitations; and

•	scripts for telephonic marketing.

All of the foregoing material will be prepared by our advisor or its affiliates with the exception of third-party article reprints. In certain jurisdictions, some or all of such sales material may not be available. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

The offering of shares is made only by means of this prospectus. Although the information contained in the supplemental sales material will not conflict with any of the information contained in this prospectus, such sales material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares.

LEGAL MATTERS

Venable LLP, Baltimore, Maryland, has passed upon the legality of the common shares and Morris, Manning & Martin, LLP, Atlanta, Georgia, has passed upon legal matters in connection with our status as a REIT for federal income tax purposes. Morris, Manning & Martin, LLP relied on the opinion of Venable LLP as to all matters of Maryland law. Neither Venable LLP nor Morris, Manning & Martin, LLP purport to represent our shareholders or potential investors, who should consult their own counsel. Venable LLP and Morris, Manning & Martin, LLP also provide legal services to our advisor as well as affiliates of our advisor and may continue to do so in the future.

EXPERTS

The consolidated financial statements of United Development Funding IV appearing in United Development Fund IV’s Annual Report on Form 10-K as of December 31, 2011 and 2010 and for the years ended December 31, 2011, 2010 and 2009 have been audited by Whitley Penn LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You may read and copy any document we have electronically filed with the SEC at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549. Call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room. In addition, any document we have electronically filed with the SEC is available at no cost to the public over the Internet at the SEC’s website at www.sec.gov. You can also access documents that are incorporated by reference into this prospectus at our website, www.udfonline.com. The contents of our website are not incorporated by reference in, or otherwise a part of, this prospectus.

The following documents filed with the SEC are incorporated by reference in this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC on March 30, 2012; and

•	Current Reports on Form 8-K filed with the SEC on January 5, 2012, January 6, 2012 and March 1, 2012.

We will provide to each person to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus, as supplemented, but not delivered with this prospectus. To receive a free copy of any of the reports or documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, write or call United Development Funding IV Investor Services at The United Development Funding Building, Suite 100, 1301 Municipal Way, Grapevine, Texas 76051, (214) 370-8960 or (800) 859-9338. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

ADDITIONAL INFORMATION

We have filed a registration statement on Form S-11 with the Securities and Exchange Commission with respect to the common shares of beneficial interest issued in this offering. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may request and obtain a copy of these filings, at no cost to you, by writing or telephoning us at the following address:

United Development Funding IV Investor Services

The United Development Funding Building

Suite 100

1301 Municipal Way

Grapevine, Texas 76051

Telephone: (214) 370-8960 or (800) 859-9338

Our sponsor maintains a web site at http://www.udfonline.com, at which there is additional information about us. The contents of that site are not incorporated by reference in, or otherwise a part of, this prospectus.

This prospectus, as permitted under the rules of the Securities and Exchange Commission, does not contain all of the information set forth in the registration statement and the exhibits related thereto. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

You can read our registration statement and the exhibits thereto and our future Securities and Exchange Commission filings over the Internet at http://www.sec.gov. You may also read and copy any document we file with the Securities and Exchange Commission at its public reference room at 100 F Street, N.W., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.W., Washington, D.C. 20549. Please contact the Securities and Exchange Commission at 1-800-SEC-0330 or e-mail at publicinfo@sec.gov for further information about the public reference room.

EXHIBIT A

PRIOR PERFORMANCE TABLES

The following Prior Performance Tables (Tables) provide information relating to real estate investment programs sponsored by our advisor and its affiliates (Prior Real Estate Programs), all of which have investment objectives similar to ours. See the section of this prospectus captioned “Investment Objectives and Criteria.”

Prospective investors should read these Tables carefully together with the summary information concerning the Prior Real Estate Programs as set forth in the “Prior Performance Summary” section of this prospectus.

Investors in this offering will not own any interest in any Prior Real Estate Program and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs.

Our advisor is responsible for the acquisition and maintenance of the secured loans and other real estate investments. UMT Holdings, L.P. (UMT Holdings) is the sole limited partner of our advisor and UMT Services, Inc. serves as its general partner. The partners of UMT Holdings and UMTH GS have served as sponsors, officers, trustees or advisors to five Prior Real Estate Programs over the last 15 years.

The financial results of the Prior Real Estate Programs thus provide an indication of Prior Real Estate Programs for which our affiliates, officers and managers of our advisor were ultimately responsible and the performance of these programs during the periods covered. However, general economic conditions affecting the real estate and real estate finance industries and other factors contribute significantly to financial results.

The following tables are included herein:

Table I	—	Experience in Raising and Investing Funds (as a percentage of investment)
Table II	—	Compensation to Sponsor (in dollars)
Table III	—	Annual Operating Results of Prior Real Estate Programs
Table V	—	Sales or Disposals of Property

Table IV — Results of Completed Programs has been omitted because no real estate program sponsored by our affiliates has completed operations in the most recent five years.

Additional information relating to the acquisition of secured loans and equity investments by the Prior Real Estate Programs is contained in Table VI, which is included in Part II of the registration statement which we have filed with the Securities and Exchange Commission and of which this prospectus is a part. Copies of Table VI will be provided to prospective investors at no charge upon request.

Our determination as to which prior programs have investment objectives similar to ours was based primarily on the type of secured loans in which the programs invested. Generally, we consider programs that invest materially in real property for development into single-family residential lots and secured loans for the acquisition and development of parcels of real property as single-family residential lots to have investment objectives similar to ours. We have also taken into account the differences between real estate investment trusts and real estate limited partnerships in determining whether other real estate programs have investment objectives similar to ours.

The following are definitions of certain terms used in the Tables:

“Acquisition Fees” means fees and commissions paid by a Prior Real Estate Program in connection with its investment or purchase of a secured loan, except development fees paid to a person not affiliated with the Prior Real Estate Program or with a general partner or advisor of the Prior Real Estate Program in connection with the actual development of a project after acquisition of a secured loan by the Prior Real Estate Program.

“Organization Expenses” include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the sponsor in connection with the planning and formation of the Prior Real Estate Program.

“UDF I” refers to United Development Funding, L.P.

“UDF II” refers to United Development Funding II, L.P.

“UDF III” refers to United Development Funding III, L.P.

“UMT” refers to United Mortgage Trust.

“UDF LOF” refers to United Development Funding Land Opportunity Fund, L.P.

“Underwriting Fees” include selling commissions and marketing support fees paid to broker-dealers for services provided by the broker-dealers during the offering.

Past performance is not necessarily indicative of future performance.

TABLE I

(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS

This Table provides a summary of the experience of the sponsors of Prior Real Estate Programs for which offerings have been initiated since March 5, 1997. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. Percentages in parentheses represent the percentage of the total dollar amount raised in the offering. All figures are as of December 31, 2011.

	UMT (Public Offering)	UDF I (Private Placement)	UDF II (Private Placement)	UDF III (Public Offering)	UDF LOF (Private Placement)
Dollar amount offered	$180,312,000(1)	$10,000,000	$25,000,000	$450,000,000	$100,000,000
Dollar amount raised	165,936,336(100%)(2)	10,051,321(100%)(2)	22,720,675(100%)(2)	373,182,073(100%)(2)	53,235,379(100%)(2)
Less offering expenses:
Selling commissions and discounts retained by affiliates	13,028,665(7.85%)(3)	68,693(0.68%)	1,824,350(8.03%)	24,879,930(6.67%)	4,611,424(8.66%)
Organizational expenses	550,000(0.33%)	50,588(0.50%)	56,116(0.25%)	4,950,000(1.33%)	760,287(1.43%)
Marketing and offering expenses	1,904,130(1.15%)(4)	—	—	9,795,193(2.62%)	1,499,618(2.82%)
Reserve for operations	—	—	—
Percent available for investment	90.67%($150,453,542)	98.81%($9,932,040)	91.72%($20,840,209)	89.38%($333,556,949)	87.09%($46,364,050)
Acquisition costs:
Prepaid items and fees related to purchase of property	—	—	—	—	—
Cash down payment	—	—	—	—	—
Acquisition fees	$3,863,945(2.35%)(5)	$297,451(2.96%)(6)	$625,318(2.75%)(6)	$9,997,413(2.68%)	$1,390,918(2.61%)
Loan costs	—	—	—	—	—
Proceeds from mortgage financing	—	—	—	—	—
Total acquisition costs	$3,863,945(2.33%)	$297,451(2.96%)	$625,318(2.75%)	$9,997,413(2.68%)	$1,390,918(2.61%)
Percent leveraged	0.00%(7)	78.74%(8)	78.74%(8)	4.21%(9)	11.68%
Date offering began	3/5/1997	3/6/2003	8/6/2004	5/15/2006	4/9/2008
Length of offering in months	177(10)	34	41(11)	68(12)	39(13)
Months to invest 90 percent of amount available for investment (measured from offering date)	1(14)	1	1	3	7

(1)	UMT’s initial public offering was for $50 million commencing March 5, 1997. UMT’s second public offering was for $100 million commencing June 4, 2001. UMT continues to offer shares through its dividend reinvestment plan; the amount reflects the total amount of offered shares inclusive of the dividend reinvestment plan.

(2)	Amount raised through December 31, 2011.

(3)	Selling commissions and fees paid to broker-dealers and 3% fee to UMT Advisors, Inc.

(4)	2% marketing and wholesaling fee retained by sponsor for marketing and additional commissions.

(5)	Loan acquisition fees calculated at 3% of the discounted price of the note and paid to Mortgage Trust Advisors, Inc. and its successor, UMT Advisors, Inc.

(6)	Acquisition fees are paid on the reimbursement of capital transaction proceeds. Therefore, it is not possible to determine the total acquisition fees paid over the lives of the UDF I and UDF II programs.

(7)	As of December 31, 2011, UMT had total bank debt outstanding of $7,789,000.

(8)	UDF I has a line of credit totaling $75 million which it uses to fund loans and equity investments. Percent leveraged assumes full deployment of all lines of credit.

(9)	UDF III has a revolving credit facility that it intends to utilize as transitory indebtedness. UDF III intends to use this revolving credit facility as a portfolio administration tool and not to provide long-term leverage on its investments.

(10)	UMT completed its second of two public offerings in October 2003; it continues to offer shares pursuant to its dividend reinvestment plan.

(11)	As of December 31, 2007, UDF II is no longer accepting subscriptions.

(12)	UDF III continues to offer shares pursuant to its distribution reinvestment plan.

(13)	UDF LOF terminated its offering effective June 30, 2011.

(14)	UMT invested proceeds from the sale of its shares as they were received. It uses a line-of-credit to acquire loans to keep all cash invested.

Past performance is not necessarily indicative of future performance.

TABLE II

(UNAUDITED)

COMPENSATION TO SPONSOR

The following sets forth the compensation received by our advisor and its affiliates, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs the offerings of which have been completed since March 5, 1997. All of the Prior Real Estate Programs in this table are continuing operations. Each of the Prior Real Estate Programs for which information is presented below has investment objectives similar or identical to ours. All figures are as of December 31, 2011.

	UMT		UDF I		UDF II		UDF III		UDF LOF
Date offering commenced	3/5/1997		3/6/2003		8/6/2004		5/15/2006		4/9/2008
Dollar amount raised	$165,936,336		$10,051,321		$22,720,675		$373,182,073		$53,235,379
Amount paid to sponsor from proceeds of offering:
Wholesaling and marketing fees(1)	1,904,130		—		—		3,996,158		840,879
Acquisition fees:
Real estate commissions	—		—		—		—		—
Advisory fees	3,863,945	(2)	—		—		—		—
Total amount paid to sponsor	5,768,075		—		—		3,996,158		—
Dollar amount of cash generated (used in) operations before deducting payments to sponsor	80,312,494	(3)	20,339,255	(3)	(193,306	)(3)	151,180,682	(3)	(3,625,840	)(3)
Amount paid to sponsor from operations:
Loan servicing fees	1,046,646		—		—		2,985,667		92,025
Trust advisory or partnership management fees	9,644,025	(4)	8,458,064	(5)	10,055,832	(5)	25,339,532	(5)	3,173,335	(5)
Reimbursements	350,000	(6)	—		—		—		—
Leasing commissions	—		—		—		—		—
Dollar amount of property sales and refinancing before deducting payments to sponsor:
Cash	—		—		—		—		—
Other	—		—		—		—		—
Amount paid to sponsor from property sales and refinancing:
Real estate commissions	—		—		—		—		—
Financing fees	—		100,000		—		—		—

(1)	Wholesaling and marketing fees represent those fees paid in exchange for: (a) developing and implementing a marketing plan to effect the sale of securities, (b) designing and coordinating all marketing materials deemed necessary for the marketing of securities, (c) coordinating the review and filing of all marketing and advertising, (d) recruiting wholesalers to market the securities, (e) wholesaling commissions paid to licensed wholesalers, (f) provision of capital for travel and entertainment conducted by wholesalers, (g) reimbursement of marketing expenses, (h) negotiations of selling agreements with broker-dealers, (i) coordination of the due diligence process, and (j) participation in due diligence conferences.

(2)	Reflects Mortgage Trust Advisors, Inc. acquisition fees paid during the initial offering based on 3% of the discounted unpaid principal balance of each loan.

(3)	Reflects cash generated from operations before deducting payment to sponsor from inception of program through December 31, 2011.

(4)	For the period from March 1997 through December 2000, the advisor contributed the amount in excess of fees earned to fund the trust administrative expenses. For the period from January 1, 2001 through December 31, 2011, the amount reflects the trust advisory fees paid net of the trust administrative expenses paid by the advisor.

(5)	Reflects fees incurred through December 31, 2011.

(6)	Reflects expense reimbursements during 1999-2000.

Past performance is not necessarily indicative of future performance.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

The following sets forth the operating results of Prior Real Estate Programs, the offerings of which have been completed since January 1, 2003. Each of the Prior Real Estate Programs for which information is presented below has investment objectives similar or identical to ours.

UNITED MORTGAGE TRUST

	2007	2008	2009	2010	2011
Gross revenue	$16,832,844	$11,172,682	$9,071,672	$7,368,707	$5,129,511
Less:
Operating expenses	3,825,741	4,387,436	4,770,566	3,921,483	2,940,197
Interest expense	1,934,211	1,081	103,333	472,820	588,784
Depreciation and amortization	264,975	1,380	1,380	2,376	8,377

Net income — GAAP basis	$10,807,917	$6,782,785	$4,196,393	$2,972,028	$1,592,153

Taxable income:
from operations	$11,705,797	$8,522,584	$5,455,585	$3,176,499	$2,082,052
from gain on sale	—	—	—	—	—
Cash generated from (used in) operations	11,709,315	5,522,870	1,848,044	2,832,188	(1,775,374)
Cash generated from sales	—	—	—	—	—
Cash generated from financing/refinancing	638,395	5,785,804	1,841,887	1,593,369	6,671,545

Total cash generated from operations, sales and financing/refinancing	$12,347,710	$11,308,674	$3,689,931	$4,425,557	$4,896,171

Less: Cash distributions to investors:
from operating cash flow	$9,972,113	$8,803,057	$4,377,081	$3,725,535	$3,727,621
from sales and financing/refinancing	—	—	—	—	—

Cash generated after cash distributions to investors	$2,375,597	$2,505,617	$687,150	$700,022	$1,168,550

Less: Special items (not including sales and financing/refinancing):
Contributions from preferred stockholders	$—	$—	$—	$—	$—
Contributions from common stockholders	2,505,227	2,158,148	815,452	558,213	390,850
Contributions from note holders	—	—	—	—	—
Payment of interest on loans	1,934,211	1,081	103,333	472,820	421,464
Acquisition of land and buildings	—	—	—	—	—
Amortization of principal on loans	—	—	—	—	—
Other	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$(2,063,841)	$346,388	$(1,605,935)	$(331,011)	$356,236

Tax and Distribution Data Per $1,000 Invested Federal income tax results: Ordinary income (loss):
from operations	$86	$65	$43	$25	$16
from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash Distributions to Investors:	86	65	34	29	29
Source (on GAAP basis):
from investment income	73	67	34	29	29
from return of capital	—	—	—	—	—

Total distributions on GAAP basis	$73	$67	$34	$29	$29

Source (on cash basis):
from operations	$73	$67	$34	$29	$29
from refinancing	—	—	—	—	—
from sales	—	—	—	—	—

Total distributions on cash basis	$73	$67	$34	$29	$29

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table(1)	—	—	—	—	97.70%

(1)	Represents the percentage of the net proceeds available for investment that remain invested in program loans and investments at the end of the last year reported in the table.

Past performance is not necessarily indicative of future performance.

TABLE III (CONTINUED)

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

UNITED DEVELOPMENT FUNDING, L.P.

	2007	2008	2009	2010	2011
Gross Revenue	$27,333,939	$31,148,804	$34,562,558	$28,854,722	$18,395,967
Less:
Operating expenses	14,013,532	18,945,572	25,031,042	12,702,976	12,693,817
Interest expense	7,650,280	8,130,077	11,856,647	15,377,512	17,385,756
Depreciation and amortization	491,901	483,325	618,631	266,385	158,131

Net Income — GAAP basis	$5,178,226	$3,589,830	$(2,943,762)	$507,849	$(11,841,737)

Taxable Income:
from operations	$6,256,235	$4,424,355	$(2,768,795)	$(8,902,905)	$(11,658,988	)(1)
Cash generated from operations	7,967,311	3,733,071	260,231	(3,563,099)	(2,757,438)
Cash used for investing activities	(10,824,467)	(42,727,249)	(2,164,928)	(5,620,539)	(7,571,132)
Cash generated from financing/refinancing:
Limited partner contribution and participation by United Development Funding II, L.P.	6,647,925	132,285	—	—	—
Third-party debt	3,437,763	34,517,387	1,493,528	10,030,621	9,819,680

Total cash generated from operations, sales and financing/refinancing	$7,228,532	$(4,344,506)	$(411,169)	$846,983	$(508,890)

Less: Cash distributions to investors:
from operating cash flow	$1,786,818 (2)	$1,134,365 (2)	$330,347 (2)	$—	$—

Cash generated (deficiency) after cash distributions to investors	$5,441,714	$(5,478,871)	$(741,516)	$846,983	$(508,890)

Less: Special items (not including sales and financing/refinancing):
Contributions from preferred stockholders	$—	$—	$—	$—	$—
Contributions from limited partners and participation by United Development Funding II, L.P.	6,647,925	132,285	—	—	—
Contributions from note holders	—	—	—	—	—
Payment of interest on loan	4,659,682	4,776,546	2,348,805	3,408,192	5,537,322
Acquisition of land and buildings	—	—	—	—	—
Amortization of principal on loans	—	—	—	—	—
Other	—	—	—	—	—

Cash (deficiency) after cash distributions and special items	$(5,865,893)	$(10,387,702)	$(3,090,321)	$(2,561,209)	$(6,046,212)

Tax and Distributions Data Per $1000 Invested
Federal income tax results: Ordinary income (loss):
from operations	$311	$440	$(84)	$(272)	$(356)
Capital gain (loss)	—	—	—	—	—
Cash Distributions to Investors	3	6	3	—	—
Source (on GAAP basis):
from interest income	3	6	3	—	—

Total distributions on GAAP basis	$173	$136	$(128)	$19	$(1,863)

Source on cash basis:
from operations	$173	$136	$(128)	$19	$(1,863)

Total distributions on cash basis	$3	$6	$3	$—	$—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table(3)	—	—	—	—	100%

(1)	Estimate as tax return was extended and has not been filed.

(2)	Includes profit participation distributions to UMTH Land Development, L.P.

(3)	Represents the percentage of the net proceeds available for investment that remain invested in program loans and investments at the end of the last year reported in the table.

Past performance is not necessarily indicative of future performance.

TABLE III (CONTINUED)

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

UNITED DEVELOPMENT FUNDING II, L.P.

	2007	2008	2009	2010	2011
Gross Revenue	$2,950,957	$2,225,682	$(1,688,253)	$322,834	$(6,827,418)
Less:
Operating expenses	108,278	71,752	69,564	63,126	59,560
Interest expense	—	—	—	—	—
Depreciation and amortization	13,520	11,223	6,223	954	146

Net Income — GAAP basis	$2,829,159	$2,142,707	$(1,764,040)	$258,754	$(6,887,124)

Taxable Income:
from operations	$3,445,922	$2,660,251	$(1,661,087)	$(4,687,546)	$(7,781,614	)(1)
Cash generated from operations	(134,409)	18,144	—	—	—
Cash used for investing activities	(5,586,190)	912,916	—	—	—
Cash generated from financing/refinancing:
Limited partner contribution	6,766,721	—	298,064	—	—
Third-party debt	—	—	—	—	—

Total cash generated from operations, sales and financing/refinancing	$1,046,122	$931,060	$298,064	$—	$—

Less: Cash distributions to investors:
from operating cash flow	$—	$—	$—	—	$—

Cash generated after cash distributions to investors	$1,046,122	$931,060	$298,064	$—	$—

Less: Special items (not including sales and financing/refinancing):
Contributions from preferred stockholders	$—	$—	$—	$—	$—
Contributions from limited partners	6,766,721	—	—	—	—
Contributions from note holders	—	—	—	—	—
Payment of interest on loan	—	—	—	—	—
Acquisition of land and buildings	—	—	—	—	—
Amortization of principal on loans	—	—	—	—	—
Other	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$(5,720,599)	$931,060	$298,064	$—	$—

Tax and Distributions Data Per $1000 Invested
Federal income tax results: Ordinary income (loss):
from operations	$167	$117	$(73)	$(206)	$(342)
Capital gain (loss)	—	—	—	—	—
Cash Distributions to Investors	18	34	13	—	—
Source (on GAAP basis):
from interest income	18	34	13	—	—

Total distributions on GAAP basis	$112	$94	$(78)	$11	$(303)

Source on cash basis:
from operations	$112	$94	$(78)	$11	$(303)

Total distributions on cash basis	$18	$34	$3	$—	$—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table(2)	—	—	—	—	100%

(1)	Estimate as tax return was extended and has not been filed.

(2)	Represents the percentage of the net proceeds available for investment that remain invested in program loans and investments at the end of the last year reported in the table.

Past performance is not necessarily indicative of future performance.

TABLE III (CONTINUED)

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

UNITED DEVELOPMENT FUNDING III, L.P.

	2007		2008	2009	2010	2011
Gross Revenue	$9,071,315		$25,806,038	$43,995,547	$49,023,295	$51,426,947
Less:
Operating expenses	1,529,724		4,159,923	6,699,759	7,126,889	7,591,229
Interest expense	256,495		1,500	410,959	1,500,000	1,500,000
Depreciation and amortization	59,801		56,325	164,247	303,933	161,165

Net Income — GAAP basis	$7,225,295		$21,588,290	$36,720,582	$40,092,473	$42,174,553

Taxable Income:
from operations	$7,538,883		$22,106,771	$40,981,414	$42,643,588	$45,822,232 (1)
Cash generated from operations	6,346,331		20,304,459	32,257,284	46,304,951	45,401,226
Cash used for investing activities	(82,377,386)		(152,586,320)	(61,176,060)	(26,899,679)	(13,401,985)
Cash generated from financing/refinancing:
Limited partner contribution	96,962,748	(2)	193,033,149	47,595,736	11,494,948	10,872,156
Third-party debt	(4,111,374)		(2,325,028)	15,000,000	—	—

Total cash generated from operations, sales and financing/refinancing	$16,820,319		$58,426,260	$33,676,960	$30,900,220	$42,871,397

Less: Cash distributions to investors:
from operating cash flow	$(5,559,280	)(3)	$(20,189,164)	$(36,263,322)	$(35,167,083)	$(40,952,211)

Cash generated after cash distributions to investors	$11,261,039		$38,237,096	$(2,586,362)	$(4,266,863)	$1,919,186

Less: Special items (not including sales and financing/refinancing):
Contributions from preferred stockholders	$—		$—	$—	$—	$—
Contributions from limited partners	96,962,748		193,033,149	47,595,736	11,494,948	10,872,156
Contributions from note holders	—		—	—	—	—
Payment of interest on loan	258,067		—	283,562	1,500,000	1,500,000
Acquisition of land and buildings	—		—	—	—	—
Amortization of principal on loans	—		—	—	—	—
Other	—		—	—	—	—

Cash (deficiency) after cash distributions and special items	$(85,959,776)		$(154,796,053)	$(50,465,660)	$(17,261,811)	$10,452,970

Tax and Distributions Data Per $1000 Invested
Federal income tax results: Ordinary income (loss):
from operations	$131		$75	$122	$122	$127
Capital gain (loss)	—		—	—	—	—
Cash Distributions to Investors	31		39	96	64	67
Source (on GAAP basis):
from interest income	31		39	96	64	67

Total distributions on GAAP basis	$45		$61	$96	$97	$97

Source on cash basis:
from operations	$45		$61	$96	$97	$97

Total distributions on cash basis	$31		$39	$96	$64	$67

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table(4)	—		—	—	—	100%

(1)	Estimate as tax return was extended and has not been filed.

(2)	Includes proceeds from primary offering and distribution reinvestment plan.

(3)	Includes limited partner distributions and general partner distributions.

(4)	Represents the percentage of the net proceeds available for investment that remain invested in program loans and investments at the end of the last year reported in the table.

Past performance is not necessarily indicative of future performance.

TABLE III (CONTINUED)

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

UNITED DEVELOPMENT FUNDING LAND OPPORTUNITY FUND, L.P.

	2008	2009	2010	2011
Gross Revenue	$70,368	$1,264,131	$1,737,911	$2,494,297
Less:
Operating expenses	234,263	1,416,322	1,060,334	1,284,497
Interest expense	177,936	1,524,207	986,430	598,438
Depreciation and amortization	16,780	389,778	445,208	176,575

Net Income — GAAP basis	$(358,611)	$(2,066,176)	$(754,061)	$434,787

Taxable Income:
from operations	$(354,069)	$(2,050,544)	$(790,105)	$345,478 (1)
Cash generated from operations	1,064,476	(2,440,175)	(509,948)	(1,740,193)
Cash used for investing activities	(20,956,318)	(1,170,996)	(4,716,562)	(13,917,136)
Cash generated from financing/refinancing:
Limited partner contribution	6,336,335	15,373,921	4,982,328	26,542,795
Third-party debt	16,327,581	(10,017,687)	2,332,493	(8,510,034)

Total cash generated from operations, sales and financing/refinancing	$2,772,074	$1,745,063	$2,088,311	$2,375,432

Less: Cash distributions to investors:
from operating cash flow	$—	$—	$—	$—

Cash generated after cash distributions to investors	$2,772,074	$1,745,063	$2,088,311	$2,375,432

Less: Special items (not including sales and financing/refinancing):
Contributions from preferred stockholders	$—	$—	$—	$—
Contributions from limited partners	6,336,335	15,373,921	4,982,328	26,542,795
Contributions from note holders	—	—	—	—
Payment of interest on loan	171,226	1,961,344	974,268	846,281
Acquisition of land and buildings	—	—	—	—
Amortization of principal on loans	—	—	—	—
Other	—	—	—	—

Cash (deficiency) after cash distributions and special items	$(3,735,487)	$(15,590,202)	$(3,868,285)	$(25,013,644)

Tax and Distributions Data Per $1000 Invested Federal income tax results: Ordinary income (loss):
from operations	$(56)	$(137)	$(31)	$7
Capital gain (loss)	—	—	—	—
Cash Distributions to Investors	—	—	—	—
Source (on GAAP basis):
from interest income	—	—	—	—

Total distributions on GAAP basis	$—	$—	$—	$—

Source on cash basis:
from operations	—	—	—	—

Total distributions on cash basis	$—	$—	$—	$—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table(2)	—	—	—	100%

(1)	Estimate as tax return was extended and has not been filed.

(2)	Represents the percentage of the net proceeds available for investment that remain invested in program loans and investments at the end of the last year reported in the table.

Past performance is not necessarily indicative of future performance.

TABLE V

(UNAUDITED)

SALES OR DISPOSALS OF PROPERTY

The following table presents summary information on the results of the repayment of loans and equity investments since January 1, 2008 by Prior Real Estate Programs having investment objectives similar or identical to ours. All figures are through December 31, 2011. United Mortgage Trust reinvests the proceeds from loan repayments and has no plan to liquidate and terminate the fund on or before any specific date. The table below reflects the performance of the portfolio in terms of the loans purchased, loans repaid and losses associated with the loans for each calendar year 2008 through 2011. Specifically, the dollar amount and number of Residential Mortgages and Contracts for Deed, Interim Mortgages and Land Development Investments at the beginning of each year, the dollar amount and number of loans repaid each year, the dollar amount and number of loans added each year, the dollar amount and number of loans foreclosed upon each year, the losses realized from the sale of foreclosed properties securing the loans each year, the dollar amount and number of foreclosed properties remaining at the end of each year and the total of loan losses including provision for loan losses on the outstanding portfolio at the end of each year.

Loan losses and provision for loan losses for United Mortgage Trust for the respective years are included, along with all other operating expenses, in “Gross Revenue — Less — Operating expenses” in Table III for United Mortgage Trust on page A-4. “Net income” in such Table III reflects earnings from interest income less expenses inclusive of loan losses and provisions for loan losses. See the disclosure in the “Prior Performance Summary — Public Programs — United Mortgage Trust” for a discussion of United Mortgage Trust’s prior performance.

United Mortgage Trust

	2008	2009	2010	2011	Total
Residential Mortgages & Contracts for Deed
Investment in notes	$690,302	$508,883	$351,154	$45,020	$905,057
Number of notes purchased during period	15	11	7	1	19
Principal receipts	$346,659	$837,528	$266,683	$560,971	$1,665,152
Total number of loans paid off	11	37	19	73	129
Number of foreclosed properties liquidated	8	19	6	11	36
Amount outstanding at liquidation	$346,659	$837,528	$266,653	$560,971	$1,665,152
Proceeds from sale of foreclosed properties	$42,350	$61,481	$165,143	$126,012	$352,636
Losses realized	$304,309	$776,046	$101,511	$434,959	$1,312,516
Number of loans prepaid in full	3	18	13	62	93
Foreclosed properties at end of period	$865,903	$537,529	$621,759	$105,807
Number of foreclosed properties at end of period	19	11	12	2
Interim Mortgages
Investment in interim mortgages	$6,531,253	$4,634,927	$2,225,595	$251,080	$7,111,602
Number of notes purchased during period	277	65	6	3	74
Interim mortgage receipts	$2,893,139	$2,851,065	$9,943,235	$1,883,489	$14,677,789
Total number of notes paid off	121	46	45	120	211
Number of foreclosed properties liquidated	21	19	13	62	94
Amount outstanding at liquidation	$1,013,242	$1,170,536	$1,473,862	$4,919,816	$7,564,214
Proceeds from sale of foreclosed properties	$919,574	$924,711	$1,473,862	$4,762,335	$7,160,908
Losses realized	$93,668	$245,825	—	$157,481	$403,306
Number of notes paid off in full	100	27	32	58	117
Foreclosed properties at end of period	$6,515,841	$9,428,678	$10,180,411	$5,511,675
Number of foreclosed properties at end of period	104	150	143	84
Land Development Investment(1)
Land development line-of-credit draws	$16,257,783	$29,162,246	$25,455,567	$24,970,794	$79,588,606
Land development line-of-credit pay downs	$27,095,508	$28,493,159	$27,101,710	$19,025,955	$74,620,824
Loan Losses Including Provision for Loan Losses(2)	$2,025,381	$2,412,500	$1,111,000	$720,000	$4,243,500

(1)	United Mortgage Trust has extended a five year revolving credit facility not to exceed $75,000,000 to United Development Funding, L.P. The facility is secured by loans for the acquisition and development of land into single family residential lots. This section reflects advances and repayments under the credit facility. Interest income from the credit facility is reflected as part of “gross revenue” on Table III for United Mortgage Trust on page A-4.

(2)	Reflects loan losses and provision for loan losses for all categories of loans. Loan losses are charged off against loan loss reserves and provision for loan losses are expensed in the corresponding year and therefore, net income reported for each year reflects the performance of the fund after loan losses and provision for loan losses. See Table III for United Mortgage Trust on page A-4 for a statement of United Mortgage Trust’s net income.

Past performance is not necessarily indicative of future performance.

TABLE V (CONTINUED)

(UNAUDITED)

SALES OR DISPOSALS OF PROPERTY

The following presents summary information on the results of the repayment of loans and equity investments since June 2003 (the inception of UDF I) by Prior Real Estate Programs having investment objectives similar or identical to ours. All figures are through December 31, 2011. United Development Funding, L.P. and United Development Funding II, L.P. reinvest the proceeds from loan repayments and equity investments and have no plans to liquidate and terminate the funds on or before any specific date. The table below reflects the performance of the portfolios in terms of loans and equity investments made, loans repaid, equity investments returned, interest income and/or profit participation received on loans and equity investments and portions of loans converted to equity participations.

Performance of the individual loans and/or equity investments is reflected in the final column, “Interest Earned and/or Profit Participation.” Net income for each of the years 2007 through 2011 is stated in Table III on pages A-5 and A-6.

United Development Funding, L.P. and United Development Funding II, L.P.

Loan or Equity Investment	Date Funded(1)	Date of Final Repayment(1)		Payments Received	Original Loan and Funds Advanced Net of Interest	Amount of Loan Repaid and Interest Earned or Equity and Profit Returned(2)		Conversion to Equity(3)	Interest Earned and/or Profit Participation(4)
15th Street Village, LP	November 17, 2003	December 28, 2004	(5)	$649,418	$368,101	$649,418		$—	$281,317
Downtown Vista Development Co, LP	February 22, 2005	March 23, 2005		391,970	387,500	391,970		—	4,470
Arete Real Estate & Development Co.	October 28, 2003	December 1, 2003		1,677,122	1,677,122	1,677,122		—	—
Cottonwood Valley Partners, L.P.	September 30, 2003	May 31, 2004		285,547	205,959	285,547		—	79,588
Cottonwood Valley Partners, L.P.	May 28, 2004	March 31, 2005		1,036,172	879,363	1,020,867	(6)	—	141,504
Centurion American Custom Homes, Inc.	August 18, 2003	February 27, 2004		145,253	137,200	145,253		—	8,053	(7)
EastChase Villas LTD	October 28, 2003	March 22, 2004		680,989	633,500	680,989		—	47,489
CENTURION ACQUISITIONS, L.P.	April 1, 2004	March 30, 2005	(5)	844,306	664,763	844,306		—	179,544
501 Maple Ridge, LTD	September 30, 2004	January 27, 2005		8,148,511	7,021,515	7,903,931	(8)	—	882,416
Centurion American Custom Homes, Inc.	July 31, 2003	February 27, 2004		289,672	263,711	289,672		—	25,961
Llano Development Company	December 23, 2003	January 23, 2004		746,007	736,469	746,007		—	9,538
Llano Development Company	January 23, 2004	October 29, 2004	(5)	6,437,594	5,779,438	6,437,594		—	658,156
Sendera Ranch, LTD	September 30, 2003	May 31, 2004		247,534	200,502	247,534		—	47,032
Shale-114, L.P.	June 25, 2004	March 30, 2005	(5)	1,823,716	1,481,057	1,823,716		—	342,659
Terrell Mesa Homes, LP	April 26, 2004	March 30, 2005	(5)	186,183	133,876	186,183		—	52,307
COR Investments, Inc.	September 3, 2003	May 20, 2004		126,480	113,843	126,480		—	12,637
One Creekside, LP	March 15, 2004	February 10, 2005		6,670,543	6,258,005	6,670,543		—	412,538
Ellis County TPR Development, LP	October 16, 2003	March 30, 2005	(5)	736,814	469,549	736,814		—	267,265
CENTURION ACQUISITIONS, L.P.	November 30, 2004	December 2, 2004		2,280,000	2,280,000	2,280,000		—	—
HLL Land Acquisitions of Texas, LP	December 1, 2004	May 31, 2005		1,670,351	2,108,437	1,670,351		525,541	87,455
El Tesoro Development, Ltd.	November 24, 2003	August 31, 2005		—	945,516	—		1,136,293	190,777
HLL Land Acquisitions of Texas, LP	October 28, 2004	May 31, 2005		5,674,567	7,115,346	5,674,567		1,769,015	328,236
HLL Land Acquisitions of Texas, LP	November 9, 2004	May 31, 2005		3,125,336	3,911,667	3,125,336		975,780	189,450
HLL Land Acquisitions of Texas, LP	December 13, 2004	May 31, 2005		2,713,349	3,412,450	2,713,349		869,598	170,497
HLL II Land Acquisitions of Texas, L.P.	March 17, 2005	August 26, 2005		3,099,252	3,092,726	3,099,252		216,200	222,726
HLL II Land Acquisitions of Texas, L.P.	April 8, 2005	September 15, 2005		824,374	1,203,165	824,374		458,977	80,186
HLL II Land Acquisitions of Texas, L.P.	May 26, 2005	September 1, 2005		970,447	1,221,950	970,447		276,544	25,041
Downtown Vista Development Company II, LP	May 31, 2005	June 30, 2005		—	—	—		—	—
HLL II Land Acquisitions of Texas, L.P.	August 1, 2005	September 30, 2005		1,581,291	1,900,013	1,581,291		340,508	21,785
HLL II Land Acquisitions of Texas, L.P.	April 15, 2005	August 31, 2005		—	460,000	—		485,889	25,889
HLL II Land Acquisitions of Texas, L.P.	June 6, 2005	September 15, 2005		579,552	560,000	579,552		—	19,552
Lakewood Heights Development, Inc.	February 28, 2005	November 2, 2005		13,458	11,887	13,458		—	1,571
Lakewood Heights Development, Inc.	December 1, 2004	November 2, 2005		6,802	5,931	6,802		—	871
Twelve Oaks Partners Ltd	January 31, 2004	October 31, 2005		3,766,151	2,722,722	3,766,151		—	1,043,429
Wylie Lakes, Ltd	May 2, 2003	September 2, 2005		2,641,471	1,928,980	2,641,471		—	712,490
Arete Real Estate & Development Co.	June 30, 2005	October 31, 2005	(5)	910,072	768,399	910,072		—	141,674
One KR Venture	December 1, 2004	August 9, 2005	(5)	5,871,235	5,321,973	5,871,235		—	549,263
Llano Development Company	October 22, 2004	December 31, 2005	(5)	8,944,817	6,803,820	8,944,817		—	2,140,997
Arete Real Estate and Development Company	November 1, 2004	October 31, 2005	(5)	1,584,297	1,476,880	1,584,297		—	107,417
Sherry R. Conyers, an individual, and Ms. Sherry Hi View Real Estate, LLC	November 3, 2004	August 15, 2006		460,160	407,753	460,160		—	52,407

Loan or Equity Investment	Date Funded(1)		Date of Final Repayment(1)		Payments Received	Original Loan and Funds Advanced Net of Interest	Amount of Loan Repaid and Interest Earned or Equity and Profit Returned(2)	Conversion to Equity(3)	Interest Earned and/or Profit Participation(4)
Charles B. Magee	July 8, 2005		December 7, 2006	(5)	$1,578,592	$1,318,346	$1,578,592	$—	$260,246
UDF TX One, LP	June 22, 2006		December 29, 2006		6,712,937	6,304,126	6,712,937	—	408,811
15th Street Village Condominiums #1, LP, 15th Street Village LP	November 27, 2004		March 5, 2006		1,558,915	1,321,904	1,558,915	—	237,011
Centurion Acquisitions, LP	December 10, 2003		January 1, 2006	(5)	4,782,248	4,119,172	4,782,248	—	663,076
Forestwood Limited Partnership, Ltd.	April 15, 2004		March 16, 2006		2,112,889	1,412,892	2,112,889	—	699,997
LP Woodland Lake Estates, Ltd.	October 15, 2004		January 26, 2006		1,344,809	1,096,557	1,344,809	—	248,252
Modern Modular Home Rental Corp.	July 8, 2004		January 26, 2006		849,472	621,761	849,472	—	227,711
Preston Farms, LP	June 4, 2004		January 1, 2006	(5)	1,430,143	1,430,143	1,430,143	—	—
CMC Communities, Inc.	May 27, 2003		May 1, 2006	(5)	2,048,927	1,643,858	2,048,927	—	405,069
CMC South Oak, LP.	April 1, 2003		May 11, 2006		318,643	128,092	318,643	—	190,551
One Creekside LP	February 10, 2005		February 15, 2006		1,392,607	1,249,528	1,392,607	—	143,079
Hibernia Townhouses, LLC	June 29, 2005		March 5, 2006		675,314	607,991	675,314	—	67,323
15th Street Village, LP	August 10, 2005		March 5, 2006		1,276,587	1,184,943	1,276,587	—	91,644
High Desert Land Company, Inc.	September 1, 2005		December 4, 2006	(5)	4,575,675	3,268,654	4,575,675	—	1,307,021
Centurion Acquisitions, LP	November 22, 2005		August 30, 2006	(5)	1,354,404	1,135,942	1,354,404	—	218,462
One KR Venture	August 9, 2005		March 30, 2006		2,781,843	2,698,154	2,781,843	—	83,689
Llano Development Company	December 31, 2005		May 12, 2006	(5)	10,202,529	8,353,433	10,202,529	—	1,849,096
Buffington JV Fund II, Ltd.	January 25, 2006		March 1, 2006	(5)	860,924	850,000	860,924	—	10,924
Hibernia Townhouses, LLC	—	(9)	February 24, 2006	(5)	41,607	20,707	41,607	—	20,900
Downtown Vista Development Company II, LP	May 31, 2005		July 11, 2006		2,575,998	1,889,370	2,575,998	—	686,628
Sendera Ranch, Ltd Phase 1	May 28, 2004		June 8, 2007		2,325,444	1,501,126	2,325,444	—	824,318
Buffington Hidden Lakes, Ltd.	June 15, 2006		February 28, 2007		4,735,910	4,333,322	4,735,910	—	402,588
Buffington JV Fund II, Ltd.	March 1, 2006		April 24, 2007		3,896,434	2,803,543	3,896,434	—	1,092,891
Forney Acquisitions LP	March 14, 2005		July 25, 2007		13,119,320	10,578,289	13,119,320	—	2,541,031
High Desert Land Company, Inc.	February 28, 2006		August 24, 2007		187,493	154,090	187,493	—	33,403
Centurion Acquisitions, LP	March 7, 2005		November 15, 2007		14,898,671	10,586,669	14,898,671	—	4,312,002
Centurion Acquisitions, LP	April 21, 2006		October 31, 2007		980,087	843,430	980,087	—	136,657
UMTH LD FLF I, LP	February 23, 2007		October 19, 2007		126,190	117,149	126,190	—	9,041
High Desert Land Company, Inc.	December 4, 2006		November 15, 2007		554,289	458,203	554,289	—	96,086
Shahan Prairie, L.P.	August 27, 2004		October 31, 2007		4,559,742	2,388,746	4,559,742	—	2,170,996
Valencia on the Lake, LP	August 29, 2006		May 1, 2008		11,917,145	8,428,572	11,917,145	—	3,488,573
CVGP	April 11, 2007		July 3, 2008		507,016	450,000	507,016	—	57,016
135 Settlers Place, Ltd	June 22, 2007		September 24, 2008		1,172,262	809,960	1,172,262	—	362,302
Arete Real Estate & Development Co.	July 2, 2007		May 27, 2008		3,522,153	2,423,823	3,522,153	—	1,098,330
UMTH LD FLF I, LP	November 29, 2006		June 10, 2008		302,549	251,130	302,549	—	51,419
UMTH LD FLF I, LP	December 5, 2006		June 10, 2008		355,218	301,738	355,218	—	53,480
UMTH LD FLF I, LP	May 3, 2007		June 10, 2008		615,146	544,306	615,146	—	70,840
UMTH LD FLF I, LP	December 21, 2007		June 10, 2008		321,153	304,198	321,153	—	16,955
Buffington JV Fund II, Ltd.	March 1, 2006		April 29, 2008		2,817,183	1,800,000	2,817,183	—	1,017,183
One Woodland Springs, LTD.	March 12, 2009		April 7, 2009		180,910	179,162	180,910	—	1,748
Sinclair-KD, LLC	September 26, 2007		April 6, 2010		1,346,558	570,150	1,346,558	—	776,408

					$194,756,749	$165,554,267	$194,496,864	$7,054,345	$35,996,944

(1)	Reflects the number of days the loan or equity investment was outstanding.

(2)	Reflects the proceeds from the loan or equity investment repayment including interest earned and/or profit participation earned.

(3)	Represents notes that were paid and the balance was converted to equity investments.

(4)	Reflects the interest earned or profit participation realized from loans or equity investments.

(5)	Net funding.

(6)	Differs from cash received as a result of a due diligence fee that was received at the time of renewal of the original loan.

(7)	Letter of credit.

(8)	Differs from cash received as a result of a $224,580 origination fee received by United Development Funding, L.P. and $20,000 cash received.

(9)	No funds advanced; income from profit participation earned through affiliate.

Past performance is not necessarily indicative of future performance.

TABLE V (CONTINUED)

(UNAUDITED)

SALES OR DISPOSALS OF PROPERTY

The following presents summary information on the results of the repayment of loans and equity investments since June 2005 (the inception of UDF III) by Prior Real Estate Programs having investment objectives similar or identical to ours. All figures are through December 31, 2011. United Development Funding III, L.P. reinvests the proceeds from loan repayments and intends to liquidate and terminate the fund on or before December 31, 2028. The table below reflects the performance of the portfolio in terms of loans made, loans repaid and interest income received on loans.

Performance of the individual loans is reflected in the final column, “Interest Earned and/or Profit Participation.” Net income for the years 2007, 2008, 2009, 2010 and 2011 is stated in Table III on page A-7.

United Development Funding III, L.P.

Loan or Equity Investment	Date Funded(1)	Date of Final Repayment(2)	Payments Received	Original Loan and Funds Advanced net of Interest	Amount of Loan Repaid & Interest Earned or Equity & Profit Returned(3)	Interest Earned(4)
Centurion Acquisitions, LP	July 14, 2006	December 21, 2007	$2,502,007	$1,958,570	$2,502,007	$543,437
Midlothian Longbranch, LP	August 14, 2006	October 30, 2007	905,963	730,494	905,963	175,469
SPH Investments	May 21, 2007	November 30, 2007	4,075,750	3,931,996	4,075,750	143,754
Centurion Acquisitions, LP	November 16, 2006	December 21, 2007	7,115,576	6,175,795	7,115,576	939,781
Sendera Ranch Phase I Development, LP	May 21, 2007	December 21, 2007	1,243,906	1,189,529	1,243,906	54,377
Buffington JV Fund II, Ltd	March 7, 2007	May 30, 2008	10,171,966	9,248,467	10,171,966	923,499
Buffington Hidden Lakes, Ltd	December 19, 2006	May 30, 2008	8,523,278	7,297,727	8,523,278	1,225,551
Oak Island Investments, LLC	March 28, 2007	September 2, 2008	4,578,860	3,760,496	4,578,860	818,364
Buff Star Ventures, Ltd.	May 16, 2007	May 19, 2008	1,023,438	939,080	1,023,438	84,358
Arete Real Estate and Development Company	July 2, 2007	May 27, 2008	4,623,920	4,039,545	4,623,920	584,375
Buffington Colorado Crossing, Ltd.	August 17, 2007	May 30, 2008	3,744,374	3,352,236	3,744,374	392,138
Buffington Stonewall Ranch, Ltd.	August 17, 2007	May 30, 2008	6,847,124	6,172,085	6,847,124	675,039
Buffington Zachary Scott, Ltd.	August 17, 2007	May 30, 2008	3,816,367	3,344,854	3,816,367	471,513
CTMGT Sanger, LLC	May 1, 2008	August 14, 2008	2,488,363	2,390,344	2,488,363	98,019
OU Land Acquisitions 2	January 3, 2007	July 7, 2009	2,042,991	1,405,403	2,042,991	637,588
MC 246 South LTD	October 9, 2008	May 14, 2009	4,973,400	4,516,317	4,973,400	457,083
Travis Ranch, LLC	October 10, 2008	July 2, 2009	9,555,197	8,502,039	9,555,197	1,053,158
BHM Highpointe Private Roads, LLC	December 29, 2008	June 24, 2009	11,677,526	10,918,694	11,677,526	758,832
CTMGT, LLC	May 9, 2008	January 28, 2010	1,657,127	1,275,647	1,657,127	381,480
CTMGT, LLC	July 2, 2009	July 29, 2010	798,993	687,894	798,993	111,099
CTMGT Land Holdings, LP	July 2, 2009	September 29, 2010	9,847,034	8,602,115	9,847,034	1,244,919
Buffington Land, LTD	September 24, 2008	October 28, 2010	8,043,526	7,479,224	8,043,526	564,302
Spring Stuebner	June 27, 2008	January 19, 2011	1,473,061	1,328,401	1,473,061	144,660
Buffington Capital Homes, LTD	August 15, 2008	August 12, 2011	3,065,311	2,815,533	3,065,311	249,778
Woods Chin Chapel, LTD	May 1, 2009	June 28, 2011	1,191,870	943,467	1,191,870	248,403
OU Land Acquisition, L.P	July 7, 2009	January 19, 2011	2,871,263	2,316,872	2,871,263	554,391
UDF TX One, LP	November 17, 2010	January 6, 2011	409,471	406,441	409,471	3,030
Woods Chin Chapel, LTD	May 1, 2010	June 28, 2011	138,095	126,989	138,095	11,106
Kenroc Development, LLC	January 19, 2011	December 29, 2011	4,336,849	4,031,966	4,336,849	304,883

			$123,742,606	$109,888,220	$123,742,606	$13,854,386

(1)	Represents the original effective date of the loan.

(2)	Represents the date of final repayment or the date the loan matured and was not renewed if there was no balance when the loan matured.

(3)	Reflects the proceeds from the loan repayment including interest earned.

(4)	Reflects the interest earned from repaid loans.

Past performance is not necessarily indicative of future performance.

TABLE V (CONTINUED)

(UNAUDITED)

SALES OR DISPOSALS OF PROPERTY

The following presents summary information on the results of the repayment of loans and equity investments since April 2008 (the inception of UDF LOF) by Prior Real Estate Programs having investment objectives similar or identical to ours. All figures are through December 31, 2011. United Development Funding Land Opportunity Fund, L.P. reinvests the proceeds from loan repayments. The table below reflects the performance of the portfolio in terms of loans made, loans repaid and interest income received on loans.

Performance of the individual loans is reflected in the final column, “Interest Earned and/or Profit Participation.” Net income for the years 2008, 2009, 2010 and 2011 is stated in Table III on page A-8.

United Development Funding Land Opportunity Fund, L.P.

Loan or Equity Investment	Date Funded(1)	Date of Final Repayment(2)	Payments Received	Original Loan and Funds Advanced net of Interest	Amount of Loan Repaid & Interest Earned or Equity & Profit Returned(3)	Conversion to Equity(4)	Interest Earned(5)
United Development Funding, LP	August 20, 2008	October 3, 2008	$1,005,178	$1,000,000	$1,005,178	$—	$5,178
TCI Hines Acres, LLC	December 17, 2008	July 2, 2009	5,461,096	5,000,000	5,461,096	—	461,096
Transcontinental Realty Investors, Inc.	March 11, 2009	August 24, 2009	2,263,853	2,100,500	2,263,853	—	163,353
Mi Arbolito	January 15, 2009	June 1, 2010	4,519,646	3,592,728	4,519,646	—	926,918
CTMGT, LLC	July 2, 2009	September 22, 2010	295,936	249,178	295,936	—	46,758
CTMGT Coppell	January 28, 2010	November 22, 2010	3,495,092	3,326,894	3,495,092	—	168,198
CTMGT Land Holdings, LP	July 2, 2009	December 29, 2011	5,798,311	5,221,901	5,798,311	—	576,410
CTMGT Stoneleigh	January 29, 2010	September 8, 2011	—	1,387,639	—	1,523,643	136,004
UMT Home Finance	June 2, 2010	December 29, 2011	3,854,211	3,316,972	3,854,211	—	537,239
Rayzor/Centurion	June 10, 2010	December 29, 2011	14,224,569	13,725,000	14,224,569	—	499,569

			$40,917,892	$38,920,812	$40,917,892	$1,523,643	$3,520,723

(1)	Represents the original effective date of the loan.

(2)	Represents the date of final repayment or the date the loan matured and was not renewed if there was no balance when the loan matured.

(3)	Reflects the proceeds from the loan repayment including interest earned.

(4)	Represents the balance of loan that was repaid via conversion to equity.

(5)	Reflects the interest earned from repaid loans.

Past performance is not necessarily indicative of future performance.

EXHIBIT B

FORM OF SUBSCRIPTION AGREEMENT

United Development Funding IV

Subscription Agreement

See pages B-7 through B-8 for instructions.

Total Invested: $	Total Shares:	State in Which Sale Is Made:
($20 per share)
☐ Net of Commission Purchase (“NOCP”). Check this box if you are eligible for a NOCP.±

± NOCPs are available to registered associates and other employees of soliciting broker/dealers, United Development Funding IV, and their affiliates, and participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, Registered Investment Advisor (RIA), bank trust account, etc. Representative designated in Section 6 of this form will not receive selling commission. Refer to prospectus for detail.

THIS SUBSCRIPTION AGREEMENT is made and entered into between United Development Funding IV, a Maryland real estate investment trust (the “Fund”), and the investor(s) whose signature appears below (collectively or individually, the “Investor”).

1.	Purchase Information and Payment Instructions.

A.	Purchase Information

☐	Initial Investment (Minimum $1,000 for purchases through IRA or other qualified account and $2,500 for other purchases; provided however, that investors in Tennessee must purchase at least 250 shares for $5,000)

☐	Additional Investment (Minimum $1,000)

Investor	is subscribing to acquire, upon the terms and conditions set forth in this Subscription Agreement, the number of common shares of beneficial interest of the Fund (the “Shares”) as set forth above upon payment for such Shares.

B.	Payment Instructions

i.	For custodial accounts, such as IRAs and other qualified plans:

Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address set forth in Section 1(B)(ii) below.

ii.	For all other investments:

Checks should be made payable to “United Development Funding IV,” and the completed Subscription Agreement and check should be sent as follows:

For regular mail:	For overnight deliveries:
United Development Funding IV	United Development Funding IV
c/o DST Systems, Inc.	c/o DST Systems, Inc.
PO Box 219096	430 West 7th Street
Kansas City, Missouri 64121-9096	Kansas City, Missouri 64105

You will not be admitted as a shareholder of the Fund until this Subscription Agreement has been accepted and countersigned by the Fund. The Fund may reject any subscription, in whole or in part, in its sole discretion. Subscriptions will be accepted or rejected within 30 days of their receipt. The Fund will accept groups of subscriptions on an orderly basis no less frequently than monthly, and if your subscription is accepted, you will be admitted as a shareholder of the Fund not later than the last day of the calendar month following the date your subscription was accepted. If the Fund rejects your subscription, the purchase price will be returned to you within 10 business days after the rejection of your subscription. If you provide payment that in the aggregate differs from the payment required to purchase the number of Shares indicated above or if your calculations of the Shares to be purchased with the amount actually submitted is incorrect, your subscription will be automatically deemed a subscription for the maximum number of Shares that may be purchased for such amount.

4. Distributions. ***(Please check one box in either section A or B, depending on the registration type. Please note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.)***

A. Non-Custodial Registration

☐ I elect to participate in the distribution reinvestment plan of the Fund.

☐ I prefer distributions be paid to me at my address listed under Section 3.

☐ I prefer to direct distributions (non-custodial accounts) to my checking or savings account or to a party other than the registered owner per the following instructions:

Name of Third Party Financial Institution

Name on Account

Account #

Bank's ABA/Routing #

Mailing Address

City

State

Zip Code

☐ **Checking Account** *(must enclose voided check)** ☐ **Savings Account** *(must provide bank verification)*

** By enclosing a voided check, you authorize the Fund to make electronic deposits to the designated checking or savings account. This authority is to remain in force until the Fund has received written notification of its termination at such time and in such manner as to give the Fund reasonable time to act. In the event that the Fund deposits funds erroneously into the account, it is authorized to debit the account for the amount of the erroneous deposit.*

B. Custodial Registration

☐ I elect to participate in the distribution reinvestment plan of the Fund.

☐ I prefer for distributions to be sent to the custodian for the benefit of the Investor.

5. Subscriber Signatures. Please carefully read and separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

In order to induce the Fund to accept this subscription, I hereby represent and warrant as follows:

		Owner	Joint Owner
(a)	I have received the Prospectus for the Fund, and I accept the terms and conditions of the declaration of trust and bylaws of the Fund.	Initials	Initials
(b)	I have (i) a net worth (exclusive of home, furnishings and automobiles) of $250,000 or more; or (ii) a net worth (exclusive of home, furnishings and automobiles) of at least $70,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $70,000 annual gross income, or I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under "Suitability Standards."	Initials	Initials
(c)	If I am a California, Kentucky, Missouri, Ohio, Oregon or Pennsylvania resident, this investment does not exceed 10% of my liquid net worth, as set forth in the Prospectus. If I am an Alabama or Iowa resident, this investment, when added to myinvestments in similar programs, does not exceed 10% of my liquid net worth, as set forth in the Prospectus. If I am a Michigan or Ohio resident, this investment, when added to my investments in affiliates of the Fund, does not exceed 10% of my liquid net worth, as set forth in the Prospectus. If I am a resident of Kansas or Massachusetts,I acknowledge the recommendation of the Kansas Office of the Securities Commissioner or the Massachusetts Securities Division that I should limit my aggregate investment in the Fund and other similar investments to not more than 10% of my liquid net worth (for purposes of the recommendation of the Kansas Office of Securities Commissioner, "liquid net worth" is defined as that portion of total net worth that consists of cash, cash equivalents, and readily marketable securities.)	Initials	Initials
(d)	I am purchasing the Shares for my own account, and I acknowledge that the Shares are not liquid and there is no public market for this investment.	Initials	Initials
(e)	I am not an Unacceptable Investor, as such term is defined in the Prospectus under "Suitability Standards — Restrictions Imposed by the USA PATRIOT Act and Related Acts."	Initials	Initials

I declare that the information supplied above is true and correct and may be relied upon by the Fund in connection with my investment in the Fund. Under penalties of perjury, by signing this Subscription Agreement, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, (b) I am not subject to back-up withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to back-up withholding and (c) except as otherwise expressly indicated above, I am a U.S. person (including a U.S. resident alien). The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

YOU DO NOT WAIVE ANY RIGHTS YOU MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL YOU HAVE BEEN IN RECEIPT OF THE FINAL PROSPECTUS (AT LEAST FIVE BUSINESS DAYS). IF YOUR SUBSCRIPTION IS ACCEPTED, YOU WILL BE SENT A CONFIRMATION OF YOUR PURCHASE AFTER YOU HAVE BEEN ADMITTED AS AN INVESTOR.

Signature of Investor or Trustee

Signature of Joint Owner, Trustee or Custodian, if applicable

Date

SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY:

CONDITIONS RESTRICTING TRANSFER OF SHARES

260.141.11 Restrictions on Transfer.

(a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the “Rules”) adopted under the California Corporate Securities Law (the “Code”) shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

(b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:

(1) to the issuer;

(2) pursuant to the order or process of any court;

(3) to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;

(4) to the transferor’s ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor’s ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee’s ancestors, descendants or spouse;

(5) to holders of securities of the same class of the same issuer;

(6) by way of gift or donation inter vivos or on death;

(7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;

(8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

(9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner’s written consent is obtained or under this rule not required;

(10) by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

(11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

(12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

(13) between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;

(14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

(15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (1) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (2) delivers to each purchaser a copy of this rule, and (3) advises the Commissioner of the name of each purchaser;

(16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; or

(17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

“IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.”

INSTRUCTIONS FOR UNITED DEVELOPMENT FUNDING IV SUBSCRIPTION AGREEMENT

Please follow these instructions carefully for each section. Failure to do so may result in the rejection of your subscription. All information in the Subscription Agreement should be completed as follows:

Net of Commission Purchase (“NOCP”).

•

Please check the box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be completed through that broker-dealer, not through the RIA.

Purchase Information and Payment Instructions. (Section 1 of Subscription Agreement)

•

You must purchase at least 50 shares (for $1,000) if you are purchasing through an individual retirement account or other qualified account. If you are not purchasing through a qualified account, you must purchase at least 125 units (for $2,500); provided however, that investors in Tennessee must purchase at least 250 shares (for $5,000). Please indicate the number of shares to be purchased and the purchase price for those shares.

•	Shares may be purchased only by persons meeting the standards set forth under the section of the Prospectus entitled “Suitability Standards.”

•	Please indicate the state in which the sale is to be made at the top of the Subscription Agreement.

Type of Ownership. (Section 2 of Subscription Agreement)

•	Please check the appropriate box to indicate the type of entity or type of individuals subscribing.

Registration Name and Address. (Section 3 of Subscription Agreement)

•	Please enter the exact name in which the Shares are to be held.

•	For joint tenants with right of survivorship or tenants in common, include the names of both investors.

•	In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed.

•	Trusts should include the name of the trustee (include a copy of the trust agreement).

•

All investors must complete the space provided for taxpayer identification number or social security number. In the case of a qualified plan or trust, enter both the investor’s social security number (for identification purposes) and the custodian or trustee’s taxpayer identification number (for tax purposes).

•	By signing the Subscription Agreement, the investor is certifying that this number is correct.

•	Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a qualified plan or trust, this will be the address of the custodian or trustee.

Distributions. (Section 4 of Subscription Agreement)

•

Each investor who elects to have distributions reinvested agrees to notify the Fund and the broker-dealer named in the Subscription Agreement in writing if at any time he or she fails to meet the applicable minimum income and net worth standards or he or she is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement.

•

If cash distributions are to be sent to an address other than that provided in Section 3 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address and a voided check. For custodial accounts, distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

Subscriber Signatures. (Section 5 of Subscription Agreement)

•	Please separately initial each representation where indicated.

•	If title is to be held jointly, all parties must date and sign this Section as follows:

•	Individual: One signature required.

•	Joint Tenants with Right of Survivorship: All parties must sign.

•	Tenants in Common: All parties must sign.

•	Community Property: All parties must sign.

•	Pension or Profit-Sharing Plans: The trustee signs the Signature Page.

•	Trust: The trustee signs. Provide the name of the trust, the name of the trustee and the name of the beneficiary (include a copy of the trust agreement).

•

Partnership:    Identify whether the entity is a general or limited partnership. The general partners must be identified and each must sign. In the case of an investment by a general partnership, all partners must sign (unless a “managing partner” has been designated for the partnership, in which case he or she may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted).

•

Corporation:    The Subscription Agreement must be accompanied by (1) a certified copy of the resolution of your board of directors designating the officer(s) of the corporation authorized to sign on behalf of the corporation and (2) a certified copy of the Board’s resolution authorizing the investment.

•

IRA and IRA Rollovers:    Requires signature of authorized signer (e.g., an officer) of the bank, trust company, or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment.

•	Keogh (HR 10): Same rules as those applicable to IRAs.

•

Uniform Gift to Minors Act (UGMA) or Uniform Transfers to Minors Act (UTMA):    The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the gift is being made.

PLEASE NOTE THAT SIGNATURES DO NOT HAVE TO BE NOTARIZED.

Financial Advisor. (Section 6 of Subscription Agreement)

•

This Section is to be completed by the investor’s financial advisor. Please complete all financial advisor information contained in Section 6 of the Subscription Agreement, including suitability certification.

•

Include documentation completed by the broker-dealer that the investor(s) and registered owner(s) do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions. This could include a screen print from the FINRA Anti-Money Laundering web site if an electronic check is performed, a signed attestation from the person performing a manual check if this method is used, or a screen-print and written attestation if some other database is used.

Only original, completed copies of Subscription Agreements can be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Fund.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THE SUBSCRIPTION AGREEMENT, PLEASE CALL UNITED DEVELOPMENT FUNDING IV INVESTOR SERVICES AT (800) 859-9338.

EXHIBIT C

DISTRIBUTION REINVESTMENT PLAN

United Development Funding IV, a Maryland real estate investment trust (the “Trust”), has adopted this distribution reinvestment plan (the “Plan”), administered by the Trust or an unaffiliated third party (the “Administrator”), as agent for shareholders who elect to participate in the Plan (“Participants”), on the terms and conditions set forth below.

1. Election to Participate.    Any purchaser of common shares of beneficial interest of the Trust, par value $0.01 per share (the “Shares”), may become a Participant by making a written election to participate on such purchaser’s subscription agreement at the time of subscription for Shares. Any shareholder who has not previously elected to participate in the Plan, and subject to Section 9(b) herein, any participant in any previous or subsequent publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Trust or its affiliates (an “Affiliated Program”), may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. Participants in the Plan may designate the amount of their cash distributions (other than “Excluded Distributions” as defined below) with respect to all Shares or shares of stock or units of limited partnership interest of an Affiliated Program (collectively “Securities”) owned by them reinvested pursuant to the Plan.

2. Distribution Reinvestment Plan.    The Administrator will receive the designated amount of cash distributions (other than Excluded Distributions) paid by the Trust or an Affiliated Participant with respect to Securities of Participants (collectively, the “Distributions”). Participation will commence with the next Distribution payable after receipt of the Participant’s election pursuant to Section 1 hereof, provided it is received at least ten (10) days prior to the last day of the period to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a holder of Securities will become a Participant in the Plan effective on the first day of the period following such election, and the election will apply to the designated amount of Distributions attributable to such period and to all periods thereafter. As used in this Plan, the term “Excluded Distributions” shall mean those cash or other distributions designated as Excluded Distributions by the board of trustees of the Trust or the board or general partner of an Affiliated Program, as applicable.

3. General Terms of Plan Investments.    The Administrator will apply all Distributions subject to this Plan, as follows:

(a) The Administrator will invest Distributions in Shares at a price of $20.00 per Share until the earliest to occur of: (1) the issuance of all Shares reserved for issuance pursuant to the Plan; (2) the termination of the Trust’s initial public offering of the Shares reserved for issuance under the Plan pursuant to the Trust’s prospectus dated April 27, 2012, as thereafter amended or supplemented (the “Initial Offering”), and any subsequent offering of Plan Shares pursuant to an effective registration statement, excluding the registration provided in Section 3(c) herein (a “Future Registration”); or (3) the determination by the board of trustees of the Trust that the number of Shares traded in a secondary market is more than a de minimis amount.

(b) If Shares reserved for issuance pursuant to the Plan remain available for issuance, Shares are being offered to the public pursuant to the Initial Offering or a Future Registration, and the board of trustees of the Trust determines that Shares are being traded in a secondary market and the amount of such Shares traded is more than a de minimis amount, the Administrator will invest Distributions in Shares at a price equal to the most recent per share price at which Shares were traded in the secondary market prior to the close of business on the last business day prior to the date of the Distribution, as determined by the board of trustees of the trust.

(c) No selling commissions or dealer manager fees shall be paid with respect to shares purchased pursuant to the Plan.

(d) For each Participant, the Administrator will maintain an account which shall reflect for each period in which Distributions are paid (a “Distribution Period”) the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.

(e) Distributions shall be invested in Shares by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to Participants. Any interest earned on such accounts will be paid to the Trust and will become property of the Trust.

(f) Participants may acquire fractional Shares, computed to four decimal places, so that 100% of the Distributions will be used to acquire Shares. The ownership of the Shares shall be reflected on the books of the Trust or its transfer agent.

(g) In making purchases for Participants’ accounts, the Administrator may commingle Distributions attributable to Shares owned by Participants and any additional payments received from Participants.

4. Absence of Liability.    Neither the Trust nor the Administrator shall have any responsibility or liability as to the value of the Shares, any change in the value of the Shares acquired for the Participant’s account, or the rate of return earned on, or the value of, the interest-bearing accounts in which Distributions are invested. Neither the Trust nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant’s participation in the Plan upon such Participant’s death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant.

5. Suitability.

(a) Each Participant shall notify the Administrator in the event that, at any time during the Participant’s participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the subscription agreement for the Participant’s initial purchase of Shares.

(b) For purposes of this Paragraph 5, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the prospectus for the Participant’s initial purchase of Shares.

6. Reports to Participants.    Within ninety (90) days after the end of each calendar year, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received, the number of Shares purchased and the per Share purchase price for such Shares pursuant to the Plan during the prior year. Each statement also shall advise the Participant that, in accordance with Section 5 hereof, the Participant is required to notify the Administrator in the event there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Shares becomes inaccurate. Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the Trust or the Administrator at least annually.

7. No Drawing.    No Participant shall have any right to draw checks or drafts against the Participant’s account or give instructions to the Trust or the Administrator except as expressly provided herein.

8. Taxes.    Taxable Participants may incur a tax liability for Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Plan.

9. Reinvestment in Subsequent Programs.

(a) After the termination of the Initial Offering, the Trust may determine, in its sole discretion, to cause the Administrator to provide to each Participant notice of the opportunity to have some or all of such

Participant’s Distributions (at the discretion of the Administrator and, if applicable, the Participant) invested through the Plan in any publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Trust or an Affiliated Program (a “Subsequent Program”). If the Trust makes such an election, Participants may invest Distributions in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:

(i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

(ii) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended;

(iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program;

(v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program; and

(vi) the Subsequent Program has substantially identical investment objectives as the Trust.

(b) The Trust may determine, in its sole discretion, to cause the Administrator to allow one or more participants of an Affiliated Program to become a “Participant.” If the Trust makes such an election, such Participants may invest distributions received from the Affiliated Program in Shares through this Plan, if the following conditions are satisfied:

(i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Plan and such prospectus allows investment pursuant to the Plan;

(ii) a registration statement covering the interests in the Plan has been declared effective under the Securities Act of 1933, as amended;

(iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv) the Participant executes the subscription agreement included with the prospectus for the Plan;

(v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Plan; and

(vi) the Affiliated Program has substantially identical investment objectives as the Trust.

10. Termination.

(a) A Participant may terminate or modify participation in the Plan at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator at least ten (10) days prior to the last day of the Distribution Period to which such Distribution relates.

(b) Prior to the listing of the Shares on a national securities exchange, a Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the Distribution Period in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

11. Amendment or Termination by Trust.

(a) The terms and conditions of this Plan may be amended by the Trust at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least ten (10) days prior to the effective date thereof to each Participant; provided however, that the Plan may not be amended to remove the Participants’ rights to terminate their participation in the Plan.

(b) The Administrator may terminate a Participant’s individual participation in the Plan, and the Trust may terminate the Plan itself, at any time by ten (10) days’ prior written notice to a Participant, or to all Participants, as the case may be.

(c) After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant a check for the amount of any Distributions in the Participant’s account that have not been invested in Shares. Any future Distributions with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation in the Plan will be sent directly to the former Participant or to such other party as the Participant has designated pursuant to an authorization form or other documentation satisfactory to the Administrator.

12. State Regulatory Restrictions.    The Administrator is authorized to deny participation in the Plan to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan.

13. Participation by Limited Partners of United Development Funding IV Operating Partnership, L.P.    For purposes of this Plan, “shareholders” shall be deemed to include limited partners of United Development Funding IV Operating Partnership, L.P. (the “Partnership”), “Participants” shall be deemed to include limited partners of the Partnership that elect to participate in the Plan, and “Distribution,” when used with respect to a limited partner of the Partnership, shall mean cash distributions on limited partnership interests held by such limited partner.

14. Notice.    Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Investor Services Department, The United Development Funding Building, Suite 100, 1301 Municipal Way, Grapevine, Texas 76051, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any change of address.

15. Governing Law.    THIS PLAN AND THE PARTICIPANT’S ELECTION TO PARTICIPATE IN THE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND.

Prospectus

Up to 35,000,000 Common Shares of Beneficial Interest

Offered to the Public

Alphabetical Index	Page
Additional Information	195
Cautionary Note Regarding Forward-Looking Statements	59
Certain Legal Aspects of Mortgage Loans	98
Compensation	122
Conflicts of Interest	129
Description of Shares	154
Distribution Reinvestment Plan	C-1
Estimated Use of Proceeds	60
Experts	194
Federal Income Tax Considerations	166
Form of Subscription Agreement	B-1
How to Subscribe	192
Incorporation of Certain Information by Reference	194
Investment by Tax-Exempt Entities and ERISA Considerations	148
Investment Objectives and Criteria	72
Legal Matters	193
Management	105
Our Performance	66
Plan of Distribution	187
Prior Performance Summary	135
Prior Performance Tables	A-1
Prospectus Summary	4
Questions and Answers About this Offering	23
Risk Factors	30
Selected Financial Data	64
Suitability Standards	1
Summary of Distribution Reinvestment Plan	145
Supplemental Sales Material	193
The Operating Partnership Agreement	183

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

April 27, 2012